As Filed with the Securities and Exchange Commission on December 23, 2004

                                                  Registration No. 333-[_______]
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                    WELLS FARGO ASSET SECURITIES CORPORATION
        (Exact name of registrant as specified in governing instruments)

        Delaware                                         52-1972128
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                             7430 New Technology Way
                            Frederick, Maryland 21703
                                 (301) 846-8881
                    (Address of principal executive offices)

                          LAWRENCE D. RUBENSTEIN, ESQ.
                       Vice President and General Counsel
                    Wells Fargo Asset Securities Corporation
                           c/o Wells Fargo Bank, N.A.
                          530 Fifth Avenue, 15th Floor
                            New York, New York 10036
                                 (212) 805-1042
                     (Name and address of agent for service)

                                   ----------

                                   Copies to:

                            Jordan M. Schwartz, Esq.
                        Cadwalader, Wickersham & Taft LLP
                                 100 Maiden Lane
                            New York, New York 10038
                                 (212) 504-6000

                                   ----------

      Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

                                   ----------

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                   ----------

                         CALCULATION OF REGISTRATION FEE

                                                                         Proposed maximum     Proposed maximum
         Title of each class of securities              Amount being    offering price per   aggregate offering        Amount of
                to be registered(1)                      registered          unit(2)              price(2)         registration fee
----------------------------------------------------    -------------   ------------------   -------------------   -----------------
Asset Backed Securities, issued in Series ..........     $1,000,000            100%              $1,000,000             $117.70

(1) This Registration Statement also registers an indeterminate amount of Securities which may be sold by Wells Fargo Brokerage Services, LLC in market making transactions, to the extent required.

(2) Estimated solely for the purposes of calculating the registration fee on the basis of the proposed maximum aggregate offering price.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

      Pursuant to Rule 429 of the Securities and Exchange Commission's Rules and Regulations under the Securities Act of 1933, as amended, the prospectus and prospectus supplements contained in this Registration Statement also relate to the Registrant's Registration Statement on Form S-3 (Registration No. 333-114847).

                                Explanatory Note

      This Registration Statement includes (i) an illustrative form of prospectus supplement for use in an offering of Asset-Backed Certificates, (ii) an illustrative form of prospectus supplement for use in an offering of Asset-Backed Notes and (iii) a prospectus relating to Asset-Backed Certificates and Asset-Backed Notes.

The information in this prospectus supplement is not complete and may be changed. We may not sell these offered certificates until we deliver a final prospectus supplement and prospectus. This prospectus supplement and prospectus are not an offer to sell these offered certificates and are not soliciting an offer to buy these offered certificates in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION DATED DECEMBER 23, 2004

PROSPECTUS SUPPLEMENT
(To Prospectus Dated [___________], 20__)

       Wells Fargo Home Equity Asset-Backed Securities 200[__]-[__] Trust
                                     Issuer

                    Wells Fargo Asset Securities Corporation
                                    Depositor

                               $[_______________]
                                  (Approximate)

           Home Equity Asset-Backed Certificates, Series 200[__]-[__] Principal and interest payable monthly, commencing in [________], 20

--------------------------------------------------------------------------------
You should carefully consider the risk factors beginning on page S-[___] of this prospectus supplement and on page 10 in the accompanying prospectus.

Neither the offered certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality.

The offered certificates represent interests in the trust only and will not represent interests in or obligations of the depositor, any affiliate of the depositor or any other person.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.
--------------------------------------------------------------------------------

The Trust Will Issue--

o     Fifteen classes of senior Class A Certificates.

o Eleven classes of Class M Certificates, all of which are subordinated to, and provide credit enhancement for, the Class A Certificates. Each class of Class M Certificates is also subordinated to each class of Class M Certificates, if any, with a lower number.

o The Class CE Certificates, which are subordinated to the Class A and Class M Certificates.

o     The Class P Certificates.

o     The Class R Certificates.

The classes of offered certificates are listed under the heading "Offered Certificates" in the table beginning on page S-5.

The Assets of the Trust Will Include--

o Three loan groups of first lien residential mortgage loans. The mortgage loans will consist of subprime, conventional fixed rate and adjustable rate mortgage loans.

Credit Enhancement Will Consist of--

o Excess Interest - Certain excess interest received from the mortgage loans will be used to cover losses.

o Overcollateralization - As of the cut-off date, the assets of the trust will exceed the aggregate principal balance of the certificates, which excess is referred to as overcollateralization. Certain excess interest received from the mortgage loans may also be applied as payments of principal on the certificates to maintain a required level of overcollateralization.

o Subordination - The subordinated certificates are subordinate in right of certain payments to the senior certificates and to those classes of subordinated certificates higher in order of payment priority.

o Cross-Collateralization - Under certain circumstances, payments on the mortgage loans in one loan group may be used to make certain distributions to holders of senior certificates relating to one or more of the other loan groups.

Neither the SEC nor any state securities commission has approved the certificates offered by this prospectus supplement or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The underwriters will purchase the offered certificates from the depositor and will offer them to investors at varying prices to be determined at the time of sale. The offered certificates will be available for delivery to investors on or about [__________], 20__. Total proceeds to the depositor for the offered certificates will be approximately $[___________], plus applicable accrued interest, before deducting expenses estimated at $[__________].

                                 [Underwriters]

          The date of this prospectus supplement is [___________], 20__.

                                TABLE OF CONTENTS

                                  Page                                      Page
                                  ----                                      ----

SUMMARY INFORMATION ...........   S-7        Violations of federal,
RISK FACTORS ..................   S-16          state and local laws may
   Nature of subprime mortgage                  cause losses on your
      loans may increase risk                   certificates ............   S-22
      of loss .................   S-16       Rights of beneficial owners
   Prepayments may adversely                    may be limited by
      affect yield ............   S-16          book-entry system for
   There are risks relating to                  certain classes of
      alternatives to                           certificates ............   S-23
      foreclosure .............   S-17       Certificates may not be
   There is a risk that                         appropriate for certain
      interest payments on the                  individual investors ....   S-23
      mortgage loans may be                  United States military
      insufficient to maintain                  operations may increase
      overcollateralization ...   S-17          risk of shortfalls in
   Effects of mortgage                          interest ................   S-24
      interest rates and other            FORWARD LOOKING STATEMENTS ....   S-25
      factors on the                      DESCRIPTION OF THE
      pass-through rates of                  CERTIFICATES ...............   S-25
      the offered certificates    S-18       General ....................   S-25
   There are risks relating to               Allocation of Available
      second lien mortgage                      Funds ...................   S-26
      loans ...................   S-18       Interest Distributions .....   S-26
   There are risks in holding                Principal Distributions ....   S-29
      subordinated                           Allocation of Losses .......   S-37
      certificates ............   S-19       Application of Monthly
   There are additional risks                   Excess Cashflow Amounts .   S-37
      in holding the Class                   Pass-Through Rates .........   S-41
      AII-1B Certificates .....   S-19       The Yield Maintenance
   There is a risk that                         Agreements ..............   S-43
      interest payments on the               Reserve Accounts ...........   S-46
      mortgage loans may be               DESCRIPTION OF THE Mortgage
      insufficient to pay                    LOANS ......................   S-48
      interest on your                       General ....................   S-48
      certificates ............   S-19       Indexes ....................   S-49
   High loan-to-value ratios                 Mortgage Loan Data
      increase risk of loss ...   S-20          Appearing in Appendix A .   S-50
   There is a risk relating to               Mortgage Loan Underwriting .   S-52
      the potential inadequacy               Mandatory Repurchase or
      of credit enhancement                     Substitution of Mortgage
      for the offered                           Loans ...................   S-52
      certificates ............   S-20       Optional Purchase or
   Coverage under lender-paid                   Substitution of Mortgage
      primary mortgage                          Loans ...................   S-52
      insurance policies will             PREPAYMENT AND YIELD
      be lost if Wells Fargo                 CONSIDERATIONS .............   S-52
      Bank does not pay                      Final Scheduled
      premiums ................   S-20          Distribution Dates ......   S-58
   The yield maintenance                  WELLS FARGO BANK ..............   S-58
      agreements are subject              THE POOLING AND SERVICING
      to counterparty risk ....   S-20       AGREEMENT ..................   S-58
   The rights of the NIMS                    General ....................   S-58
      Insurer could adversely                Distributions ..............   S-59
      affect the offered                     Voting Interests ...........   S-59
      certificates ............   S-21       The Trustee ................   S-59
   There is a risk that there                The Securities
      may be a delay in                         Administrator ...........   S-59
      receipt of liquidation                 Custodian ..................   S-60
      proceeds, and that                     The Credit Risk Manager ....   S-60
      liquidation proceeds may               Optional Termination .......   S-60
      be less than the                       Amendment ..................   S-61
      outstanding balance of                 Rights of the NIMS Insurer
      the mortgage loan .......   S-22          under the Pooling and
   Geographic concentration                     Servicing Agreement .....   S-61
      may increase risk of                SERVICING OF THE MORTGAGE
      loss because of adverse                LOANS ......................   S-61
      economic conditions or
      natural disasters .......   S-22
   Class M Certificates
      provide subordination
      for all certificate
      groups ..................   S-22
   There are risks relating to
      balloon loans ...........   S-22

   Servicing Compensation and
      Payment of Expenses .....   S-61    ERISA CONSIDERATIONS ..........   S-64
DELINQUENCY AND FORECLOSURE               LEGAL INVESTMENT ..............   S-65
   EXPERIENCE .................   S-62    SECONDARY MARKET ..............   S-65
CERTAIN MATERIAL FEDERAL                  UNDERWRITING ..................   S-65
   INCOME TAX CONSEQUENCES ....   S-62    LEGAL MATTERS .................   S-66
   General ....................   S-62    USE OF PROCEEDS ...............   S-66
   Taxation of Regular                    RATINGS .......................   S-66
      Interests ...............   S-62    INDEX OF SIGNIFICANT
   Taxation of the Basis Risk                PROSPECTUS SUPPLEMENT
      Arrangements ............   S-63       DEFINITIONS ................   S-68
   REMIC Taxes and Reporting ..   S-64

Appendix A - Mortgage Loan
   Statistical Tables .........   A-1

Appendix B - Decrement Tables .   B-1

Appendix C - Assumed Mortgage
   Loan Characteristics .......   C-1

Appendix D - Final Scheduled
   Distribution Dates .........   C-1

ANNEX I - EFFECTIVE NOTIONAL
   AMOUNT, UPPER STRIKE RATE
   AND LOWER STRIKE RATE
   SCHEDULE ...................   I-1

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

      Information is provided to you about the offered certificates in two separate documents that progressively provide more detail:

o the accompanying prospectus, which provides general information, some of which may not apply to your certificates; and

o this prospectus supplement, which describes the specific terms of your certificates.

      If the description of the terms of your certificates varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

      Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The foregoing Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

      You can find a listing of the pages where capitalized terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Index of Significant Prospectus Supplement Definitions" on page S-[___] in this document and under the caption "Index of Significant Definitions" beginning on page [___] in the accompanying prospectus. Any capitalized terms used but not defined in this prospectus supplement have the meanings assigned in the prospectus.

                    THE WFHET SERIES 2004-[____] CERTIFICATES


                 Initial       Pass-
                Principal     Through                                            Interest
   Class       Balance(1)       Rate              Principal Types(2)             Types(2)
------------   -----------   ----------   ----------------------------------   -------------
  Offered
Certificates
------------
AI-1A ......        $           (6)       Senior, Sequential Pay               Floating Rate
AI-1B ......        $        [___]%(7)    Senior, Sequential Pay               Fixed Rate
AI-2 .......        $        [___]%(7)    Senior, Sequential Pay               Fixed Rate
AI-3 .......        $        [___]%(7)    Senior, Sequential Pay               Fixed Rate
AI-4 .......        $        [___]%(7)    Senior, Sequential Pay               Fixed Rate
AI-5 .......        $        [___]%(7)    Senior, Sequential Pay               Fixed Rate
AI-6 .......        $        [___]%(7)    Senior, Sequential Pay               Fixed Rate
AI-7 .......        $        [___]%(7)    Senior, Sequential Pay               Fixed Rate
AI-8 .......        $        [___]%(7)    Senior, Sequential Pay               Fixed Rate
AI-9 .......        $        [___]%(7)    Senior, Lockout                      Fixed Rate
AII-1A .....        $           (6)       Super Senior, Pass-Through           Floating Rate
AII-1B .....        $           (6)       Super Senior Support, Pass-Through   Floating Rate
AIII-1 .....        $           (6)       Senior, Sequential Pay               Floating Rate
AIII-2 .....        $           (6)       Senior, Sequential Pay               Floating Rate
AIII-3 .....        $           (6)       Senior, Sequential Pay               Floating Rate
M-1 ........        $           (6)       Subordinated                         Floating Rate
M-2 ........        $           (6)       Subordinated                         Floating Rate
M-3 ........        $           (6)       Subordinated                         Floating Rate
M-4 ........        $           (6)       Subordinated                         Floating Rate
M-5 ........        $           (6)       Subordinated                         Floating Rate
M-6 ........        $           (6)       Subordinated                         Floating Rate
M-7 ........        $           (6)       Subordinated                         Floating Rate

Non-Offered
Certificates
------------
M-8A .......        $           (6)       Subordinated                         Floating Rate
M-8B .......        $        [___]%(7)    Subordinated                         Fixed Rate
M-9 ........        $           (6)       Subordinated                         Floating Rate
M-10 .......        $        [___]%(7)    Subordinated                         Fixed Rate
CE .........       N/A          N/A       Subordinated                         N/A
P ..........       N/A          N/A       N/A                                  N/A
R ..........       N/A          N/A       N/A                                  N/A

                    Initial Ratings of
                  Offered Certificates(3)
               -----------------------------   Original       Minimum         Incremental
   Class       [___]   [___]   [___]   [___]   Form(4)    Denomination(5)   Denomination(5)
------------   -----   -----   -----   -----   --------   ---------------   ---------------
  Offered
Certificates
------------
AI-1A ......
AI-1B ......
AI-2 .......
AI-3 .......
AI-4 .......
AI-5 .......
AI-6 .......
AI-7 .......
AI-8 .......
AI-9 .......
AII-1A .....
AII-1B .....
AIII-1 .....
AIII-2 .....
AIII-3 .....
M-1 ........
M-2 ........
M-3 ........
M-4 ........
M-5 ........
M-6 ........
M-7 ........

Non-Offered
Certificates
------------
M-8A .......    N/A     N/A     N/A     N/A      N/A            N/A               N/A
M-8B .......    N/A     N/A     N/A     N/A      N/A            N/A               N/A
M-9 ........    N/A     N/A     N/A     N/A      N/A            N/A               N/A
M-10 .......    N/A     N/A     N/A     N/A      N/A            N/A               N/A
CE .........    N/A     N/A     N/A     N/A      N/A            N/A               N/A
P ..........    N/A     N/A     N/A     N/A      N/A            N/A               N/A
R ..........    N/A     N/A     N/A     N/A      N/A            N/A               N/A

----------

(1) Approximate. The initial principal balances are subject to adjustment as described in this prospectus supplement.

(2) See "Description of the Securities--Categories of Classes of Securities" in the prospectus for a description of the principal and interest categories listed.

(3) A description of the ratings of the offered certificates is set forth under the headings "Summary of Prospectus Supplement--Ratings" and "Ratings" in this prospectus supplement.

(4) See "Description of the Securities--Definitive Form" and "--Book-Entry Form" in the prospectus for a description of the forms of certificates. Book-entry form is designated as "BE" in the table above.

(5) If necessary, in order to aggregate the initial principal balance of a class, one certificate of the class will be issued in an incremental denomination of less than that shown.

(6) These certificates will accrue interest at a floating rate equal to the pass-through rate formula set forth below, have margins that will, except for the Class AI-1A Certificates, increase following the optional termination date to the "stepped up" certificate margins set forth below and are subject to the applicable maximum rate cap and the applicable group or pool cap, each as described under "Description of the Certificates--Pass-Through Rates" in this prospectus supplement.

         Class        Pass-Through Rate Formula    Stepped Up Certificate Margin
      ------------    -------------------------    -----------------------------
      Class AI-1A             [_____]%                          N/A
      Class AII-1A            [_____]%                       [_____]%
      Class AII-1B            [_____]%                       [_____]%
      Class AIII-1            [_____]%                       [_____]%
      Class AIII-2            [_____]%                       [_____]%
      Class AIII-3            [_____]%                       [_____]%
      Class M-1               [_____]%                       [_____]%
      Class M-2               [_____]%                       [_____]%
      Class M-3               [_____]%                       [_____]%
      Class M-4               [_____]%                       [_____]%
      Class M-5               [_____]%                       [_____]%
      Class M-6               [_____]%                       [_____]%
      Class M-7               [_____]%                       [_____]%
      Class M-8A              [_____]%                       [_____]%
      Class M-9               [_____]%                       [_____]%

(7) These certificates will accrue interest at the per annum rate listed in the table above, subject to the group cap or pool cap (as described in this prospectus supplement under "Description of the Certificates-Pass-Through Rates").

--------------------------------------------------------------------------------

                               SUMMARY INFORMATION

      This summary highlights selected information from this document, but does not contain all of the information that you should consider in making your investment decision. Please read this entire prospectus supplement and the accompanying prospectus carefully for additional detailed information about the offered certificates.

RELEVANT PARTIES

Issuer

Wells Fargo Home Equity Asset-Backed Securities 200[__]-[__] Trust.

Depositor

Wells Fargo Asset Securities Corporation.

Servicer

Wells Fargo Bank, N.A.

Securities Administrator

Wells Fargo Bank, N.A.

Trustee

[_________________].

Custodian

Wells Fargo Bank, N.A.

Credit Risk Manager

[_________________].

Cap Provider

[_________________].

NIMS Insurer

After the closing date, a separate entity may be established to issue net interest margin securities secured by all or a portion of the Class CE and Class P Certificates. Those net interest margin securities may or may not have the benefit of a financial guaranty insurance policy that guarantees payments on those securities. The insurer that would issue any financial guaranty insurance policy, if any, is the NIMS insurer. The references to the NIMS insurer in this prospectus supplement are applicable only if there is a NIMS insurer. If the net interest margin securities are so insured, the NIMS insurer will have a number of rights under the pooling and servicing agreement that could adversely affect certificateholders. Any insurance policy issued by the NIMS insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates. See "Risk Factors--The rights of the NIMS Insurer could adversely affect the offered certificates" in this prospectus supplement for additional information.

RATINGS OF CERTIFICATES

The trust will not issue the offered certificates unless they have received at least the ratings set forth in the table beginning on page S-5.

o The ratings of the rating agencies are not recommendations to buy, sell or hold the certificates rated. A rating may be revised or withdrawn at any time by the assigning rating agency.

o The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificate may be lower than anticipated.

o The ratings do not address the likelihood of the payment of any cap carryover amounts.

See "Prepayment and Yield Considerations" and "Ratings" in this prospectus supplement and "Prepayment and Yield Considerations" in the prospectus.

DESCRIPTION OF CERTIFICATES

The certificates consist of:

o the fifteen classes of senior Class A Certificates designated as "Senior," "Super Senior" or "Super Senior Support" certificates in the table beginning on page S-5;

o the twelve classes of junior Class M and Class CE Certificates designated as "Subordinated" certificates in the table beginning on page S-5; and

o     the Class P and Class R Certificates.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Only the Class A Certificates and the Class M Certificates (other than the Class M-8A, Class M-8B, Class M-9 and Class M-10 Certificates) are being offered by this prospectus supplement and the accompanying prospectus. The Class M-8A, Class M-8B, Class M-9, Class M-10, Class CE, Class P and Class R Certificates are not being offered pursuant to this prospectus supplement and the accompanying prospectus. Information provided with respect to the Class M-8A, Class M-8B, Class M-9, Class M-10, Class CE, Class P and Class R Certificates is included solely to aid your understanding of the offered certificates.

See the table beginning on page S-5 for more information with respect to each class of certificates.

Cut-off Date

[___________] 1, 20__.

Closing Date

On or about [___________], 20__.

Distribution Dates

The 25th day of each month, or the following business day if the 25th day is not a business day, commencing in [__________], 20__.

Final Scheduled Distribution Dates

The final scheduled distribution date, calculated based on certain assumptions, for each class of offered certificates is set forth in the table appearing in Appendix D.

Principal Balance of the Certificates

The certificates will have an approximate total initial principal balance of $[_____________]. Any difference between the total principal balance of the certificates as of the date of issuance of the certificates and the approximate total initial principal balance of the certificates as of the date of this prospectus supplement will not exceed 5% of the total initial principal balance of the certificates. Any such difference will be allocated among the various classes of certificates so as to materially retain the characteristics of the offered certificates described in this prospectus supplement.

Form of Certificates; Denominations

Your certificates will be issued initially in book-entry form and in the minimum denomination and the incremental denomination set forth in the table beginning on page S-5. The offered certificates are not intended to be directly or indirectly held or beneficially owned by anyone in amounts lower than such minimum denominations.

Distributions--General

Distributions will be made on each distribution date and will generally include scheduled payments due on the mortgage loans during the related collection period, prepayments (including liquidation proceeds) received by the servicer during the related prepayment period, any advances by the servicer with respect to such distribution date and under certain circumstances, payments received under the yield maintenance agreements. The collection period for any distribution date is the period from the second day of the calendar month preceding the month in which the distribution date occurs through the first day of the calendar month in which the distribution date occurs. The prepayment period for any distribution date is the preceding calendar month.

Interest Distributions

On each distribution date, you will be entitled to receive interest accrued on your certificate during the related interest accrual period and any interest which you earned previously but which you did not receive. The interest accrual period for the fixed rate certificates is the one-month period ending on the last day of the month preceding the month in which each distribution date occurs. The first interest accrual period for such certificates will be deemed to have commenced on [__________], 20__. The interest accrual period for the floating rate certificates is the period from the distribution date in the prior month (or the closing date, in the case of the first distribution date) through the day prior to the current distribution date. Interest will be calculated for the fixed rate certificates on the basis of a 360-day year consisting of twelve 30-day months. Interest will be calculated for the floating rate certificates on the basis of the actual number of days in the interest accrual period, based on a 360-day year.

There are certain circumstances which could reduce the amount of interest to which you are entitled. See "Description of the Certificates--Interest Distributions" in this prospectus supplement.

Pass-Through Rates

Interest will accrue on the offered certificates during each interest accrual period at the per annum rate for

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

each class equal to the rate set forth and described in the table beginning on page S-5. The amount of interest that accrues on the offered certificates during each interest accrual period will be reduced, to the extent not covered by available excess interest for the applicable distribution date, by such class's share of certain interest shortfalls arising from the timing of prepayments on the mortgage loans not covered by compensating interest and the application of the Servicemembers Civil Relief Act and comparable state legislation.

Principal Distributions

On each distribution date, you will receive the distribution of principal to which you are entitled if there are funds available on that date for your class of certificates. You should review the principal entitlements and priority of payments described under "Description of the Certificates--Principal Distributions" in this prospectus supplement.

MORTGAGE POOL

The assets of the trust are expected to consist of mortgage loans divided into three loan groups of approximately [______] mortgage loans in the first loan group with an aggregate unpaid principal balance as of the cut-off date of approximately $[___________], approximately [______] mortgage loans in the second loan group with an aggregate unpaid principal balance as of the cut-off date of approximately $[___________] and approximately [______] mortgage loans in the third loan group with an aggregate unpaid principal balance as of the cut-off date of approximately $[___________]. The mortgage loans, which are the source of distributions to holders of the certificates, will consist of conventional, subprime, fixed and adjustable interest rate, monthly pay, one- to four-family, residential first lien mortgage loans. Certain of the mortgage loans are balloon loans.

The mortgage loans in the first loan group will consist only of mortgage loans with fixed interest rates. The mortgage loans in the second loan group will consist of mortgage loans with fixed and adjustable interest rates and principal balances that conform to Fannie Mae and Freddie Mac guidelines. The mortgage loans in the third loan group will consist of mortgage loans with fixed and adjustable interest rates.

The mortgage loans with adjustable interest rates provide for a fixed interest rate during an initial period of approximately [____] to [____] years and thereafter provide for adjustments to that interest rate on either an annual or semi-annual basis. The interest rate of each adjustable rate mortgage loan will adjust equal to the sum of an index and a gross margin. Interest rate adjustments will be subject to certain limitations stated in the related mortgage note on increases and decreases for any adjustment date. In addition, interest rate adjustments will be subject to a lifetime rate ceiling and a minimum mortgage interest rate which will be the initial interest rate on the mortgage loan. The indexes applicable to the mortgage loans are described under "Description of the Mortgage Loans-Indexes" in this prospectus supplement.

The mortgage loans in the first loan group will be, except to the extent of cross-collateralization payments described herein, the primary source of distributions to the Class AI Certificates and the source of a portion of the distributions to the subordinated certificates. The mortgage loans in the second loan group will be, except to the extent of cross-collateralization payments described herein, the primary source of distributions to the Class AII Certificates and the source of a portion of the distributions to the subordinated certificates. The mortgage loans in the third loan group will be, except to the extent of cross-collateralization payments described herein, the primary source of distributions to the Class AIII Certificates and the source of a portion of the distributions to the subordinated certificates.

See "Appendix A" and "Description of the Mortgage Loans" in this prospectus supplement.

Changes to Mortgage Pool

The depositor may remove mortgage loans from a loan group, or may make substitutions for certain mortgage loans, in advance of the closing date.

After the issuance of the certificates, the depositor may remove certain mortgage loans from a loan group through repurchase or, under certain circumstances, may make substitutions for certain mortgage loans.

See "Description of the Mortgage Loans--Mandatory Repurchase or Substitution of Mortgage Loans" and "--Optional Purchase or Substitution of Mortgage Loans" in this prospectus supplement.

CREDIT ENHANCEMENT

Credit enhancement increases the likelihood that holders of certificates will receive the distributions to

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which they are entitled. Credit enhancement can reduce the effect of shortfalls in payments received on the mortgage loans on all classes, or it can allocate these shortfalls so they affect some classes before others. This transaction employs the following forms of credit enhancement. See "Description of the Certificates" in this prospectus supplement.

Monthly Excess Interest. Because more interest is expected to be paid by the mortgagors than is necessary to pay the interest earned on the certificates, it is expected there will be excess interest each month. The excess interest will be used to maintain overcollateralization, to pay interest that was previously earned but not paid to the certificates and to reimburse the certificates for losses and certain shortfalls that they experienced previously.

Overcollateralization. If the total assets in the trust exceed the total principal balance of the certificates, there is overcollateralization available to absorb losses on the mortgage loans before such losses affect the certificates. On the closing date, the total initial principal balance of the mortgage loans will exceed the total initial principal balance of the certificates by approximately $[____________]. This results in overcollateralization equal to approximately [____]% of the aggregate unpaid principal balance of the mortgage loans as of the cut-off date. If the level of overcollateralization falls below the targeted overcollateralization amount set forth under "Description of the Certificates--Principal Distributions," the excess interest described in the previous section will be paid to the Class A and Class M Certificates as principal. This payment will have the effect of reducing the principal balance of the certificates faster than the unpaid principal balance of the mortgage loans until the required level of overcollateralization is reached.

Subordination. On each distribution date, classes that are lower in order of payment priority will not receive payments until the classes that are higher in order of payment priority have been paid. If there are insufficient funds on a distribution date to pay all classes, the subordinate classes are the first to forego payment. In addition, the subordinated certificates are not expected to receive principal distributions until, at the earliest, [__________] 20__(unless the senior certificates are reduced to zero prior to such date).

Credit support for the senior certificates is provided by subordination of the subordinated certificates, and credit support for the subordinated certificates is provided by subordination of subordinated certificates with higher numerical designations, as follows:

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Priority of Payment                  Class A                        ^
         |                  (Credit Support [____]%)                |
         |                                                          |
         |                          Class M-1                       |
         |                  (Credit Support [____]%)                |
         |                                                          |
         |                          Class M-2                       |
         |                  (Credit Support [____]%)                |
         |                                                          |
         |                          Class M-3                       |
         |                  (Credit Support [____]%)                |
         |                                                          |
         |                          Class M-4                       |
         |                  (Credit Support [____]%)                |
         |                                                          |
         |                          Class M-5                       |
         |                  (Credit Support [____]%)                |
         |                                                          |
         |                          Class M-6                       |
         |                  (Credit Support [____]%)                |
         |                                                          |
         |                          Class M-7                       |
         |                  (Credit Support [____]%)                |
         |                                                          |
         |                       Class M-8A and                     |
         |                         Class M-8B                       |
         |                  (Credit Support [____]%)                |
         |                                                          |
         |                          Class M-9                       |
         |                  (Credit Support [____]%)                |
         |                                                          |
         |                         Class M-10                       |
         v                  (Credit Support [____]%)    Order of Loss Allocation

The approximate initial credit support percentages set forth in the preceding chart show the sum of (i) the initial principal balance of the class or classes of certificates subordinate to a class or classes and (ii) the initial overcollateralization amount as a percentage of the aggregate unpaid principal balance of the mortgage loans as of the cut-off date.

If, on any distribution date after the balances of the certificates have been reduced by the amount of cash paid on that date, the total principal balance of the certificates exceeds the total unpaid principal balance of the mortgage loans, the principal balance of the class or classes of subordinated certificates that are lowest in order of payment priority will be reduced by the amount of such excess.

In addition, if after giving effect to the distribution of principal on any distribution date and after the principal balances of all subordinated certificates have been reduced to zero, the total principal balance of the Class AII-1A and Class AII-1B Certificates exceeds the total unpaid principal balance of the group II mortgage loans, the principal balance of the Class AII-1B Certificate will be reduced by the amount of such excess. The principal balances of the Class A Certificates (other than the Class AII-1B Certificates) will not be reduced by these realized losses, although these certificates (other than the Class AII-1A Certificates, so long as the Class AII-1B Certificates are outstanding) may experience losses if the credit enhancements described herein are exhausted.

Once the principal balance of a class is reduced by a realized loss, the principal balance of such class will not be increased unless there is a subsequent recovery allocated to such class. Notwithstanding the foregoing, once the principal balance of a class is reduced to zero, such class will not be entitled to any subsequent recoveries or cap carryover amount (if any).

If you are purchasing senior certificates, you should be aware that if the mortgage loans in the other loan groups experience a disproportionate amount of losses, the principal balances of the subordinated certificates may be reduced to zero sooner than you anticipate, which increases the likelihood that your senior certificates, especially the Class AII-1B Certificates, may experience losses.

Cross-Collateralization. In certain circumstances payments on a loan group may be used to make certain distributions to the holders of the Class A Certificates of an unrelated group.

YIELD MAINTENANCE AGREEMENTS

In order to mitigate the effect of the group cap or the pool cap on the yield of the floating rate certificates, on the closing date, the securities administrator will enter into six yield maintenance agreements with [_______________], as counterparty, for the benefit of certain classes of certificates.

The yield maintenance agreement for the benefit of (i) the Class AI-1A Certificates is designated as the "Class AI yield maintenance agreement," (ii) the Class AII Certificates is designated as the "Class AII yield maintenance agreement," (iii) the Class AIII Certificates is designated as the "Class AIII yield maintenance agreement," (iv) the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates is designated as the "Upper Mezzanine Certificates yield maintenance agreement," (v) the Class M-6 and Class M-7 Certificates is designated as the "Middle Mezzanine Certificates yield maintenance agreement" and (vi) the Class M-8A and Class M-9 Certificates is designated as the "Lower Mezzanine Certificates yield maintenance agreement."

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In connection with (i) any of the first [____] distribution dates, with respect to the Class AI yield maintenance agreement and (ii) any of the first [____] distribution dates, with respect to the Class AII yield maintenance agreement, the Class AIII yield maintenance agreement, the Upper Mezzanine Certificates yield maintenance agreement, the Middle Mezzanine Certificates yield maintenance agreement and the Lower Mezzanine Certificates yield maintenance agreement, if one-month LIBOR as of two London business days prior to the first day of the interest accrual period for the applicable certificates relating to such distribution date exceeds a specified rate for such distribution date, the respective counterparty will be obligated to pay to the securities administrator two London business days prior to the end of the related interest accrual period, for deposit into the related reserve account, an amount equal to the product of (a) the excess of the lesser of (i) one-month LIBOR and (ii) the applicable upper strike rate for such distribution date, over the lower strike rate for such distribution date, in each case as set forth in the applicable table on Annex I to this prospectus supplement, (b) the related effective notional amount, as set forth for such distribution date in the applicable table on Annex I to this prospectus supplement and (c) a fraction, the numerator of which is the actual number of days elapsed since the previous distribution date (or, in the case of the initial distribution date, the number of days elapsed since the closing date) to but excluding the current distribution date and the denominator of which is 360. There are certain periods prior to the expiration of certain of the yield maintenance agreements when the related effective notional amount is zero and, as a result, the counterparty will not be required to make any payments under the related yield maintenance agreement for such periods.

Amounts, if any, payable under (i) the Class AI yield maintenance agreement on any distribution date will be used solely to cover shortfalls in payments of interest on the Class AI-1A Certificates if the pass-through rate on those certificates is limited for any of the first [____] distribution dates due to the group I cap and (ii) each of the Class AII yield maintenance agreement, the Class AIII yield maintenance agreement, the Upper Mezzanine Certificates yield maintenance agreement, the Middle Mezzanine Certificates yield maintenance agreement and the Lower Mezzanine Certificates yield maintenance agreement on any distribution date will be used solely to cover shortfalls in payments of interest on the applicable certificates if the pass-through rates on those certificates are limited for any of the first [_____] distribution dates due to the applicable group cap or the pool cap.

The counterparty's obligations under the Class AI yield maintenance agreement will terminate following the distribution date in [________] 20__and the respective counterparty's obligations under the Class AII yield maintenance agreement, the Class AIII yield maintenance agreement, the Upper Mezzanine Certificates yield maintenance agreement, the Middle Mezzanine Certificates yield maintenance agreement and the Lower Mezzanine Certificates yield maintenance agreement will terminate following the distribution date in [__________] 20__.

EFFECTS OF PREPAYMENTS ON YOUR INVESTMENT EXPECTATIONS

The rate of prepayments on the mortgage loans will affect the investment performance of the offered certificates.

The offered certificates were structured assuming, among other things, that prepayments on the adjustable rate mortgage loans and the fixed rate mortgage loans occur at different rates based on the prepayment rate described in this prospectus supplement under "Prepayment and Yield Considerations." However, no one can predict the actual rate of prepayment of prncipal on the mortgage loans.

In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to use. If prepayments on the applicable mortgage loans are higher or lower than you anticipate, the investment performance of the offered certificates may vary materially and adversely from your investment expectations.

Factors affecting the rate of prepayment on the mortgage loans and the manner in which prepayments are allocated among the classes of certificates are discussed in this prospectus supplement under "Description of the Certificates--Principal Distributions" and "Prepayment and Yield Considerations."

The actual yield on your certificates may not be equal to the yield you anticipated at the time of purchase. In addition, even if the actual yield is equal to the yield you anticipated at the time of purchase, the total return on investment you expected or the expected weighted average life of your certificates may not be realized. These effects are summarized below.

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Yield

The actual yield on your certificates depends on the:

o     pass-through rate;

o     price paid;

o     absence or occurrence of interest shortfalls or losses;

o     absence or occurrence of principal losses;

o     rate and timing of principal prepayments; and

o     the amounts received under any applicable yield maintenance agreement.

If you purchase offered certificates, your yield, absent shortfalls or losses, will primarily be a function of the price paid and the rate and timing of prepayments on the mortgage loans.

o If you pay less or more than the principal balance of your certificate -- that is, buy the certificate at a "discount" or "premium," respectively -- then your effective yield will be higher or lower, respectively, than the pass-through rate on the certificate, because such discount or premium will be amortized over the life of the certificate.

o Any deviation in the actual rate of prepayments on the applicable mortgage loans from the rate you assumed will affect the period of time over which, or the rate at which, any discount or premium will be amortized and, consequently, will cause your actual yield to differ from that which you anticipated on the certificates you purchase at a "discount," "premium" or "par."

The yield to maturity of classes subordinated to other classes will be more sensitive to losses due to liquidations of the mortgage loans and the timing thereof than the classes to which they are subordinated.

If you are purchasing the Class AII-1B Certificates, which are super senior support certificates and are subordinated to the Class AII-1A Certificates after the Subordinated Certificates are no longer outstanding, you should consider this increased sensitivity to losses on your yield to maturity.

If you are purchasing offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the applicable mortgage loans may have a negative effect on the yield to maturity of your certificates.

If you are purchasing offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the applicable mortgage loans may have a negative effect on the yield to maturity of your certificates and that a rapid rate of principal payments on the applicable mortgage loans could result in the loss of all or part of your initial investment.

Reinvestment Risk

The total return on your investment will be reduced if principal distributions received on your certificates cannot be reinvested at a rate as high as the stated pass-through rate.

You should consider the risk that rapid rates of prepayments on the mortgage loans may coincide with periods of low prevailing market interest rates. During periods of low prevailing market interest rates, mortgagors may be expected to prepay or refinance mortgage loans that carry interest rates significantly higher than then-current interest rates for mortgage loans. Consequently, the amount of principal distributions available to you for reinvestment at such low prevailing interest rates may be relatively large.

Moreover, some mortgagors who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These mortgagors may be induced to refinance adjustable rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed interest rate mortgage loans decline to levels which these mortgagors regard as acceptable, even if such mortgage interest rates and monthly payments may be significantly higher than current mortgage interest rates and monthly payments on the mortgagors' adjustable rate mortgage loans.

Conversely, slow rates of prepayments on the mortgage loans may coincide with periods of high prevailing market interest rates. During such periods, it is less likely that mortgagors will elect to prepay or refinance mortgage loans and, therefore, the amount of principal distributions available to you for reinvestment at such high prevailing interest rates may be relatively small.

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Weighted Average Life Volatility

One indication of the impact of varying prepayment speeds on a security is the change in its weighted average life.

o The "weighted average life" of an offered certificate is the average amount of time that will elapse between the date of issuance of the certificate and the date on which each dollar in reduction of the principal balance of the certificate is distributed to the investor.

Low rates of prepayment may result in the extension of the weighted average life of a certificate. High rates of prepayment may result in the shortening of the weighted average life of a certificate.

In general, if you purchase your certificates at par and the weighted average life of your certificates is extended beyond your anticipated time period, the market value of your certificates may be adversely affected.

The sensitivities of the weighted average lives of the offered certificates to prepayments is illustrated in the tables appearing in Appendix B. These illustrations are based on prepayment and other assumptions which are unlikely to match the actual experience on the mortgage loans. Therefore, your results will vary.

See "Risk Factors--Prepayments may adversely affect yield" and "Prepayment and Yield Considerations" in this prospectus supplement.

OPTIONAL TERMINATION

The NIMS insurer, if there is a NIMS insurer, or if there is no NIMS insurer, the majority holder of the Class CE Certificates or, if there is no majority holder of the Class CE Certificates, the depositor, may, at its option, subject to certain conditions including the then-remaining size of the pool, purchase all the mortgage loans and any properties that the trust acquired in satisfaction of any of the mortgage loans and thereby effect early retirement of the certificates. See "Description of the Certificates--Optional Termination" in this prospectus supplement.

FEDERAL INCOME TAX STATUS

The securities administrator will elect to treat the assets of the trust, exclusive of the arrangement intended to protect against basis risk for certain of the certificates, as comprised of multiple real estate mortgage investment conduits in a tiered structure for federal income tax purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Certain Material Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the prospectus.

LEGAL INVESTMENT

The Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class M-5, Class M-6 and Class M-7 Certificates will not constitute "mortgage related securities" under this act.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you may be subject to restrictions on investment in the offered certificates and should consult your own legal, tax and accounting advisors in determining the suitability of and consequences to you of the purchase, ownership and disposition of the offered certificates.

See "Legal Investment" in this prospectus supplement and in the prospectus.

ERISA CONSIDERATIONS

If you are a fiduciary of a retirement plan or other employee benefit plan or arrangement subject to ERISA, the Internal Revenue Code or any federal, state or local law which is, to a material extent, similar to ERISA or the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under the rules or regulations referred to above.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

MONTHLY REPORTS AND ADDITIONAL INFORMATION

The securities administrator will prepare and make available to certificateholders via the internet, the

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monthly report described under "Description of the Securities--Reports to
Securityholders" in the prospectus. In addition, the depositor intends to make the information contained in the monthly report, together with certain additional information, available to any interested investor via the internet and other electronic means described under "Where You Can Find More Information" in the prospectus.

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

                                  RISK FACTORS

      The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information set forth under "Risk Factors" in the prospectus.

Nature of subprime mortgage loans may increase risk of loss

      All of the mortgage loans are of subprime credit quality; i.e., do not meet the customary credit standards of Fannie Mae and Freddie Mac. Borrowers under subprime mortgage loans typically have limited access to traditional mortgage financing for a variety of reasons, including impaired or limited past credit history, lower credit scores, high loan-to-value ratios or high debt-to-income ratios. As a result of these factors, delinquencies and liquidation proceedings are more likely with these mortgage loans than with mortgage loans that satisfy customary credit standards. In the event these mortgage loans do become delinquent or subject to liquidation, you may face delays in receiving payment and losses if the credit enhancements are insufficient to cover the delays and losses.

Prepayments may adversely affect yield

      The rate of distributions of principal and the yield to maturity on your certificates will be directly related to the rate of payments of principal on the mortgage loans in the related loan group, or any loan group in the case of the subordinated certificates, and the amount and timing of mortgagor defaults resulting in realized losses. Mortgagors are permitted to prepay the mortgage loans, in whole or in part, at any time. The rate of principal payments on the mortgage loans will be affected by, among other things:

o prepayment penalties on certain of the mortgage loans, which may discourage mortgagors from prepaying their mortgage loans during the applicable period;

o     the amortization schedules of the mortgage loans;

o the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by mortgagors;

o     liquidations of defaulted mortgage loans;

o repurchases of mortgage loans by the depositor as a result of defective documentation or breaches of representations and warranties;

o     optional purchases by the depositor of defaulted mortgage loans; and

o the optional purchase by the NIMS insurer, if there is a NIMS insurer, or if there is no NIMS insurer, the majority holder of the Class CE Certificates or, if there is no majority holder of the Class CE Certificates, the depositor, of all of the mortgage loans in connection with the termination of the trust fund.

      Prepayment penalty information with respect to the mortgage loans is set forth in the tables appearing in Appendix A hereto.

      See "Prepayment and Yield Considerations" herein and "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Assignment of Mortgage Loans; Representations and Warranties; Repurchases," "Description of the Securities--Termination" and "--Optional Purchases" in the prospectus.

      The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors.

o If prevailing rates for similar mortgage loans fall below the mortgage interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase.

o Conversely, if interest rates on similar mortgage loans rise above the mortgage interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease.

o The prepayment behavior of the adjustable rate mortgage loans and of the fixed rate mortgage loans may respond to different factors, or may respond differently to the same factors.

o Adjustable rate mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

      If the level of overcollateralization falls below what is required under the pooling and servicing agreement, excess interest will be paid to the certificates as principal. This will have the effect of reducing the principal balance of the certificates faster than the aggregate unpaid principal balance of the mortgage loans until the required level of overcollateralization is reached.

      If you are purchasing offered certificates at a discount, you should consider the risk that if principal payments on the mortgage loans in the related loan group, or any loan group in the case of the subordinated certificates, occur at a rate slower than you expected, there may be a negative effect on the yield to maturity of your certificates.

      If you are purchasing offered certificates at a premium, you should consider the risk that if principal payments on the mortgage loans in the related loan group occur at a rate faster than you expected, there may be a negative effect on the yield to maturity of your certificates and that a rapid rate of principal payments on the applicable mortgage loans could result in a loss of all or part of your initial investment.

      See "Prepayment and Yield Considerations" for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

There are risks relating to alternatives to foreclosure

      Certain mortgage loans may become delinquent after the closing date. The servicer may either foreclose on any such mortgage loan or work out an agreement with the mortgagor if the delinquency is not cured, which may involve modifying certain terms of the mortgage loan. If the servicer modifies such terms, your yield may be reduced.

There is a risk that interest payments on the mortgage loans may be insufficient to maintain overcollateralization

      Because the weighted average of the interest rates on the mortgage loans is expected to be higher than the weighted average of the pass-through rates on the certificates (other than the Class CE, Class P and Class R Certificates), the mortgage loans are expected to generate more interest than is needed to pay interest owed on the certificates as well as certain fees and expenses of the trust. After these financial obligations of the trust are covered, the available excess interest will be used to maintain overcollateralization. Any remaining interest will then be used to compensate for losses that occur on the mortgage loans. We cannot assure you, however, that enough excess interest will be generated to maintain the required overcollateralization level. The factors described below, as well as the factors described in the next Risk Factor, will affect the amount of excess interest that the mortgage loans will generate:

o When a mortgage loan is prepaid in full or repurchased, excess interest will generally be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

o Every time a mortgage loan is liquidated, excess interest will be reduced because such mortgage loan will no longer be outstanding and generating interest.

o If the rates of delinquencies, defaults or losses on the mortgage loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on such date to pay certificateholders.

o The pass-through rates of the floating rate certificates are based on one-month LIBOR, while the adjustable rate mortgage loans have rates that are adjustable based on indices that are different from one-month LIBOR and the fixed rate mortgage loans have rates that do not adjust. As a result, the pass-through rates on the offered certificates may increase relative to interest rates on the mortgage loans, thus requiring that more of the interest generated by the mortgage loans be applied to cover interest on the offered certificates.

Effects of mortgage interest rates and other factors on the pass-through rates of the offered certificates

      The yields to maturity on the offered certificates may be affected by the inclusion of fixed rate mortgage loans in the mortgage pool and the resetting of the mortgage interest rates on the adjustable rate mortgage loans on their related adjustment dates due to the factors set forth below. The mortgage interest rates on the fixed rate mortgage loans are fixed and will not vary with any index and the mortgage interest rates on the adjustable rate mortgage loans are based on six-month LIBOR and one-year CMT and do not adjust for periods ranging from [___] to [___] years after the dates of their origination, while the pass-through rates on the floating rate certificates are based on one-month LIBOR, are subject to the applicable maximum rate cap and the related group cap or the pool cap, as applicable, and are adjusted monthly. This mismatch of indices and adjustment frequency may cause the one-month LIBOR-based pass-through rates on the floating rate certificates to increase relative to the mortgage interest rates on the mortgage loans, which would require a greater portion of the interest generated by the mortgage loans to be applied to cover interest accrued on those certificates, and could result in the limitation of the pass-through rates on some or all of those certificates by the related group cap or the pool cap, as applicable, and could therefore adversely affect the yield to maturity on such certificates. The group caps are equal to the weighted average of the interest rates on the mortgage loans in the related loan group, net of certain expenses of the trust. The pool cap is equal to the weighted average of the group caps, weighted on the basis of the group subordinate amount for each loan group. In addition, you should note that the group caps and the pool cap will decrease if the related mortgage loans, in the case of the group caps, or all the mortgage loans, in the case of the pool cap, with relatively high mortgage interest rates prepay at a faster rate than the other mortgage loans in the loan group or the pool, as applicable, with relatively low mortgage interest rates, which will increase the likelihood that the group caps or the pool cap will apply to limit the pass-through rates on one or more classes of the offered certificates.

      If the pass-through rate on any class of the offered certificates is limited by a group cap or the pool cap for any distribution date, the resulting cap carryover amounts may be recovered by the holders of such classes of certificates on that same distribution date or on future distribution dates, to the extent that on that distribution date or future distribution dates there are any available funds remaining after certain other distributions on the offered certificates and the payment of certain fees and expenses of the trust. These cap carryover amounts for the floating rate certificates may also be covered by amounts payable under the applicable yield maintenance agreement, to the extent that, with respect to any of the first [____] distribution dates (in the case of the Class AI-1A Certificates) and the first [_____] distribution dates (in the case of the Class AII, Class AIII and the floating rate Class M Certificates), the lesser of one-month LIBOR as of the related determination dates and the applicable upper strike rate under the applicable yield maintenance agreement exceeds the lower strike rate for such distribution date. See "Description of the Certificates--Application of Monthly Excess Cashflow Amounts" and "--Yield Maintenance Agreements" in this prospectus supplement. You should note, however, that if the formula rate on the floating rate certificates is based on the applicable maximum rate cap, the amount of cap carryover will be less during such period on those certificates than if the formula rate were based on one-month LIBOR plus the applicable margin. The ratings on the offered certificates will not address the likelihood of any such recovery of cap carryover amounts by holders of such certificates.

There are risks relating to second lien mortgage loans

      With respect to certain of the mortgage loans, at the time of origination of the first lien mortgage loan, the originator may have originated a second lien mortgage loan. With respect to mortgage loans that have second lien mortgage loans encumbering the same mortgaged property, foreclosure frequency may be increased relative to mortgage loans that do not have second lien mortgage loans behind them because mortgagors have less equity in the mortgaged property. Investors should also note that any mortgagor may obtain second lien mortgage loans at any time subsequent to the date of origination of their mortgage loan from the originator or from any other lender.

There are risks in holding subordinated certificates

      The protections afforded the senior certificates in this transaction create risks for the subordinated certificates. Prior to any purchase of any subordinated certificates, consider the following factors that may adversely impact your yield or the weighted average life of your certificates:

o Because each class of subordinated certificates receives interest and principal distributions after the senior certificates and each lower-numbered class of subordinated certificates, if any, receive such distributions, there is a greater likelihood that the subordinated certificates will not receive the distributions to which they are entitled on any distribution date. o If the servicer determines not to advance a delinquent payment on a mortgage loan because such amount is not recoverable from a mortgagor, there may be a shortfall in distributions on the certificates which will impact the subordinated certificates.

o The subordinated certificates are not expected to receive principal distributions until, at the earliest, [___________] 20__(unless the principal balance of the senior certificates is reduced to zero prior to such date) or such later date as provided in this prospectus supplement or during any period in which delinquencies or realized losses on the mortgage loans exceed certain levels described herein. As a result, the weighted average lives of such certificates will be longer than would be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of such subordinated certificates, the holders of such certificates have a greater risk of suffering loss on their investments.

o Losses resulting from the liquidation of defaulted mortgage loans will first reduce monthly excess cashflow and then reduce the level of overcollateralization, if any, for the certificates. If there is no or insufficient overcollateralization, losses will be allocated to the subordinated certificates in reverse order of payment priority. A loss allocation results in a reduction in a principal balance without a corresponding distribution of cash to the holder. A lower principal balance will result in less interest accruing on the certificate.

o The earlier in the transaction that a loss on a mortgage loan occurs that results in a loss on a subordinated certificate, the greater the impact on the yield to such subordinated certificate.

      See "Description of the Certificates" and "Prepayment and Yield Considerations" in this prospectus supplement for more detail.

There are additional risks in holding the Class AII-1B Certificates

      If you are considering purchasing the Class AII-1B Certificates, you should consider the risk that after the subordinated certificates are no longer outstanding, losses from the liquidation of defaulted mortgage loans in loan group II in excess of any available monthly excess cashflow and overcollateralization will be allocated solely in reduction of the principal balance of your Class AII-1B Certificates and that no such losses will be allocated to the Class AII-1A Certificates.

      See "Description of the Certificates--Allocation of Losses" in this prospectus supplement.

There is a risk that interest payments on the mortgage loans may be insufficient to pay interest on your certificates

      When a mortgage loan is prepaid in full, the mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month. When a mortgagor makes a partial principal prepayment on a mortgage loan, the mortgagor is not charged interest on the prepayment for the month in which received. This may result in a shortfall in interest collections available for payment on the next distribution date. The servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments in full (but not partial prepayments) on the mortgage loans, but only up to the servicing fee. If the credit enhancement is insufficient to cover the interest shortfall due to prepayments on the mortgage loans in excess of the amount covered by the servicer, you may incur a loss.

      In addition, the servicer will not cover shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act or similar state laws.

      Any prepayment interest shortfalls resulting from prepayments in full in excess of compensating interest, any prepayment interest shortfalls resulting from partial principal prepayments and any shortfalls arising from the application of the Servicemembers Civil Relief Act or similar state laws will be borne first by any monthly excess interest amount and then pro rata by all classes of interest-bearing certificates.

High  loan-to-value ratios increase risk of loss

      Mortgage loans with high loan-to-value ratios leave the mortgagor with little to no equity in the related mortgaged property. Certain of the mortgage loans had loan-to-value ratios at origination in excess of 80.00%. No mortgage loan had a loan-to-value ratio exceeding 100% as of the cut-off date. An overall decline in the residential real estate market, a rise in interest rates over a period of time and the general condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of such mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the loan-to-value ratio may increase over what it was at the time of origination. Such an increase may reduce the likelihood that liquidation proceeds or other proceeds will be sufficient to pay off the mortgage loan fully. There can be no assurance that the loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its original loan-to-value ratio. Additionally, the originator's determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged property or the actual value of such mortgaged property. Information with respect to loan-to-value ratios is set forth in the tables appearing in Appendix A hereto.

There is a risk relating to the potential inadequacy of credit enhancement for the offered certificates

      The credit enhancement features described in the summary are intended to enhance the likelihood that holders of the offered certificates will receive regular payments of interest and principal.

      If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are not likely to be recovered. We cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of such delinquencies or defaults.

      If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

Coverage under lender-paid primary mortgage insurance policies will be lost if Wells Fargo Bank does not pay premiums

      Approximately [_____]% of the mortgage loans (by aggregate unpaid principal balance as of the cut-off date) with loan-to-value ratios over 80% are covered by existing lender-paid primary mortgage insurance policies. These policies were acquired by Wells Fargo Bank, N.A. from various providers and will be assigned by Wells Fargo Bank, N.A. to the trust on the closing date. Wells Fargo Bank, N.A., as servicer, will be obligated to pay the premiums on the primary mortgage insurance policies. Wells Fargo Bank, N.A. will covenant that in the event it is removed as servicer, it will continue to pay any such premiums if the successor servicer does not undertake to pay such premiums. In the event of a servicing transfer where the successor servicer does not assume the payment of such premiums, investors should consider that if Wells Fargo Bank, N.A. does not fulfill its covenant to pay the related premiums, the related primary mortgage insurance coverage will be cancelled.

The yield maintenance agreements are subject to counterparty risk

      The assets of the trust include the yield maintenance agreements which will require the counterparties thereunder to make certain payments in the circumstances set forth herein under "Description of the Certificates--The Yield Maintenance Agreements" for the benefit of the holders of the floating rate certificates. To the extent that payments on these certificates depend in part on payments to be received by the securities administrator under the related yield maintenance agreement, the ability of the securities administrator to make such payments on such certificates will be subject to the credit risk of the counterparty to such yield maintenance agreement.

The rights of the NIMS Insurer could adversely affect the offered certificates

      After the closing date, a separate entity may be established to issue net interest margin securities secured by all or a portion of the Class CE and Class P Certificates. A NIMS insurer may issue a financial guaranty insurance policy that guarantees payments on those securities. If the net interest margin securities are so insured, the NIMS insurer will have a number of rights under the pooling and servicing agreement that could adversely affect certificateholders. Pursuant to the pooling and servicing agreement, unless the NIMS insurer fails to make a required payment under the policy insuring the net interest margin securities and the failure is continuing or the NIMS insurer is the subject of a bankruptcy proceeding, the NIMS insurer will be entitled to exercise, among others, the following rights of the holders of the offered certificates, without their consent, and the holders of the offered certificates may exercise such rights only with the prior written consent of the NIMS insurer:

o the right to provide notices of servicer defaults and the right to direct the trustee to terminate the rights and obligations of the servicer under the pooling and servicing agreement upon a default by the servicer;

o the right to remove the securities administrator, the trustee or custodian pursuant to the pooling and servicing agreement for failure of such party to perform its obligations thereunder;

o the right to direct the trustee to make investigations and take actions pursuant to the pooling and servicing agreement; and

o the right to purchase all of the mortgage loans and REO properties in the trust fund and thereby effect the early retirement of the Certificates under the circumstances set forth under "The Pooling and Servicing Agreement--Optional Termination" in this prospectus supplement.

      In addition, unless the NIMS insurer fails to make a required payment under the policy insuring the net interest margin securities and the failure is continuing or the NIMS insurer is the subject of a bankruptcy proceeding, the NIMS insurer's consent will be required as a condition of, among other things,

o     the removal of the servicer, the securities administrator or the trustee;

o     the appointment of any subservicer, successor servicer or co-trustee; or

o     any amendment to the pooling and servicing agreement.

      Investors in the offered certificates should note that:

o any insurance policy issued by the NIMS insurer will not cover, and will not benefit in any manner whatsoever the offered certificates;

o     the rights granted to the NIMS insurer are extensive;

o the interests of the NIMS insurer may be inconsistent with, and adverse to the interests of the holders of the offered certificates and the NIMS insurer has no obligation or duty to consider the interests of the offered certificates in connection with the exercise or nonexercise of the NIMS insurer's rights; and

o the NIMS insurer's exercise of its rights and consents may negatively affect the offered certificates and the existence of the NIMS insurer's rights, whether or not exercised, may adversely affect the liquidity of the offered certificates, relative to other asset-backed certificates backed by comparable mortgage loans and with comparable payment priorities and ratings.

There is a risk that there may be a delay in receipt of liquidation proceeds, and that liquidation proceeds may be less than the outstanding balance of the mortgage loan

      Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses will reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

Geographic concentration may increase risk of loss because of adverse economic conditions or natural disasters

      The yield to maturity on the certificates may be affected by the geographic concentration of the mortgaged properties securing the mortgage loans. Certain regions of the United States from time to time will experience weaker regional economic conditions and housing markets and, consequently, will experience higher rates of loss and delinquency than on mortgage loans generally. Any concentration of the mortgage loans in such a region may present risk considerations in addition to those generally present for similar home equity asset-backed securities without such concentration. In addition, Florida and certain other regions have experienced or may experience natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values. Any deterioration in housing prices in the states in which there is a significant concentration of mortgaged properties, as well as the other states in which the mortgaged properties are located, and any deterioration of economic conditions in such states which adversely affects the ability of borrowers to make payments on the mortgage loans may increase the likelihood of losses on the mortgage loans. Such losses, if they occur, may have an adverse effect on the yield to maturity of your certificates, especially if they are subordinated. Conversely, any increase in the market value of properties located in the states in which the mortgaged properties are located, would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the mortgagors at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans. The concentrations of mortgaged properties by state and geographic areas are identified in Appendix A.

Class M Certificates provide subordination for all certificate groups

      Because the Class M Certificates provide credit support for all certificate groups, the principal balances of the Class M Certificates could be reduced to zero as a result of a disproportionate amount of realized losses on the mortgage loans in one loan group. Therefore, realized losses on the mortgage loans in one loan group, to the extent not covered by overcollateralization, will reduce the subordination provided by the Class M Certificates to the unrelated certificate groups of senior certificates and increase the likelihood that realized losses may be allocated to such unrelated groups of senior certificates.

There are risks relating to balloon loans

      Balloon loans pose a risk because a mortgagor must make a large lump sum payment of principal at the end of the loan term. If the mortgagor is unable to pay the lump sum or refinance such amount, you may suffer a loss. In addition, the servicer will not make advances with respect to the unpaid principal balance remaining at maturity of a balloon loan. Information relating to balloon loans is set forth in Appendix A.

Violations of federal, state and local laws may cause losses on your certificates

      Federal, state and local laws regulate the underwriting, origination, servicing and collection of the mortgage loans. These laws have changed over time and have become more restrictive or stringent with respect to specific activities of the servicer and originators of residential mortgage loans. Actual or alleged violations of these federal, state and local laws may, among other things:

o limit the ability of the servicer to collect principal or interest on the mortgage loans,

o     provide the mortgagors with a right to rescind the mortgage loans,

o entitle the mortgagors to refunds of amounts previously paid or to set-off those amounts against their mortgage loan obligations,

o     result in a litigation proceeding being brought against the trust, and

o subject the trust (and other assignees of the mortgage loans) to liability for expenses, penalties and damages resulting from the violations.

      As a result, these violations or alleged violations could result in shortfalls in the distributions due on your certificates. In the past few years, a number of legislative proposals have been introduced at the federal, state and local level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the federal Home Ownership and Equity Protection Act of 1994, as amended. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts. See "Risk Factors--Violations of Federal, State and Local Laws May Adversely Affect Ability to Collect on Loans" and "Certain Legal Aspects of Mortgage Loans--Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders" in the prospectus.

      The depositor will make representations and warranties with respect to each mortgage loan relating to compliance with federal, state and local laws at the time of origination, that none of the mortgage loans are subject to the Home Ownership and Equity Protection Act of 1994, as amended, and that none of the mortgage loans are "high cost" loans within the meaning of such federal, state and local laws. In the event of a breach of any such representations, the depositor will be required to cure such breach or repurchase or replace the affected mortgage loan. In addition, the depositor will be required to reimburse the trust for any damages or costs incurred by the trust as a result of a breach of the representation as to compliance with federal, state and local laws.

Rights of beneficial owners may be limited by book-entry system for certain classes of certificates

      Transactions in the book-entry certificates generally can only be carried out through DTC, DTC participants and indirect DTC participants. If you are a beneficial owner of book-entry certificates, your ability to pledge your certificates, and the liquidity of your certificates in general, may be limited due to the fact that you will not have a physical certificate. In addition, you may experience delays in receiving payments on your certificates. See "Risk Factors-Risks Associated with the Securities--Book-Entry Securities May Experience Certain Problems," "Description of the Securities--Definitive Form" and "--Book-Entry Form" in the prospectus.

Certificates may not be appropriate for certain individual investors

      If you are an individual investor who does not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of offered certificates, the offered certificates may not be an appropriate investment for you. This may be the case because, among other things:

o your yield to maturity will be sensitive to the uncertain rate and timing of principal prepayments on the applicable mortgage loans;

o the rate of principal distributions on, and the weighted average life of, the offered certificates will be sensitive to the uncertain rate and timing of principal prepayments on the applicable mortgage loans and the priority of principal distributions among the classes of certificates, and as such the offered certificates may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

o you may not be able to reinvest amounts distributed in respect of principal on your certificates (which distributions in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the applicable pass-through rate or your expected yield;

o a secondary market for the offered certificates may not develop or provide you with liquidity of investment; and

o you must report interest as well as original issue discount, if any, on the accrual method of accounting, even if you are otherwise using the cash method of accounting.

      If you are an individual investor considering the purchase of an offered certificate, you should also carefully consider the further risks and other special considerations discussed above and under the headings "Prepayment and Yield Considerations" herein and "Risk Factors--Risks Associated with the Securities--Rate of Prepayment on Mortgage Loans May Adversely Affect Average Lives and Yields on the Securities" in the prospectus.

United States military operations may increase risk of shortfalls in interest

      In response to previously executed and threatened terrorist attacks in the United States and foreign countries, the United States has initiated military operations and has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty, is a mortgagor of a mortgage loan in the trust, the interest rate limitation of the Servicemembers Civil Relief Act and any comparable state law, will apply. A substantial portion of the mortgage loans have mortgage interest rates which exceed such limitation, if applicable. This may result in interest shortfalls on the mortgage loans, which will be borne by all classes of interest-bearing certificates, to the extent not covered by the monthly excess interest amount for the applicable distribution date. None of the depositor, the servicer, any underwriter or any other party has taken any action to determine whether any of the mortgage loans would be affected by such interest rate limitation. See "Description of the Certificates--Interest Distributions" in this prospectus supplement and "Certain Legal Aspects of the Mortgage Loans--Servicemembers Civil Relief Act" in the prospectus.

                           FORWARD LOOKING STATEMENTS

      This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Such forward-looking statements, together with related qualifying language and assumptions, are found in the material, including each of the tables, set forth under "Risk Factors" and "Prepayment and Yield Considerations" and in the Appendices. Forward-looking statements are also found elsewhere in this prospectus supplement and the prospectus, and may be identified by, among other things, accompanying language including the words "expects," "intends," "anticipates," "estimates" or analogous expressions, or by qualifying language or assumptions. Such statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from such forward-looking statements. Such risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with government regulations, customer preference and various other matters, many of which are beyond the Depositor's control. These forward-looking statements speak only as of the date of this prospectus supplement. The Depositor expressly disclaims any obligation or undertaking to disseminate any updates or revisions to such forward-looking statements to reflect any change in the Depositor's expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

                         DESCRIPTION OF THE CERTIFICATES

General

      The Trust will issue fifteen Classes of senior certificates (the "Class A Certificates" or the "Senior Certificates") divided into three certificate groups (each may be referred to as a "Group"). The first Group ("Group I") will consist of the Class AI-1A, Class AI-1B, Class AI-2, Class AI-3, Class AI-4, Class AI-5, Class AI-6, Class AI-7, Class AI-8 and Class AI-9 Certificates (collectively, the "Class AI Certificates"). The second Group ("Group II") will consist of the Class AII-1A and Class AII-1B Certificates (collectively, the "Class AII Certificates"). The third group ("Group III") will consist of the Class AIII-1, Class AIII-2 and Class AIII-3 Certificates (collectively, the "Class AIII Certificates"). The Trust will also issue (i) eleven Classes of mezzanine certificates (collectively, the "Class M Certificates") designated as the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8A, Class M-8B, Class M-9 and Class M-10 Certificates, (ii) the Class CE Certificates (together with the Class M Certificates, the "Subordinated Certificates"), (iii) the Class P Certificates (the "Class P Certificates") and
(iv) the Class R Certificates (the "Residual Certificates"). The Senior Certificates, the Subordinated Certificates, the Class P Certificates and the Residual Certificates are collectively referred to herein as the "Certificates." Only the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates are offered hereby (the "Offered Certificates").

      The Offered Certificates will have the respective original Principal Balances specified in the table beginning on page S-5 hereof, subject to a permitted variance due to an adjustment of the mortgage pool. The Offered Certificates will be issued initially in the forms and denominations set forth in the table beginning on page S-5.

      Distributions on the Certificates will be made by the Securities Administrator on the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in [__________] 20__(each, a "Distribution Date"), to the persons in whose names such Certificates are registered at the close of business on the applicable Record Date. The "Record Date" with respect to each Distribution Date and (i) the Class AI Certificates (other than the Class AI-1A Certificates), the Class M-8B, the Class M-10, the Class CE Certificates and the Class P Certificates (collectively, the "Fixed Rate Certificates") is the last business day of the preceding month and (ii) the Class AI-1A, Class AII, Class AIII and Class M Certificates (other than the Class M-8B and the Class M-10 Certificates) (collectively, the "Floating Rate Certificates") is the business day immediately preceding such Distribution Date; provided, however, that if any Floating Rate Certificates become Definitive Certificates, the Record Date for such Certificates will be the last business day of the preceding month.

Allocation of Available Funds

      Distributions to holders of each Class of Certificates will be made on each Distribution Date from Available Funds. "Available Funds" will be equal to the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable or payable to the Servicer, including amounts in respect of indemnification of the Servicer, the Servicing Fee and any accrued and unpaid Servicing Fee and amounts payable to the Securities Administrator and the Trustee in respect of certain expenses and indemnification:

      (i) the aggregate amount of monthly payments on the Mortgage Loans due during the related Collection Period and received by the Servicer on or prior to the related Determination Date,

      (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments (but excluding any prepayment penalties), insurance proceeds (including any payments received under any LPMI Policy), condemnation proceeds, Subsequent Recoveries and liquidation proceeds, net of certain expenses, received during the related Prepayment Period,

      (iii) payments from the Servicer in connection with Advances and Compensating Interest for such Distribution Date,

      (iv) the Purchase Price for any repurchased Mortgage Loan deposited to the Distribution Account during the related Prepayment Period,

      (v) any Substitution Adjustments deposited in the Distribution Account during the related Prepayment Period,

      (vi) any Reimbursement Amount deposited to the Distribution Account during the related Prepayment Period; and

      (vii) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling and Servicing Agreement, the Termination Price.

      Available Funds excludes any prepayment penalties received by the Servicer with respect to the Mortgage Loans. Any such prepayment penalties will be distributed to the holders of the Class P Certificates and no other Class of Certificates will have any entitlement to receive such amounts under any circumstances.

      The "Collection Period" with respect to any Distribution Date means the period from the second day of the calendar month preceding the month in which such Distribution Date occurs through the first day of the month in which such Distribution Date occurs.

      The "Prepayment Period" with respect to any Distribution Date is a Prior Month Receipt Period. See "Description of the Securities-Available Distribution Amount" in the prospectus for a description of Prior Month Receipt Period.

Interest Distributions

      On each Distribution Date, the Securities Administrator will distribute the aggregate of the Interest Remittance Amounts in the following order of priority to the extent available:

      first, to the Credit Risk Manager, the Credit Risk Manager Fee;

      second, concurrently, as follows:

            (1) concurrently, from the Interest Remittance Amount for Group I, to the Class AI-1A, Class AI-1B, Class AI-2, Class AI-3, Class AI-4, Class AI-5, Class AI-6, Class AI-7, Class AI-8 and Class AI-9 Certificates, pro rata (based on the Accrued Certificate Interest for each such Class), the applicable Accrued Certificate Interest thereon for such Distribution Date;

            (2) concurrently, from the Interest Remittance Amount for Group II, to the Class AII-1A and Class AII-1B Certificates, pro rata (based on the Accrued Certificate Interest for each such Class), the applicable Accrued Certificate Interest thereon for such Distribution Date; and

            (3) concurrently, from the Interest Remittance Amount for Group III, to the Class AIII-1, Class AIII-2 and Class AIII-3 Certificates, pro rata (based on the Accrued Certificate Interest for each such Class), the Accrued Certificate Interest thereon for such Distribution Date;

      third, concurrently, as follows:

            (1) concurrently, from the Interest Remittance Amount for Group I, to the Class AI-1A, Class AI-1B, Class AI-2, Class AI-3, Class AI-4, Class AI-5, Class AI-6, Class AI-7, Class AI-8 and Class AI-9 Certificates, pro rata (based on the Interest Carry Forward Amount for each such Class), the applicable Interest Carry Forward Amount thereon for such Distribution Date;

            (2) concurrently, from the Interest Remittance Amount for Group II, to the Class AII-1A and Class AII-1B Certificates, pro rata (based on the Interest Carry Forward Amount for each such Class), the Interest Carry Forward Amount thereon for such Distribution Date; and

            (3) concurrently, from the Interest Remittance Amount for Group III, to the Class AIII-1, Class AIII-2 and Class AIII-3 Certificates, pro rata (based on the Interest Carry Forward Amount for each such Class), the Interest Carry Forward Amount thereon for such Distribution Date;

      fourth, concurrently, as follows:

            (1) from the Interest Remittance Amount for Group I, to the Class AII and the Class AIII Certificates, pro rata (based on the Accrued Certificate Interest for each such Class), any Accrued Certificate Interest for such Classes for such Distribution Date, to the extent not distributed pursuant to priority second above;

            (2) from the Interest Remittance Amount for Group II, to the Class AI and the Class AIII Certificates, pro rata (based on the Accrued Certificate Interest for each such Class), any Accrued Certificate Interest for such Classes for such Distribution Date, to the extent not distributed pursuant to priority second above; and

            (3) from the Interest Remittance Amount for Group III, to the Class AI and the Class AII Certificates, pro rata (based on the Accrued Certificate Interest for each such Class), any Accrued Certificate Interest for such Classes for such Distribution Date, to the extent not distributed pursuant to priority second above;

      fifth, concurrently, as follows:

            (1) from the Interest Remittance Amount for Group I, to the Class AII and the Class AIII Certificates, pro rata (based on the Interest Carry Forward Amount for each such Class), any Interest Carry Forward Amount for such Classes for such Distribution Date, to the extent not distributed pursuant to priority third above;

            (2) from the Interest Remittance Amount for Group II, to the Class AI and the Class AIII Certificates, pro rata (based on the Interest Carry Forward Amount for each such Class), any Interest Carry Forward Amount for such Classes for such Distribution Date, to the extent not distributed pursuant to priority third above; and

            (3) from the Interest Remittance Amount for Group III, to the Class AI and the Class AII Certificates, pro rata (based on the Interest Carry Forward Amount for each such Class), any Interest Carry Forward Amount for such Classes for such Distribution Date, to the extent not distributed pursuant to priority third above;

      sixth, to the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

      seventh, to the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

      eighth, to the Class M-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

      ninth, to the Class M-4 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

      tenth, to the Class M-5 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

      eleventh, to the Class M-6 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

      twelfth, to the Class M-7 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

      thirteenth, concurrently, to the Class M-8A and Class M-8B Certificates, pro rata (based on the Accrued Certificate Interest for each such Class), the applicable Accrued Certificate Interest thereon for such Distribution Date;

      fourteenth, to the Class M-9 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

      fifteenth, to the Class M-10 Certificates, the Accrued Certificate Interest thereon for such Distribution Date; and

      sixteenth, the amount, if any, of the aggregate of the Interest Remittance Amounts remaining after application with respect to the priorities set forth above which is defined below as the "Monthly Excess Interest Amount" for such Distribution Date, will be applied as described below under "--Application of Monthly Excess Cashflow Amounts."

      On any Distribution Date, any shortfalls resulting from application of the Relief Act, any Prepayment Interest Shortfalls resulting from prepayments in full, to the extent not covered by Compensating Interest paid by the Servicer, and any Prepayment Interest Shortfalls resulting from partial principal prepayments, in each case regardless of which loan group experienced the shortfall (the total of such amounts for any Distribution Date, the "Current Interest Shortfall"), will be allocated first, to reduce any Monthly Excess Interest Amount for such Distribution Date, and thereafter, to reduce the Accrued Certificate Interest with respect to the Class A and Class M Certificates on a pro rata basis based on the respective amounts of interest accrued on such Certificates for such Distribution Date without regard to the allocation of these shortfalls. The holders of the Class A and Class M Certificates will not be entitled to reimbursement for any such interest shortfalls.

      "Accrued Certificate Interest" for each Class of interest-bearing Certificates and each Distribution Date means an amount equal to the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Principal Balance of such Class of Certificates, minus such Class's Interest Percentage of the excess of (i) the Current Interest Shortfall for such Distribution Date, if any, over (ii) the Monthly Excess Interest Amount for such Distribution Date.

      The "Interest Accrual Period" for any Distribution Date and the Fixed Rate Certificates will be the period from and including the first day of the month preceding the month of such Distribution Date through and including the last day of such month, and calculations of interest will be made on the basis of a 360-day year assumed to consist of twelve 30-day months. The "Interest Accrual Period" for any Distribution Date and the Floating Rate Certificates will be the period from and including the preceding Distribution Date, or in the case of the first Distribution Date, from the Closing Date, through and including the day prior to the current Distribution Date, and calculations of interest will be made on the basis of the actual number of days in the Interest Accrual Period and on a 360-day year. The Class CE, Class P and Class R Certificates do not accrue interest.

      The "Interest Carry Forward Amount" means for any Class of interest-bearing Certificates and any Distribution Date, the sum of (a) the excess, if any, of the Accrued Certificate Interest and any Interest Carry Forward Amount for the prior Distribution Date, over the amount in respect of interest actually distributed on such Class on such prior Distribution Date and
(b) interest on such excess at the applicable Pass-Through Rate (x) with respect to the Floating Rate Certificates on the basis of the actual number of days elapsed since the prior Distribution Date and (y) with respect to the Fixed Rate Certificates, on the basis of a 360-day year consisting of twelve 30-day months.

      The "Interest Percentage" is, with respect to any Class of interest-bearing Certificates and any Distribution Date, the ratio of the Accrued Certificate Interest for such Class to the Accrued Certificate Interest for all Classes of interest-bearing Certificates, in each case with respect to such Distribution Date and without regard to any Current Interest Shortfall.

      The "Interest Remittance Amount" means as of any Distribution Date and any Group, the sum, without duplication, of:

      (i) all interest collected with respect to the related Collection Period on the Mortgage Loans of the related Loan Group received by the Servicer on or prior to the Determination Date for such Distribution Date and any interest advanced by the Servicer on the Mortgage Loans of such Loan Group with respect to the related Collection Period (less the Servicing Fee for such Mortgage Loans, certain amounts available for reimbursement of Advances and Servicing Advances with respect to such Mortgage Loans as described in the prospectus under "Description of the Securities--Advances in Respect of Delinquencies" and certain other reimbursable expenses pursuant to the Pooling and Servicing Agreement);

      (ii) all Compensating Interest paid by the Servicer on such Distribution Date with respect to the Mortgage Loans of such Loan Group;

      (iii) the portion of any payment in connection with any principal prepayment, substitution, Purchase Price, Termination Price, liquidation proceeds (net of certain expenses) or insurance proceeds (including any payments received under the LPMI Policies) relating to interest with respect to the Mortgage Loans of such Loan Group received during the related Prepayment Period; and

      (iv) the portion of any Reimbursement Amount relating to the Mortgage Loans of such Loan Group received during the related Prepayment Period.

      "Relief Act Shortfalls" are any interest shortfalls arising as a result of the reduction in the amount of monthly interest payments on any Mortgage Loans as a result of the application of the Relief Act or similar state laws.

Principal Distributions

      With respect to each Distribution Date (a) before the Stepdown Date or (b) as to which a Trigger Event is in effect, the Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Certificates in the following order of priority:

      first, concurrently, as follows:

            (i) the Group I Senior Principal Distribution Amount, to the Class AI Certificates, in accordance with the Class AI Certificates Principal Allocation;

            (ii) the Group II Senior Principal Distribution Amount, concurrently, to the Class AII-1A and Class AII-1B Certificates, pro rata; and

            (iii) the Group III Senior Principal Distribution Amount, sequentially, to the Class AIII-1, Class AIII-2 and Class AIII-3 Certificates;

      second, concurrently, as follows:

            (i) the Group I Senior Principal Distribution Amount remaining after priority first (i) above, concurrently, as follows:

                  (a) concurrently, to the Class AII-1A and Class AII-1B
            Certificates, pro rata; and

                  (b) sequentially, to the Class AIII-1, Class AIII-2 and Class
            AIII-3 Certificates;

            (ii) the Group II Senior Principal Distribution Amount remaining after priority first (ii) above, sequentially, as follows:

                  (a) sequentially, to the Class AIII-1, Class AIII-2 and Class
            AIII-3 Certificates; and

                  (b) to the Class AI Certificates, in accordance with the Class
            AI Certificates Principal Allocation, after giving effect to the distribution made pursuant to priority first (i) above; and

            (iii) the Group III Senior Principal Distribution Amount remaining after priority first (iii) above, sequentially, as follows:

                  (a) concurrently, to the Class AII-1A and Class AII-1B
            Certificates, pro rata; and

                  (b) to the Class AI Certificates, in accordance with the Class
            AI Certificates Principal Allocation, after giving effect to the distribution made pursuant to priority first (i) above;

      third, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates;

      fourth, concurrently, to the Class M-8A and Class M-8B Certificates, pro rata;

      fifth, sequentially, to the Class M-9 and Class M-10 Certificates; and

      sixth, any remaining Principal Distribution Amount will be distributed as part of the Monthly Excess Cashflow Amount as described below under "--Application of Monthly Excess Cashflow Amounts."

      With respect to each Distribution Date (a) on or after the Stepdown Date and (b) as long as a Trigger Event is not in effect, the Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Certificates in the following order of priority:

      first, concurrently, as follows:

            (i) the Group I Senior Principal Distribution Amount, to the Class AI Certificates, in accordance with the Class AI Certificates Principal Allocation;

            (ii) the Group II Senior Principal Distribution Amount, concurrently, to the Class AII-1A and Class AII-1B Certificates, pro rata; and

            (iii) the Group III Senior Principal Distribution Amount, sequentially, to the Class AIII-1, Class AIII-2 and Class AIII-3 Certificates;

      second, concurrently, as follows:

            (i) the Group I Senior Principal Distribution Amount remaining after priority first (i) above, concurrently, as follows:

                  (a) concurrently, to the Class AII-1A and Class AII-1B
            Certificates, pro rata; and

                  (b) sequentially, to the Class AIII-1, Class AIII-2 and Class
            AIII-3 Certificates;

            (ii) the Group II Senior Principal Distribution Amount remaining after priority first (ii) above, sequentially, as follows:

                  (a) sequentially, to the Class AIII-1, Class AIII-2 and Class
            AIII-3 Certificates; and

                  (b) to the Class AI Certificates, in accordance with the Class
            AI Certificates Principal Allocation, after giving effect to the distribution made pursuant to priority first (i) above; and

            (iii) the Group III Senior Principal Distribution Amount remaining after priority first (iii) above, sequentially, as follows:

                  (a) concurrently, to the Class AII-1A and Class AII-1B
            Certificates, pro rata; and

                  (b) to the Class AI Certificates, in accordance with the Class
            AI Certificates Principal Allocation, after giving effect to the distribution made pursuant to priority first (i) above;

      third, to the Class M-1 Certificates, up to the Class M-1 Principal Distribution Amount;

      fourth, to the Class M-2 Certificates, up to the Class M-2 Principal Distribution Amount;

      fifth, to the Class M-3 Certificates, up to the Class M-3 Principal Distribution Amount;

      sixth, to the Class M-4 Certificates, up to the Class M-4 Principal Distribution Amount;

      seventh, to the Class M-5 Certificates, up to the Class M-5 Principal Distribution Amount;

      eighth, to the Class M-6 Certificates, up to the Class M-6 Principal Distribution Amount;

      ninth, to the Class M-7 Certificates, up to the Class M-7 Principal Distribution Amount;

      tenth, concurrently, to the Class M-8A and Class M-8B Certificates, pro rata, up to the Class M-8 Principal Distribution Amount;

      eleventh, to the Class M-9 Certificates, up to the Class M-9 Principal Distribution Amount;

      twelfth, to the Class M-10 Certificates, up to the Class M-10 Principal Distribution Amount; and

      thirteenth, any remaining Principal Distribution Amount will be distributed as part of the Monthly Excess Cashflow Amount as described below under "--Application of Monthly Excess Cashflow Amounts."

      With respect to each Distribution Date, the Group I Senior Principal Distribution Amount will be allocated (such allocation, the "Class AI Certificates Principal Allocation") to the Class AI Certificates, sequentially, as follows:

      first, to the Class AI-9 Certificates, up to the Priority Amount;

      second, concurrently, to the Class AI-1A and Class AI-1B Certificates, pro rata; and

      third, sequentially, to the Class AI-2, Class AI-3, Class AI-4, Class AI-5, Class AI-6, Class AI-7, Class AI-8 and Class AI-9 Certificates.

      For purposes of the foregoing, the following terms will have the respective meanings set forth below.

      "Class M-1 Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately [____]% and
(ii) the Pool Balance as of the last day of the related Collection Period and
(b) the Overcollateralization Floor.

      "Class M-2 Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately [____]% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the Overcollateralization Floor.

      "Class M-3 Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution
Date) and (iv) the Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately [____]% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the Overcollateralization Floor.

      "Class M-4 Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution
Date), (iv) the Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date) and (v) the Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately [____]% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the Overcollateralization Floor.

      "Class M-5 Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution
Date), (iv) the Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately [____]% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the Overcollateralization Floor.

      "Class M-6 Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution
Date), (iv) the Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over
(y) the lesser of (a) the product of (i) approximately [____]% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the Overcollateralization Floor.

      "Class M-7 Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution
Date), (iv) the Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Principal Balance of the Class M-4

Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution
Date) and (viii) the Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately [____]% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the Overcollateralization Floor.

      "Class M-8 Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution
Date), (iv) the Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Principal Balance of the Class M-6 Certificates (after taking payments into account the payments of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Principal Balance of the Class M-7 Certificates (after taking payments into account the payments of the Class M-7 Principal Distribution Amount on such Distribution Date) and (ix) the sum of the Principal Balances of the Class M-8A and Class M-8B Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately [____]% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the Overcollateralization Floor.

      "Class M-9 Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution
Date), (iv) the Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date) , (viii) the Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution
Date), (ix) the sum of Principal Balances of the Class M-8A and Class M-8B Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date) and (x) the Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately [____]% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the Overcollateralization Floor.

      "Class M-10 Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution
Date), (iv) the Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution
Date), (ix) the sum of Principal Balances of the Class M-8A and Class M-8B Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Principal Balance of the Class M-9 Certificates (after taking into account the payment of the Class M-9 Principal Distribution Amount on such Distribution Date) and (xi) the Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately [____]% and
(ii) the Pool Balance as of the last day of the related Collection Period and
(b) the Overcollateralization Floor.

      "Extra Principal Distribution Amount" means as of any Distribution Date, the lesser of (x) the Monthly Excess Interest Amount for such Distribution Date and (y) the Overcollateralization Deficiency for such Distribution Date.

      "Group I Parity Amount" means as of any Distribution Date, the greater of
(i) zero and (ii) the excess, if any, of the Principal Balance of the Class AI Certificates immediately prior to such Distribution Date over the aggregate unpaid principal balance of the Group I Mortgage Loans as of the last day of the related Collection Period.

      "Group I Senior Principal Distribution Amount" means as of any Distribution Date the lesser of (i) the aggregate Principal Balance of the Class AI Certificates immediately prior to such Distribution Date, (ii) the Senior Principal Distribution Amount for such Distribution Date and (iii) the greatest of (a) the product of (I) the Senior Principal Distribution Amount for such Distribution Date and (II) a fraction, the numerator of which is the excess of the aggregate unpaid principal balance of the Group I Mortgage Loans on the first day of the related Collection Period over the aggregate unpaid principal balance of the Group I Mortgage Loans on the last day of the related Collection Period, and the denominator of which is the excess of the aggregate unpaid principal balance of the Mortgage Loans on the first day of the related Collection Period over the aggregate unpaid principal balance of the Mortgage Loans on the last day of the related Collection Period, (b) the Group I Parity Amount for such Distribution Date and (c) the excess of the Senior Principal Distribution Amount for such Distribution Date over the aggregate Principal Balances of the Class AII and Class AIII Certificates immediately prior to such Distribution Date.

      "Group II Principal Percentage" means with respect to any Distribution Date and any Class AII Certificates, the percentage equivalent to a fraction, the numerator of which is the portion of the Principal Remittance Amount attributable to the Group II Mortgage Loans for such Distribution Date, and the denominator of which is equal to the portion of the Principal Remittance Amount attributable to the Group II Mortgage Loans and the Group III Mortgage Loans for such Distribution Date.

      "Group II Senior Principal Distribution Amount" means as of any Distribution Date, the lesser of (a) the aggregate Principal Balance of the Class AII Certificates immediately prior to such Distribution Date and (b) the Group II Principal Percentage of the Remaining Senior Principal Distribution Amount.

      "Group III Principal Percentage" means with respect to any Distribution Date and the Class AIII Certificates, the percentage equivalent to a fraction, the numerator of which is the portion of the Principal Remittance Amount attributable to the Group III Mortgage Loans for such Distribution Date, and the denominator of which is equal to the portion of the Principal Remittance Amount attributable to the Group II Mortgage Loans and the Group III Mortgage Loans for such Distribution Date.

      "Group III Senior Principal Distribution Amount" means as of any Distribution Date, the lesser of (a) the aggregate Principal Balance of the Class AIII Certificates immediately prior to such Distribution Date and (b) the Group III Principal Percentage of the Remaining Senior Principal Distribution Amount.

      "Overcollateralization Amount" means as of any Distribution Date the excess, if any, of (x) the Pool Balance as of the last day of the related Collection Period over (y) the aggregate Principal Balance of all Classes of Certificates (after taking into account all distributions of principal on such Distribution Date and the increase of any Principal Balance as a result of Subsequent Recoveries).

      "Overcollateralization Deficiency" means as of any Distribution Date, the excess, if any, of (x) the Targeted Overcollateralization Amount for such Distribution Date over (y) the Overcollateralization Amount for such

Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Principal Balances of all Classes of Certificates resulting from the distribution of the Principal Distribution Amount (but not the Extra Principal Distribution Amount) on such Distribution Date, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date.

      "Overcollateralization Floor" means as of any Distribution Date, the amount by which the Pool Balance as of the last day of the related Collection Period exceeds the product of (i) [_____]% and (ii) the Pool Balance on the Cut-off Date.

      "Overcollateralization Release Amount" means with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the Principal Remittance Amount and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on the Certificates on such Distribution Date over (ii) the Targeted Overcollateralization Amount for such Distribution Date. With respect to any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

      The "Principal Balance" with respect to any Class of Certificates (other than the Class CE, Class P and Class R Certificates, which have no Principal Balance) and any Distribution Date, will equal the principal balance of such Class on the date of the initial issuance of the Certificates as reduced, but not below zero, by:

o all amounts distributed on previous Distribution Dates on such Class on account of principal; and

o any Applied Realized Loss Amounts allocated to such Class for previous Distribution Dates;

and increased by:

o any Subsequent Recoveries allocated to such Class for previous Distribution Dates.

      "Principal Distribution Amount" means as of any Distribution Date, the sum of (i) the Principal Remittance Amount (minus the Overcollateralization Release Amount, if any) and (ii) the Extra Principal Distribution Amount, if any.

      "Principal Remittance Amount" means with respect to any Distribution Date, to the extent of funds available therefor as described herein, the amount equal to the sum (less certain amounts available for reimbursement of Advances and Servicing Advances as described in the prospectus under "Description of the Securities--Advances in Respect of Delinquencies" and certain other reimbursable expenses pursuant to the Pooling and Servicing Agreement) of the following amounts (without duplication) with respect to the Mortgage Loans and the immediately preceding Collection Period:

      (i) each payment of principal on a Mortgage Loan due during such Collection Period and received by the Servicer on or prior to the Determination Date for such Distribution Date, including any Advances with respect thereto,

      (ii) all full and partial principal prepayments received by the Servicer during the related Prepayment Period,

      (iii) the insurance proceeds (including any amounts received under the LPMI Policies), Subsequent Recoveries and liquidation proceeds (net of certain expenses) allocable to principal actually collected by the Servicer during the related Prepayment Period,

      (iv) the portion of the Purchase Price allocable to principal of all repurchased Defective Mortgage Loans with respect to such Prepayment Period,

      (v) any Substitution Adjustments received during the related Prepayment Period, and

      (vi) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling and Servicing Agreement, that portion of the Termination Price in respect of principal.

      "Priority Amount" means for any Distribution Date the lesser of (i) the Principal Balance of the Class AI-9 Certificates and (ii) the product of (a) the Priority Percentage, (b) the Shift Percentage and (c) the Group I Senior Principal Distribution Amount.

      "Priority Percentage" means for any Distribution Date (i) the Principal Balance of the Class AI-9 Certificates divided by (ii) the sum of the Principal Balances of the Class AI-1A, Class AI-1B, Class AI-2, Class AI-3, Class AI-4, Class AI-5, Class AI-6, Class AI-7, Class AI-8 and Class AI-9 Certificates.

      "Remaining Senior Principal Distribution Amount" means as of any Distribution Date, the excess of the Senior Principal Distribution Amount for such Distribution Date over the Group I Senior Principal Distribution Amount for such Distribution Date.

      "Senior Enhancement Percentage" for any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate Principal Balance of the Subordinated Certificates (other than the Class CE Certificates) before taking into account the distribution of the Principal Distribution Amount on such Distribution Date and (ii) the Overcollateralization Amount as of the prior Distribution Date by (y) the Pool Balance as of the last day of the related Collection Period.

      "Senior Principal Distribution Amount" means as of any Distribution Date
(i) before the Stepdown Date or as to which a Trigger Event is in effect, the lesser of (a) the aggregate Principal Balance of the Class A Certificates immediately prior to such Distribution Date and (b) the Principal Distribution Amount for such Distribution Date and (ii) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the aggregate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (b) the lesser of (x) the product of (1) approximately [_____]% and (2) the Pool Balance as of the last day of the related Collection Period and (y) the Overcollateralization Floor.

      "Senior Specified Enhancement Percentage" means approximately [_____]%.

      "Shift Percentage" for any Distribution Date will be the percentage indicated below:

Distribution Date Occurring in                                  Shift Percentage
------------------------------------                            ----------------
[_______] 20__ through [______] 20__                               [_______]%
[_______] 20__ through [______] 20__                               [_______]%
[_______] 20__ through [______] 20__                               [_______]%
[_______] 20__ through [______] 20__                               [_______]%
[_______] 20__ through [______] 20__                               [_______]%

      "60+ Day Delinquent Loan" means each Mortgage Loan (including each Mortgage Loan in foreclosure and each Mortgage Loan for which the mortgagor has filed for bankruptcy after the Closing Date) with respect to which any portion of a Monthly Payment is, as of the last day of the prior Collection Period, two months or more past due and each Mortgage Loan relating to an REO Property.

      "Stepdown Date" means the earlier to occur of (i) the Distribution Date on which the aggregate Principal Balance of the Class A Certificates is reduced to zero and (ii) the later to occur of (x) the Distribution Date in [________] 20 and (y) the Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

      "Subsequent Recovery" means any amount (net of reimbursable expenses) received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Mortgage Loan that resulted in a Realized Loss in a prior month. If Subsequent Recoveries are received, they will be included as part of the Principal Remittance Amount for the Distribution Date relating to the Prepayment Period in which received and distributed in accordance with the priorities described herein. In addition, after giving effect to all distributions on a Distribution Date, the Unpaid Realized Loss Amount for the Class of Class AII-1B or the Subordinated Certificates then outstanding with the highest distribution priority will be decreased by the amount of such Subsequent Recoveries until reduced to zero (with any remaining Subsequent Recoveries applied to reduce the Unpaid Realized Loss Amount of the Class with the next highest distribution priority), and the Principal Balance of such Class or Classes of Class AII-1B or the Subordinated Certificates will be increased by the same amount.

      "Targeted Overcollateralization Amount" means as of any Distribution Date,
(x) prior to the Stepdown Date, approximately [____]% of the Pool Balance on the Cut-off Date and (y) on and after the Stepdown Date, (i) if a Trigger Event has not occurred, the greater of (a) approximately [____]% of the Pool Balance as of the last day of the related Collection Period and (b) [___]% of the Pool Balance on the Cut-off Date and (ii) if a Trigger Event has occurred for the current Distribution Date, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

      The level of overcollateralization for any Distribution Date is required to be equal to or greater than the Targeted Overcollateralization Amount. The Targeted Overcollateralization Amount is initially approximately $[__________].

      A "Trigger Event" has occurred on a Distribution Date if (i) the three-month rolling average of 60+ Day Delinquent Loans equals or exceeds [____]% of the Senior Enhancement Percentage or (ii) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Collection Period (reduced by the aggregate amount of Subsequent Recoveries received since the Cut-off Date through the last day of the related Collection Period) divided by the Pool Balance on the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring In                                        Percentage
------------------------------------                                  ----------
[_______] 20__ through [______] 20__                                  [_______]%
[_______] 20__ through [______] 20__                                  [_______]%
[_______] 20__ through [______] 20__                                  [_______]%
[_______] 20__ through [______] 20__                                  [_______]%

Allocation of Losses

      Realized Losses will, in effect, be absorbed first by the Class CE Certificates, through the application of the Monthly Excess Interest Amount, to the extent available, to fund such deficiency, as well as through a reduction in the Overcollateralization Amount.

      If, after giving effect to the distribution of the Principal Distribution Amount on any Distribution Date and the increase of any Principal Balances as a result of Subsequent Recoveries, the aggregate Principal Balance of the Certificates exceeds the Pool Balance as of the end of the related Collection Period, such excess will be allocated to the Class M-10, Class M-9, Class M-8A and Class M-8B (pro rata), Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, until their respective Principal Balances are reduced to zero. In addition, on any date after the Principal Balance of the Subordinated Certificates are reduced to zero, if after giving effect to the distribution of the Principal Distribution Amount on any Distribution Date and the increase of any Principal Balances as a result of Subsequent Recoveries, the aggregate Principal Balance of the Class AII-1A and Class AII-1B Certificates exceeds the aggregate unpaid principal balance of the Group II Mortgage Loans as of the end of the related Collection Period, such excess will be allocated in reduction of the Principal Balance of the Class AII-1B Certificates until reduced to zero. The Class AII-1B Certificates, however, will not absorb any excess resulting from the Principal Balance of the Class AI or AIII Certificates exceeding the aggregate unpaid principal balance of the Group I or Group III Mortgage Loans, as applicable, at the end of the related Collection Period. The amount of any allocation of such excess in reduction of a Principal Balance is referred to as an "Applied Realized Loss Amount." The Principal Balances of the Class A Certificates (other than the Class AII-1B Certificates) will not be reduced by any Applied Realized Loss Amounts; however, under certain loss scenarios, there will not be enough interest and principal on the Mortgage Loans to pay such Classes of Certificates all interest and principal amounts to which they are entitled. Any such reduction of a Principal Balance will not be reversed or reinstated (except in the case of Subsequent Recoveries). However, on future Distribution Dates, Certificateholders of the related Class may receive amounts in respect of prior reductions in the related Principal Balances as described below.

Application of Monthly Excess Cashflow Amounts

      The interest rates on Mortgage Loans are generally expected to be higher than the interest rates on the Certificates, thus generating certain excess interest collections which, in the absence of losses, will not be necessary to fund interest distributions on the Certificates. This excess interest for a Collection Period, together with interest on the Overcollateralization Amount itself, is the "Monthly Excess Interest Amount."

      The "Net Mortgage Interest Rate" for each Mortgage Loan is the applicable Mortgage Interest Rate less the sum of (i) the Servicing Fee Rate and (ii) the Credit Risk Manager Fee Rate.

      If Realized Losses occur that are not covered by the Monthly Excess Cashflow Amount, such Realized Losses will result in an Overcollateralization Deficiency (since they will reduce the Pool Balance without giving rise to a corresponding reduction of the aggregate Principal Balance of the Certificates). The cashflow priorities of the Trust Fund in this situation increase the Extra Principal Distribution Amount (subject to the availability of any Monthly Excess Cashflow Amount in subsequent months) for the purpose of re-establishing the Overcollateralization Amount at the then-required Targeted Overcollateralization Amount.

      On and after the Stepdown Date and assuming that a Trigger Event is not in effect, the Targeted Overcollateralization Amount may be permitted to decrease or "stepdown." If the Targeted Overcollateralization Amount is permitted to stepdown on a Distribution Date, the Pooling and Servicing Agreement permits a portion of the Principal Remittance Amount for such Distribution Date not to be passed through as a distribution of principal on the Certificates on such Distribution Date. This has the effect of decelerating the amortization of the Certificates relative to the Pool Balance, thereby reducing the actual level of the Overcollateralization Amount to the new, lower Targeted Overcollateralization Amount. This portion of the Principal Remittance Amount not distributed as principal on the Certificates therefore releases overcollateralization from the Trust Fund.

      On any Distribution Date, the sum of the Monthly Excess Interest Amount remaining after the application of such amount to cover any Current Interest Shortfall, the Overcollateralization Release Amount and any portion of the Principal Distribution Amount (without duplication) remaining after principal distributions on the Certificates is the "Monthly Excess Cashflow Amount," which is required to be applied in the following order of priority (the "Monthly Excess Cashflow Allocation") on such Distribution Date:

            (i) to the Class A Certificates, pro rata, any remaining Accrued Certificate Interest for such Distribution Date;

            (ii) to the Class A Certificates, pro rata, any Interest Carry Forward Amounts for such Classes for such Distribution Date;

            (iii) to the Class AII-1B Certificates, any Class AII-1B Realized Loss Amortization Amount for such Distribution Date;

            (iv) to the Class M-1 Certificates, any remaining Accrued Certificate Interest for such Distribution Date;

            (v) to the Class M-1 Certificates, any Interest Carry Forward Amount for such Class for such Distribution Date;

            (vi) to the Class M-1 Certificates, any Class M-1 Realized Loss Amortization Amount for such Distribution Date;

            (vii) to the Class M-2 Certificates, any remaining Accrued Certificate Interest for such Distribution Date;

            (viii) to the Class M-2 Certificates, any Interest Carry Forward Amount for such Class for such Distribution Date;

            (ix) to the Class M-2 Certificates, any Class M-2 Realized Loss Amortization Amount for such Distribution Date;

            (x) to the Class M-3 Certificates, any remaining Accrued Certificate Interest for such Distribution Date;

            (xi) to the Class M-3 Certificates, any Interest Carry Forward Amount for such Class for such Distribution Date;

            (xii) to the Class M-3 Certificates, any Class M-3 Realized Loss Amortization Amount for such Distribution Date;

            (xiii) to the Class M-4 Certificates, any remaining Accrued Certificate Interest for such Distribution Date;

            (xiv) to the Class M-4 Certificates, any Interest Carry Forward Amount for such Class for such Distribution Date;

            (xv) to the Class M-4 Certificates, any Class M-4 Realized Loss Amortization Amount for such Distribution Date;

            (xvi) to the Class M-5 Certificates, any remaining Accrued Certificate Interest for such Distribution Date;

            (xvii) to the Class M-5 Certificates, any Interest Carry Forward Amount for such Class for such Distribution Date;

            (xviii) to the Class M-5 Certificates, any Class M-5 Realized Loss Amortization Amount for such Distribution Date;

            (xix) to the Class M-6 Certificates, any remaining Accrued Certificate Interest for such Distribution Date;

            (xx) to the Class M-6 Certificates, any Interest Carry Forward Amount for such Class for such Distribution Date;

            (xxi) to the Class M-6 Certificates, any Class M-6 Realized Loss Amortization Amount for such Distribution Date;

            (xxii) to the Class M-7 Certificates, any remaining Accrued Certificate Interest for such Distribution Date;

            (xxiii) to the Class M-7 Certificates, any Interest Carry Forward Amount for such Class for such Distribution Date;

            (xxiv) to the Class M-7 Certificates, any Class M-7 Realized Loss Amortization Amount for such Distribution Date;

            (xxv) concurrently, to the Class M-8A and Class M-8B Certificates, pro rata (based on the remaining Accrued Certificate Interest for each such Class), any remaining Accrued Certificate Interest for such Distribution Date;

            (xxvi) concurrently, to the Class M-8A and Class M-8B Certificates, pro rata (based on the remaining Interest Carry Forward Amount for each such Class), any Interest Carry Forward Amount for such Classes for such Distribution Date;

            (xxvii) concurrently, to the Class M-8A and Class M-8B Certificates, pro rata in accordance with their Unpaid Realized Loss Amounts, any Class M-8 Realized Loss Amortization Amount for such Distribution Date;

            (xxviii) to the Class M-9 Certificates, any remaining Accrued Certificate Interest for such Distribution Date;

            (xxix) to the Class M-9 Certificates, any Interest Carry Forward Amount for such Class for such Distribution Date;

            (xxx) to the Class M-9 Certificates, any Class M-9 Realized Loss Amortization Amount for such Distribution Date;

            (xxxi) to the Class M-10 Certificates, any remaining Accrued Certificate Interest for such Distribution Date;

            (xxxii) to the Class M-10 Certificates, any Interest Carry Forward Amount for such Class for such Distribution Date;

            (xxxiii) to the Class M-10 Certificates, any Class M-10 Realized Loss Amortization Amount for such Distribution Date;

            (xxxiv) first, to the Class A Certificates, pro rata (based on the Cap Carryover Amount for each such Class), and then sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8A and Class M-8B (pro rata, based on the Principal Balance for each such Class), Class M-9 and Class M-10 Certificates, any Cap Carryover Amount for such Class; and

            (xxxv) to the Class CE Certificates, in the amounts specified in the Pooling and Servicing Agreement.

      Nothwithstanding the foregoing, once the Principal Balance of a Class A or Class M Certificate is reduced to zero, it will not be entitled to any further distributions from the Monthly Excess Cashflow Amount.

      For purposes of the foregoing, the following terms will have the respective meanings set forth below.

      "Class AII-1B Realized Loss Amortization Amount" means as to the Class AII-1B Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class AII-1B Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) and (ii) of the Monthly Excess Cashflow Allocation for such Distribution Date.

      "Class M-1 Realized Loss Amortization Amount" means as to the Class M-1 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-1 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (v) of the Monthly Excess Cashflow Allocation for such Distribution Date.

      "Class M-2 Realized Loss Amortization Amount" means as to the Class M-2 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-2 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (viii) of the Monthly Excess Cashflow Allocation for such Distribution Date.

      "Class M-3 Realized Loss Amortization Amount" means as to the Class M-3 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-3 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xi) of the Monthly Excess Cashflow Allocation for such Distribution Date.

      "Class M-4 Realized Loss Amortization Amount" means as to the Class M-4 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-4 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xiv) of the Monthly Excess Cashflow Allocation for such Distribution Date.

      "Class M-5 Realized Loss Amortization Amount" means as to the Class M-5 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-5 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xvii) of the Monthly Excess Cashflow Allocation for such Distribution Date.

      "Class M-6 Realized Loss Amortization Amount" means as to the Class M-6 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-6 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xx) of the Monthly Excess Cashflow Allocation for such Distribution Date.

      "Class M-7 Realized Loss Amortization Amount" means as to the Class M-7 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-7 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xxiii) of the Monthly Excess Cashflow Allocation for such Distribution Date.

      "Class M-8 Realized Loss Amortization Amount" means as to the Class M-8A and Class M-8B Certificates and as of any Distribution Date, the lesser of (x) the sum of the Unpaid Realized Loss Amounts for the Class M-8A and Class M-8B Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xxvi) of the Monthly Excess Cashflow Allocation for such Distribution Date.

      "Class M-9 Realized Loss Amortization Amount" means as to the Class M-9 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-9 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xxix) of the Monthly Excess Cashflow Allocation for such Distribution Date.

      "Class M-10 Realized Loss Amortization Amount" means as to the Class M-10 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-10 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xxxii) of the Monthly Excess Cashflow Allocation for such Distribution Date.

      "Realized Loss Amortization Amount" means each of the Class AII-1B Realized Loss Amortization Amount, the Class M-1 Realized Loss Amortization Amount, the Class M-2 Realized Loss Amortization Amount, the Class M-3 Realized Loss Amortization Amount, the Class M-4 Realized Loss Amortization Amount, the Class M-5 Realized Loss Amortization Amount, the Class M-6 Realized Loss Amortization Amount, the Class M-7 Realized Loss Amortization Amount, the Class M-8 Realized Loss Amortization Amount, the Class M-9 Realized Loss Amortization Amount and the Class M-10 Realized Loss Amortization Amount.

      "Unpaid Realized Loss Amount" means for any Class of Subordinated Certificates (other than the Class CE Certificates) or the Class AII-1B Certificates and as to any Distribution Date, the excess of (x) the cumulative amount of related Applied Realized Loss Amounts allocated to such Class for all prior Distribution Dates, as described under "-Allocation of Losses" above, over
(y) the sum of (a) the cumulative amount of any Subsequent Recoveries allocated to such Class and (b) the cumulative amount of related Realized Loss Amortization Amounts with respect to such class for all prior Distribution Dates.

Pass-Through Rates

      Interest for each Distribution Date on the Fixed Rate Certificates during the related Interest Accrual Period at a per annum rate (the "Pass-Through Rate") equal to the lesser of (i) the per annum rate set forth in the table below and (ii) the Group I Cap or the Pool Cap, as applicable, for such Distribution Date.

Class                     Rate
-----------             --------
Class AI-1B             [_____]%
Class AI-2              [_____]%
Class AI-3              [_____]%
Class AI-4              [_____]%
Class AI-5              [_____]%
Class AI-6              [_____]%
Class AI-7              [_____]%
Class AI-8              [_____]%
Class AI-9              [_____]%
Class M-8B              [_____]%
Class M-10              [_____]%

      Interest for each Distribution Date will accrue on the Floating Rate Certificates during the related Interest Accrual Period at a per annum rate (the "Pass-Through Rate") equal to the least of (i) One-Month LIBOR plus the applicable certificate margin set forth in the table below, (ii) except with respect to the Class AI-1A Certificates, the applicable Maximum Rate Cap (the lesser of (i) and (ii) for each such Class or (i) in the case of the Class AI-1A

Certificates, the "Formula Rate") and (iii) the applicable Cap for such Distribution Date. During each Interest Accrual Period relating to the Distribution Dates after the optional termination date, each of the certificate margins (other than the certificate margin for the Class AI-1A Certificates) will be "stepped-up" to the applicable margin set forth in the table below if the optional termination right is not exercised.

Class                         Certificate Margin   Stepped Up Certificate Margin
---------------------------   ------------------   -----------------------------
Class AI-1A                       [_______]%                [_______]%
Class AII-1A                      [_______]%                [_______]%
Class AII-1B                      [_______]%                [_______]%
Class AIII-1                      [_______]%                [_______]%
Class AIII-2                      [_______]%                [_______]%
Class AIII-3                      [_______]%                [_______]%
Class M-1                         [_______]%                [_______]%
Class M-2                         [_______]%                [_______]%
Class M-3                         [_______]%                [_______]%
Class M-4                         [_______]%                [_______]%
Class M-5                         [_______]%                [_______]%
Class M-6                         [_______]%                [_______]%
Class M-7                         [_______]%                [_______]%
Class M-8A                        [_______]%                [_______]%
Class M-9                         [_______]%                [_______]%

      With respect to the Fixed Rate Certificates, interest in respect of any Distribution Date will accrue during the related Interest Accrual Period on the basis of a 360-day year assumed to consist of twelve 30-day months. With respect to the Floating Rate Certificates, interest in respect of any Distribution Date will accrue during the related Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed.

      The "Group I Cap" for any Distribution Date and for the Class AI Certificates will be a per annum rate (subject to adjustment (in the case of the Class AI-1A Certificates) based on the actual number of days elapsed in the related Interest Accrual Period) equal to the average of the Net Mortgage Interest Rates for the Group I Mortgage Loans, weighted on the basis of the unpaid principal balance of the Group I Mortgage Loans as of the first day of the related Collection Period.

      The "Group II Cap" for any Distribution Date and for the Class AII Certificates will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the average of the Net Mortgage Interest Rates for the Group II Mortgage Loans, weighted on the basis of the unpaid principal balance of the Group II Mortgage Loans as of the first day of the related Collection Period.

      The "Group III Cap" for any Distribution Date and for the Class AIII Certificates will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the average of the Net Mortgage Interest Rates for the Group III Mortgage Loans, weighted on the basis of the unpaid principal balance of the Group III Mortgage Loans as of the first day of the related Collection Period.

      The "Pool Cap" for any Distribution Date and for the Class M Certificates will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Group I Cap, the Group II Cap and the Group III Cap, weighted on the basis of the related Group Subordinate Amount.

      Each of the Group I Cap, the Group II Cap, the Group III Cap and the Pool Cap are sometimes referred to in this prospectus supplement as a "Cap."

      The "Group II Maximum Rate Cap" for any Distribution Date and for the Class AII Certificates will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the average of the Net Rate Ceilings for the Adjustable Rate Mortgage Loans in Loan Group II and the Net Mortgage Interest Rates for the Fixed Rate Mortgage Loans in Loan Group II, weighted on the basis of the unpaid principal balance of the Group II Mortgage Loans as of the first day of the related Collection Period.

      The "Group III Maximum Rate Cap" for any Distribution Date and for the Class AIII Certificates will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the average of the Net Rate Ceilings for the Adjustable Rate Mortgage Loans in Loan Group III and the Net Mortgage Interest Rates for the Fixed Rate Mortgage Loans in Loan Group III, weighted on the basis of the unpaid principal balance of the Group III Mortgage Loans as of the first day of the related Collection Period.

      The "Group Subordinate Amount" for any Distribution Date and (i) Loan Group I, will be equal to the greater of zero and the excess of the aggregate unpaid principal balance of the Group I Mortgage Loans as of the first day of the related Collection Period over the aggregate Principal Balance of the Class AI Certificates immediately prior to such Distribution Date, (ii) Loan Group II, will be equal to the greater of zero and the excess of the aggregate unpaid principal balance of the Group II Mortgage Loans as of the first day of the related Collection Period over the aggregate Principal Balance of the Class AII Certificates immediately prior to such Distribution Date and (iii) Loan Group III, will be equal to the greater of zero and the excess of the aggregate unpaid principal balance of the Group III Mortgage Loans as of the first day of the related Collection Period over the aggregate Principal Balance of the Class AIII Certificates immediately prior to such Distribution Date.

      The "Pool Maximum Rate Cap" for any Distribution Date and for the Class M Certificates will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the (i) average of the Net Mortgage Interest Rates for the Fixed Rate Mortgage Loans in Loan Group I, (ii) the Group II Maximum Rate Cap and (iii) the Group III Maximum Rate Cap, weighted on the basis of the related Group Subordinate Amount.

      Each of the Group II Maximum Rate Cap, the Group III Maximum Rate Cap and the Pool Maximum Rate Cap are sometimes referred to in this prospectus supplement as a "Maximum Rate Cap." There is no Maximum Rate Cap with respect to the Class AI-1A Certificates.

      If on any Distribution Date, the Accrued Certificate Interest for any Certificate is based on a Cap, the excess of (i) the amount of interest such Certificate would have been entitled to receive on such Distribution Date if the Accrued Certificate Interest for such Certificate were not based on a Cap over
(ii) the amount of interest such Certificate received on such Distribution Date based on the Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Formula Rate (in the case of the Floating Rate Certificates) or the fixed interest rate (in the case of the Fixed Rate Certificates) on such Certificate) will be the "Cap Carryover Amount." Any Cap Carryover Amount will be paid on the same or future Distribution Dates from amounts that would otherwise be distributed on the Class CE Certificates, and then, to the extent remaining unpaid, from amounts in the Reserve Accounts as set forth herein under "-Yield Maintenance Agreements."

      The "Net Rate Ceiling" for each Adjustable Rate Mortgage Loan is the applicable Rate Ceiling less the sum of (i) the Servicing Fee Rate and (ii) the Credit Risk Manager Fee Rate.

The Yield Maintenance Agreements

      The Securities Administrator on behalf of the Trust Fund will enter into
(i) a yield maintenance agreement with [_______________], as counterparty (the "Counterparty"), which will be for the benefit of the Class AI-1A Certificates (the "Class AI Yield Maintenance Agreement"), (ii) a yield maintenance agreement with the Counterparty, which will be for the benefit of the Class AII Certificates (the "Class AII Yield Maintenance Agreement"), (iii) a yield maintenance agreement with the Counterparty, which will be for the benefit of the Class AIII Certificates (the "Class AIII Yield Maintenance Agreement"), (iv) a yield maintenance agreement with the Counterparty, which will be for the benefit of the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates (the "Upper Mezzanine Certificates Yield Maintenance Agreement"),
(v) a yield maintenance agreement with the Counterparty, which will be for the benefit of the Class M-6 and Class M-7 Certificates (the "Middle Mezzanine Certificates Yield Maintenance Agreement") and (vi) a yield maintenance agreement with the Counterparty, which will be for the benefit of the Class M-8A and Class M-9 Certificates (the "Lower Mezzanine Certificates Yield Maintenance Agreement" and, together with the Upper Mezzanine Certificates Yield Maintenance Agreement and the Middle Mezzanine Certificates Yield Maintenance Agreement, the "Class M Yield Maintenance Agreements", and collectively with the Class AI Yield Maintenance Agreement, the Class AII

Yield Maintenance Agreement and the Class AIII Yield Maintenance Agreement, the "Yield Maintenance Agreements").

      Pursuant to the Class AI Yield Maintenance Agreement, if, with respect to any Distribution Date on or prior to the Distribution Date in [_________] 20__, One-Month LIBOR as of two London business days prior to the first day of the Interest Accrual Period for the Class AI-1A Certificates relating to such Distribution Date exceeds the applicable lower strike rate for such Distribution Date, the Counterparty will be obligated to pay to the Securities Administrator two London business days prior to the end of the related Interest Accrual Period for such Distribution Date, for deposit into the Class AI Reserve Account, an amount equal to the product of (a) the excess of the lesser of (i) One-Month LIBOR and (ii) the applicable upper strike rate for such Distribution Date over the lower strike rate for such Distribution Date, (b) the Effective Notional Amount for such Distribution Date and (c) a fraction, the numerator of which is the actual number of days elapsed since the previous Distribution Date (or, in the case of the initial Distribution Date, the number of days elapsed since the Closing Date) to but excluding the current Distribution Date and the denominator of which is 360 (the "Class AI Yield Maintenance Agreement Payment"). The Class AI Yield Maintenance Agreement will terminate after the Distribution Date in [_________] 20__.

      Pursuant to the Class AII Yield Maintenance Agreement, if, with respect to any Distribution Date on or prior to the Distribution Date in [_________] 20__, One-Month LIBOR as of two London business days prior to the first day of the Interest Accrual Period for the Class AII Certificates relating to such Distribution Date exceeds the applicable lower strike rate for such Distribution Date, the Counterparty will be obligated to pay to the Securities Administrator two London business days prior to the end of the related Interest Accrual Period for such Distribution Date, for deposit into the Class AII Reserve Account, an amount equal to the product of (a) the excess of the lesser of (i) One-Month LIBOR and (ii) the applicable upper strike rate for such Distribution Date over the lower strike rate for such Distribution Date, (b) the Effective Notional Amount for such Distribution Date and (c) a fraction, the numerator of which is the actual number of days elapsed since the previous Distribution Date (or, in the case of the initial Distribution Date, the number of days elapsed since the Closing Date) to but excluding the current Distribution Date and the denominator of which is 360 (the "Class AII Yield Maintenance Agreement Payment"). The Class AII Yield Maintenance Agreement will terminate after the Distribution Date in [_________] 20__.

      Pursuant to the Class AIII Yield Maintenance Agreement, if, with respect to any Distribution Date on or prior to the Distribution Date in [_________] 20__, One-Month LIBOR as of two London business days prior to the first day of the Interest Accrual Period for the Class AIII Certificates relating to such Distribution Date exceeds the applicable lower strike rate for such Distribution Date, the Counterparty will be obligated to pay to the Securities Administrator two London business days prior to the end of the related Interest Accrual Period for such Distribution Date, for deposit into the Class AIII Reserve Account, an amount equal to the product of (a) the excess of the lesser of (i) One-Month LIBOR and (ii) the applicable upper strike rate for such Distribution Date over the lower strike rate for such Distribution Date, (b) the Effective Notional Amount for such Distribution Date and (c) a fraction, the numerator of which is the actual number of days elapsed since the previous Distribution Date (or, in the case of the initial Distribution Date, the number of days elapsed since the Closing Date) to but excluding the current Distribution Date and the denominator of which is 360 (the "Class AIII Yield Maintenance Agreement Payment"). The Class AIII Yield Maintenance Agreement will terminate after the Distribution Date in [_________] 20__.

      Pursuant to the Upper Mezzanine Certificates Yield Maintenance Agreement, if, with respect to any Distribution Date on or prior to the Distribution Date in [_________] 20__, One-Month LIBOR as of two London business days prior to the first day of the Interest Accrual Period for the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates relating to such Distribution Date exceeds the applicable lower strike rate for such Distribution Date, the Counterparty will be obligated to pay to the Securities Administrator two London business days prior to the end of the related Interest Accrual Period for such Distribution Date, for deposit into the Upper Mezzanine Reserve Account, an amount equal to the product of (a) the excess of the lesser of (i) One-Month LIBOR and (ii) the applicable upper strike rate for such Distribution Date over the lower strike rate for such Distribution Date, (b) the Effective Notional Amount for such Distribution Date and (c) a fraction, the numerator of which is the actual number of days elapsed since the previous Distribution Date (or, in the case of the initial Distribution Date, the number of days elapsed since the Closing Date) to but excluding the current Distribution Date and the denominator of which is 360 (the "Upper Mezzanine Certificates Yield Maintenance Agreement Payment").

The Upper Mezzanine Certificates Yield Maintenance Agreement will terminate after the Distribution Date in [_________] 20__.

      Pursuant to the Middle Mezzanine Certificates Yield Maintenance Agreement, if, with respect to any Distribution Date on or prior to the Distribution Date in [_________] 20__, One-Month LIBOR as of two London business days prior to the first day of the Interest Accrual Period for the Class M-6 and Class M-7 Certificates relating to such Distribution Date exceeds the applicable lower strike rate for such Distribution Date, the Counterparty will be obligated to pay to the Securities Administrator two London business days prior to the end of the related Interest Accrual Period for such Distribution Date, for deposit into the Middle Mezzanine Reserve Account, an amount equal to the product of (a) the excess of the lesser of (i) One-Month LIBOR and (ii) the applicable upper strike rate for such Distribution Date over the lower strike rate for such Distribution Date, (b) the Effective Notional Amount for such Distribution Date and (c) a fraction, the numerator of which is the actual number of days elapsed since the previous Distribution Date (or, in the case of the initial Distribution Date, the number of days elapsed since the Closing Date) to but excluding the current Distribution Date and the denominator of which is 360 (the "Middle Mezzanine Certificates Yield Maintenance Agreement Payment"). The Middle Mezzanine Certificates Yield Maintenance Agreement will terminate after the Distribution Date in [________] 20__.

      Pursuant to the Lower Mezzanine Certificates Yield Maintenance Agreements, if, with respect to any Distribution Date on or prior to the Distribution Date in [_________] 20__, One-Month LIBOR as of two London business days prior to the first day of the Interest Accrual Period for the Class M-8A and Class M-9 Certificates relating to such Distribution Date exceeds the applicable lower strike rate for such Distribution Date, the Counterparty will be obligated to pay to the Securities Administrator two London business days prior to the end of the related Interest Accrual Period for such Distribution Date, for deposit into the Lower Mezzanine Reserve Account, an amount equal to the product of (a) the excess of the lesser of (i) One-Month LIBOR and (ii) the applicable upper strike rate for such Distribution Date over the lower strike rate for such Distribution Date, (b) the Effective Notional Amount for such Distribution Date and (c) a fraction, the numerator of which is the actual number of days elapsed since the previous Distribution Date (or, in the case of the initial Distribution Date, the number of days elapsed since the Closing Date) to but excluding the current Distribution Date and the denominator of which is 360 (the "Lower Mezzanine Certificates Yield Maintenance Agreement Payment"). The Lower Mezzanine Certificates Yield Maintenance Agreement will terminate after the Distribution Date in [_______] 20__.

      The "Effective Notional Amount" with respect to each Distribution Date and each Yield Maintenance Agreement is a notional amount set forth in such Yield Maintenance Agreement multiplied by a scale factor of 100.

      The upper strike rate, lower strike rate and Effective Notional Amount applicable to each Yield Maintenance Agreement and each Distribution Date are set forth in the table for each agreement in Annex I to this prospectus supplement.

      There are certain periods prior to the expiration of each Yield Maintenance Agreement (other than the Class AI Yield Maintenance Agreement) when the related Effective Notional Amount is zero and, as a result, the Counterparty will not be required to make any payments under such Yield Maintenance Agreement for such periods.

      The Class AI Yield Maintenance Agreement Payment, Class AII Yield Maintenance Agreement Payment, Class AIII Yield Maintenance Agreement Payment, Upper Mezzanine Certificates Yield Maintenance Agreement Payment, Middle Mezzanine Certificates Yield Maintenance Agreement Payment and Lower Mezzanine Certificates Yield Maintenance Agreement Payment may each be referred to as a "Yield Maintenance Agreement Payment".

      The Yield Maintenance Agreements will be governed by and construed in accordance with the law of the State of New York. The obligations of the Counterparty are limited to those specifically set forth in each Yield Maintenance Agreement.

      The information set forth in this section with regard to [_____________] and its affiliates has been provided to the Depositor or compiled from information provided to the Depositor by [____________]. None of the Depositor, the Servicer, the Trustee, the Securities Administrator, the Credit Risk Manager, the Underwriters or any of their respective affiliates has made any independent investigation of this information or has made or will make any representation as to the accuracy or completeness of this information.

      [______________] is a [____________] subsidiary of [____________].
[___________] is engaged in general consumer banking, commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services.

      Moody's currently rates [_____________]'s long-term certificates of deposit as "[____]" and short-term certificates of deposit as "[____]". S&P rates [____________]'s long-term certificates of deposit as "[____]" and its short-term certificates of deposit as "[____]". Fitch rates long-term certificates of deposit of [__________] as "[____]" and short-term certificates of deposit as "[____]." Further information with respect to such ratings may be obtained from Moody's, S&P and Fitch, respectively. No assurances can be given that the current ratings of [_____________]'s instruments will be maintained.

Reserve Accounts

      Pursuant to the Pooling and Servicing Agreement, the Securities Administrator will establish six separate trust accounts (the "Class AI Reserve Account", the "Class AII Reserve Account", the "Class AIII Reserve Account", the "Upper Mezzanine Reserve Account", the "Middle Mezzanine Reserve Account" and the "Lower Mezzanine Reserve Account" and each, a "Reserve Account") for deposit of the respective Yield Maintenance Agreement Payments received under each Yield Maintenance Agreement.

      Holders of a Certificate entitled to receive payments under a Yield Maintenance Agreement will be entitled to receive the related Yield Maintenance Agreement Payments, if any, deposited into the related Reserve Account with respect to any Distribution Date to the extent that distributions pursuant to clause (xxxiv) of the Monthly Excess Cashflow Allocation are not sufficient to fully pay any Cap Carryover Amounts on such Certificate for any Distribution Date. Each Reserve Account will be funded solely from amounts received by the Securities Administrator from the related Yield Maintenance Agreement Payments. Once the Principal Balance of a Certificate is reduced to zero, such Certificate will not be entitled to any further payments of Cap Carryover Amounts.

      Any distribution by the Securities Administrator from amounts in the Reserve Accounts will be made on the applicable Distribution Date in the following order of priority:

      (i) to the Class AI-1A Certificates from the Class AI Reserve Account, any remaining unpaid Cap Carryover Amounts for such Class for such Distribution Date (after distributions pursuant to clause (xxxiv) of the Monthly Excess Cashflow Allocation),

      (ii)(a) to the Class AII Certificates, from the Class AII Reserve Account, in each case only up to the Cap Amount for the related Class, any remaining unpaid Cap Carryover Amount for such Class for such Distribution Date (after distributions pursuant to clause (xxxiv) of the Monthly Excess Cashflow Allocation), distributed to the Class AII-1A and Class AII-1B Certificates, pro rata, based on their respective Cap Amounts; and

      (b) to the Class AIII Certificates, from the Class AIII Reserve Account, in each case only up to the Cap Amount for the related Class, any remaining unpaid Cap Carryover Amount for such Class for such Distribution Date (after distributions pursuant to clause (xxxiv) of the Monthly Excess Cashflow Allocation), distributed to the Class AIII-1, Class AIII-2 and Class AIII-3 Certificates, pro rata, based on their respective Cap Amounts;

      (iii) (a) to the Class AII Certificates, from the Class AII Reserve Account, without regard to the Cap Amount for the related Class, any remaining unpaid Cap Carryover Amounts for such Class for such Distribution Date (after distributions pursuant to clause (ii)(a) above), distributed to the Class AII-1A and Class AII-1B Certificates, pro rata, based on their respective Cap Carryover Amounts; and

      (b) to the Class AIII Certificates, from the Class AIII Reserve Account, without regard to the Cap Amount for the related Class, any remaining unpaid Cap Carryover Amounts for such Class for such Distribution Date (after distributions pursuant to clause (ii)(b) above), distributed to the Class AIII-1, Class AIII-2 and Class AIII-3 Certificates, pro rata, based on their respective Cap Carryover Amounts;

      (iv)(a) to the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, from the Upper Mezzanine Reserve Account, in each case only up to the Cap Amount for the related Class, any remaining unpaid Cap Carryover Amounts for such Classes for such Distribution Date (after distributions pursuant to clause (xxxiv) of the Monthly Excess Cashflow Allocation) distributed sequentially to the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates,

      (b) to the Class M-6 and Class M-7 Certificates, from the Middle Mezzanine Reserve Account, in each case only up to the Cap Amount for the related Class, any remaining unpaid Cap Carryover Amounts for such Classes for such Distribution Date (after distributions pursuant to clause (xxxiv) of the Monthly Excess Cashflow Allocation) distributed sequentially to the Class M-6 and Class M-7 Certificates, and

      (c) to the Class M-8A and Class M-9 Certificates, from the Lower Mezzanine Reserve Account, in each case only up to the Cap Amount for the related Class, any remaining unpaid Cap Carryover Amounts for such Classes for such Distribution Date (after distributions pursuant to clause (xxxiv) of the Monthly Excess Cashflow Allocation) distributed sequentially to the Class M-8A and Class M-9 Certificates;

      (v) (a) to the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates, from the Upper Mezzanine Reserve Account, without regard to the Cap Amount for the related Class, any remaining unpaid Cap Carryover Amounts for such Classes for such Distribution Date (after distributions pursuant to clause
(iv)(a) above) distributed sequentially to the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates,

      (b) to the Class M-6 and Class M-7 Certificates, from the Middle Mezzanine Reserve Account, without regard to the Cap Amount for the related Class, any remaining unpaid Cap Carryover Amounts for such Classes for such Distribution Date (after distributions pursuant to clause (iv)(b) above) distributed sequentially to the Class M-6 and Class M-7 Certificates, and

      (c) to the Class M-8A and Class M-9 Certificates, from the Lower Mezzanine Reserve Account, without regard to the Cap Amount for the related Class, any remaining unpaid Cap Carryover Amounts for such Classes for such Distribution Date (after distributions pursuant to clause (iv)(c) above) distributed sequentially to the Class M-8A and Class M-9 Certificates; and

      (vi)to the Class CE Certificates, any remaining amount on deposit in the Reserve Accounts.

      The "Cap Amount" for any of:

            (a) the Class AII-1A or Class AII-1B Certificates and any Distribution Date is equal to (i) the Class AII Yield Maintenance Agreement Payment for such Distribution Date multiplied by (ii) a fraction equal to (A) the Principal Balance of such Class immediately prior to such Distribution Date divided by (B) the sum of the Principal Balances of the Class AII-1A and Class AII-1B Certificates immediately prior to such Distribution Date;

            (b) the Class AIII-1, Class AIII-2 or Class AIII-3 Certificates and any Distribution Date is equal to (i) the Class AIII Yield Maintenance Agreement Payment for such Distribution Date multiplied by (ii) a fraction equal to (A) the Principal Balance of such Class immediately prior to such Distribution Date divided by (B) the sum of the Principal Balances of the Class AIII-1, Class AIII-2 and Class AIII-3 Certificates immediately prior to such Distribution Date;

            (c) the Class M-1, Class M-2, Class M-3, Class M-4 or Class M-5 Certificates and any Distribution Date is equal to (i) the Upper Mezzanine Certificates Yield Maintenance Agreement Payment for such Distribution Date multiplied by (ii) a fraction equal to (A) the Principal Balance of such Class immediately prior to such Distribution Date divided by (B) the sum of the Principal Balances of the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates immediately prior to such Distribution Date;

            (d) the Class M-6 and Class M-7 Certificates and any Distribution Date is equal to (i) the Middle Mezzanine Certificates Yield Maintenance Agreement Payment for such Distribution Date multiplied by (ii) a fraction equal to (A) the Principal Balance of such Class immediately prior to such Distribution Date divided by

      (B) the sum of the Principal Balances of the Class M-6 and Class M-7 Certificates immediately prior to such Distribution Date; and

            (e) the Class M-8A or Class M-9 Certificates and any Distribution Date is equal to (i) the Lower Mezzanine Certificates Yield Maintenance Agreement Payment for such Distribution Date multiplied by (ii) a fraction equal to (A) the Principal Balance of such Class immediately prior to such Distribution Date divided by (B) the sum of the Principal Balances of the Class M-8A and Class M-9 Certificates immediately prior to such Distribution Date.

                      DESCRIPTION OF THE MORTGAGE LOANS(1)

General

      The mortgage loans to be included in the Trust Fund will be subprime, fixed rate and adjustable rate, conventional, monthly pay, one- to four-family, residential first lien mortgage loans (the "Mortgage Loans"). The Mortgage Loans will be divided into three loan groups ("Loan Group I," "Loan Group II" and "Loan Group III," respectively, and each, a "Loan Group"). The Mortgage Loans in Loan Group I are sometimes referred to as the "Group I Mortgage Loans," the Mortgage Loans in Loan Group II are sometimes referred to as the "Group II Mortgage Loans," and the Mortgage Loans in Loan Group III are sometimes referred to as the "Group III Mortgage Loans." The Group I Mortgage Loans will consist only of Fixed Rate Mortgage Loans. The Group II Mortgage Loans will consist of Fixed Rate Mortgage Loans and Adjustable Rate Mortgage Loans, with principal balances that conform to Fannie Mae and Freddie Mac guidelines. The Group III Mortgage Loans will consist of Fixed Rate Mortgage Loans and Adjustable Rate Mortgage Loans. The Mortgage Loans will have original terms to maturity ranging from approximately [____] to approximately 30 years. The Mortgage Loans are expected to be secured by first liens (the "Mortgages") on one- to four-family residential properties (the "Mortgaged Properties") and to have the additional characteristics described herein and in the prospectus. The "Pool Balance" is equal to the aggregate unpaid principal balance of the Mortgage Loans.

      A "Fixed Rate Mortgage Loan" is a Mortgage Loan with a fixed interest rate, providing level monthly payments of principal and interest and terms at origination or modification of not more than [___] years. An "Adjustable Rate Mortgage Loan" is a Mortgage Loan with an adjustable interest rate, having an original or modified term to maturity of not more than 30 years with a related Mortgage Interest Rate which generally adjusts at either [___], [___] or [___] years subsequent to the initial Due Date and thereafter at either [___] or [___] intervals (each such date, an "Adjustment Date") over the term of the Mortgage Loan. On each Adjustment Date, the Mortgage Interest Rate for such Mortgage Loan will adjust to the sum of the applicable Index and the number of basis points specified in the related Mortgage Note (the "Gross Margin"), rounded to the nearest one-eighth of one percent, subject to the limitation that with respect to each Adjustment Date, the interest rate after such adjustment may not vary from the Mortgage Interest Rate in effect prior to such adjustment by more than the amount specified in the Mortgage Note (the "Periodic Cap"). In addition, adjustments to the interest rate for each Mortgage Loan are subject to a lifetime rate ceiling (the "Rate Ceiling"). Appendix A contains a table of the Rate Ceilings for the

----------

(1) The descriptions in this prospectus supplement of the Trust and the properties securing the Mortgage Loans to be included in the Trust Fund are based upon the expected characteristics of the Mortgage Loans at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Notwithstanding the foregoing, any of such Mortgage Loans may be excluded from the Trust Fund
      (i) as a result of principal prepayment thereof in full or (ii) if, as a result of delinquencies or otherwise, the Depositor otherwise deems such exclusion necessary or desirable. In either event, other Mortgage Loans may be included in the Trust Fund. The Depositor believes that the information set forth herein with respect to the expected characteristics of the Mortgage Loans on the Cut-off Date is representative of the characteristics as of the Cut-off Date of the Mortgage Loans to be included in the Trust Fund as it will be constituted at the time the Certificates are issued, although the aggregate unpaid principal balance of the Mortgage Loans included in the Trust Fund as of the Cut-off Date, the range of Mortgage Interest Rates and maturities, and certain other characteristics of the Mortgage Loans in the Trust Fund may vary. In the event that any of the characteristics as of the Cut-off Date of the Mortgage Loans that constitute the Trust Fund on the date of initial issuance of the Certificates vary materially from those described herein, revised information regarding such Mortgage Loans will be made available to purchasers of the Offered Certificates, on or before such issuance date, and a Current Report on Form 8-K containing such information will be filed with the Securities and Exchange Commission within 15 days following such date.

Adjustable Rate Mortgage Loans. Generally, the minimum Mortgage Interest Rate for a Mortgage Loan will be such Mortgage Loan's initial Mortgage Interest Rate.

      Certain of the Mortgage Loans will not fully amortize by their respective maturity dates (each, a "Balloon Loan"). The Monthly Payment for each Balloon Loan is based on an amortization schedule of [___] months, except for the final payment (the "Balloon Payment") which is due and payable on the [___] month following origination of such Mortgage Loan. The amount of the Balloon Payment on each Balloon Loan is substantially in excess of the amount of the scheduled Monthly Payment for such Mortgage Loan. In addition, the Servicer will not make any advances with respect to the unpaid principal balance of a Balloon Loan remaining at maturity. See "Description of the Securities-Advances in Respect of Delinquencies" in the prospectus. Appendix A contains information relating to the amount of Balloon Loans.

Indexes

      The index for approximately [____]% (by aggregate unpaid principal balance as of the Cut-off Date) of the Adjustable Rate Mortgage Loans will be the six-month London interbank offered rate (the "Six-Month LIBOR Index"). "Six-Month LIBOR" is defined as is the average of interbank offered rates for six-month U.S. dollar deposits in the London market, as published in The Wall Street Journal and most recently available as of the date 45 days before the applicable Adjustment Date. In the event that the Six-Month LIBOR Index is no longer available, the Servicer will select a substitute index in accordance with the terms of the related mortgage note and in compliance with federal and state law.

      Listed below are historical averages of Six-Month LIBOR Index for the months and years shown. The monthly averages shown are intended only to provide an historical summary of the movements in yields on the Six-Month LIBOR Index and may not be indicative of future rates. The source of the daily values of the Six-Month LIBOR Index used in determining the monthly averages shown below is Bloomberg Professional Services(R).

                                                              Year
                                                --------------------------------
Month                                           2004   2003   2002   2001   2000
---------------------------------------------   ----   ----   ----   ----   ----
January
February
March
April
May
June
July
August
September
October
November
December

      The index for approximately [____]% (by aggregate unpaid principal balance as of the Cut-off Date) of the Adjustable Rate Mortgage Loans will be the One-Year CMT Index (the "One-Year CMT Index" and, together with the Six-Month LIBOR Index, an "Index"). "One-Year CMT" is defined to be the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in the Federal Reserve Statistical Release H.15 (519) and most recently available as of the date 45 days before the applicable Adjustment Date. In the event that the One-year CMT Index is no longer available, the Servicer will select a substitute index in accordance with the terms of the related mortgage note and in compliance with federal and state law.

      Listed below are historical averages of the One-Year CMT Index for the months and years shown. The monthly averages shown are intended only to provide an historical summary of the movements in yields on the One-Year CMT Index and may not be indicative of future rates. The source of the daily values of the One-Year CMT Index used in determining the monthly averages shown below is Bloomberg Professional Services(R).

                                                              Year
                                                --------------------------------
Month                                           2004   2003   2002   2001   2000
---------------------------------------------   ----   ----   ----   ----   ----
January
February
March
April
May
June
July
August
September
October
November
December

      Interest on the Mortgage Loans is calculated based on a 360-day year of twelve 30-day months. When a full prepayment of principal is made on a Mortgage Loan during a month, the mortgagor is charged interest only on the days of the month actually elapsed up to the date of such prepayment, at a daily interest rate that is applied to the principal amount of such prepaid mortgage loan. When a partial prepayment of principal is made on a Mortgage Loan during a month, the mortgagor generally is not charged interest on the amount of the partial prepayment during the month in which such prepayment is made.

      As of the Cut-off Date, none of the Mortgage Loans were Delinquent and none of the Adjustable Rate Mortgage Loans had Mortgage Interest Rates that may be converted to fixed Mortgage Interest Rates at the option of the related mortgagor. A substantial majority of the Mortgage Loans have a Due Date on the first day of each month. Any Monthly Payments due on the Mortgage Loans in [________] 20__will not be assigned to, or be a part of, the Trust.

      Each of the Mortgage Loans is subject to a due-on-sale clause. See "Certain Legal Aspects of the Mortgage Loans--`Due-on-Sale' Clauses" and "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Due on Sale Provisions" in the prospectus.

Mortgage Loan Data Appearing in Appendix A

      Appendix A contains tables setting forth certain characteristics of the Mortgage Loans. The balances and percentages set forth in such tables may not be exact due to rounding.

      The Mortgage Loans were originated by Wells Fargo Bank or its affiliates or by other originators. No single other originator is expected to have accounted for more than 5.00% of the aggregate unpaid principal balance of the Group I Mortgage Loans and the Group III Mortgage Loans as of the Cut-off Date. It is expected that as of the Cur-off Date, [___] of the other originators will have accounted for approximately [__]% and [__]% of the aggregate unpaid principal balance of the Group II Mortgage Loans. Not other single originator is expected to have accounted for more than 5.00% of the aggregate unpaid principal balance of the Group II Mortgage Loans as of the Cut-off Date.

      Wells Fargo's mortgage loan programs include a full documentation program and a "stated income, stated asset" program. For a description of these documentation programs, see "The Mortgage Loan Programs" in the prospectus.

      The Mortgage Loans were originated for various purposes. In general, in the case of a Mortgage Loan made for "rate/term" refinance purpose, substantially all of the proceeds are used to pay in full the unpaid principal balance of a previous mortgage loan of the mortgagor with respect to a Mortgaged Property and to pay origination and closing costs associated with such refinancing. However, in the case of a Mortgage Loan made for "equity take out" refinance purpose, all or a portion of the proceeds are generally required by the mortgagor for uses unrelated to the Mortgaged Property. The amount of such proceeds retained by the mortgagor may be substantial.

      The first table appearing in Appendix A sets forth certain characteristics of the Mortgage Loans. All weighted averages specified in the tables appearing in Appendix A are based on the unpaid principal balance of the Mortgage Loans in the aggregate or in the related Loan Group as of the Cut-off Date. References to percentages of the Mortgage Loans mean percentages based on the aggregate of the unpaid principal balance of the Mortgage Loans in the aggregate or in the related Loan Group as of the Cut-off Date, unless otherwise specified.

      For purposes of Appendix A, the term "single-family dwellings" includes single family attached planned unit developments ("PUDs"), single family detached PUDs, single family townhouses and single family detached dwellings.

      In addition, for purposes of Appendix A, the Loan-to-Value Ratio of a Mortgage Loan is calculated using the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator from an appraiser at the time of origination and (ii) the sale price for such property. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for "equity take out" purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal. There can be no assurance that such appraisal, which is based on the independent judgment of an appraiser and not an arms-length sales transaction, is an accurate representation of the market value of a Mortgaged Property. See "Description of the Trust Funds--Mortgage Loans" in the prospectus. No assurance can be given that the values of the Mortgaged Properties securing the Mortgage Loans have remained or will remain at the levels used in calculating the Loan-to-Value Ratios shown in Appendix A. The Depositor has taken no action to establish the current value of any Mortgaged Property. See "Risk Factors-Risks Associated with the Mortgage Loans--Real Estate Market Conditions Affect Mortgage Loan Performance" and "--Geographic Concentration May Increase Rates of Loss and Delinquency" in the prospectus and "Risk Factors-Recent Storms may adversely affect the offered certificates" in this prospectus supplement.

      Certain of the Mortgage Loans with Loan-to-Value Ratios in excess of 80% are covered by lender-paid primary mortgage insurance policies (each, an "LPMI Policy"). These LPMI Policies will be assigned to the Trust on the Closing Date. Wells Fargo Bank is responsible for paying the premiums under the LPMI Policies and may assign such obligation only with the consent of each Rating Agency and the respective LPMI Policy provider. Wells Fargo Bank will agree that in the event it is replaced as the servicer and the successor servicer does not undertake to pay such premiums, Wells Fargo Bank will pay any premiums on the LPMI Policies (which may include a one-time lump sum to the relevant LPMI Policy providers to continue the related LPMI Policies) until the applicable Mortgage Loans have been paid in full or otherwise liquidated. Information with respect to the Mortgage Loans covered by LPMI Policies is set forth in Appendix A.

      "FICO Scores" are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower's credit-worthiness. FICO Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The FICO Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO Scores generally range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a FICO Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that FICO Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, FICO Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The FICO Scores were obtained at either the time of origination of the Mortgage Loan or more recently. Neither the Depositor nor Wells Fargo Bank makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular FICO Score should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Loan according to its terms.

      Appendix A also contains a table of the credit levels of the Mortgage Loans. For a description of these credit levels, see "The Mortgage Loan Programs" in the prospectus.

      In addition, Appendix A contains a table of the months to the first Adjustment Date for the Adjustable Rate Mortgage Loans. With respect to each Adjustable Rate Mortgage Loan, "Months to First Adjustment Date" equals the number of months from the Cut-off Date to the month in which the mortgage interest rate applicable to such Adjustable Rate Mortgage Loan is initially adjusted.

      See "The Mortgage Loan Programs" in the prospectus.

Mortgage Loan Underwriting

      Approximately [___]% (by aggregate unpaid principal balance as of the Cut-Off Date) of the Mortgage Loans were generally originated in conformity with the underwriting standards described in the prospectus under the heading "The Mortgage Loan Programs" (the "Underwriting Standards"). In certain instances, exceptions to the Underwriting Standards may have been granted by Wells Fargo Bank. See "The Mortgage Loan Programs" in the prospectus. The remaining approximately [___]% (by aggregate unpaid principal balance as of the Cut-Off
Date) of the Mortgage Loans were purchased by Wells Fargo Bank in bulk purchase transactions and were underwritten using underwriting standards which may vary from the Underwriting Standards (the "Bulk Purchase Underwritten Loans"). However, Wells Fargo Bank has in each case reviewed the underwriting standards applied for such Bulk Purchase Underwritten Loans and determined that such standards were not materially different than the Underwriting Standards. See "The Mortgage Loan Programs -- Mortgage Loan Underwriting" in the prospectus.

Mandatory Repurchase or Substitution of Mortgage Loans

      The Depositor is required, with respect to Mortgage Loans that are found by the Custodian to have defective documentation, or in respect of which the Depositor has breached a representation or warranty, either to repurchase such Mortgage Loans or, if within two years of the date of initial issuance of the Certificates, to substitute new Mortgage Loans therefor. See "Prepayment and Yield Considerations" herein and "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Assignment of Mortgage Loans; Representations and Warranties; Repurchases" in the prospectus.

Optional Purchase or Substitution of Mortgage Loans

      Under certain circumstances as described in the prospectus under "Description of the Securities--Optional Purchases" the Depositor may, at its sole discretion purchase certain Mortgage Loans from the Trust. The Depositor may also, for three months following the Closing Date, substitute, for any reason, a new Mortgage Loan for any Mortgage Loan in the Trust. See "Prepayment and Yield Considerations" herein and "Description of the Securities--Optional Substitutions."

                       PREPAYMENT AND YIELD CONSIDERATIONS

      The yields to maturity and weighted average lives of the Offered Certificates will depend upon, among other things, the price at which such Offered Certificates are purchased, the amount and timing of principal payments on the applicable Mortgage Loans, the allocation of Available Funds to various Classes of Certificates, the amount and timing of mortgagor delinquencies and defaults on the applicable Mortgage Loans, the rate of liquidations and Realized Losses and the allocation of Realized Losses to various Classes of Certificates.

      The rate of distributions in reduction of the Principal Balance of any Class of the Offered Certificates, the aggregate amount of distributions on any Class of the Offered Certificates and the Weighted Average Life and yield to maturity of any Class of the Offered Certificates purchased at a discount or premium will be directly related to the rate of payments of principal on the Mortgage Loans in the Trust Fund and the amount and timing of mortgagor defaults resulting in Realized Losses. Prepayments (which, as used herein, include all unscheduled payments of principal, including payments as the result of liquidations, purchases and repurchases) of the Mortgage Loans in the Trust Fund will result in distributions to Certificateholders then entitled to distributions in respect of principal in respect of such Mortgage Loans of amounts which would otherwise be distributed over the remaining terms of such Mortgage Loans. Since the rate of prepayment on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below and in the prospectus under "Prepayment and Yield Considerations"), no assurance can be given as to such rate or the rate of principal payments or yield on, or Weighted Average Life of, any Class of the Offered Certificates or the aggregate amount of distributions on any Class of the Offered Certificates. In addition, if a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of Realized Losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. The timing of Realized Losses will also affect an investor's actual yield to maturity, even if the average rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans. The Mortgage Loans may have a greater risk of future defaults and delinquencies, as compared to newly originated, high quality one- to four-family residential mortgage loans of comparable size and geographic concentration because the Mortgage Loans are of subprime credit quality. See "Risk Factors--Nature of subprime mortgage loans may increase risk of loss" in this prospectus supplement.

      The rate of principal payments on the Mortgage Loans will be affected by the amortization schedules of the Mortgage Loans, the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by mortgagors, liquidations of defaulted Mortgage Loans, repurchases by the Depositor of Mortgage Loans as a result of defective documentation or breaches of representations and warranties, optional and, under certain circumstances, required purchases by the Depositor (under limited circumstances) of certain Mortgage Loans, and the optional purchase of all of the Mortgage Loans in connection with the termination of the Trust Fund. See "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Assignment of Mortgage Loans; Representations and Warranties; Repurchases," "Description of the Securities--Optional Purchases" and "--Termination" in the prospectus and "The Pooling and Servicing Agreement-Optional Termination" in this prospectus supplement. Because certain of the Mortgage Loans contain prepayment penalties, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have prepayment penalties. If prevailing rates for similar mortgage loans fall below the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar mortgage loans rise above the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease. In addition, Wells Fargo Bank or third parties may enter into agreements with borrowers providing for the bi-weekly payment of principal and interest on the related Mortgage Loan, thereby accelerating payment of the Mortgage Loan resulting in partial prepayments.

      The Mortgage Interest Rates on the Adjustable Rate Mortgage Loans will be fixed for periods ranging from [___] to [___] years after origination and thereafter will adjust [_______] (in the case of the Adjustable Rate Mortgage Loans with the Six-Month LIBOR Index) and [_______] (in the case of the Adjustable Rate Mortgage Loans with the One-Year CMT Index) and may vary significantly over time. When a Mortgage Loan begins its adjustable period, increases and decreases in the Mortgage Interest Rate on that Mortgage Loan will be based on the applicable Index in effect 45 days prior to the related Adjustment Date plus the applicable Gross Margin and will be limited by the applicable Periodic Cap and Rate Ceiling. The applicable Index may not rise and fall consistently with mortgage interest rates. As a result, the Mortgage Interest Rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates for similar adjustable rate mortgage loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, some mortgagors who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These mortgagors may be induced to refinance adjustable rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these mortgagors regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current Mortgage Interest Rates and monthly payments on the mortgagors' Adjustable Rate Mortgage Loans. The Adjustable Rate Mortgage Loans may also be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Mortgage Interest Rates on such Adjustable Rate Mortgage Loans as mortgagors seek to avoid changes in their monthly payments. In addition, the delinquency and loss experience of the Adjustable Rate Mortgage Loans may differ from that on the Fixed Rate Mortgage Loans because the amount of the monthly payments on the Adjustable Rate Mortgage Loans are subject to adjustment on each Adjustment Date. The ability to refinance a mortgage loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the mortgagor's financial situation, prevailing mortgage interest rates, the mortgagor's equity in the related mortgaged property, tax laws and prevailing general economic conditions.

      Due to the operation of the Rate Ceilings and the Periodic Caps, once the Mortgage Interest Rates on the Adjustable Rate Mortgage Loans begin to adjust, the Pass-Through Rate on each Floating Rate Certificate may be limited, notwithstanding increases in the applicable Index, if the Mortgage Interest Rate on any Adjustable Rate Mortgage Loan cannot increase due to a Rate Ceiling limitation or a Periodic Cap and the yield on such Offered Certificates could be adversely affected.

      As described under "Description of the Certificates-Principal Distributions," unless the Principal Balances of the Class AI Certificates (other than the Class AI-9 Certificates) have been reduced to zero, the Class AI-9 Certificates will not be entitled to any distributions of principal payments for [______] years and thereafter the percentage of principal payments allocated to the Class AI-9 Certificates will increase until 20__, at which time the Class AI-9 Certificates will be entitled to receive a disproportionate share of the Group I Senior Principal Distribution Amount.

      Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment or substantial fluctuations in income, significant declines in real estate values and adverse economic conditions either generally or in particular geographic areas, mortgagors' equity in mortgaged properties, including the use of the properties as second or vacation homes, and servicing decisions, such as, without limitation, the decision as to whether to foreclose on a mortgage loan or to modify the terms of the related mortgage note and decisions as to the timing of any foreclosure. Furthermore, certain characteristics of mortgage loans are thought by some in the mortgage industry to be more likely to affect prepayments. These characteristics include, but are not limited to, unpaid principal balance, loan-to-value ratio, credit quality of borrowers and current mortgage interest rate higher than prevailing interest rates. No representation is made as to the rate of prepayment on the Mortgage Loans included in the Trust Fund having any particular characteristic. In addition, all of the Mortgage Loans contain due-on-sale clauses which will generally be exercised upon the sale of the related Mortgaged Properties. Consequently, acceleration of mortgage payments as a result of any such sale will affect the level of prepayments on the Mortgage Loans. The extent to which defaulted Mortgage Loans are assumed by transferees of the related Mortgaged Properties or are refinanced will also affect the rate of principal payments. The rate of prepayment and, therefore, the yield to maturity of the Offered Certificates will be affected by the extent to which (i) the Depositor elects to repurchase, rather than substitute for, Mortgage Loans which are found by the Custodian to have defective documentation or with respect to which the Depositor has breached a representation or warranty, (ii) a substitute Mortgage Loan has an unpaid principal balance less than the Mortgage Loan for which it is substituted or (iii) the Servicer may take certain actions to mitigate losses on a defaulted Mortgage Loan which may include, but are not limited to, selling the Mortgaged Property of such Mortgage Loan for less than its unpaid principal balance or modifying the payment terms of a Mortgage Note. See "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Realization Upon Defaulted Mortgage Loans; Servicing Advances" and "--Due on Sale Provisions" in the prospectus.

      The yield to maturity of the Offered Certificates will be sensitive in varying degrees to the rate and timing of principal payments (including prepayments) on the Mortgage Loans. Investors in the Offered Certificates should consider the associated risks, including, in the case of Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of payments in respect of principal (including prepayments) on the applicable Mortgage Loans may have a negative effect on the yield to maturity of such Certificates and, in the case of Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of payments in respect of principal (including prepayments) on the applicable Mortgage Loans may have a negative effect on the yield to maturity of such Certificates. Investors purchasing Offered Certificates at a premium should also consider the risk that a rapid rate of payments in respect of principal (including prepayments) on the applicable Mortgage Loans could result in the failure of such investors to fully recover their initial investments.

      An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class resulting from its purchase price and such investor's own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios.

      The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor who purchases an Offered Certificate at a price other than par, even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the underlying Mortgage Loans, the greater the effect on such investor's yield to maturity. As a result, the effect on such investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

      The yield to maturity on the Classes of Class M Certificates with higher numerical designations will generally be more sensitive to losses than the Classes with lower numerical designations if the credit enhancements are insufficient to cover such losses because such losses will be allocable to the Classes of Class M Certificates in reverse numerical order, except as provided herein. To the extent not covered by Advances, delinquencies on Mortgage Loans will also have a relatively greater effect on the yield to maturity on the Classes of Class M Certificates with higher numerical designations because amounts otherwise distributable to holders of the Class M Certificates will be made available to protect the holders of the Senior Certificates against interruptions in distributions due to such unadvanced mortgagor delinquencies. Such unadvanced delinquencies, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of the Class M Certificates.

      When the Class M Certificates are no longer outstanding, the yield to maturity of the Class AII-1B Certificates will be more sensitive to losses than the other Class A Certificates to losses on Mortgage Loans because while outstanding the Class AII-1B Certificates will bear a disproportionate share of losses relating to Loan Group II.

      The actual yield to maturity experienced by an investor may also be affected by the occurrence of Current Interest Shortfall to the extent not covered by the Monthly Excess Interest Amount. See "Description of the Securities--Distributions of Interest on the Securities" in the prospectus.

      The yield to maturity on the Offered Certificates and more particularly on the offered Class M Certificates, may be affected by the geographic concentration of the Mortgaged Properties securing the Mortgage Loans. Certain regions in the United States have experienced or may experience significant fluctuations in housing prices. In addition, Florida and certain other regions have experienced or may experience natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values. Any deterioration in housing prices in the states in which there is a significant concentration of Mortgaged Properties, as well as other states in which the Mortgaged Properties are located, and any deterioration of economic conditions in such states which adversely affects the ability of borrowers to make payments on the Mortgage Loans, may increase the likelihood of losses on the Mortgage Loans. Such losses, if they occur, may have an adverse effect on the yield to maturity of the Offered Certificates and more particularly on the offered Class M Certificates.

      As to Mortgaged Properties in regions that have recently experienced natural disasters, neither the Depositor nor the Servicer has undertaken the physical inspection of such Mortgaged Properties. As a result, there can be no assurance that material damage to any Mortgaged Property in an affected region has not occurred. In the Pooling and Servicing Agreement, the Depositor will represent and warrant that, as of the date of issuance of the Certificates, each Mortgaged Property is undamaged by fire, earthquake or earth movement, windstorm, flood, tornado or other casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Depositor makes no representation) so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended. In the event of a breach of such representation with respect to a Mortgaged Property which materially and adversely affects the interests of Certificateholders in the related Mortgage Loan, the Depositor will be obligated to repurchase or substitute for such Mortgage Loan, as described under "Risk Factors--Recent Storms may adversely affect the offered certificates" herein and "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Assignment of Mortgage Loans; Representations and Warranties; Repurchases" in the prospectus. Repurchase of any such Mortgage Loan will affect in varying degrees the yields and weighted average lives of the related Classes of Offered Certificates and could adversely affect the yield of any related Offered Certificates purchased at a premium.

      No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates.

      An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of Principal Balance of the related Offered Certificates, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts distributed in reduction of the Principal Balance of such investor's Offered

Certificate may be lower than the applicable Pass-Through Rate or expected yield. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of Principal Balance of the related Offered Certificates, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions available to an investor for reinvestment at such high prevailing interest rates may be relatively small.

      The Weighted Average Life and yield to maturity of each Class of Offered Certificates will also be influenced by the amount of Monthly Excess Cashflow Amounts generated by the Mortgage Loans and applied in reduction of the Principal Balances of such Certificates. The level of Monthly Excess Cashflow Amounts available on any Distribution Date to be applied in reduction of the Principal Balances of the Certificates will be influenced by, among other factors, (i) the overcollateralization level of the Mortgage Loans at such time (i.e., the extent to which interest on the Mortgage Loans is accruing on a higher principal balance than the aggregate Principal Balance of the Certificates); (ii) the delinquency and default experience of the Mortgage Loans; and (iii) the level of the applicable Index for the Adjustable Rate Mortgage Loans. To the extent that greater amounts of Monthly Excess Cashflow Amounts are distributed in reduction of the Principal Balance of a Class of Certificates, the Weighted Average Life thereof can be expected to shorten. No assurance can be given as to the amount of Monthly Excess Cashflow Amounts distributed at any time or in the aggregate.

      The Class M Certificates are not expected to receive any principal distributions until at least the Distribution Date in [_________] 20__(unless the aggregate Principal Balance of the Senior Certificates is reduced to zero prior thereto). As a result, the weighted average lives of the Class M Certificates will be longer than would have been the case if principal distributions were to be made on a pro rata basis. The longer weighted average lives may increase the risk that an Applied Realized Loss Amount will be allocated to one or more Classes of Class M Certificates.

      The "Weighted Average Life" of any Class of Offered Certificates is the average amount of time that will elapse from the Closing Date, until each dollar of principal is distributed to the investors in such Class of Offered Certificates. Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average lives of the Classes of Offered Certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the Mortgage Loans as set forth in the tables appearing in Appendix A.

      Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment models used in this prospectus supplement (the "Prepayment Assumptions") are based on an assumed rate of prepayment each month of the then unpaid principal balance of mortgage loans similar to the Mortgage Loans.

      For the Adjustable Rate Mortgage Loans, the Prepayment Assumption is the "Adjustable Rate Prepayment Curve" or "ARM PPC," which assumes a prepayment rate of [___]% CPR per annum of the then-outstanding principal balance of the adjustable rate mortgage loans in the first month of the life of such mortgage loans and an additional approximately [___]% per annum in each month thereafter until [___]% CPR is reached in the [___] month. Beginning in the [___] month and in each month thereafter during the life of such mortgage loans, ARM PPC assumes a constant prepayment rate of [___]% CPR per annum each month. For the Fixed Rate Mortgage Loans, the Prepayment Assumption is the "Fixed Rate Prepayment Curve" or "FRM PPC," and, together with the ARM PPC, the "PPC," which assumes a prepayment rate of [___]% CPR per annum of the then-outstanding unpaid principal balance of the fixed rate mortgage loans in the first month of the life of such mortgage loans and an additional [___]% per annum in each month thereafter until [___]% CPR is reached in the [___] month. Beginning in the [___] month and in each month thereafter during the life of such mortgage loans, FRM PPC assumes a constant prepayment rate of [___]% CPR per annum each month.

      "CPR" represents a constant assumed rate of principal prepayment each month relative to the then-outstanding unpaid principal balance of a pool of mortgage loans for the life of such mortgage loans. A prepayment assumption of 4.000% CPR assumes constant prepayment rates of 4.000% per annum of the then-outstanding unpaid principal balance of such mortgage loans. Correspondingly, 20.000% assumes prepayments equal to 20.000% of CPR, and so forth. No Prepayment Assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

      Appendix B sets forth the decrement tables for the Offered Certificates.

      The tables appearing in Appendix B have been prepared assuming, among other things, the following (the "Structuring Assumptions"):

      (i) the Trust Fund consists of the "Assumed Mortgage Loans" set forth in the table appearing in Appendix C;

      (ii) the scheduled payment in each month for each Assumed Mortgage Loan has been based on its outstanding balance as of the first day of the month preceding the month of such payment, its Mortgage Interest Rate and its remaining term to stated maturity, so that such scheduled payments would amortize the remaining balance over its remaining term to maturity;

      (iii) scheduled monthly payments of principal (including any Balloon Payments) and interest on the Assumed Mortgage Loans will be timely received on the first day of each month (with no defaults), commencing in [_______] 20__;

      (iv) the Depositor does not repurchase any of the Assumed Mortgage Loans and no optional termination right is exercised (except with respect to the entries identified by the row heading "Weighted Average Life to Optional Termination Date (years)" in the tables appearing in Appendix B);

      (v) principal payments on the Assumed Mortgage Loans representing principal prepayments in full of individual mortgage loans will be received on the last day of each month commencing in [____________] 20__at the respective constant percentages of the applicable Prepayment Assumption set forth in the tables and there are no partial prepayments, Prepayment Interest Shortfalls or Relief Act Shortfalls;

      (vi) the Certificates will be issued on [___________] 20__ ;

      (vii) distributions on the Certificates are made on the 25th day of each month, commencing in [________] 20__ ;

      (viii) with respect to the Adjustable Rate Mortgage Loans, the Six-Month LIBOR Index is equal to [____]% and the One-Year CMT Index is equal to [____]%;

      (ix) (a) the initial Periodic Cap and the Periodic Cap thereafter for the Assumed Mortgage Loans that adjust based on the One-Year CMT Index is [____]% and (b) the initial Periodic Cap is [____]% and the Periodic Cap thereafter is [____]% for the Assumed Mortgage Loans that adjust based on the Six-Month LIBOR Index;

      (x) the Assumed Mortgage Loans adjust on the first Adjustment Date and [____] (in the case of the Assumed Mortgage Loans based on the One-Year CMT Index) and [____] (in the case of the Assumed Mortgage Loans based on the Six-Month LIBOR Index) thereafter;

      (xi) the initial Principal Balance of each Class of Certificates will be as set forth in the table beginning on page S-5 of this prospectus supplement;

      (xii) the Targeted Overcollateralization Amount is set initially as specified herein and thereafter decreases as described in the definition thereof;

      (xiii) the minimum Mortgage Interest Rate for each Assumed Mortgage Loan is the initial Mortgage Interest Rate of such Mortgage Loan;

      (xiv) one-month LIBOR is equal to [____]%;

      (xv) the Servicing Fee Rate is [___]% per annum and the Credit Risk Manager Fee Rate is [_______]% per annum; and

      (xvi) the Pass-Through Rates for the Certificates are as set forth or described above under "Description of the Certificates--Pass-Through Rates."

      It is highly unlikely that the Mortgage Loans in a Loan Group will prepay at any constant rate, that all of the Mortgage Loans in a Loan Group will prepay at the same rate or that the Mortgage Loans in a Loan Group will not experience any losses. In addition, there will be differences between the characteristics of the Mortgage Loans ultimately included in each Loan Group and the characteristics which are assumed in preparing the tables, as described above. Any difference may have an effect upon the actual percentages of initial Principal Balances of the Classes of Certificates outstanding, the actual Weighted Average Lives of the Classes of Certificates and the date on which the Principal Balance of any Class of Certificates is reduced to zero.

      Based upon the foregoing assumptions, the tables appearing in Appendix B indicate the Weighted Average Life of each Class of Offered Certificates to maturity and to the Optional Termination Date, and set forth the percentages of the initial Principal Balance of each such Class of Offered Certificates that would be outstanding after each of the dates shown at the applicable Prepayment Assumption.

      Interest accrued on the Offered Certificates will be reduced by the amount of any interest portions of realized losses allocated to such Certificates as described herein. The yield on the Offered Certificates will be less than the yield otherwise produced by their respective Pass-Through Rates, if any, and the prices at which such Certificates are purchased because the interest which accrues on the Mortgage Loans during each month will not be passed through to Certificateholders until the 25th day of the month following the end of such month (or if such 25th day is not a business day, the following business day).

      The Depositor intends to file certain yield tables and other computational materials with respect to one or more Classes of the Offered Certificates with the Securities and Exchange Commission in a Report on Form 8-K. See "Incorporation of Certain Information By Reference" in the prospectus. Such tables and materials were prepared by the Underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Final Scheduled Distribution Dates

      The Final Scheduled Distribution Date of each Class of Offered Certificates is set forth in Appendix D.

      The Final Scheduled Distribution Date for such Certificates has been calculated on the basis of the Structuring Assumptions and the assumption that there are no prepayments. Since the rate of distributions in reduction of the Principal Balance of each Class of Offered Certificates will depend on the rate of payment (including prepayments) of the Mortgage Loans, the Principal Balance of any such Class could be reduced to zero significantly earlier or later than the Final Scheduled Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans.

                                WELLS FARGO BANK

      Wells Fargo Bank, N.A. ("Wells Fargo Bank") will act as the Custodian, the Securities Administrator and Servicer with respect to the Mortgage Loans. Even though Wells Fargo Bank will be acting in these multiple capacities, it is expected that with respect to the functions of Securities Administrator and Custodian, on the one hand, and Servicer, on the other, different divisions within Wells Fargo Bank, acting through different personnel, will be performing these functions. See "Wells Fargo Bank" in the prospectus.

                       THE POOLING AND SERVICING AGREEMENT

General

      The Certificates will be issued pursuant to the Pooling and Servicing Agreement, dated as of the Closing Date (the "Pooling and Servicing Agreement"), among the Depositor, the Servicer, the Securities Administrator and the Trustee. Set forth below are summaries of the specific terms and provisions pursuant to which the Offered Certificates will be issued. Reference is made to the prospectus for important additional information regarding the terms and conditions of the Pooling and Servicing Agreement and the Certificates. See "Description of the Securities" and "Description of the Agreements-- Material Terms of the Pooling and Servicing Agreements and

Underlying Servicing Agreements" in the prospectus. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement.

      The "Trust Fund" created under the Pooling and Servicing Agreement will consist of (i) the Mortgage Loans, (ii) such assets as from time to time are identified as deposited in any account held for the benefit of Certificateholders, (iii) any Mortgaged Properties acquired on behalf of Certificateholders by foreclosure or by deed in lieu of foreclosure after the Closing Date, (iv) the Reserve Accounts, (v) the rights of the Securities Administrator under the Yield Maintenance Agreements and (vi) the rights of the Trustee to receive the proceeds of all insurance policies (including the LPMI Policies) and performance bonds, if any, required to be maintained pursuant to the Pooling and Servicing Agreement.

Distributions

      Distributions (other than the final distribution in retirement of the Offered Certificates of each Class) will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register. However, with respect to any holder of an Offered Certificate evidencing at least a $100,000 initial Principal Balance, distributions will be made on the Distribution Date by wire transfer in immediately available funds; provided that the Securities Administrator is furnished with appropriate wiring instructions not less than seven business days prior to the related Distribution Date. The final distribution in respect of each Class of Offered Certificates will be made only upon presentation and surrender of the related Certificate at the office or agency appointed by the Securities Administrator specified in the notice of final distribution with respect to the related Class. See "Description of the Securities--General and "--Distributions" in the prospectus.

      DTC will receive distributions on the Book-Entry Certificates from the Securities Administrator and transmit them to DTC Participants for distribution to Beneficial Owners or their nominees.

Voting Interests

      With respect to any provisions of the Pooling and Servicing Agreement providing for the action, consent or approval of the holders of all Certificates evidencing specified Voting Interests in the Trust Fund, each of the Class CE and Class P Certificates will be entitled to 1% of the aggregate Voting Interest represented by all Certificates and each remaining Class of Certificates (other than the Class R Certificates) will be entitled to a pro rata portion of the remaining Voting Interest based on the outstanding Principal Balance of such Class. The Class R Certificates will not be entitled to any Voting Interests. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such holder's Certificates. With respect to any provisions of the Pooling and Servicing Agreement providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such holder's Percentage Interest in such Class. Unless Definitive Certificates are issued as described under "Description of the Securities-Book-Entry Form" in the prospectus, Beneficial Owners of Book-Entry Certificates may exercise their voting rights only through DTC Participants.

The Trustee

      The "Trustee" for the Certificates will be [________________], a [______________]. The corporate trust office of the Trustee is located at [____________________]. The Trustee will be required to make Advances to the limited extent described in the prospectus if Wells Fargo Bank, as Servicer, fails to make an Advance required by the Pooling and Servicing Agreement. See "Description of the Securities--Advances in Respect of Delinquencies" in the prospectus. The compensation to be paid to the Trustee in respect of its obligations under the Pooling and Servicing Agreement will be paid by the Securities Administrator.

The Securities Administrator

      The "Securities Administrator" for the Certificates will be the corporate trust services division of Wells Fargo Bank, N.A. The Securities Administrator's principal office for purposes of securities administration is located at

[_____________________] and the office for certificate transfer services is located at [________________] (together, the "Corporate Trust Office"). The telephone number of the Securities Administrator is [_____________]. Pursuant to the Pooling and Servicing Agreement, the Securities Administrator will be responsible for calculating the amounts of interest and principal required to be distributed on, and losses to be allocated to, each Class of Certificates on each Distribution Date, and for making available monthly reports to the Certificateholders, in each case based upon Mortgage Loan information provided by the Servicer. The Securities Administrator's monthly compensation will be equal to the earnings on eligible investments of funds in the Distribution Account. The Securities Administrator will pay all routine expenses, including fees of the Trustee and the Custodian incurred in connection with their responsibilities under the Pooling and Servicing Agreement, subject to certain rights of reimbursement as described in the prospectus.

Custodian

      The "Custodian" for the Mortgage Loans will be the corporate trust services division of Wells Fargo Bank, N.A. See "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Assignment of Mortgage Loans; Representations and Warranties; Repurchases" in the prospectus.

The Credit Risk Manager

      [_____________], a [_____________] (the "Credit Risk Manager"), will monitor and make recommendations to the Servicer regarding certain delinquent and defaulted Mortgage Loans, and will report to the Depositor on the performance of such Mortgage Loans, including prepayment penalty collection analysis. The Credit Risk Manager will rely upon mortgage loan data that is provided to it by the Servicer in performing its advisory and monitoring functions.

      The Credit Risk Manager will be entitled to receive a fee (the "Credit Risk Manager Fee") until the termination of the Trust Fund or until its removal by a vote of at least 66-2/3% of the Certificateholders by Voting Interests. This fee will be paid monthly by the Trust Fund and will be calculated as [_____]% annually (the "Credit Risk Manager Fee Rate") of the unpaid principal balance of each Mortgage Loan.

Optional Termination

      The NIMS Insurer, if there is a NIMS Insurer, or if there is no NIMS Insurer, the majority holder of the Class CE Certificates or, if there is no majority holder of the Class CE Certificates, the Depositor, will have the right to purchase all of the Mortgage Loans and REO Properties in the Trust Fund and thereby effect the early retirement of the Certificates, on any Distribution Date on which the aggregate unpaid principal balance of such Mortgage Loans and REO Properties is less than [___]% of the aggregate unpaid principal balance of the Mortgage Loans as of the Cut-off Date. The first Distribution Date on which such option could be exercised is referred to herein as the "Optional Termination Date." In the event that the option is exercised, the purchase will be made at a price (the "Termination Price") generally equal to par plus accrued interest for each Mortgage Loan at the related Mortgage Interest Rate to but not including the first day of the month in which such purchase price is distributed plus the amount of any unpaid Servicing Fees and unreimbursed Advances and Servicing Advances made by the Servicer. If any of the parties listed above is subject to regulation by the OCC, the FDIC, the Federal Reserve or the Office of Thrift Supervision, however, such entity may not exercise this option unless the aggregate fair market value of the Mortgage Loans and REO Properties is greater than or equal to the Termination Price. In addition, no option may be exercised until any due and unpaid Reimbursement Amounts have been paid to the Trust. Proceeds from such purchase will be included in Available Funds and will be distributed to the holders of the Certificates in accordance with the Pooling and Servicing Agreement. Any such purchase of Mortgage Loans and REO Properties will result in the early retirement of the Certificates.

      In connection with the issuance of any net interest margin securities secured by all or a portion of the Class CE and Class P Certificates, a party may agree to refrain from exercising this option while those securities are outstanding.

      See "Description of the Securities-Termination" in the prospectus.

Amendment

      The Pooling and Servicing Agreement may be amended by the Depositor, the Servicer, the Securities Administrator and the Trustee, without the consent of the holders of the Certificates, for any of the purposes set forth under "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Amendment" in the prospectus or to provide for the rights of the NIMS Insurer, if any, as described under "-- Rights of the NIMS Insurer under the Pooling and Servicing Agreement." In addition, the Pooling and Servicing Agreement may be amended by the Depositor, the Servicer, the Securities Administrator and the Trustee and the holders of a majority in interest of any class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of any class of Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any class of Certificates without the consent of the holders of such Certificates; (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in clause (i) above, without the consent of the holders of such class evidencing percentage interests aggregating at least 66%; or (iii) reduce the aforesaid percentage of aggregate outstanding principal amounts of Certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all such Certificates.

Rights of the NIMS Insurer under the Pooling and Servicing Agreement

      After the Closing Date, a separate trust may be established to issue net interest margin securities secured by all or a portion of the Class CE and Class P Certificates. Those net interest margin securities may or may not have the benefit of a financial guaranty insurance policy. If a policy is obtained, the NIMS Insurer (the "NIMS Insurer") that issues that policy will be a third party beneficiary of the Pooling and Servicing Agreement and will have a number of rights under the Pooling and Servicing Agreement, including the following:

o the right to direct the Trustee to terminate all of the rights and obligations of the Servicer under the Pooling and Servicing Agreement upon a default by the Servicer;

o the right to approve or reject the appointment of any successor servicer if the Servicer is required to be replaced;

o     the right to consent to any amendment to the Pooling and Servicing
      Agreement;

o the right to purchase all of the Mortgage Loans and REO Properties in the Trust Fund and thereby effect the early retirement of the Certificates under the circumstances set forth under "--Optional Termination" in this prospectus supplement; and

o each of the other rights described under "Risk Factors--The rights of the NIMS Insurer could adversely affect the offered certificates."

                         SERVICING OF THE MORTGAGE LOANS

      Wells Fargo Bank, N.A. ("Wells Fargo Bank" or the "Servicer") will service the Mortgage Loans in accordance with the terms of the Pooling and Servicing Agreement. Approximately [___]% of the Mortgage Loans will be Type 1 Loans and approximately [___]% of the Mortgage Loans will be Type 2 Loans. See Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements" in the prospectus.

Servicing Compensation and Payment of Expenses

      The primary compensation payable to the Servicer is the aggregate of the Servicing Fees applicable to the related Mortgage Loans. The Servicing Fee applicable to each Mortgage Loan is expressed as a fixed percentage (the "Servicing Fee Rate") of the unpaid principal balance of such Mortgage Loan as of the first day of each month. The Servicing Fee Rate for each Mortgage Loan is [___]% per annum. The Servicer also is entitled to additional servicing compensation, as described in the prospectus under "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Fixed Retained Yield; Servicing Compensation and Payment of Expenses."

                     DELINQUENCY AND FORECLOSURE EXPERIENCE

      Certain information concerning recent delinquency and foreclosure experience on the portfolio of subprime mortgage loans serviced by Wells Fargo Bank, or serviced by Wells Fargo Bank for others, other than mortgage loans with respect to which the servicing rights were acquired in bulk, is set forth in the table under "Delinquency and Foreclosure Experience of Wells Fargo Bank" in the prospectus. There can be no assurance that the delinquency and foreclosure experience set forth in the table will be representative of the results that may be experienced with respect to the Mortgage Loans included in the Trust Fund.

      See "Delinquency and Foreclosure Experience of Wells Fargo Bank" in the prospectus for a discussion of various factors affecting delinquencies and foreclosures generally.

                CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

      The Pooling and Servicing Agreement provides that the Trust Fund will comprise two real estate mortgage investment conduits (each, a "REMIC") organized in a tiered REMIC structure consisting of a Lower Tier REMIC and an Upper Tier REMIC. The Lower Tier REMIC will issue uncertificated regular interests and those interests will be held by the Upper Tier REMIC. Each of the Lower Tier REMIC and Upper Tier REMIC will designate a single Class of interests as the residual interest in that REMIC. Elections will be made to treat each of the Lower Tier REMIC and the Upper Tier REMIC as a REMIC for federal income tax purposes. Except to the extent described in the next paragraph, each Class of Offered Certificates will represent beneficial ownership of the corresponding class of regular interests issued by the Upper Tier REMIC. The Trust Fund will also include a grantor trust which will hold the uncertificated interests in the Upper Tier REMIC, the Basis Risk Arrangements, as defined below, the Yield Maintenance Agreements and the related accounts.

      The Offered Certificates (and the Class M-8A, Class M-8B, Class M-9 and Class M-10 Certificates) will represent beneficial ownership of the corresponding class of regular interests issued by the Upper Tier REMIC and of the right to receive Cap Carryover Amounts from amounts otherwise distributable to the Class CE Certificates as part of the Monthly Excess Cashflow Amount or, to the extent such amounts are insufficient, from the related Yield Maintenance Agreement, if applicable, to the extent available. Holders of the Offered Certificates must allocate their basis between their regular interest and their right to receive such Cap Carryover Amounts as set forth below under "--Taxation of Basis Risk Arrangements."

      Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft LLP will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, each of the Lower Tier REMIC and the Upper Tier REMIC will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code") and the portion of the Trust Fund exclusive of the REMICs will qualify as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code.

Taxation of Regular Interests

      For federal income tax reporting purposes, the regular interest portion of the Offered Certificates may be treated as having been issued with original issue discount. The Prepayment Assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a constant rate of 100% ARM PPC with respect to the Adjustable Rate Mortgage Loans and 100% FRM PPC with respect to the Fixed Rate Mortgage Loans. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of Regular Securities--Original Issue Discount" in the prospectus.

      The IRS has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such Certificates, and because the rules of the OID Regulations are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Offered Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other manner not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

      The Offered Certificates generally will be treated as assets described in
Section 7701(a)(19)(C) of the Code for a domestic building and loan association and "real estate assets" under Section 856(c)(5)(B) of the Code for a real estate investment trust (a "REIT"), in the same proportion that the assets in the Trust Fund would be so treated. In addition, interest on the Offered Certificates generally will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code for a REIT, to the extent that the Offered Certificates are treated as "real estate assets" under Section 856(c)(5)(B) of the Code. See "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Securities" in the prospectus. If more than 95% of the regular interests and income qualify for these treatments, the regular interests generally will qualify for such treatments in their entirety. However, no portion of an Offered Certificateholder's basis or income allocable to a Basis Risk Arrangement will qualify for such treatment. As a result, the Offered Certificates may not be suitable investments for inclusion in another REMIC.

Taxation of the Basis Risk Arrangements

      General. Each holder of an Offered Certificate will be treated for federal income tax purposes as having entered into a notional principal contract pursuant to its rights to receive payment with respect to Cap Carryover Amounts on the date it purchases its Certificates. The rights to receive such payments (referred to as the "Basis Risk Arrangements") are beneficially owned by holders of Offered Certificates in the portion of the Trust Fund, exclusive of the REMICs, which is treated as a grantor trust for federal income tax purposes. The Internal Revenue Service (the "IRS") has issued final regulations under Section 446 of the Code relating to notional principal contracts (the "Swap Regulations").

      In general, the holders of the Offered Certificates must allocate the price they pay for the Offered Certificates between their REMIC regular interest and the applicable Basis Risk Arrangement based on their relative fair market values. To the extent rights to receive payments are determined to have a value on the Closing Date that is greater than zero, a portion of such purchase price will be allocable to such rights, and such portion will be treated as a cap premium (the "Cap Premium") paid by the holders of Offered Certificates. A holder of an Offered Certificate will be required to amortize the Cap Premium under a level payment method as if the Cap Premium represented the present value of a series of equal payments made over the life of the applicable Basis Risk Arrangement (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Cap Premium (or some other reasonable rate). Prospective purchasers of Offered Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Cap Premium. The Swap Regulations treat a nonperiodic payment made under a cap contract as a loan for federal income tax purposes if the payment is "significant." It is not anticipated that any Cap Premium would be treated in part as a loan under the Swap Regulations.

      Under the Swap Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the applicable Basis Risk Arrangement must be netted against payments, if any, deemed made as a result of the Cap Premiums over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Offered Certificates.

      Any amount of proceeds from the sale, redemption or retirement of an Offered Certificate that is considered to be allocated to rights under a Basis Risk Arrangement would be considered a "termination payment" under the Swap Regulations. It is anticipated that the Securities Administrator will account for any termination payments for reporting purposes in accordance with the Swap Regulations, as described below.

      Termination Payments. Any amount of sales proceeds that is considered to be allocated to the selling beneficial owner's rights under the applicable Basis Risk Arrangement in connection with the sale or exchange of an Offered Certificate would be considered a "termination payment" under the Swap Regulations allocable to that Offered Certificate. A holder of an Offered Certificate will have gain or loss from such a termination of a Basis Risk Arrangement equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Cap Premium paid (or deemed paid) by the beneficial owner upon entering into or acquiring its interest in a Basis Risk Arrangement.

      Gain or loss realized upon the termination of a Basis Risk Arrangement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

REMIC Taxes and Reporting

      It is not anticipated that the Trust Fund will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in
Section 860G(c) of the Code. However, in the event that any such tax is imposed on the Trust Fund, such tax will be borne (i) by the Securities Administrator, if the Securities Administrator has breached its obligations with respect to REMIC compliance under the Agreement, (ii) the Servicer, if the Servicer has breached its obligations with respect to REMIC compliance under the Agreement, and (iii) otherwise by the Trust Fund, with a resulting reduction in amounts otherwise distributable to Holders of the Offered Certificates. See "Description of the Securities--General" and "Federal Income Tax Consequences--REMICs--Taxes That May Be Imposed on the REMIC Pool--Prohibited Transactions" in the prospectus.

      The responsibility for filing annual federal information returns and other reports will be borne by the Securities Administrator. See "Federal Income Tax Consequences--REMICs--Taxes That May Be Imposed on the REMIC
Pool--Administrative Matters" in the prospectus.

      For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax
Consequences--REMICs" in the prospectus.

                              ERISA CONSIDERATIONS

      The following discussion applies to the Offered Certificates and the Class M-8A, Class M-8B, Class M-9 and Class M-10 Certificates (collectively, the "ERISA Eligible Certificates") and does not purport to discuss the considerations under ERISA, Code Section 4975 or materially similar provisions of applicable federal, state or local law ("Similar Law") with respect to the purchase, acquisition or resale of a Class CE, Class P or Class R Certificate.

      As described in the prospectus under "ERISA Considerations," ERISA and the Code impose certain duties and restrictions on ERISA Plans and certain persons who perform services for ERISA Plans. Comparable duties and restrictions may exist under Similar Law on governmental plans and certain persons who perform services for governmental plans. For example, unless exempted, investment by a Plan in the ERISA Eligible Certificates may constitute a prohibited transaction under ERISA, the Code or Similar Law. There are certain exemptions issued by the United States Department of Labor (the "DOL") that may be applicable to an investment by an ERISA Plan in the ERISA Eligible Certificates, including the individual administrative exemptions described below. For a further discussion of the individual administrative exemption, including the necessary conditions to its applicability, and other important factors to be considered by an ERISA Plan contemplating investing in the ERISA Eligible Certificates, see "ERISA Considerations" in the prospectus.

      The DOL issued to Banc of America Securities LLC an Underwriter Exemption. An Underwriter Exemption might apply to the acquisition, holding and resale of the ERISA Eligible Certificates by an ERISA Plan, provided that specified conditions are met.

      Among the conditions which would have to be satisfied for an Underwriter Exemption to apply to the acquisition by an ERISA Plan of the ERISA Eligible Certificates is the condition that the ERISA Plan investing in the Offered Certificates be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

      Before purchasing an ERISA Eligible Certificate, a fiduciary of an ERISA Plan should make its own determination as to the availability of the exemptive relief provided in an Underwriter Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to the ERISA Eligible Certificates, and a fiduciary of a governmental plan should make its own determination as to the need for and availability of any exemptive relief under Similar Law. Any fiduciary of an ERISA Plan considering whether to purchase an ERISA Eligible Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the prospectus.

                                LEGAL INVESTMENT

      The Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized rating organization. The Class M-5, Class M-6 and Class M-7 Certificates will not constitute "mortgage related securities" under SMMEA.

      Prospective purchasers whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities may be subject to restrictions on investment in the Offered Certificates and should consult their own legal, tax and accounting advisors in determining the suitability of and consequences to them of the purchase, ownership and disposition of the Offered Certificates. See "Legal Investment" in the prospectus.

                                SECONDARY MARKET

      There will not be any market for the Offered Certificates prior to the issuance thereof. The Underwriters intend to act as market makers in the Offered Certificates, subject to applicable provisions of federal and state securities laws and other regulatory requirements, but are under no obligation to do so. There can be no assurance that a secondary market in the Offered Certificates will develop or, if such a market does develop, that it will provide holders of Offered Certificates with liquidity of investment at any particular time or for the life of the Offered Certificates. As a source of information concerning the Certificates and the Mortgage Loans, prospective investors in Certificates may obtain copies of the Monthly Reports to Certificateholders described under "Description of the Securities--Reports to Securityholders" in the prospectus upon written request to the Securities Administrator at the Corporate Trust Office.

                                  UNDERWRITING

      Subject to the terms and conditions of the underwriting agreement dated [________] 20__ and the terms agreement dated [_________] 20__ (together, the "Underwriting Agreement") among Wells Fargo Bank, the Depositor and [____________________], as representative (in such capacity, the "Representative") of [____________________________] (collectively with
[_________________], the "Underwriters"), the Underwriters have severally agreed to purchase and the Depositor has agreed to sell to the Underwriters the Offered Certificates as follows: [__________________] will acquire approximately [____]% of each Class of Offered Certificates, [____________________] will acquire approximately [____]% of each Class of Offered Certificates and [________________] will acquire approximately [____]% of each Class of Offered Certificates.

      The Underwriters have advised the Depositor that they propose to offer the Offered Certificates, from time to time, for sale in negotiated-transactions or otherwise at prices determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates are expected to be approximately $[_____________], plus applicable accrued interest, before deducting expenses payable by the Depositor estimated to be $[________]. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act.

      The Underwriting Agreement provides that the Depositor or Wells Fargo Bank will indemnify the Underwriters against certain civil liabilities under the Securities Act or contribute to payments which the Underwriters may be required to make in respect thereof.

      This prospectus supplement and the prospectus may be used by Wells Fargo Brokerage Services, LLC, an affiliate of the Depositor and Wells Fargo Bank, to the extent required, in connection with market making transactions in the Offered Certificates. Wells Fargo Brokerage Services, LLC may act as principal or agent in such transactions.

                                  LEGAL MATTERS

      Certain matters relating to the validity of the Offered Certificates and certain tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York. Certain legal matters will be passed upon for the Underwriters by [_______________________].

                                 USE OF PROCEEDS

      The net proceeds to be received from the sale of the Offered Certificates will be applied by the Depositor to the purchase from Wells Fargo Bank of the Mortgage Loans underlying the Certificates.

                                     RATINGS

      It is a condition to the issuance of the Offered Certificates that the Certificates receive at least the respective ratings set forth in the table beginning on page S-5 from [___] ("[___]"), [___] ("[___]"), [___] ("[___]") and
[___] ("[___]" and collectively with [___], [___] and [___], the "Rating Agencies"). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each security rating should be evaluated independently of any other security rating.

      The ratings of [___] on home equity asset-backed certificates address the likelihood of the receipt by certificateholders of timely payments of interest and the ultimate return of principal. [___]'s ratings take into consideration the credit quality of the mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make payments required under the certificates. [___]'s ratings on such certificates do not, however, constitute a statement regarding the likelihood of the payment of any Cap Carryover Amount, the frequency of prepayments on the mortgage loans, or the possibility that investors may suffer a lower than anticipated yield as a result of prepayments of the underlying mortgages. In addition, it should be noted that in some structures a default on a mortgage is treated as a prepayment and may have the same effect on yield as a prepayment.

      The ratings of [___] on home equity asset-backed certificates address the likelihood of the receipt by certificateholders of all distributions of principal and interest to which such certificateholders are entitled. [___]'s rating opinions address the structural, legal and issuer aspects associated with the certificates, including the nature of the underlying mortgage loans and the credit quality of the credit support provider, if any. [___]'s ratings on home equity asset-backed certificates do not represent any assessment of the likelihood of the payment of any Cap Carryover Amount or that principal prepayments may differ from those originally anticipated and consequently any adverse effect the timing of such prepayments could have on an investor's anticipated yield.

      The ratings of [___] on home equity asset-backed certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. [___]'s rating opinions address the structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. [___]'s ratings on home equity asset-backed certificates do not represent any assessment of the likelihood of the payment of any Cap Carryover or the likelihood or rate of principal prepayments and consequently any adverse effect the timing of such prepayments could have on an investor's anticipated yield.

      The ratings of [___] on home equity asset-backed certificates address the likelihood of the receipt by certificateholders of timely payments of interest and the ultimate return of principal. [___]'s ratings take into consideration the credit quality of the mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make payments required under the certificates. [___]'s ratings on such certificates do not, however, constitute a statement regarding the likelihood of the payment of any Cap Carryover Amount, the frequency of prepayments on the mortgage loans, or the possibility that investors may suffer a lower than anticipated yield as a result of prepayments of the underlying mortgages.

             INDEX OF SIGNIFICANT PROSPECTUS SUPPLEMENT DEFINITIONS

60+ Day Delinquent Loan .......   S-36    Class M-4 Principal
Accrued Certificate Interest ..   S-28      Distribution Amount .........   S-32
Adjustable Rate Mortgage Loan .   S-48    Class M-4 Realized Loss
Adjustable Rate Prepayment                  Amortization Amount .........   S-40
  Curve .......................   S-56    Class M-5 Principal
Adjustment Date ...............   S-48      Distribution Amount .........   S-32
Applied Realized Loss Amount ..   S-37    Class M-5 Realized Loss
ARM PPC .......................   S-56      Amortization Amount .........   S-40
Assumed Mortgage Loans ........   S-57    Class M-6 Principal
Available Funds ...............   S-26      Distribution Amount .........   S-32
Balloon Loan ..................   S-49    Class M-6 Realized Loss
Balloon Payment ...............   S-49      Amortization Amount .........   S-40
Basis Risk Arrangements .......   S-63    Class M-7 Principal
Bulk Purchase Underwritten                  Distribution Amount .........   S-32
  Loans .......................   S-52    Class M-7 Realized Loss
Cap ...........................   S-42      Amortization Amount .........   S-41
Cap Amount ....................   S-47    Class M-8 Principal
Cap Carryover Amount ..........   S-43      Distribution Amount .........   S-33
Cap Premium ...................   S-63    Class M-8 Realized Loss
Certificates ..................   S-25      Amortization Amount .........   S-41
Class A Certificates ..........   S-25    Class M-9 Principal
Class AI Certificates .........   S-25      Distribution Amount .........   S-33
Class AI Certificates                     Class M-9 Realized Loss
  Principal Allocation ........   S-31      Amortization Amount .........   S-41
Class AI Reserve Account ......   S-46    Class P Certificates ..........   S-25
Class AI Yield Maintenance                Code ..........................   S-62
  Agreement ...................   S-43    Collection Period .............   S-26
Class AI Yield Maintenance                Corporate Trust Office ........   S-60
  Agreement Payment ...........   S-44    Counterparty ..................   S-43
Class AII Certificates ........   S-25    CPR ...........................   S-56
Class AII Reserve Account .....   S-46    Credit Risk Manager ...........   S-60
Class AII Yield Maintenance               Credit Risk Manager Fee .......   S-60
  Agreement ...................   S-43    Credit Risk Manager Fee Rate ..   S-60
Class AII Yield Maintenance               Current Interest Shortfall ....   S-28
  Agreement Payment ...........   S-44    Custodian .....................   S-60
Class AII-1B Realized Loss                Distribution Date .............   S-25
  Amortization Amount .........   S-40    DOL ...........................   S-64
Class AIII Certificates .......   S-25    Effective Notional Amount .....   S-45
Class AIII Reserve Account ....   S-46    ERISA Eligible Certificates ...   S-64
Class AIII Yield Maintenance              Extra Principal Distribution
  Agreement ...................   S-43      Amount ......................   S-34
Class AIII Yield Maintenance              FICO Scores ...................   S-51
  Agreement Payment ...........   S-44    Fixed Rate Certificates .......   S-25
Class M Certificates ..........   S-25    Fixed Rate Mortgage Loan ......   S-48
Class M Yield Maintenance                 Fixed Rate Prepayment Curve ...   S-56
  Agreements ..................   S-43    Floating Rate Certificates ....   S-25
Class M-1 Principal                       Formula Rate ..................   S-42
  Distribution Amount .........   S-31    FRM PPC .......................   S-56
Class M-1 Realized Loss                   Gross Margin ..................   S-48
  Amortization Amount .........   S-40    Group .........................   S-25
Class M-10 Principal                      Group I .......................   S-25
  Distribution Amount .........   S-33    Group I Cap ...................   S-42
Class M-10 Realized Loss                  Group I Mortgage Loans ........   S-48
  Amortization Amount .........   S-41    Group I Parity Amount .........   S-34
Class M-2 Principal                       Group I Senior Principal
  Distribution Amount .........   S-31      Distribution Amount .........   S-34
Class M-2 Realized Loss                   Group II ......................   S-25
  Amortization Amount .........   S-40    Group II Cap ..................   S-42
Class M-3 Principal
  Distribution Amount .........   S-31
Class M-3 Realized Loss
  Amortization Amount .........   S-40

Group II Maximum Rate Cap .....   S-42    Pool Cap ......................   S-42
Group II Mortgage Loans .......   S-48    Pool Maximum Rate Cap .........   S-43
Group II Principal Percentage .   S-34    Pooling and Servicing
Group II Senior Principal                   Agreement ...................   S-58
  Distribution Amount .........   S-34    PPC ...........................   S-56
Group III .....................   S-25    Prepayment Assumptions ........   S-56
Group III Cap .................   S-42    Prepayment Period .............   S-26
Group III Maximum Rate Cap ....   S-43    Principal Balance .............   S-35
Group III Mortgage Loans ......   S-48    Principal Distribution Amount .   S-35
Group III Principal Percentage    S-34    Principal Remittance Amount ...   S-35
Group III Senior Principal                Priority Amount ...............   S-35
  Distribution Amount .........   S-34    Priority Percentage ...........   S-36
Group Subordinate Amount ......   S-43    PUDs ..........................   S-51
Index .........................   S-49    Rate Ceiling ..................   S-48
Interest Accrual Period .......   S-28    Rating Agencies ...............   S-66
Interest Carry Forward Amount .   S-28    Realized Loss Amortization
Interest Percentage ...........   S-28      Amount ......................   S-41
Interest Remittance Amount ....   S-29    Record Date ...................   S-25
IRS ...........................   S-63    REIT ..........................   S-63
Loan Group ....................   S-48    Relief Act Shortfalls .........   S-29
Loan Group I ..................   S-48    Remaining Senior Principal
Loan Group II .................   S-48      Distribution Amount .........   S-36
Loan Group III ................   S-48    REMIC .........................   S-62
Lower Mezzanine Certificates              Representative ................   S-65
  Yield Maintenance Agreement .   S-43    Reserve Account ...............   S-46
Lower Mezzanine Certificates              Residual Certificates .........   S-25
  Yield Maintenance Agreement             Securities Act ................   S-65
  Payment .....................   S-45    Securities Administrator ......   S-59
Lower Mezzanine Reserve                   Senior Certificates ...........   S-25
  Account .....................   S-46    Senior Enhancement Percentage .   S-36
LPMI Policy ...................   S-51    Senior Principal Distribution
Maximum Rate Cap ..............   S-43      Amount ......................   S-36
Middle Mezzanine Certificates             Senior Specified Enhancement
  Yield Maintenance Agreement .   S-43      Percentage ..................   S-36
Middle Mezzanine Certificates             Servicer ......................   S-61
  Yield Maintenance Agreement             Servicing Fee Rate ............   S-61
  Payment .....................   S-45    Shift Percentage ..............   S-36
Middle Mezzanine Reserve                  Similar Law ...................   S-64
  Account .....................   S-46    Six-Month LIBOR ...............   S-49
Monthly Excess Cashflow                   Six-Month LIBOR Index .........   S-49
  Allocation ..................   S-38    SMMEA .........................   S-65
Monthly Excess Cashflow Amount    S-38    Stepdown Date .................   S-36
Monthly Excess Interest Amount    S-37    Structuring Assumptions .......   S-57
Mortgage Loans ................   S-48    Subordinated Certificates .....   S-25
Mortgaged Properties ..........   S-48    Subsequent Recovery ...........   S-36
Mortgages .....................   S-48    Swap Regulations ..............   S-63
Net Mortgage Interest Rate ....   S-38    Targeted Overcollateralization
Net Rate Ceiling ..............   S-43      Amount ......................   S-36
NIMS Insurer ..................   S-61    Termination Price .............   S-60
Offered Certificates ..........   S-25    Trigger Event .................   S-37
OID Regulations ...............   S-63    Trust Fund ....................   S-59
One-Year CMT ..................   S-49    Trustee .......................   S-59
One-Year CMT Index ............   S-49    Underwriters ..................   S-65
Optional Termination Date .....   S-60    Underwriting Agreement ........   S-65
Overcollateralization Amount ..   S-34    Underwriting Standards ........   S-52
Overcollateralization                     Unpaid Realized Loss Amount ...   S-41
  Deficiency ..................   S-34    Upper Mezzanine Certificates
Overcollateralization Floor ...   S-35      Yield Maintenance Agreement .   S-43
Overcollateralization Release             Upper Mezzanine Certificates
  Amount ......................   S-35      Yield Maintenance Agreement
Pass-Through Rate .............   S-41      Payment .....................   S-44
Periodic Cap ..................   S-48    Upper Mezzanine Reserve
Pool Balance ..................   S-48      Account .....................   S-46

Weighted Average Life .........   S-56    Yield Maintenance Agreement
Wells Fargo Bank ..............   S-58      Payment .....................   S-45
                                          Yield Maintenance Agreements ..   S-44

                                   APPENDIX A

SELECTED MORTGAGE LOAN DATA(1)
(as of the Cut-Off Date)

                                               Aggregate   Group I    Group II   Group III
                                               Mortgage    Mortgage   Mortgage   Mortgage
                                                 Loans      Loans      Loans       Loans
--------------------------------------------   ---------   --------   --------   ---------
Number of Mortgage Loans
Aggregate Unpaid Principal Balance
Range of Unpaid Principal Balances
Average Unpaid Principal Balance
Range of Mortgage Interest Rates
Weighted Average Mortgage Interest Rate
Weighted Average Net Mortgage Interest Rate
Range of Remaining Terms to Stated Maturity
Weighted Average Remaining Term to Stated
   Maturity
Range of Original Loan-to-Value Ratios
Weighted Average Original Loan-to-Value
   Ratio
Number of Mortgage Loans with Original
   Loan-to-Value Ratios greater than 80%
   not covered by Primary Mortgage Insurance
Mortgage Loans with Original Loan-to-Value
   Ratios greater than 80% not covered by
   Primary Mortgage Insurance as a
   Percentage of Aggregate Unpaid Principal
   Balance
Number of Mortgage Loans covered by an LPMI
   Policy
Mortgage Loans covered by an LPMI Policy as
   a Percentage of Aggregate Unpaid
   Principal Balance
Weighted Average Original Loan-to-Value
   Ratio of Mortgage Loans with Original
   Principal Balances greater than $600,000
Maximum Original Loan-to-Value Ratio of
   Mortgage Loans with Original Principal
   Balances greater than $600,000
Geographic Concentration of Mortgaged
   Properties Securing Mortgage Loans in
   Excess of 5% of the Aggregate Unpaid
   Principal Balance
         [_________]
         [_________]
         [_________]
         [_________]
         [_________]
Maximum Five-Digit Zip Code Concentration
Earliest Origination Month
Latest Origination Month
Latest Stated Maturity Date

                                               Aggregate   Group I    Group II   Group III
                                               Mortgage    Mortgage   Mortgage   Mortgage
                                                 Loans      Loans      Loans       Loans
--------------------------------------------   ---------   --------   --------   ---------
Range of Gross Margins
Weighted Average Gross Margin
Range of Rate Ceilings
Weighted Average Rate Ceiling
Range of Months to First Adjustment Date
Weighted Average Months to First Adjustment
   Date
Number of Relocation Mortgage Loans
Relocation Mortgage Loans as a Percentage
   of Aggregate Unpaid Principal Balance
Number of Subsidy Loans
Subsidy Loans as a Percentage of Aggregate
   Unpaid Principal Balance
Number of Buy-Down Loans
Buy-Down Loans as a Percentage of Aggregate
   Unpaid Principal Balance
Weighted Average FICO Score(2)

----------

(1)   The data may not be exact due to rounding.

(2) Does not include the Mortgage Loans for which FICO Scores are not available.

*     Less than 5% of the aggregate unpaid principal balance as of the Cut-Off
      Date.

                          AGGREGATE MORTGAGE LOAN DATA

                             MORTGAGE INTEREST RATES

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Range of Mortgage Interest Rates                Number    Balance
---------------------------------------------   ------   ---------   ----------
5.001% - 5.500% .............................                $           %
5.501% - 6.000% .............................
6.001% - 6.500% .............................
6.501% - 7.000% .............................
7.001% - 7.500% .............................
7.501% - 8.000% .............................
8.001% - 8.500% .............................
8.501% - 9.000% .............................
9.001% - 9.500% .............................
9.501% - 10.000% ............................
10.001% - 10.500% ...........................
10.501% - 11.000% ...........................
11.001% - 11.499% ...........................
Greater than or equal to 11.500% ............
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                              DOCUMENTATION LEVELS

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Documentation Level                             Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
Full Documentation* .........................                $           %
Stated Income, Stated Asset .................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

* Includes mortgage loans with respect to which borrower income has been established using alternative methods. See "The Mortgage Loan Programs" in the prospectus.

                       REMAINING TERMS TO STATED MATURITY

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Range of Remaining Stated Terms (Months)        Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
Less than or equal to 175 ...................                $           %
176 - 235 ...................................
236 - 350 ...................................
351 - 355 ...................................
Greater than or equal to 356
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                              YEARS OF ORIGINATION

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Year of Origination                             Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
 ............................................                $           %
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                                 PROPERTY TYPES

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Property Type                                   Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
Two-to four-family units ....................                $           %
Condominium .................................
Manufactured housing ........................
Planned unit development ....................
Single-family dwellings .....................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                                GEOGRAPHIC AREAS

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Geographic Area                                 Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
Alabama .....................................                $           %
Alaska ......................................
Arizona .....................................
Arkansas ....................................
California ..................................
Colorado ....................................
Connecticut .................................
Delaware ....................................
Florida .....................................
Georgia .....................................
Hawaii ......................................
Idaho .......................................
Illinois ....................................
Indiana .....................................
Iowa ........................................
Kansas ......................................
Kentucky ....................................
Louisiana ...................................
Maine .......................................
Maryland ....................................
Massachusetts ...............................
Michigan ....................................
Minnesota ...................................
Mississippi .................................
Missouri ....................................
Montana .....................................
Nebraska ....................................
Nevada ......................................
New Hampshire ...............................

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Geographic Area                                 Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
New Jersey ..................................
New Mexico ..................................
New York ....................................
North Carolina ..............................
North Dakota ................................
Ohio ........................................
Oklahoma ....................................
Oregon ......................................
Pennsylvania ................................
Rhode Island ................................
South Carolina ..............................
Tennessee ...................................
Texas .......................................
Utah ........................................
Vermont .....................................
Virginia ....................................
Washington ..................................
West Virginia ...............................
Wisconsin ...................................
Wyoming .....................................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                         ORIGINAL LOAN-TO-VALUE RATIOS

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Range of Original Loan-to-Value Ratios          Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
10.01% - 15.00% .............................                $           %
15.01% - 20.00% .............................
20.01% - 25.00% .............................
25.01% - 30.00% .............................
30.01% - 35.00% .............................
35.01% - 40.00% .............................
40.01% - 45.00% .............................
45.01% - 50.00% .............................
50.01% - 55.00% .............................
55.01% - 60.00% .............................
60.01% - 65.00% .............................
65.01% - 70.00% .............................
70.01% - 75.00% .............................
75.01% - 80.00% .............................
80.01% - 85.00% .............................
85.01% - 90.00% .............................
90.01% - 95.00% .............................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                          ORIGINAL PRINCIPAL BALANCES

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Range of Original Principal Balances            Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
Less than or equal to $50,000.00 ............                $           %
$50,000.01 - $75,000.00 .....................
$75,000.01 - $100,000.00 ....................
$100,000.01 - $125,000.00 ...................
$125,000.01 - $150,000.00 ...................
$150,000.01 - $175,000.00 ...................
$175,000.01 - $200,000.00 ...................
$200,000.01 - $225,000.00 ...................
$225,000.01 - $250,000.00 ...................
$250,000.01 - $275,000.00 ...................
$275,000.01 - $300,000.00 ...................
$300,000.01 - $325,000.00 ...................
$325,000.01 - $350,000.00 ...................
$350,000.01 - $375,000.00 ...................

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Range of Original Principal Balances            Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
$375,000.01 - $400,000.00 ...................
$400,000.01 - $425,000.00 ...................
$425,000.01 - $450,000.00 ...................
$450,000.01 - $475,000.00 ...................
$475,000.01 - $500,000.00 ...................
$500,000.01 - $525,000.00 ...................
$525,000.01 - $550,000.00 ...................
$550,000.01 - $575,000.00 ...................
$575,000.01 - $600,000.00 ...................
$675,000.01 - $700,000.00 ...................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                                   ORIGINATORS

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Originator                                      Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
Wells Fargo Bank or Affiliate ...............                $           %
Other Originators ...........................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                                    PURPOSES

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Purpose                                         Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
Equity Take Out Refinance ...................                $           %
Purchase ....................................
Rate/Term Refinance .........................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                                 OCCUPANCY TYPES

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Occupancy Type                                  Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
Primary Residence ...........................                $           %
Investment Property .........................
Second Home .................................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

              PREPAYMENT PENALTIES AT ORIGINATION (YEARS IN EFFECT)

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Prepayment Penalty at Origination (in Years)    Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
No Prepayment Penalty .......................                $           %
0.500 .......................................
1.000 .......................................
1.500 .......................................
2.000 .......................................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                      UNDERWRITING GUIDELINE CREDIT LEVELS

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Underwriting Guideline Credit Level             Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
 ............................................                $           %
 ............................................
 ............................................
 ............................................
 ............................................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                                   LOAN TYPES

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Loan Type                                       Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
 ............................................                $           %
 ............................................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

               GROSS MARGINS OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                     Percentage
                                                                      of Total
                                                                     Aggregate
                                                                     Adjustable
                                                                        Rate
                                                         Aggregate    Mortgage
                                                          Unpaid        Loan
                                                         Principal     Unpaid
                                                          Balance    Principal
Gross Margin                                    Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
0.501% - 1.000% .............................                $           %
2.501% - 3.000% .............................
3.001% - 3.500% .............................
3.501% - 4.000% .............................
4.001% - 4.500% .............................
4.501% - 5.000% .............................
5.001% - 5.500% .............................
5.501% - 6.000% .............................
6.001% - 6.500% .............................
6.501% - 7.000% .............................
7.001% - 7.500% .............................
7.501% - 8.000% .............................
8.001% - 8.499% .............................
Greater than or equal to 8.500% .............
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

               RATE CEILINGS OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                     Percentage
                                                                      of Total
                                                                     Aggregate
                                                                     Adjustable
                                                                        Rate
                                                         Aggregate    Mortgage
                                                          Unpaid        Loan
                                                         Principal     Unpaid
                                                          Balance    Principal
Range of Rate Ceilings                          Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
11.001% - 11.500% ...........................                $           %
11.501% - 12.000% ...........................
12.001% - 12.500% ...........................
12.501% - 13.000% ...........................
13.001% - 13.500% ...........................
13.501% - 14.000% ...........................
14.001% - 14.500% ...........................
14.501% - 15.000% ...........................
15.001% - 15.500% ...........................
15.501% - 16.000% ...........................
16.001% - 16.500% ...........................
16.500% - 17.000% ...........................
17.001% - 17.500% ...........................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

      MONTHS TO FIRST ADJUSTMENT DATE OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                     Percentage
                                                                      of Total
                                                                     Aggregate
                                                                     Adjustable
                                                                        Rate
                                                         Aggregate    Mortgage
                                                          Unpaid        Loan
                                                         Principal     Unpaid
                                                          Balance    Principal
Range of Months to First Adjustment Date        Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
0 to 6 ......................................                $           %
7 to 12 .....................................
13 to 18 ....................................
19 to 24 ....................................
25 to 30 ....................................
31 to 36 ....................................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

        INITIAL INTEREST RATE CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                     Percentage
                                                                      of Total
                                                                     Aggregate
                                                                     Adjustable
                                                                        Rate
                                                         Aggregate    Mortgage
                                                          Unpaid        Loan
                                                         Principal     Unpaid
                                                          Balance    Principal
Initial Interest Rate Cap                       Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
2.000% ......................................                $           %
3.500% ......................................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

               PERIODIC CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                     Percentage
                                                                      of Total
                                                                     Aggregate
                                                                     Adjustable
                                                                        Rate
                                                         Aggregate    Mortgage
                                                          Unpaid        Loan
                                                         Principal     Unpaid
                                                          Balance    Principal
Periodic Cap                                    Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
1.000% ......................................                $           %
1.500% ......................................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

               MINIMUM RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                     Percentage
                                                                      of Total
                                                                     Aggregate
                                                                     Adjustable
                                                                        Rate
                                                         Aggregate    Mortgage
                                                          Unpaid        Loan
                                                         Principal     Unpaid
                                                          Balance    Principal
Range of Minimum Rates                          Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
5.001% - 5.500% .............................                $           %
5.501% - 6.000% .............................
6.001% - 6.500% .............................
6.501% - 7.000% .............................
7.001% - 7.500% .............................
7.501% - 8.000% .............................
8.001% - 8.500% .............................
8.501% - 9.000% .............................
9.001% - 9.500% .............................
9.501% - 10.000% ............................
10.001% - 10.500% ...........................
10.501% - 10.999% ...........................
Greater than or equal to 11.000% ............
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                           GROUP 1 MORTGAGE LOAN DATA

                             MORTGAGE INTEREST RATES

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Range of Mortgage Interest Rates                Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
5.001% - 5.500% .............................                $           %
5.501% - 6.000% .............................
6.001% - 6.500% .............................
6.501% - 7.000% .............................
7.001% - 7.500% .............................
7.501% - 8.000% .............................
8.001% - 8.500% .............................
8.501% - 9.000% .............................
9.001% - 9.500% .............................
9.501% - 10.000% ............................
10.001% - 10.500% ...........................
10.501% - 11.000% ...........................
11.001% - 11.499% ...........................
Greater than or equal to 11.500% ............
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                              DOCUMENTATION LEVELS

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Documentation Level                             Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
Full Documentation* .........................                $           %
Stated Income, Stated Asset .................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

* Includes mortgage loans with respect to which borrower income has been established using alternative methods. See "The Mortgage Loan Programs" in the prospectus.

                       REMAINING TERMS TO STATED MATURITY

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Range of Remaining Stated Terms (Months)        Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
Less than or equal to 175 ...................                $           %
176 - 235 ...................................
236 - 350 ...................................
351 - 355 ...................................
Greater than or equal to 356 ................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                              YEARS OF ORIGINATION

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Year of Origination                             Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
 ............................................                $           %
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                                 PROPERTY TYPES

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Property Type                                   Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
Two-to four-family units ....................                $           %
Condominium .................................
Manufactured housing ........................
Planned unit development ....................
Single-family dwellings .....................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                                GEOGRAPHIC AREAS

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Geographic Area                                 Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
Alabama .....................................                $           %
Alaska ......................................
Arizona .....................................
Arkansas ....................................
California ..................................
Colorado ....................................
Connecticut .................................
Delaware ....................................
Florida .....................................
Georgia .....................................
Hawaii ......................................
Idaho .......................................
Illinois ....................................
Indiana .....................................
Iowa ........................................
Kansas ......................................
Kentucky ....................................
Louisiana ...................................
Maine .......................................
Maryland ....................................
Massachusetts ...............................
Michigan ....................................
Minnesota ...................................
Mississippi .................................
Missouri ....................................
Montana .....................................
Nebraska ....................................
Nevada ......................................
New Hampshire ...............................

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Geographic Area                                 Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
New Jersey ..................................
New Mexico ..................................
New York ....................................
North Carolina ..............................
North Dakota ................................
Ohio ........................................
Oklahoma ....................................
Oregon ......................................
Pennsylvania ................................
Rhode Island ................................
South Carolina ..............................
Tennessee ...................................
Texas .......................................
Utah ........................................
Vermont .....................................
Virginia ....................................
Washington ..................................
West Virginia ...............................
Wisconsin ...................................
Wyoming .....................................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                          ORIGINAL LOAN-TO-VALUE RATIOS

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Range of Original Loan-to-Value Ratios          Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
10.01% - 15.00% .............................                $           %
15.01% - 20.00% .............................
20.01% - 25.00% .............................
25.01% - 30.00% .............................
30.01% - 35.00% .............................
35.01% - 40.00% .............................
40.01% - 45.00% .............................
45.01% - 50.00% .............................
50.01% - 55.00% .............................
55.01% - 60.00% .............................
60.01% - 65.00% .............................
65.01% - 70.00% .............................
70.01% - 75.00% .............................
75.01% - 80.00% .............................
80.01% - 85.00% .............................
85.01% - 90.00% .............................
90.01% - 95.00% .............................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                           ORIGINAL PRINCIPAL BALANCES

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Range of Original Principal Balances            Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
Less than or equal to $50,000.00 ............                $           %
$50,000.01 - $75,000.00 .....................
$75,000.01 - $100,000.00 ....................
$100,000.01 - $125,000.00 ...................
$125,000.01 - $150,000.00 ...................
$150,000.01 - $175,000.00 ...................
$175,000.01 - $200,000.00 ...................
$200,000.01 - $225,000.00 ...................
$225,000.01 - $250,000.00 ...................
$250,000.01 - $275,000.00 ...................
$275,000.01 - $300,000.00 ...................
$300,000.01 - $325,000.00 ...................
$325,000.01 - $350,000.00 ...................
$350,000.01 - $375,000.00 ...................

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Range of Original Principal Balances            Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
$375,000.01 - $400,000.00 ...................
$400,000.01 - $425,000.00 ...................
$425,000.01 - $450,000.00 ...................
$450,000.01 - $475,000.00 ...................
$475,000.01 - $500,000.00 ...................
$500,000.01 - $525,000.00 ...................
$525,000.01 - $550,000.00 ...................
$550,000.01 - $575,000.00 ...................
$575,000.01 - $600,000.00 ...................
$675,000.01 - $700,000.00 ...................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                                   ORIGINATORS

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Originator                                      Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
Wells Fargo Bank or Affiliate ...............                $           %
Other Originators ...........................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                                    PURPOSES

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Purpose                                         Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
Equity Take Out Refinance ...................                $           %
Purchase ....................................
Rate/Term Refinance .........................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                                 OCCUPANCY TYPES

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Occupancy Type                                  Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
Primary Residence ...........................                $           %
Investment Property .........................
Second Home .................................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

              PREPAYMENT PENALTIES AT ORIGINATION (YEARS IN EFFECT)

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Prepayment Penalty at Origination (in Years)    Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
No Prepayment Penalty .......................                $           %
0.500 .......................................
1.000 .......................................
1.500 .......................................
2.000 .......................................
---------------------------------------------   ------   ---------   ----------
Total .......................................                           $100.00%
=============================================   ======   =========   ==========

                      UNDERWRITING GUIDELINE CREDIT LEVELS

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Underwriting Guideline Credit Level             Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
 ............................................                $           %
 ............................................
 ............................................
 ............................................
 ............................................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                                   LOAN TYPES

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Loan Type                                       Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
 ............................................                $           %
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                           GROUP 2 MORTGAGE LOAN DATA

                             MORTGAGE INTEREST RATES

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Range of Mortgage Interest Rates                Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
5.001% - 5.500% .............................                $           %
5.501% - 6.000% .............................
6.001% - 6.500% .............................
6.501% - 7.000% .............................
7.001% - 7.500% .............................
7.501% - 8.000% .............................
8.001% - 8.500% .............................
8.501% - 9.000% .............................
9.001% - 9.500% .............................
9.501% - 10.000% ............................
10.001% - 10.500% ...........................
10.501% - 11.000% ...........................
11.001% - 11.499% ...........................
Greater than or equal to 11.500% ............
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                              DOCUMENTATION LEVELS

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Documentation Level                             Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
Full Documentation* .........................                $           %
Stated Income, Stated Asset .................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

* Includes mortgage loans with respect to which borrower income has been established using alternative methods. See "The Mortgage Loan Programs" in the prospectus.

                       REMAINING TERMS TO STATED MATURITY

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Range of Remaining Stated Terms (Months)        Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
Less than or equal to 175 ...................                $           %
176 - 235 ...................................
236 - 350 ...................................
351 - 355 ...................................
Greater than or equal to 356 ................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                              YEARS OF ORIGINATION

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Year of Origination                             Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
 ............................................                $           %
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                                 PROPERTY TYPES

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Property Type                                   Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
Two-to four-family units ....................                $           %
Condominium .................................
Manufactured housing ........................
Planned unit development ....................
Single-family dwellings .....................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                                GEOGRAPHIC AREAS

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Geographic Area                                 Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
Alabama .....................................                $           %
Alaska ......................................
Arizona .....................................
Arkansas ....................................
California ..................................
Colorado ....................................
Connecticut .................................
Delaware ....................................
Florida .....................................
Georgia .....................................
Hawaii ......................................
Idaho .......................................
Illinois ....................................
Indiana .....................................
Iowa ........................................
Kansas ......................................
Kentucky ....................................
Louisiana ...................................
Maine .......................................
Maryland ....................................
Massachusetts ...............................
Michigan ....................................
Minnesota ...................................
Mississippi .................................
Missouri ....................................
Montana .....................................
Nebraska ....................................
Nevada ......................................
New Hampshire ...............................

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Geographic Area                                 Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
New Jersey ..................................
New Mexico ..................................
New York ....................................
North Carolina ..............................
North Dakota ................................
Ohio ........................................
Oklahoma ....................................
Oregon ......................................
Pennsylvania ................................
Rhode Island ................................
South Carolina ..............................
Tennessee ...................................
Texas .......................................
Utah ........................................
Vermont .....................................
Virginia ....................................
Washington ..................................
West Virginia ...............................
Wisconsin ...................................
Wyoming .....................................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                          ORIGINAL LOAN-TO-VALUE RATIOS

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Range of Original Loan-to-Value Ratios          Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
10.01% - 15.00% .............................                $           %
15.01% - 20.00% .............................
20.01% - 25.00% .............................
25.01% - 30.00% .............................
30.01% - 35.00% .............................
35.01% - 40.00% .............................
40.01% - 45.00% .............................
45.01% - 50.00% .............................
50.01% - 55.00% .............................
55.01% - 60.00% .............................
60.01% - 65.00% .............................
65.01% - 70.00% .............................
70.01% - 75.00% .............................
75.01% - 80.00% .............................
80.01% - 85.00% .............................
85.01% - 90.00% .............................
90.01% - 95.00% .............................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                           ORIGINAL PRINCIPAL BALANCES

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Range of Original Principal Balances            Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
Less than or equal to $50,000.00 ............                $           %
$50,000.01 - $75,000.00 .....................
$75,000.01 - $100,000.00 ....................
$100,000.01 - $125,000.00 ...................
$125,000.01 - $150,000.00 ...................
$150,000.01 - $175,000.00 ...................
$175,000.01 - $200,000.00 ...................
$200,000.01 - $225,000.00 ...................
$225,000.01 - $250,000.00 ...................
$250,000.01 - $275,000.00 ...................
$275,000.01 - $300,000.00 ...................
$300,000.01 - $325,000.00 ...................
$325,000.01 - $350,000.00 ...................
$350,000.01 - $375,000.00 ...................

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Range of Original Principal Balances            Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
$375,000.01 - $400,000.00 ...................
$400,000.01 - $425,000.00 ...................
$425,000.01 - $450,000.00 ...................
$450,000.01 - $475,000.00 ...................
$475,000.01 - $500,000.00 ...................
$500,000.01 - $525,000.00 ...................
$525,000.01 - $550,000.00 ...................
$550,000.01 - $575,000.00 ...................
$575,000.01 - $600,000.00 ...................
$675,000.01 - $700,000.00 ...................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                                   ORIGINATORS

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Originator                                      Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
Wells Fargo Bank or Affiliate ...............                $           %
Other Originators ...........................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                                    PURPOSES

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Purpose                                         Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
Equity Take Out Refinance ...................                $           %
Purchase ....................................
Rate/Term Refinance .........................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                                 OCCUPANCY TYPES

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Occupancy Type                                  Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
Primary Residence ...........................                $           %
Investment Property .........................
Second Home .................................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

              PREPAYMENT PENALTIES AT ORIGINATION (YEARS IN EFFECT)

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Prepayment Penalty at Origination (in Years)    Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
No Prepayment Penalty .......................                $           %
0.500 .......................................
1.000 .......................................
1.500 .......................................
2.000 .......................................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                      UNDERWRITING GUIDELINE CREDIT LEVELS

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Underwriting Guideline Credit Level             Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
 ............................................                $           %
 ............................................
 ............................................
 ............................................
 ............................................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                                   LOAN TYPES

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Loan Type                                       Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
 ............................................                $           %
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

               GROSS MARGINS OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                     Percentage
                                                                      of Total
                                                                     Aggregate
                                                                     Adjustable
                                                                        Rate
                                                                      Mortgage
                                                         Aggregate      Loan
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Gross Margin                                    Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
0.501% - 1.000% .............................                $           %
2.501% - 3.000% .............................
3.001% - 3.500% .............................
3.501% - 4.000% .............................
4.001% - 4.500% .............................
4.501% - 5.000% .............................
5.001% - 5.500% .............................
5.501% - 6.000% .............................
6.001% - 6.500% .............................
6.501% - 7.000% .............................
7.001% - 7.500% .............................
7.501% - 8.000% .............................
8.001% - 8.499% .............................
Greater than or equal to 8.500% .............
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

               RATE CEILINGS OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                     Percentage
                                                                      of Total
                                                                     Aggregate
                                                                     Adjustable
                                                                        Rate
                                                         Aggregate    Mortgage
                                                          Unpaid        Loan
                                                         Principal     Unpaid
                                                          Balance    Principal
Range of Rate Ceilings                          Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
11.001% - 11.500% ...........................                $           %
11.501% - 12.000% ...........................
12.001% - 12.500% ...........................
12.501% - 13.000% ...........................
13.001% - 13.500% ...........................
13.501% - 14.000% ...........................
14.001% - 14.500% ...........................
14.501% - 15.000% ...........................
15.001% - 15.500% ...........................
15.501% - 16.000% ...........................
16.001% - 16.500% ...........................
16.500% - 17.000% ...........................
17.001% - 17.500% ...........................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

      MONTHS TO FIRST ADJUSTMENT DATE OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                     Percentage
                                                                      of Total
                                                                     Aggregate
                                                                     Adjustable
                                                                        Rate
                                                         Aggregate    Mortgage
                                                          Unpaid        Loan
                                                         Principal     Unpaid
                                                          Balance    Principal
Range of Months to First Adjustment Date        Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
0 to 6 ......................................                $           %
7 to 12 .....................................
13 to 18 ....................................
19 to 24 ....................................
25 to 30 ....................................
31 to 36 ....................................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

        INITIAL INTEREST RATE CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                     Percentage
                                                                      of Total
                                                                     Aggregate
                                                                     Adjustable
                                                                        Rate
                                                         Aggregate    Mortgage
                                                          Unpaid        Loan
                                                         Principal     Unpaid
                                                          Balance    Principal
Initial Interest Rate Cap                       Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
2.000% ......................................                $           %
3.500% ......................................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

               PERIODIC CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                     Percentage
                                                                      of Total
                                                                     Aggregate
                                                                     Adjustable
                                                                        Rate
                                                         Aggregate    Mortgage
                                                          Unpaid        Loan
                                                         Principal     Unpaid
                                                          Balance    Principal
Periodic Cap                                    Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
1.000% ......................................                $           %
1.500% ......................................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

               MINIMUM RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                     Percentage
                                                                      of Total
                                                                     Aggregate
                                                                     Adjustable
                                                                        Rate
                                                         Aggregate    Mortgage
                                                          Unpaid        Loan
                                                         Principal     Unpaid
                                                          Balance    Principal
Range of Minimum Rates                          Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
5.001% - 5.500% .............................                $           %
5.501% - 6.000% .............................
6.001% - 6.500% .............................
6.501% - 7.000% .............................
7.001% - 7.500% .............................
7.501% - 8.000% .............................
8.001% - 8.500% .............................
8.501% - 9.000% .............................
9.001% - 9.500% .............................
9.501% - 10.000% ............................
10.001% - 10.500% ...........................
10.501% - 10.999% ...........................
Greater than or equal to 11.000% ............
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                           GROUP 3 MORTGAGE LOAN DATA

                             MORTGAGE INTEREST RATES

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Range of Mortgage Interest Rates                Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
5.001% - 5.500% .............................                $           %
5.501% - 6.000% .............................
6.001% - 6.500% .............................
6.501% - 7.000% .............................
7.001% - 7.500% .............................
7.501% - 8.000% .............................
8.001% - 8.500% .............................
8.501% - 9.000% .............................
9.001% - 9.500% .............................
9.501% - 10.000% ............................
10.001% - 10.500% ...........................
10.501% - 11.000% ...........................
11.001% - 11.499% ...........................
Greater than or equal to 11.500% ............
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                              DOCUMENTATION LEVELS

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Documentation Level                             Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
Full Documentation* .........................                $           %
Stated Income, Stated Asset .................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

* Includes mortgage loans with respect to which borrower income has been established using alternative methods. See "The Mortgage Loan Programs" in the prospectus.

                       REMAINING TERMS TO STATED MATURITY

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Range of Remaining Stated Terms (Months)        Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
Less than or equal to 175 ...................                $           %
176 - 235 ...................................
236 - 350 ...................................
351 - 355 ...................................
Greater than or equal to 356 ................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                              YEARS OF ORIGINATION

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Year of Origination                             Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
 ............................................                $           %
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                                 PROPERTY TYPES

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Property Type                                   Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
Two-to four-family units ....................                $           %
Condominium .................................
Manufactured housing ........................
Planned unit development ....................
Single-family dwellings .....................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                                GEOGRAPHIC AREAS

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Geographic Area                                 Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
Alabama .....................................                $           %
Alaska ......................................
Arizona .....................................
Arkansas ....................................
California ..................................
Colorado ....................................
Connecticut .................................
Delaware ....................................
Florida .....................................
Georgia .....................................
Hawaii ......................................
Idaho .......................................
Illinois ....................................
Indiana .....................................
Iowa ........................................
Kansas ......................................
Kentucky ....................................
Louisiana ...................................
Maine .......................................
Maryland ....................................
Massachusetts ...............................
Michigan ....................................
Minnesota ...................................
Mississippi .................................
Missouri ....................................
Montana .....................................
Nebraska ....................................
Nevada ......................................
New Hampshire ...............................

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Geographic Area                                 Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
New Jersey ..................................
New Mexico ..................................
New York ....................................
North Carolina ..............................
North Dakota ................................
Ohio ........................................
Oklahoma ....................................
Oregon ......................................
Pennsylvania ................................
Rhode Island ................................
South Carolina ..............................
Tennessee ...................................
Texas .......................................
Utah ........................................
Vermont .....................................
Virginia ....................................
Washington ..................................
West Virginia ...............................
Wisconsin ...................................
Wyoming .....................................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                          ORIGINAL LOAN-TO-VALUE RATIOS

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Range of Original Loan-to-Value Ratios          Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
10.01% - 15.00% .............................                $           %
15.01% - 20.00% .............................
20.01% - 25.00% .............................
25.01% - 30.00% .............................
30.01% - 35.00% .............................
35.01% - 40.00% .............................
40.01% - 45.00% .............................
45.01% - 50.00% .............................
50.01% - 55.00% .............................
55.01% - 60.00% .............................
60.01% - 65.00% .............................
65.01% - 70.00% .............................
70.01% - 75.00% .............................
75.01% - 80.00% .............................
80.01% - 85.00% .............................
85.01% - 90.00% .............................
90.01% - 95.00% .............................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                           ORIGINAL PRINCIPAL BALANCES

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Range of Original Principal Balances            Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
Less than or equal to $50,000.00 ............                $           %
$50,000.01 - $75,000.00 .....................
$75,000.01 - $100,000.00 ....................
$100,000.01 - $125,000.00 ...................
$125,000.01 - $150,000.00 ...................
$150,000.01 - $175,000.00 ...................
$175,000.01 - $200,000.00 ...................
$200,000.01 - $225,000.00 ...................
$225,000.01 - $250,000.00 ...................
$250,000.01 - $275,000.00 ...................
$275,000.01 - $300,000.00 ...................
$300,000.01 - $325,000.00 ...................
$325,000.01 - $350,000.00 ...................
$350,000.01 - $375,000.00 ...................

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Range of Original Principal Balances            Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
$375,000.01 - $400,000.00 ...................
$400,000.01 - $425,000.00 ...................
$425,000.01 - $450,000.00 ...................
$450,000.01 - $475,000.00 ...................
$475,000.01 - $500,000.00 ...................
$500,000.01 - $525,000.00 ...................
$525,000.01 - $550,000.00 ...................
$550,000.01 - $575,000.00 ...................
$575,000.01 - $600,000.00 ...................
$675,000.01 - $700,000.00 ...................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                                   ORIGINATORS

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Originator                                      Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
Wells Fargo Bank or Affiliate ...............                $           %
Other Originators ...........................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                                    PURPOSES

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Purpose                                         Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
Equity Take Out Refinance ...................                $           %
Purchase ....................................
Rate/Term Refinance .........................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                                 OCCUPANCY TYPES

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Occupancy Type                                  Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
Primary Residence ...........................                $           %
Investment Property .........................
Second Home .................................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

              PREPAYMENT PENALTIES AT ORIGINATION (YEARS IN EFFECT)

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Prepayment Penalty at Origination (in Years)    Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
No Prepayment Penalty ......................                 $           %
0.500
1.000
1.500
2.000
---------------------------------------------   ------   ---------   ----------
Total ......................................                 $           100.00%
=============================================   ======   =========   ==========

                      UNDERWRITING GUIDELINE CREDIT LEVELS

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Underwriting Guideline Credit Level             Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
 ............................................                $           %
 ............................................
 ............................................
 ............................................
 ............................................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                                   LOAN TYPES

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Loan Type                                       Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
 ............................................                $           %
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

               GROSS MARGINS OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                     Percentage
                                                                      of Total
                                                                     Aggregate
                                                                     Adjustable
                                                                        Rate
                                                         Aggregate    Mortgage
                                                          Unpaid        Loan
                                                         Principal     Unpaid
                                                          Balance    Principal
Gross Margin                                    Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
0.501% - 1.000% .............................                $           %
2.501% - 3.000% .............................
3.001% - 3.500% .............................
3.501% - 4.000% .............................
4.001% - 4.500% .............................
4.501% - 5.000% .............................
5.001% - 5.500% .............................
5.501% - 6.000% .............................
6.001% - 6.500% .............................
6.501% - 7.000% .............................
7.001% - 7.500% .............................
7.501% - 8.000% .............................
8.001% - 8.499% .............................
Greater than or equal to 8.500% .............
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

               RATE CEILINGS OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                     Percentage
                                                                      of Total
                                                                     Aggregate
                                                                     Adjustable
                                                                        Rate
                                                         Aggregate    Mortgage
                                                          Unpaid        Loan
                                                         Principal     Unpaid
                                                          Balance    Principal
Range of Rate Ceilings                          Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
11.001% - 11.500% ...........................                $           %
11.501% - 12.000% ...........................
12.001% - 12.500% ...........................
12.501% - 13.000% ...........................
13.001% - 13.500% ...........................
13.501% - 14.000% ...........................
14.001% - 14.500% ...........................
14.501% - 15.000% ...........................
15.001% - 15.500% ...........................
15.501% - 16.000% ...........................
16.001% - 16.500% ...........................
16.500% - 17.000% ...........................
17.001% - 17.500% ...........................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

      MONTHS TO FIRST ADJUSTMENT DATE OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                     Percentage
                                                                      of Total
                                                                     Aggregate
                                                                     Adjustable
                                                                        Rate
                                                         Aggregate    Mortgage
                                                          Unpaid        Loan
                                                         Principal     Unpaid
                                                          Balance    Principal
Range of Months to First Adjustment Date        Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
0 to 6 ......................................                $           %
7 to 12 .....................................
13 to 18 ....................................
19 to 24 ....................................
25 to 30 ....................................
31 to 36 ....................................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

        INITIAL INTEREST RATE CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                     Percentage
                                                                      of Total
                                                                     Aggregate
                                                                     Adjustable
                                                                        Rate
                                                         Aggregate    Mortgage
                                                          Unpaid        Loan
                                                         Principal     Unpaid
                                                          Balance    Principal
Initial Interest Rate Cap                       Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
2.000% ......................................                $           %
3.500% ......................................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

               PERIODIC CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                     Percentage
                                                                      of Total
                                                                     Aggregate
                                                                     Adjustable
                                                                        Rate
                                                         Aggregate    Mortgage
                                                          Unpaid        Loan
                                                         Principal     Unpaid
                                                          Balance    Principal
Periodic Cap                                    Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
1.000% ......................................                $           %
1.500% ......................................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

               MINIMUM RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                     Percentage
                                                                      of Total
                                                                     Aggregate
                                                                     Adjustable
                                                                        Rate
                                                         Aggregate    Mortgage
                                                          Unpaid        Loan
                                                         Principal     Unpaid
                                                          Balance    Principal
Range of Minimum Rates ......................   Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
5.001% - 5.500% .............................                $           %
5.501% - 6.000% .............................
6.001% - 6.500% .............................
6.501% - 7.000% .............................
7.001% - 7.500% .............................
7.501% - 8.000% .............................
8.001% - 8.500% .............................
8.501% - 9.000% .............................
9.001% - 9.500% .............................
9.501% - 10.000% ............................
10.001% - 10.500% ...........................
10.501% - 10.999% ...........................
Greater than or equal to 11.000% ............
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                                   APPENDIX B

            Percentage of Initial Principal Balance Outstanding For:

  Class AI-1A and Class AI-1B Certificates at the Following Percentages of PPC

Distribution Date                   0%    50%    75%   100%   125%   150%   175%
-------------------------------   ---    ---    ---    ---    ---    ---    ---

Initial                           100    100    100    100    100    100    100

Weighted Average Life
   to maturity
   (years)(1)

Weighted Average Life
   to Optional
   Termination Date
   (years)(1)

----------

(1) The Weighted Average Life of an Offered Certificate is determined by (i) multiplying the amount of net reduction of Principal Balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate net reduction of Principal Balance referred to in clause
      (i).

            Percentage of Initial Principal Balance Outstanding For:

           Class AI-2 Certificates at the Following Percentages of PPC

Distribution Date                   0%    50%    75%   100%   125%   150%   175%
-------------------------------   ---    ---    ---    ---    ---    ---    ---

Initial                           100    100    100    100    100    100    100

Weighted Average Life
   to maturity
   (years)(1)

Weighted Average Life
   to Optional
   Termination Date
   (years)(1)

----------

(1) The Weighted Average Life of an Offered Certificate is determined by (i) multiplying the amount of net reduction of Principal Balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate net reduction of Principal Balance referred to in clause
      (i).

            Percentage of Initial Principal Balance Outstanding For:

           Class AI-3 Certificates at the Following Percentages of PPC

Distribution Date                   0%    50%    75%   100%   125%   150%   175%
-------------------------------   ---    ---    ---    ---    ---    ---    ---

Initial                           100    100    100    100    100    100    100

Weighted Average Life
   to maturity
   (years)(1)

Weighted Average Life
   to Optional
   Termination Date
   (years)(1)

----------

(1) The Weighted Average Life of an Offered Certificate is determined by (i) multiplying the amount of net reduction of Principal Balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate net reduction of Principal Balance referred to in clause
      (i).

            Percentage of Initial Principal Balance Outstanding For:

           Class AI-4 Certificates at the Following Percentages of PPC

Distribution Date                   0%    50%    75%   100%   125%   150%   175%
-------------------------------   ---    ---    ---    ---    ---    ---    ---

Initial                           100    100    100    100    100    100    100

Weighted Average Life
   to maturity
   (years)(1)

Weighted Average Life
   to Optional
   Termination Date
   (years)(1)

----------

(1) The Weighted Average Life of an Offered Certificate is determined by (i) multiplying the amount of net reduction of Principal Balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate net reduction of Principal Balance referred to in clause
      (i).

            Percentage of Initial Principal Balance Outstanding For:

           Class AI-5 Certificates at the Following Percentages of PPC

Distribution Date                   0%    50%    75%   100%   125%   150%   175%
-------------------------------   ---    ---    ---    ---    ---    ---    ---

Initial                           100    100    100    100    100    100    100

Weighted Average Life
   to maturity
   (years)(1)

Weighted Average Life
   to Optional
   Termination Date
   (years)(1)

----------

(1) The Weighted Average Life of an Offered Certificate is determined by (i) multiplying the amount of net reduction of Principal Balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate net reduction of Principal Balance referred to in clause
      (i).

            Percentage of Initial Principal Balance Outstanding For:

           Class AI-6 Certificates at the Following Percentages of PPC

Distribution Date                   0%    50%    75%   100%   125%   150%   175%
-------------------------------   ---    ---    ---    ---    ---    ---    ---

Initial                           100    100    100    100    100    100    100

Weighted Average Life
   to maturity
   (years)(1)

Weighted Average Life
   to Optional
   Termination Date
   (years)(1)

----------

(1) The Weighted Average Life of an Offered Certificate is determined by (i) multiplying the amount of net reduction of Principal Balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate net reduction of Principal Balance referred to in clause
      (i).

            Percentage of Initial Principal Balance Outstanding For:

           Class AI-7 Certificates at the Following Percentages of PPC

Distribution Date                   0%    50%    75%   100%   125%   150%   175%
-------------------------------   ---    ---    ---    ---    ---    ---    ---

Initial                           100    100    100    100    100    100    100

Weighted Average Life
   to maturity
   (years)(1)

Weighted Average Life
   to Optional
   Termination Date
   (years)(1)

----------

(1) The Weighted Average Life of an Offered Certificate is determined by (i) multiplying the amount of net reduction of Principal Balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate net reduction of Principal Balance referred to in clause
      (i).

            Percentage of Initial Principal Balance Outstanding For:

           Class AI-8 Certificates at the Following Percentages of PPC

Distribution Date                   0%    50%    75%   100%   125%   150%   175%
-------------------------------   ---    ---    ---    ---    ---    ---    ---

Initial                           100    100    100    100    100    100    100

Weighted Average Life
   to maturity
   (years)(1)

Weighted Average Life
   to Optional
   Termination Date
   (years)(1)

----------

(1) The Weighted Average Life of an Offered Certificate is determined by (i) multiplying the amount of net reduction of Principal Balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate net reduction of Principal Balance referred to in clause
      (i).

            Percentage of Initial Principal Balance Outstanding For:

           Class AI-9 Certificates at the Following Percentages of PPC

Distribution Date                   0%    50%    75%   100%   125%   150%   175%
-------------------------------   ---    ---    ---    ---    ---    ---    ---

Initial                           100    100    100    100    100    100    100

Weighted Average Life
   to maturity
   (years)(1)

Weighted Average Life
   to Optional
   Termination Date
   (years)(1)

----------

(1) The Weighted Average Life of an Offered Certificate is determined by (i) multiplying the amount of net reduction of Principal Balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate net reduction of Principal Balance referred to in clause (i).

            Percentage of Initial Principal Balance Outstanding For:

 Class AII-1A and Class AII-1B Certificates at the Following Percentages of PPC

Distribution Date                   0%    50%    75%   100%   125%   150%   175%
-------------------------------   ---    ---    ---    ---    ---    ---    ---

Initial                           100    100    100    100    100    100    100

Weighted Average Life
   to maturity
   (years)(1)

Weighted Average Life
   to Optional
   Termination Date
   (years)(1)

----------

(1) The Weighted Average Life of an Offered Certificate is determined by (i) multiplying the amount of net reduction of Principal Balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate net reduction of Principal Balance referred to in clause (i).

            Percentage of Initial Principal Balance Outstanding For:

          Class AIII-1 Certificates at the Following Percentages of PPC

Distribution Date                   0%    50%    75%   100%   125%   150%   175%
-------------------------------   ---    ---    ---    ---    ---    ---    ---

Initial                           100    100    100    100    100    100    100

Weighted Average Life
   to maturity
   (years)(1)

Weighted Average Life
   to Optional
   Termination Date
   (years)(1)

----------

(1) The Weighted Average Life of an Offered Certificate is determined by (i) multiplying the amount of net reduction of Principal Balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate net reduction of Principal Balance referred to in clause
      (i).

            Percentage of Initial Principal Balance Outstanding For:

          Class AIII-2 Certificates at the Following Percentages of PPC

Distribution Date                   0%    50%    75%   100%   125%   150%   175%
-------------------------------   ---    ---    ---    ---    ---    ---    ---

Initial                           100    100    100    100    100    100    100

Weighted Average Life
   to maturity
   (years)(1)

Weighted Average Life
   to Optional
   Termination Date
   (years)(1)

----------

(1) The Weighted Average Life of an Offered Certificate is determined by (i) multiplying the amount of net reduction of Principal Balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate net reduction of Principal Balance referred to in clause
      (i).

            Percentage of Initial Principal Balance Outstanding For:

          Class AIII-3 Certificates at the Following Percentages of PPC

Distribution Date                   0%    50%    75%   100%   125%   150%   175%
-------------------------------   ---    ---    ---    ---    ---    ---    ---

Initial                           100    100    100    100    100    100    100

Weighted Average Life
   to maturity
   (years)(1)

Weighted Average Life
   to Optional
   Termination Date
   (years)(1)

----------

(1) The Weighted Average Life of an Offered Certificate is determined by (i) multiplying the amount of net reduction of Principal Balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate net reduction of Principal Balance referred to in clause (i).

            Percentage of Initial Principal Balance Outstanding For:

           Class M-1 Certificates at the Following Percentages of PPC

Distribution Date                   0%    50%    75%   100%   125%   150%   175%
-------------------------------   ---    ---    ---    ---    ---    ---    ---

Initial                           100    100    100    100    100    100    100

Weighted Average Life
   to maturity
   (years)(1)

Weighted Average Life
   to Optional
   Termination Date
   (years)(1)

----------

(1) The Weighted Average Life of an Offered Certificate is determined by (i) multiplying the amount of net reduction of Principal Balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate net reduction of Principal Balance referred to in clause (i).

            Percentage of Initial Principal Balance Outstanding For:

           Class M-2 Certificates at the Following Percentages of PPC

Distribution Date                   0%    50%    75%   100%   125%   150%   175%
-------------------------------   ---    ---    ---    ---    ---    ---    ---

Initial                           100    100    100    100    100    100    100

Weighted Average Life
   to maturity
   (years)(1)

Weighted Average Life
   to Optional
   Termination Date
   (years)(1)

----------

(1) The Weighted Average Life of an Offered Certificate is determined by (i) multiplying the amount of net reduction of Principal Balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate net reduction of Principal Balance referred to in clause (i).

            Percentage of Initial Principal Balance Outstanding For:

           Class M-3 Certificates at the Following Percentages of PPC

Distribution Date                   0%    50%    75%   100%   125%   150%   175%
-------------------------------   ---    ---    ---    ---    ---    ---    ---

Initial                           100    100    100    100    100    100    100

Weighted Average Life
   to maturity
   (years)(1)

Weighted Average Life
   to Optional
   Termination Date
   (years)(1)

----------

(1) The Weighted Average Life of an Offered Certificate is determined by (i) multiplying the amount of net reduction of Principal Balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate net reduction of Principal Balance referred to in clause (i).

            Percentage of Initial Principal Balance Outstanding For:

           Class M-4 Certificates at the Following Percentages of PPC

Distribution Date                   0%    50%    75%   100%   125%   150%   175%
-------------------------------   ---    ---    ---    ---    ---    ---    ---

Initial                           100    100    100    100    100    100    100

Weighted Average Life
   to maturity
   (years)(1)

Weighted Average Life
   to Optional
   Termination Date
   (years)(1)

----------

(1) The Weighted Average Life of an Offered Certificate is determined by (i) multiplying the amount of net reduction of Principal Balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate net reduction of Principal Balance referred to in clause (i).

            Percentage of Initial Principal Balance Outstanding For:

           Class M-5 Certificates at the Following Percentages of PPC

Distribution Date                   0%    50%    75%   100%   125%   150%   175%
-------------------------------   ---    ---    ---    ---    ---    ---    ---

Initial                           100    100    100    100    100    100    100

Weighted Average Life
   to maturity
   (years)(1)

Weighted Average Life
   to Optional
   Termination Date
   (years)(1)

----------

(1) The Weighted Average Life of an Offered Certificate is determined by (i) multiplying the amount of net reduction of Principal Balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate net reduction of Principal Balance referred to in clause (i).

            Percentage of Initial Principal Balance Outstanding For:

           Class M-6 Certificates at the Following Percentages of PPC

Distribution Date                   0%    50%    75%   100%   125%   150%   175%
-------------------------------   ---    ---    ---    ---    ---    ---    ---

Initial                           100    100    100    100    100    100    100

Weighted Average Life
   to maturity
   (years)(1)

Weighted Average Life
   to Optional
   Termination Date
   (years)(1)

----------

(1) The Weighted Average Life of an Offered Certificate is determined by (i) multiplying the amount of net reduction of Principal Balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate net reduction of Principal Balance referred to in clause (i).

            Percentage of Initial Principal Balance Outstanding For:

           Class M-7 Certificates at the Following Percentages of PPC

Distribution Date                   0%    50%    75%   100%   125%   150%   175%
-------------------------------   ---    ---    ---    ---    ---    ---    ---

Initial                           100    100    100    100    100    100    100

Weighted Average Life
   to maturity
   (years)(1)

Weighted Average Life
   to Optional
   Termination Date
   (years)(1)

----------

(1) The Weighted Average Life of an Offered Certificate is determined by (i) multiplying the amount of net reduction of Principal Balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate net reduction of Principal Balance referred to in clause (i).

                                   APPENDIX C

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                                            Remaining    Original     Original    Months to
            Principal Balance                                Term to      Term to      Balloon      First
            as of the Cut-Off                 Mortgage      Maturity     Maturity       Term      Adjustment          Rate    Gross
                   Date                     Interest Rate  (in months)  (in months)  (in months)     Date     Index  Ceiling  Margin
------------------------------------------  -------------  -----------  -----------  -----------  ----------  -----  -------  ------
Loan Group I Assumed Mortgage Loans

Loan Group II Assumed Mortgage Loans

Loan Group III Assumed Mortgage Loans

                                   APPENDIX D

                       FINAL SCHEDULED DISTRIBUTION DATES

Class                        Final Scheduled Distribution Date
------------                 ---------------------------------
Class AI-1A                  [_______________]
Class AI-1B                  [_______________]
Class AI-2                   [_______________]
Class AI-3                   [_______________]
Class AI-4                   [_______________]
Class AI-5                   [_______________]
Class AI-6                   [_______________]
Class AI-7                   [_______________]
Class AI-8                   [_______________]
Class AI-9                   [_______________]
Class AII-1A                 [_______________]
Class AII-1B                 [_______________]
Class AIII-1                 [_______________]
Class AIII-2                 [_______________]
Class AIII-3                 [_______________]
Class M-1                    [_______________]
Class M-2                    [_______________]
Class M-3                    [_______________]
Class M-4                    [_______________]
Class M-5                    [_______________]
Class M-6                    [_______________]
Class M-7                    [_______________]
Class M-8A                   [_______________]
Class M-8B                   [_______________]
Class M-9                    [_______________]
Class M-10                   [_______________]

                                     ANNEX I

                      CLASS AI YIELD MAINTENANCE AGREEMENT

Distribution Date   Lower Strike Rate   Upper Strike Rate   Effective Notional Amount
-----------------   -----------------   -----------------   -------------------------
                            $                           %               $

                      CLASS AII YIELD MAINTENANCE AGREEMENT

Distribution Date   Lower Strike Rate   Upper Strike Rate   Effective Notional Amount
-----------------   -----------------   -----------------   -------------------------
                            $                           %               $

                     CLASS AIII YIELD MAINTENANCE AGREEMENT

Distribution Date   Lower Strike Rate   Upper Strike Rate   Effective Notional Amount
-----------------   -----------------   -----------------   -------------------------
                            $                           %               $

            UPPER MEZZANINE CERTIFICATES YIELD MAINTENANCE AGREEMENT

Distribution Date   Lower Strike Rate   Upper Strike Rate   Effective Notional Amount
-----------------   -----------------   -----------------   -------------------------
                            $                           %               $

            MIDDLE MEZZANINE CERTIFICATES YIELD MAINTENANCE AGREEMENT

Distribution Date   Lower Strike Rate   Upper Strike Rate   Effective Notional Amount
-----------------   -----------------   -----------------   -------------------------
                            $                           %               $

       Wells Fargo Home Equity Asset-Backed Securities 200[__]-[__] Trust
                                     Issuer

                    Wells Fargo Asset Securities Corporation
                                    Depositor

                                $[_____________]
                                  (Approximate)

           Home Equity Asset-Backed Certificates, Series 200[__]-[__]

                                   ----------

                              PROSPECTUS SUPPLEMENT

                                   ----------

                                 [Underwriters]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. No one has been authorized to provide you with different information.

The Offered Certificates are not being offered in any state where the offer is not permitted.

The Depositor does not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Offered Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Certificates will be required to deliver a prospectus supplement and prospectus until ninety days following the date of this prospectus supplement.

                              [____________], 20__

The information in this prospectus supplement is not complete and may be changed. We may not sell these notes until we deliver a final prospectus supplement and prospectus. This prospectus supplement and prospectus are not an offer to sell these notes and are not soliciting an offer to buy these notes in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION DATED DECEMBER 23, 2004

PROSPECTUS SUPPLEMENT
(To Prospectus Dated [___________], 20__)

       Wells Fargo Home Equity Asset-Backed Securities 200[__]-[___] Trust
                                     Issuer

                    Wells Fargo Asset Securities Corporation
                                    Depositor

                                $[_____________]
                                  (Approximate)

               Home Equity Asset-Backed Notes, Series 200[__]-[__]

      Principal and interest payable monthly, commencing in [_______], 20__

--------------------------------------------------------------------------------
You should carefully consider the risk factors beginning on page S-[__] of this prospectus supplement.

Neither the notes nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality.

The notes represent obligations of the issuer only and will not represent interests in or obligations of the depositor or any affiliate of the depositor.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.
--------------------------------------------------------------------------------

The Trust Will Issue--

o     One class of Notes.

o     One class of trust certificates.

Only the Notes are offered by this prospectus supplement.

The Assets of the Trust Will Include--

o A pool of first and second lien residential mortgage loans. The mortgage loans will consist of subprime, conventional fixed-rate and adjustable-rate mortgage loans.

Credit Enhancement Will Consist of--

o Excess Interest - Certain excess interest received from the mortgage loans will be used to cover losses.

o Overcollateralization - As of the cut-off date, the assets of the trust will exceed the aggregate principal balance of the notes, resulting in overcollateralization. Certain excess interest received from the mortgage loans will also be applied as payments of principal on the notes to maintain a required level of overcollateralization.

Neither the SEC nor any state securities commission has approved the notes offered by this prospectus supplement or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The underwriters will purchase the notes from the depositor and will offer them to investors at varying prices to be determined at the time of sale. The notes will be available for delivery to investors on or about [________], 20__. Total proceeds to the issuer for the notes will be approximately $[_______] before deducting expenses estimated at $[______].

                                 [Underwriters]

          The date of this prospectus supplement is [________], 20__.

                                TABLE OF CONTENTS

                                  Page                                      Page
                                  ----                                      ----

SUMMARY INFORMATION ...........   S-5        General ....................   S-16
RISK FACTORS ..................   S-10       Allocation of Available
   Nature of subprime mortgage                  Funds ...................   S-16
      loans may increase risk                Allocation of Losses .......   S-19
      of loss .................   S-10       Application of Excess Cash .   S-19
   Prepayments may adversely                 Interest Rate ..............   S-19
      affect yield ............   S-10    DESCRIPTION OF THE MORTGAGE
   There are risks relating to               LOANS ......................   S-20
      alternatives to                        General ....................   S-20
      foreclosure .............   S-11       Mortgage Loan Data
   There is a risk that                         Appearing in Appendix A .   S-21
      interest payments on the               Mortgage Loan Underwriting .   S-22
      mortgage loans may be                  Mandatory Repurchase or
      insufficient to maintain                  Substitution of Mortgage
      overcollateralization ...   S-11          Loans ...................   S-22
   Effects of mortgage                       Optional Purchase or
      interest rates and other                  Substitution of Mortgage
      factors on the interest                   Loans ...................   S-22
      rates of the notes ......   S-12    PREPAYMENT AND YIELD
   There are risks relating to               CONSIDERATIONS .............   S-22
      simultaneous second                 THE ISSUER ....................   S-27
      mortgage loans ..........   S-12    THE INDENTURE AND THE
   There are risks relating to               UNDERLYING SERVICING
      subordinate loans .......   S-12       AGREEMENT ..................   S-27
   There is a risk that                      General ....................   S-27
      interest payments on the               Distributions ..............   S-28
      mortgage loans may be                  Voting Interests ...........   S-28
      insufficient to pay                    The Indenture Trustee ......   S-28
      interest on your notes ..   S-12       The Owner Trustee ..........   S-28
   High loan-to-value ratios                 The Securities
      increase risk of loss ...   S-12          Administrator ...........   S-28
   There is a risk relating to               Custodian ..................   S-29
      the potential inadequacy               The Credit Risk Manager ....   S-29
      of credit enhancement               SERVICING OF THE MORTGAGE
      for the notes ...........   S-13       LOANS ......................   S-29
   There is a risk that there                Servicing Compensation and
      may be a delay in                         Payment of Expenses .....   S-29
      receipt of liquidation              DELINQUENCY AND FORECLOSURE
      proceeds, and that                     EXPERIENCE .................   S-29
      liquidation proceeds may            CERTAIN MATERIAL FEDERAL
      be less than the                       INCOME TAX CONSEQUENCES ....   S-29
      outstanding balance of              ERISA CONSIDERATIONS ..........   S-32
      the mortgage loan .......   S-13    LEGAL INVESTMENT ..............   S-33
   Geographic concentration               SECONDARY MARKET ..............   S-33
      may increase risk of                UNDERWRITING ..................   S-33
      loss because of adverse             LEGAL MATTERS .................   S-34
      economic conditions or              USE OF PROCEEDS ...............   S-34
      natural disasters .......   S-13    RATINGS .......................   S-34
   Violations of federal,                 INDEX OF SIGNIFICANT
      state and local laws may               PROSPECTUS SUPPLEMENT
      cause losses on your                   DEFINITIONS 35
      notes ...................   S-13
   Rights of beneficial owners
      may be limited by
      book-entry system for
      the notes ...............   S-14
   Notes may not be
      appropriate for certain
      individual investors ....   S-14
   United States military
      operations may increase
      risk of shortfalls in
      interest ................   S-15
FORWARD LOOKING STATEMENTS ....   S-16
DESCRIPTION OF THE NOTES ......   S-16

Appendix A - Mortgage Loan                Appendix C - Assumed Mortgage
   Statistical Tables .........   A-1        Loan Characteristics .......   C-1

Appendix B - Decrement Table ..   B-1

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

      Information is provided to you about the notes in two separate documents that progressively provide more detail:

o the accompanying prospectus, which provides general information, some of which may not apply to your notes; and

o this prospectus supplement, which describes the specific terms of your notes.

      If the description of the terms of your notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

      Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The foregoing Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

      You can find a listing of the pages where capitalized terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Index of Significant Prospectus Supplement Definitions" on page S-[__] in this document and under the caption "Index of Significant Definitions" beginning on page [___] in the accompanying prospectus. Any capitalized terms used but not defined in this prospectus supplement have the meanings assigned in the prospectus.

                           THE SERIES 20__- SECURITIES



         Original
        Principal    Interest   Principal    Interest      Initial Ratings(3)    Original       Minimum         Incremental
Class   Balance(1)     Rate     Types(2)     Types(2)    [___]   [___]   [___]   Form(4)    Denomination(5)   Denomination(5)
-----   ----------   --------   ---------   ----------   -----   -----   -----   --------   ---------------   ---------------
A ...       $         [___]%     Senior     Fixed Rate

----------

(1) Approximate. The original principal balance is subject to adjustment as described in this prospectus supplement.

(2) See "Description of the Securities--Categories of Classes of Securities" in the prospectus for a description of the principal and interest categories listed.

(3) A description of the ratings of the notes is set forth under the headings "Summary of Prospectus Supplement--Ratings" and "Ratings" in this prospectus supplement.

(5) See "Description of the Securities--Definitive Form" and "--Book-Entry Form" in the prospectus for a description of the forms of notes. Book-entry form is designated as "BE" and definitive form is designated as "D" in the table above.

(6) If necessary, in order to aggregate the original principal balance of a class, one note of the class will be issued in an incremental denomination of less than that shown.

--------------------------------------------------------------------------------

                               SUMMARY INFORMATION

      This summary highlights selected information from this document, but does not contain all of the information that you should consider in making your investment decision. Please read this entire prospectus supplement and the accompanying prospectus carefully for additional detailed information about the notes.

RELEVANT PARTIES

Issuer

The Wells Fargo Home Equity Asset-Backed Securities 200[__]-[___] Trust.

Depositor

Wells Fargo Asset Securities Corporation.

Servicer

Wells Fargo Bank, N.A.

Securities Administrator

Wells Fargo Bank, N.A.

Indenture Trustee

[_______________].

Owner Trustee

[_______________].

Custodian

Wells Fargo Bank, N.A.

Credit Risk Manager

[_______________].

RATINGS OF NOTES

The issuer will not issue the notes unless they have received at least the ratings set forth in the table on page S-5.

o The ratings of the rating agencies are not recommendations to buy, sell or hold the notes rated. A rating may be revised or withdrawn at any time by the assigning rating agency.

o The ratings do not address the possibility that, as a result of principal prepayments, the yield on your note may be lower than anticipated.

See "Prepayment and Yield Considerations" and "Ratings" in this prospectus supplement and "Prepayment and Yield Considerations" in the prospectus.

DESCRIPTION OF NOTES

The notes consist of one class of Class A Notes. See the table on page S-5 for more information with respect to the notes.

Cut-off Date

[__________] 1, 20__.

Closing Date

On or about [________], 20__.

Distribution Dates

The 25th day of each month, or the following business day if the 25th day is not a business day, commencing in [_____], 20__.

Record Date

The record date will be the last business day of the month preceding the month in which the distribution date occurs.

Stated Maturity Date

The stated maturity date of the notes, on which the final payment of principal must ultimately be made, is [___________], 20__, which is the distribution date in the month following the latest maturity date of any mortgage loan in the mortgage pool.

Principal Amount of the Notes

The notes will have an approximate total original principal balance of $[_________]. Any difference between the total principal balance of the notes as of the date of issuance of the notes and the approximate total original principal balance of the notes as of the date of this prospectus supplement will not exceed 5% of the total original principal balance of the notes.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Form of Notes; Denominations

Your notes will be issued in book-entry form and in the minimum denomination and the incremental denomination set forth in the table on page S-5. The notes are not intended to be directly or indirectly held or beneficially owned by anyone in amounts lower than such minimum denominations.

Distributions--General

Distributions will be made on each distribution date and will generally include payments made on the mortgage loans during the related collection period and any advances by the servicer. The collection period for any distribution date is the period from the second day of the calendar month preceding the month in which the distribution date occurs through the first day of the calendar month in which the distribution date occurs.

Interest Distributions

On each distribution date, you will be entitled to receive interest accrued on your note during the related interest accrual period and any interest which you earned previously but which you did not receive. The interest accrual period for the notes is the previous calendar month. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

There are certain circumstances which could reduce the amount of interest paid to you. See "Description of the Notes" in this prospectus supplement.

Interest Rates

Interest will accrue on the notes during each interest accrual period at a per annum rate equal to [___]%.

Principal Distributions

On each distribution date you will receive a distribution of principal if there are funds available on that date. See "Description of the Notes" in this prospectus supplement.

MORTGAGE POOL

The assets of the trust are expected to consist of approximately [___] mortgage loans with an aggregate unpaid principal balance as of the cut-off date of approximately $[________]. The mortgage loans, which are the source of distributions to holders of the notes, will consist of conventional, subprime, fixed and adjustable interest rate, monthly pay, fully amortizing, one- to four-family, residential first and second lien mortgage loans.

See "Appendix A" and "Description of the Mortgage Loans" in this prospectus supplement.

Changes to Mortgage Pool

The depositor may remove mortgage loans from the mortgage pool, or may make substitutions for certain mortgage loans, in advance of the closing date.

After the issuance of the notes, the depositor may remove certain mortgage loans from the mortgage pool through repurchase or, under certain circumstances, may make substitutions for certain mortgage loans.

See "Description of the Mortgage Loans--Mandatory Repurchase or Substitution of Mortgage Loans" and "--Optional Purchase or Substitution of Mortgage Loans" in this prospectus supplement.

CREDIT ENHANCEMENT

Credit enhancement increases the likelihood that holders of notes will receive the distributions to which they are entitled. This transaction employs the following two forms of credit enhancement. See "Description of the Notes" in this prospectus supplement.

Monthly Excess Interest. Because more interest is expected to be paid by the mortgagors than is necessary to pay the interest earned on the notes, it is expected there will be excess interest each month. The excess interest will be used to maintain overcollateralization and to pay interest that was previously earned but not paid to the notes.

Overcollateralization. If the total assets in the trust exceed the total principal balance of the notes, there is overcollateralization available to absorb losses on the mortgage loans before such losses affect the notes. On the closing date, the total original principal balance of the mortgage loans will exceed the total original principal balance of the notes by approximately $[__________]. This results in overcollateralization equal to approximately [___]% of the aggregate unpaid principal balance of the mortgage loans as of the cut-off date. If the level of overcollateralization falls below the targeted overcollateralization amount set forth under "Description of the Notes," the excess interest described in the previous section will be paid to the notes as principal. This will have the effect of reducing the principal balance of the notes faster than

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

the principal balance of the mortgage loans until the required level of overcollateralization is reached.

EFFECTS OF PREPAYMENTS ON YOUR INVESTMENT EXPECTATIONS

The rate of prepayments on the mortgage loans will affect the investment performance of the notes.

The notes were structured assuming, among other things, that prepayments on the adjustable-rate mortgage loans and the fixed-rate mortgage loans occur at different rates based on the constant prepayment rate described in this prospectus supplement under "Prepayment and Yield Considerations." However, no one can predict the actual rate of prepayment of principal on the mortgage loans.

In deciding whether to purchase a note, you should make an independent decision as to the appropriate prepayment assumptions to use. If prepayments on the mortgage loans are higher or lower than you anticipate, the investment performance of the notes may vary materially and adversely from your investment expectations.

Factors affecting the rate of prepayment on the mortgage loans are discussed in this prospectus supplement under "Prepayment and Yield Considerations."

The actual yield on your notes may not be equal to the yield you anticipated at the time of purchase. In addition, even if the actual yield is equal to the yield you anticipated at the time of purchase, the total return on investment you expected or the expected weighted average life of your notes may not be realized. These effects are summarized below.

Yield

The actual yield on your notes depends on the:

o     interest rate;

o     price paid;

o     absence or occurrence of interest shortfalls or losses;

o     absence or occurrence of principal losses; and

o     rate and timing of principal prepayments.

If you purchase notes, your yield, absent shortfalls or losses, will primarily be a function of the price paid and the rate and timing of prepayments on the mortgage loans.

o If you purchase your note at an amount equal to its unpaid principal balance -- that is, at "par"-- your effective yield will approximate the interest rate on that note.

o If you pay less or more than the unpaid principal balance of your note -- that is, buy the note at a "discount" or "premium," respectively -- then your effective yield will be higher or lower, respectively, than the interest rate on the note, because such discount or premium will be amortized over the life of the note.

o Any deviation in the actual rate of prepayments on the mortgage loans from the rate you assumed will affect the period of time over which, or the rate at which, any discount or premium will be amortized and, consequently, will cause your actual yield to differ from that which you anticipated.

If you are purchasing notes at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans will have a negative effect on the yield to maturity of your notes.

If you are purchasing notes at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the mortgage loans will have a negative effect on the yield to maturity of your notes and that a rapid rate of principal payments on the mortgage loans could result in the loss of all or part of your initial investment.

Reinvestment Risk

As stated above, if you purchase a note at par, fluctuations in the rate of distributions of principal will generally not affect your yield to maturity. However, the total return on your investment, even if you purchase your notes at par, will be reduced if principal distributions received on your notes cannot be reinvested at a rate as high as the stated interest rate.

You should consider the risk that rapid rates of prepayments on the mortgage loans may coincide with periods of low prevailing market interest rates. During periods of low prevailing market interest rates, mortgagors may be expected to prepay or refinance mortgage loans that carry interest rates significantly higher than then-current interest rates

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

for mortgage loans. Consequently, the amount of principal distributions available to you for reinvestment at such low prevailing interest rates may be relatively large.

Conversely, slow rates of prepayments on the mortgage loans may coincide with periods of high prevailing market interest rates. During such periods, it is less likely that mortgagors will elect to prepay or refinance mortgage loans and, therefore, the amount of principal distributions available to you for reinvestment at such high prevailing interest rates may be relatively small.

Weighted Average Life Volatility

One indication of the impact of varying prepayment speeds on a security is the change in its weighted average life.

o The "weighted average life" of a note is the average amount of time that will elapse between the date of issuance of the note and the date on which each dollar in reduction of the principal balance of the note is distributed to the investor.

Low rates of prepayment may result in the extension of the weighted average life of a note. High rates of prepayment may result in the shortening of the weighted average life of a note.

In general, if you purchase your notes at par and the weighted average life of your notes is extended beyond your anticipated time period, the market value of your notes may be adversely affected even though the yield to maturity on your notes is unaffected.

The sensitivities of the weighted average lives of the notes to prepayments is illustrated in the tables appearing in Appendix B. These illustrations are based on prepayment and other assumptions which are unlikely to match the actual experience on the mortgage loans. Therefore, your results will vary.

See "Risk Factors--Prepayments may adversely affect yield" and "Prepayment and Yield Considerations" in this prospectus supplement.

OPTIONAL TERMINATION

The depositor may, subject to certain conditions including the then-remaining size of the pool, purchase all the mortgage loans and any properties that the trust acquired in satisfaction of any of the mortgage loans and thereby effect early retirement of the notes. See "Description of the Securities--Termination" in the prospectus.

FEDERAL INCOME TAX STATUS

The notes will be characterized as debt for federal income tax purposes and the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. The issuer and the depositor agree and each noteholder, by the acceptance of a note, will agree to treat the notes as indebtedness for federal income tax purposes.

For further information regarding the federal income tax consequences of investing in the notes, see "Certain Material Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the prospectus.

LEGAL INVESTMENT

The notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you may be subject to restrictions on investment in the notes and should consult your own legal, tax and accounting advisors in determining the suitability of and consequences to you of the purchase, ownership and disposition of the notes.

See "Legal Investment" in this prospectus supplement and in the prospectus.

ERISA CONSIDERATIONS

If you are a fiduciary of a retirement plan or other employee benefit plan or arrangement subject to ERISA, the Internal Revenue Code or any federal, state or local law which is, to a material extent, similar to ERISA or the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of the note could give rise to a transaction prohibited or not otherwise permissible under the rules or regulations referred to above.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

MONTHLY REPORTS AND ADDITIONAL INFORMATION

The securities administrator will prepare and make available to noteholders via the internet, the monthly report described under "Description of the Securities--Reports to Securityholders" in the prospectus. In addition, the depositor intends to make the information contained in the monthly report, together with certain additional information, available to any interested investor via the internet and other electronic means described under "Where You Can Find More Information" in the prospectus.

--------------------------------------------------------------------------------

                                  RISK FACTORS

      The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the notes. You should also carefully consider the information set forth under "Risk Factors" in the prospectus.

Nature of subprime mortgage loans may increase risk of loss

      All of the mortgage loans are of subprime credit quality; i.e., do not meet the customary credit standards of Fannie Mae and Freddie Mac. Borrowers under subprime mortgage loans typically have limited access to traditional mortgage financing for a variety of reasons, including impaired or limited past credit history, lower credit scores, high loan-to-value ratios or high debt-to-income ratios. As a result of these factors, delinquencies and liquidation proceedings are more likely with these mortgage loans than with mortgage loans that satisfy customary credit standards. In the event these mortgage loans do become delinquent or subject to liquidation, you may face delays in receiving payment and losses if the credit enhancements are insufficient to cover the delays and losses.

Prepayments may adversely affect yield

      The rate of distributions of principal and the yield to maturity on your notes will be directly related to the rate of payments of principal on the mortgage loans and the amount and timing of mortgagor defaults resulting in realized losses. Mortgagors are permitted to prepay the mortgage loans, in whole or in part, at any time. The rate of principal payments on the mortgage loans will be affected by, among other things:

o prepayment penalties on certain of the mortgage loans, which may discourage mortgagors from prepaying their mortgage loans during the applicable period;

o     the amortization schedules of the mortgage loans;

o the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by mortgagors;

o     liquidations of defaulted mortgage loans;

o repurchases of mortgage loans by the depositor as a result of defective documentation or breaches of representations and warranties;

o     optional purchases by the depositor of defaulted mortgage loans; and

o the optional purchase by the depositor of all of the mortgage loans in connection with the termination of the trust fund.

      Prepayment penalty information with respect to the mortgage loans is set forth in the tables appearing in Appendix A hereto.

      See "Prepayment and Yield Considerations" herein and "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Assignment of Mortgage Loans; Representations and Warranties; Repurchases," "Description of the Securities--Termination" and "--Optional Purchases" in the prospectus.

      The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors.

o If prevailing rates for similar mortgage loans fall below the mortgage interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase.

o Conversely, if interest rates on similar mortgage loans rise above the mortgage interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease.

o The prepayment behavior of the adjustable-rate mortgage loans and of the fixed-rate mortgage loans may respond to different factors, or may respond differently to the same factors.

o Adjustable-rate mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

      The rate of prepayment on the mortgage loans may also be influenced by programs offered by mortgage originators (including Wells Fargo Bank, N.A.), on a general or targeted basis, to encourage refinancing. See "Prepayment and Yield Considerations--Refinancings" in the prospectus.

      If the level of overcollateralization falls below what is required under the indenture, excess interest will be paid to the notes as principal. This will have the effect of reducing the principal balance of the notes faster than the aggregate principal balance of the mortgage loans until the required level of overcollateralization is reached.

      If you are purchasing notes at a discount, you should consider the risk that if principal payments on the mortgage loans occur at a rate slower than you expected, there will be a negative effect on the yield to maturity of your notes.

      If you are purchasing notes at a premium, you should consider the risk that if principal payments on the mortgage loans occur at a rate faster than you expected, there will be a negative effect on the yield to maturity of your notes.

      See "Prepayment and Yield Considerations" for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

There are risks relating to alternatives to foreclosure

      Certain mortgage loans may become delinquent after the closing date. The servicer may either foreclose on any such mortgage loan or work out an agreement with the mortgagor if the delinquency is not cured, which may involve waiving or modifying certain terms of the mortgage loan. If the servicer extends the payment period, your yield may be reduced.

There is a risk that interest payments on the mortgage loans may be insufficient to maintain overcollateralization

      Because the weighted average of the interest rates on the mortgage loans is expected to be higher than the weighted average of the interest rates on the notes, the mortgage loans are expected to generate more interest than is needed to pay interest owed on the notes as well as certain fees and expenses of the trust. After these financial obligations of the trust are covered, the available excess interest will be used to maintain overcollateralization. We cannot assure you, however, that enough excess interest will be generated to maintain the required overcollateralization level. The factors described below, as well as the factors described in the next Risk Factor, will affect the amount of excess interest that the mortgage loans will generate:

o When a mortgage loan is prepaid in full or repurchased, excess interest will generally be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

o Every time a mortgage loan is liquidated or written off, excess interest will be reduced because such mortgage loan will no longer be outstanding and generating interest.

o If the rates of delinquencies, defaults or losses on the mortgage loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on such date to pay noteholders.

Effects of mortgage interest rates and other factors on the interest rates of the notes

      The yields to maturity on the notes may be affected by the resetting of the mortgage interest rates on the adjustable-rate mortgage loans on their related adjustment dates. While the mortgage interest rates on the adjustable-rate mortgage loans do not adjust for periods ranging from [___] to [___] years after the dates of their origination, after such time the mortgage interest rates on these mortgage loans could decrease relative to the interest rates on the notes, which would reduce the amount of excess interest generated by the mortgage loans.

There are risks relating to simultaneous second mortgage loans

      With respect to certain of the mortgage loans, at the time of origination of the first lien mortgage loan, the originator may have originated a second lien mortgage loan which may or may not be included in the trust. With respect to mortgage loans that have junior lien mortgage loans encumbering the same mortgaged property, foreclosure frequency may be increased relative to mortgage loans that do not have subordinate financing behind them because mortgagors have less equity in the mortgaged property. In addition, the servicer may declare a default on the junior lien loan even though the first lien loan is current, which would constitute a default on the first lien loan. Investors should also note that any mortgagor may obtain subordinate financing at any time subsequent to the date of origination of their mortgage loan from the originator or from any other lender. Information with respect to simultaneous second mortgage loans is set forth in the tables appearing in Appendix A hereto.

There are risks relating to subordinate loans

      Certain of the mortgage loans evidence a second lien that is subordinate to the rights of the mortgagee under a first mortgage. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding principal balance of such junior mortgage loans only to the extent that the claims of the related senior mortgage loans have been satisfied in full, including any foreclosure costs. In circumstances where the servicer determines that it would be uneconomical to foreclose on the related mortgaged property, the servicer may write-off the entire outstanding principal balance of the related mortgage loan as bad debt. The foregoing considerations will be particularly applicable to junior mortgage loans that have high combined loan-to-value ratios because the servicer is more likely to determine that foreclosure would be uneconomical. You should consider the risk that to the extent losses on junior mortgage loans are not covered by available credit enhancement, such losses will be borne by the holders of the notes. Information with respect to subordinate mortgage loans is set forth in the tables appearing in Appendix A hereto.

There is a risk that interest payments on the mortgage loans may be insufficient to pay interest on your notes

      When a mortgage loan is prepaid in full, the mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next distribution date. The servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments in full on the mortgage loans, but only up to the sum of the servicing fee and interest income earned by the servicer for the related interest accrual period. If the credit enhancement is insufficient to cover this shortfall in excess of the amount covered by the servicer, you may incur a loss.

      In addition, the servicer will not cover any Relief Act Shortfalls.

High  loan-to-value ratios increase risk of loss

      Mortgage loans with high loan-to-value ratios leave the mortgagor with little to no equity in the related mortgaged property. Certain of the mortgage loans had loan-to-value ratios at origination in excess of 80.00%. No mortgage loan had a loan-to-value ratio exceeding 100% as of the cut-off date. An overall decline in the residential real estate market, a rise in interest rates over a period of time and the general condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of such mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the loan-to-value ratio may increase over what it was at the time of origination. Such an increase may reduce the likelihood that liquidation proceeds or other proceeds will be sufficient to pay off the mortgage loan fully. There can be no assurance that the loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its original loan-to-value ratio. Additionally, the originator's determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged property or the actual value of such mortgaged property. Information with respect to loan-to-value ratios is set forth in the tables appearing in Appendix A hereto.

There is a risk relating to the potential inadequacy of credit enhancement for the notes

      The credit enhancement features described in the summary are intended to enhance the likelihood that holders of the notes will receive regular payments of interest and principal.

      If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are not likely to be recovered. We cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your notes as a result of such delinquencies or defaults.

      If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

There is a risk that there may be a delay in receipt of liquidation proceeds, and that liquidation proceeds may be less than the outstanding balance of the mortgage loan

      Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses will reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

Geographic concentration may increase risk of loss because of adverse economic conditions or natural disasters

      The yield to maturity on the notes may be affected by the geographic concentration of the mortgaged properties securing the mortgage loans. Certain regions of the United States from time to time will experience weaker regional economic conditions and housing markets and, consequently, will experience higher rates of loss and delinquency than on mortgage loans generally. Any concentration of the mortgage loans in such a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. In addition, certain regions have experienced or may experience natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values. Any deterioration in housing prices in the states in which there is a significant concentration of mortgaged properties, as well as the other states in which the mortgaged properties are located, and any deterioration of economic conditions in such states which adversely affects the ability of borrowers to make payments on the mortgage loans may increase the likelihood of losses on the mortgage loans. Such losses, if they occur, may have an adverse effect on the yield to maturity of your notes. Conversely, any increase in the market value of properties located in the states in which the mortgaged properties are located, would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the mortgagors at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans. The concentrations of mortgaged properties by state and geographic areas are identified in Appendix A.

Violations of federal, state and local laws may cause losses on your notes

      Federal, state and local laws regulate the underwriting, origination, servicing and collection of the mortgage loans. These laws have changed over time and have become more restrictive or stringent with respect to specific activities of the servicer and originators of residential mortgage loans. Actual or alleged violations of these federal, state and local laws may, among other things:

o limit the ability of the servicer to collect principal or interest on the mortgage loans,

o     provide the mortgagors with a right to rescind the mortgage loans,

o entitle the mortgagors to refunds of amounts previously paid or to set-off those amounts against their mortgage loan obligations,

o     result in a litigation proceeding being brought against the trust, and

o subject the trust (and other assignees of the mortgage loans) to liability for expenses, penalties and damages resulting from the violations.

      As a result, these violations or alleged violations could result in shortfalls in the distributions due on your notes. In the past few years, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the federal Home Ownership and Equity Protection Act of 1994. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts. See "Risk Factors--Violations of Federal, State and Local Laws May Adversely Affect Ability to Collect on Loans" and "Certain Legal Aspects of Mortgage Loans--Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders" in the prospectus.

      The depositor will make representations and warranties with respect to each mortgage loan relating to compliance with federal, state and local laws at the time of origination, that none of the mortgage loans are subject to the Home Ownership and Equity Protection Act of 1994 and that none of the mortgage loans are "high cost" loans within the meaning of such federal, state and local laws. In the event of a breach of any such representations, the depositor will be required to cure such breach or repurchase or replace the affected mortgage loan. In addition, the depositor will be required to reimburse the trust for any damages or costs incurred by the trust as a result of a breach of the representation as to compliance with federal, state and local laws. However, if the depositor is unable to fulfill this reimbursement obligation for financial or other reasons, shortfalls in the distributions due on your notes could occur.

Rights of beneficial owners may be limited by book-entry system for the notes

      Transactions in the book-entry notes generally can only be carried out through DTC, DTC participants and indirect DTC participants. If you are a beneficial owner of book-entry notes, your ability to pledge your notes, and the liquidity of your notes in general, may be limited due to the fact that you will not have a physical note. In addition, you may experience delays in receiving payments on your notes. See "Risk Factors--Risks Associated with the Securities--Book-Entry Securities May Experience Certain Problems," "Description of the Securities--Book-Entry Form" and "--Definitive Form" in the prospectus.

Notes may not be appropriate for certain individual investors

      If you are an individual investor who does not have sufficient resources or expertise to evaluate the particular characteristics of the notes, the notes may not be an appropriate investment for you. This may be the case because, among other things:

o if you purchase your notes at a price other than par, your yield to maturity will be sensitive to the uncertain rate and timing of principal prepayments on the applicable mortgage loans;

o the rate of principal distributions on, and the weighted average life of, the notes will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and as such the notes may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

o you may not be able to reinvest amounts distributed in respect of principal on your notes (which distributions in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the applicable interest rate or your expected yield;

o a secondary market for the notes may not develop or provide you with liquidity of investment; and

o you must report interest as well as original issue discount, if any, on the accrual method of accounting, even if you are otherwise using the cash method of accounting.

      If you are an individual investor considering the purchase of a note, you should also carefully consider the further risks and other special considerations discussed above and under the headings "Prepayment and Yield Considerations" herein and "Risk Factors--Rate of Prepayment on Mortgage Loans May Adversely Affect Average Lives and Yields on the Securities" in the prospectus.

United States military operations may increase risk of shortfalls in interest

      In response to previously executed and threatened terrorist attacks in the United States and foreign countries, the United States has initiated military operations and has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty, is a mortgagor of a mortgage loan in the trust, the interest rate limitation of the Servicemembers Civil Relief Act and any comparable state law, will apply. Substantially all of the mortgage loans have mortgage interest rates which exceed such limitation, if applicable. This may result in interest shortfalls on the mortgage loans, which, in turn will be allocated in reduction of accrued interest on the notes, irrespective of the availability of excess cash flow or other credit enhancement. None of the depositor, the issuer, the servicer, any underwriter or any other party has taken any action to determine whether any of the mortgage loans would be affected by such interest rate limitation. See "Description of the Notes" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Servicemembers Civil Relief Act" in the prospectus.

                           FORWARD LOOKING STATEMENTS

      This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Such forward-looking statements, together with related qualifying language and assumptions, are found in the material, including each of the tables, set forth under "Risk Factors" and "Prepayment and Yield Considerations" and in the Appendices. Forward-looking statements are also found elsewhere in this prospectus supplement and the prospectus, and may be identified by, among other things, accompanying language including the words "expects," "intends," "anticipates," "estimates" or analogous expressions, or by qualifying language or assumptions. Such statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from such forward-looking statements. Such risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with government regulations, customer preference and various other matters, many of which are beyond the Depositor's control. These forward-looking statements speak only as of the date of this prospectus supplement. The Depositor expressly disclaims any obligation or undertaking to disseminate any updates or revisions to such forward-looking statements to reflect any change in the Depositor's expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

                            DESCRIPTION OF THE NOTES

General

      The Notes will be issued pursuant to the Indenture. Set forth below are summaries of the specific terms and provisions pursuant to which the Notes will be issued. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. When particular provisions or terms used in the Indenture are referenced, the actual provisions (including definitions of terms) are incorporated by reference.

      The Trust will issue one Class of notes (the "Notes" and one trust certificate (the "Trust Certificate") which represents the ownership interest in the Mortgage Loans and is subordinate in priority of payment to the Notes. The Depositor will initially hold the Trust Certificate.

      The Notes will have the original Principal Balance specified on page S-5 hereof, subject to a permitted variance of plus or minus five percent. The Notes will be issued in the forms and denominations set forth in the table on page S-5.

      Payments on the Notes will be made by the Indenture Trustee on the 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing in [________] 20__ (each, a "Distribution Date"), to the persons in whose names the Notes are registered at the close of business on the Record Date. The "Record Date" is the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

Allocation of Available Funds

      Distributions to Noteholders will be made on each Distribution Date from Available Funds. "Available Funds" will be equal to the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable or payable to the Servicer, including amounts in respect of indemnification of the Servicer, the Servicing Fee and any accrued and unpaid Servicing Fee and amounts payable to the Securities Administrator and the Indenture Trustee in respect of certain expenses and indemnification: (i) the aggregate amount of Monthly Payments on the Mortgage Loans due during the related Collection Period and received by the Servicer on or prior to the related Determination Date, (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments (but excluding any prepayment penalties), insurance proceeds, condemnation proceeds, Subsequent Recoveries and liquidation proceeds, net of certain expenses, received during the related Prepayment Period, (iii) payments from the Servicer in connection with Advances and Compensating Interest for such Distribution Date, (iv) the Purchase Price for any repurchased Mortgage Loan deposited to the Collection Account during the related Prepayment Period, (v) any Substitution Adjustments deposited in the Collection Account during the related Prepayment Period, (vi) any Reimbursement Amount deposited to the Collection Account during the related Prepayment Period and (vii) on the Distribution Date on which the Trust is to be terminated in accordance with the Indenture, the Termination Price.

      The "Collection Period" with respect to any Distribution Date means the period from the second day of the calendar month preceding the month in which such Distribution Date occurs through the first day of the month in which such Distribution Date occurs.

      The "Prepayment Period" with respect to any Distribution Date means the period commencing on the Determination Date in the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the first Distribution Date, on the Cut-off Date) and ending on the day preceding the Determination Date in the calendar month in which such Distribution Date occurs.

      On each Distribution Date, based upon the information provided to it in a remittance report prepared by the Securities Administrator, the Indenture Trustee will distribute the Available Funds in the following order of priority to the extent available:

      first, concurrently, to the Securities Administrator, the Securities Administrator Fee, and to the Credit Risk Manager, the Credit Risk Manager Fee, pro rata;

      second, to the Notes, the Accrued Note Interest thereon for such Distribution Date;

      third, to the Notes, the Monthly Principal thereon for such Distribution Date, until the Principal Balance of the Notes has been reduced to zero; and

      fourth, to the Notes, the Overcollateralization Deficiency, if any, on such Distribution Date (after giving effect to application of Monthly Principal for such Distribution Date), until the Principal Balance of the Notes has been reduced to zero.

      Any Available Funds remaining after application in the manner specified above will be released to the holder(s) of the Trust Certificates on such Distribution Date, free from the lien of the Indenture, and such amounts will not be available to make payments on the Notes on any subsequent Distribution Date.

      In no event will the aggregate payments of principal to Noteholders exceed $[_________] (the "Original Principal Balance").

      "Accrued Note Interest" means for the Notes and each Distribution Date an amount equal to the interest accrued during the related Interest Accrual Period on the Principal Balance of the Notes, minus any Relief Act Shortfalls for such Distribution Date.

      "Interest Accrual Period" means for any Distribution Date the period from and including the first day of the month preceding the month of such Distribution Date through and including the last day of such month, and calculations of interest will be made on the basis of a 360-day year assumed to consist of twelve 30-day months.

      "Monthly Principal" means with respect to any Distribution Date, to the extent of funds available therefor as described herein, the amount equal to (A) the sum (less certain amounts available for reimbursement of Advances and Servicing Advances as described in the prospectus under "Description of the Securities--Advances in Respect of Delinquencies" and certain other reimbursable expenses pursuant to the Indenture and Underlying Servicing Agreement) of the following amounts (without duplication) with respect to the Mortgage Loans and the immediately preceding Collection Period: (i) each payment of principal on a Mortgage Loan due during such Collection Period and received by the Servicer on or prior to the Determination Date for such Distribution Date, including any Advances with respect thereto, (ii) all full and partial principal prepayments received by the Servicer during the related Prepayment Period, (iii) the insurance proceeds, Subsequent Recoveries and liquidation proceeds (net of certain expenses) allocable to principal actually collected by the Servicer during the related Prepayment Period, (iv) the portion of the Purchase Price allocable to principal of all repurchased Defective Mortgage Loans with respect to such Prepayment Period, (v) any Substitution Adjustments received during the related Prepayment Period and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with the Indenture, that portion of the Termination Price in respect of principal, reduced by (B) the amount of any Overcollateralization Release Amount with respect to such Distribution Date.

      "Overcollateralization Amount" means as of any Distribution Date the excess, if any, of (x) the Pool Balance as of the last day of the related Collection Period over (y) the Principal Balance of the Notes (after taking into account all payments of Monthly Principal on such Distribution Date and the increase of the Principal Balance of the Notes as a result of Subsequent Recoveries).

      "Overcollateralization Deficiency" means as of any Distribution Date, the excess, if any, of (x) the Targeted Overcollateralization Amount for such Distribution Date over (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Principal Balance of the Notes resulting from the payment of Monthly Principal on such Distribution Date.

      "Overcollateralization Release Amount" means with respect to any Distribution Date on which a Trigger Event is not in effect, the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (after the payment of Monthly Principal for such Distribution Date) over (ii) the Targeted Overcollateralization Amount for such Distribution Date. With respect to any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

      The "Principal Balance" will equal, as of any Distribution Date, the Original Principal Balance as reduced, but not below zero, by:

o all amounts paid on previous Distribution Dates on account of principal; and increased by

o     any Subsequent Recoveries for previous Distribution Dates.

      "Relief Act Shortfalls" are any interest shortfalls arising as a result of the reduction in the amount of monthly interest payments on any Mortgage Loans as a result of the application of the Relief Act or similar state laws.

      "60+ Day Delinquent Loan" means each Mortgage Loan (including each Mortgage Loan in foreclosure and each Mortgage Loan for which the mortgagor has filed for bankruptcy after the Closing Date) with respect to which any portion of a Monthly Payment is, as of the last day of the prior Collection Period, two months or more past due and each Mortgage Loan relating to an REO Property.

      "Subsequent Recovery" means any amount (net of reimbursable expenses) received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Mortgage Loan that resulted in a Realized Loss in a prior month. If Subsequent Recoveries are received, they will be included as part of the Monthly Principal for the following Distribution Date and distributed in accordance with the priorities described herein.

      "Targeted Overcollateralization Amount" means as of any Distribution Date,
(i) if a Trigger Event has not occurred, the greater of (a) approximately [____]% of the Pool Balance as of the last day of the related Collection Period and (b) 0.50% of the Pool Balance on the Cut-off Date and (ii) if a Trigger Event has occurred for the current Distribution Date, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date. The Targeted Overcollateralization Amount is initially approximately $[_________].

      A "Trigger Event" has occurred on a Distribution Date if (i) the three-month rolling average of 60+ Day Delinquent Loans equals or exceeds [____]%or (ii) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Collection Period (reduced by the aggregate amount of Subsequent Recoveries received since the Cut-off Date through the last day of the related Collection Period) divided by the Pool Balance on the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring In         Percentage
------------------------------------   ----------
[_______] 20__ through [______] 20__    [____]%
[_______] 20__ through [______] 20__    [____]%
[_______] 20__ through [______] 20__    [____]%
[_______] 20__ through [______] 20__    [____]%

Allocation of Losses

      Realized Losses will, in effect, be absorbed first by the Trust Certificates, through the application of the Excess Cash to fund such deficiency, as well as through a reduction in the Overcollateralization Amount. The Principal Balance of the Notes will not be reduced by any Realized Losses; however, under certain loss scenarios, there will not be enough interest and principal on the Mortgage Loans to pay the Notes all interest and principal amounts to which they are entitled.

      If any Mortgage Loan became a Liquidated Mortgage Loan, the net Liquidation Proceeds related thereto and allocated to principal may be less than the Principal Balance of the related Mortgage Loan; the amount of any such deficiency is a "Realized Loss." Realized Losses will, in effect, be absorbed first by the Trust Certificates, through the application of the Excess Cash to fund such deficiency, as well as through a reduction in the Overcollateralization Amount. The Principal Balance of the Notes will not be reduced by any Realized Losses; however, under certain loss scenarios, there will not be enough interest and principal on the Mortgage Loans to pay the Notes all interest and principal amounts to which they are entitled.

Application of Excess Cash

      Credit enhancement with respect to the Notes will be provided in part by overcollateralization resulting from the aggregate Principal Balances of the Mortgage Loans as of the end of each Collection Period exceeding the Principal Balance of the Notes for the related Distribution Date (after taking into account the Monthly Principal and Excess Cash to be paid on such Distribution Date in reduction of the Principal Balance of the Notes). This increase and subsequent maintenance is intended to be accomplished by the application of monthly Excess Cash to pay down the Principal Balance of the Notes until the Overcollateralization Amount reaches the Target Overcollateralization Amount. Such applications of Excess Cash, because they consist of interest collections on the Mortgage Loans, but are distributed as principal on the Notes, will increase the Overcollateralization Amount. Such overcollateralization is intended to result in amounts received on the Mortgage Loans in excess of the amount necessary to pay the Accrued Note Interest and Monthly Principal required to be paid on the Notes on any Distribution Date being applied to reduce the Principal Balance to zero no later than the Stated Maturity of the Notes. The Targeted Overcollateralization Amount may, over time, decrease or increase, subject to the occurrence of a Trigger Event. Any increase in the Targeted Overcollateralization Amount may result in an accelerated amortization of the Notes until such Targeted Overcollateralization Amount is reached. Conversely, any decrease in the Targeted Overcollateralization Amount will result in a decelerated amortization of the Notes until such Targeted Overcollateralization Amount is reached. In the event that the Targeted Overcollateralization Amount is permitted to decrease or "step down" on any Distribution Date in the future, Excess Cash that would otherwise be paid to the Notes on any such Distribution Date in reduction of the Note Balance will be released to the holder(s) of the Trust Certificates.

      The "Excess Cash" with respect to any Distribution Date will be equal to Available Funds for such Distribution Date, reduced by the sum of (i) the Accrued Note Interest for the related Distribution Date and (ii) the Monthly Principal for the related Distribution Date.

Interest Rate

      Interest for each Distribution Date will accrue on the Notes during the related Interest Accrual Period at the rate specified in the table on page S-5 (such rate, the "Interest Rate".

      Interest in respect of any Distribution Date will accrue during the related Interest Accrual Period on the basis of a 360-day year consisting of twelve 30-day months.

                      DESCRIPTION OF THE MORTGAGE LOANS(1)

General

      The mortgage loans to be included in the Trust Fund will be subprime, fixed-rate and adjustable-rate, conventional, monthly pay, fully amortizing, one- to four-family, residential first and second mortgage loans (the "Mortgage Loans"). The Mortgage Loans will have original terms to maturity of ranging from approximately 10 to approximately 30 years. The Mortgage Loans are expected to be secured by first and second liens (the "Mortgages") on one- to four-family residential properties (the "Mortgaged Properties") and to have the additional characteristics described herein and in the prospectus. Wells Fargo Asset Securities Corporation (the "Depositor") will transfer the Mortgage Loans to the Issuer.

      The index for all the Adjustable-Rate Mortgage Loans is the average of interbank offered rates for six-month U.S. dollar deposits in the London market based on quotations of major banks as published in The Wall Street Journal ("Six-Month LIBOR"), and most recently available as of the date forty-five days before the applicable Adjustment Date. If Six-Month LIBOR becomes unpublished or is otherwise unavailable, the Servicer will select an alternative index which is based upon comparable information.

      The Mortgage Loans accrue interest on an actuarial basis over the original terms thereof, calculated based on a 360-day year of twelve 30-day months. When a full prepayment of principal is made on a Mortgage Loan during a month, the mortgagor is charged interest only on the days of the month actually elapsed up to the date of such prepayment, at a daily interest rate that is applied to the principal amount of the loan so prepaid. When a partial prepayment of principal is made on a Mortgage Loan during a month, the mortgagor generally is not charged interest on the amount of the partial prepayment during the month in which such prepayment is made.

      As of the Cut-off Date, none of the Mortgage Loans were Delinquent and none of the Adjustable-Rate Mortgage Loans had Mortgage Interest Rates that may be converted to fixed Mortgage Interest Rates at the option of the related mortgagor. All of the Mortgage Loans have a Due Date on the first day of each month.

      Each of the Mortgage Loans is subject to a due-on-sale clause. See "Certain Legal Aspects of Mortgage Loans--`Due-on-Sale' Clauses" and "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Due-on-Sale Provisions" in the prospectus.

Mortgage Loan Data Appearing in Appendix A

      The Mortgage Loans were originated by Wells Fargo Bank or affiliates or by other originators. No single other originator is expected to have accounted for more than 5.00% of the aggregate unpaid principal balance of the Mortgage Loans as of the Cut-Off Date.

      In originating Mortgage Loans, the documentation levels vary depending upon several factors, including loan amount, Loan-to-Value Ratio and the type and purpose of the Mortgage Loan. Asset, income and mortgage

----------

(1) The descriptions in this prospectus supplement of the Trust and the properties securing the Mortgage Loans to be included in the Trust Fund are based upon the expected characteristics of the Mortgage Loans at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Notwithstanding the foregoing, any of such Mortgage Loans may be excluded from the Trust Fund
      (i) as a result of principal prepayment thereof in full or (ii) if, as a result of delinquencies or otherwise, the Depositor otherwise deems such exclusion necessary or desirable. In either event, other Mortgage Loans may be included in the Trust Fund. The Depositor believes that the information set forth herein with respect to the expected characteristics of the Mortgage Loans on the Cut-off Date is representative of the characteristics as of the Cut-off Date of the Mortgage Loans to be included in the Trust Fund as it will be constituted at the time the Certificates are issued, although the aggregate principal balance of the Mortgage Loans included in the Trust Fund as of the Cut-off Date, the range of Mortgage Interest Rates and maturities, and certain other characteristics of the Mortgage Loans in the Trust Fund may vary. In the event that any of the characteristics as of the Cut-off Date of the Mortgage Loans that constitute the Trust Fund on the date of initial issuance of the Certificates vary materially from those described herein, revised information regarding such Mortgage Loans will be made available to purchasers of the Offered Certificates, on or before such issuance date, and a Current Report on Form 8-K containing such information will be filed with the Securities and Exchange Commission within 15 days following such date.

verifications were obtained for Mortgage Loans processed with "full documentation." In the case of "no documentation," neither asset nor income verifications were obtained. See "The Mortgage Loan Programs" in the prospectus. In most instances, a verification of the borrower's employment was obtained.

      The Mortgage Loans were originated for various purposes. In general, in the case of a Mortgage Loan made for "rate/term" refinance purpose, substantially all of the proceeds are used to pay in full the unpaid principal balance of a previous mortgage loan of the mortgagor with respect to a Mortgaged Property and to pay origination and closing costs associated with such refinancing. However, in the case of a Mortgage Loan made for "equity take out" refinance purpose, all or a portion of the proceeds are generally required by the mortgagor for uses unrelated to the Mortgaged Property. The amount of such proceeds retained by the mortgagor may be substantial.

      The first table appearing in Appendix A sets forth certain characteristics of the Mortgage Loans. All weighted averages specified in the tables appearing in Appendix A are based on the Cut-off Date Principal Balances of the Mortgage Loans in the aggregate. References to percentages of the Mortgage Loans mean percentages based on the aggregate of the Cut-off Date Principal Balances of the Mortgage Loans in the aggregate, unless otherwise specified.

      For purposes of Appendix A, the term "single-family dwellings" includes single family attached planned unit developments ("PUDs"), single family detached PUDs, single family townhouses and single family detached dwellings.

      In addition, for purposes of Appendix A, the Loan-to-Value Ratio of a Mortgage Loan is calculated using the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator from an appraiser at the time of origination and (ii) the sale price for such property. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for "equity take out" purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal. There can be no assurance that such appraisal, which is based on the independent judgment of an appraiser and not an arms-length sales transaction, is an accurate representation of the market value of a Mortgaged Property. See "Description of the Trust Funds--Mortgage Loans" in the prospectus. No assurance can be given that the values of the Mortgaged Properties securing the Mortgage Loans have remained or will remain at the levels used in calculating the Loan-to-Value Ratios shown in Appendix A. The Depositor has taken no action to establish the current value of any Mortgaged Property. See "Risk Factors--Risks Associated with the Mortgage Loans--Real Estate Market Conditions Affect Mortgage Loan Performance" and "--Geographic Concentration May Increase Rates of Loss and Delinquency" in the prospectus.

      Appendix A also contains a table of the FICO Scores for the Mortgage Loans. "FICO Scores" are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower's credit-worthiness. FICO Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The FICO Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO Scores generally range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a FICO Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that FICO Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, FICO Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The FICO Scores set forth in Appendix A were obtained at either the time of origination of the Mortgage Loan or more recently. Neither the Depositor nor Wells Fargo Bank makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular FICO Score should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Loan according to its terms.

      In addition, Appendix A contains a table of the months to the first Adjustment Date for the Mortgage Loans. With respect to each Mortgage Loan, "Months to First Adjustment Date" equals the number of months from the Cut-off Date to the month in which the mortgage interest rate applicable to such Mortgage Loan is initially adjusted.

      Occupancy information is based solely on a representation made by the borrower at the time of origination of the related Mortgage Loan.

      See "The Mortgage Loan Programs" in the prospectus.

Mortgage Loan Underwriting

      Approximately [___]% (by the aggregate unpaid principal balance as of the Cut-off Date) of the Mortgage Loans were generally originated in conformity with the underwriting standards described in the prospectus under the heading "The Mortgage Loan Programs" (the "Underwriting Standards"). In certain instances, exceptions to the Underwriting Standards may have been granted by Wells Fargo Bank. See "The Mortgage Loan Programs" in the prospectus. The remaining approximate [___]% (by aggregate unpaid principal balance as of the Cut-off
Date) of the Mortgage Loans were purchased by Wells Fargo Bank in bulk purchase transactions and were underwritten using underwriting standards which may vary from the Underwriting Standards (the "Bulk Purchase Underwritten Loans"). However, Wells Fargo Bank has in each case reviewed the underwriting standards applied for such Bulk Purchase Underwritten Loans and determined that such standards were not materially different than the Underwriting Standards. See "The Mortgage Loan Programs" in the prospectus.

Mandatory Repurchase or Substitution of Mortgage Loans

      The Depositor is required, with respect to Mortgage Loans that are found by the Trustee or Custodian to have defective documentation, or in respect of which the Depositor has breached a representation or warranty, either to repurchase such Mortgage Loans or, if within two years of the date of initial issuance of the Notes, to substitute new Mortgage Loans therefor. See "Prepayment and Yield Considerations" herein and "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Assignment of Mortgage Loans; Representations and Warranties; Repurchases" in the prospectus.

Optional Purchase or Substitution of Mortgage Loans

      Under certain circumstances as described in the prospectus under "Description of the Securities--Optional Purchases" the Depositor may, at its sole discretion purchase certain Mortgage Loans from the Trust. The Depositor may also, for three months following the Closing Date, substitute, for any reason, a new Mortgage Loan for any Mortgage Loan in the Trust. See "Prepayment and Yield Considerations" herein and "Description of the Securities--Optional Substitutions" in the prospectus.

                       PREPAYMENT AND YIELD CONSIDERATIONS

      The yields to maturity and weighted average lives of the Notes will depend upon, among other things, the price at which such Notes are purchased, the amount and timing of principal payments on the Mortgage Loans, the amount and timing of mortgagor delinquencies and defaults on the Mortgage Loans and the rate of liquidations and Realized Losses.

      The rate of distributions in reduction of the Principal Balance of the Notes, the aggregate amount of distributions on the Notes and the weighted average life and yield to maturity of the Notes purchased at a discount or premium will be directly related to the rate of payments of principal on the Mortgage Loans in the Trust Fund and the amount and timing of mortgagor defaults resulting in Realized Losses. Prepayments (which, as used herein, include all unscheduled payments of principal, including payments as the result of liquidations, purchases and repurchases) of the Mortgage Loans in the Trust Fund will result in distributions to Noteholders of amounts which would otherwise be distributed over the remaining terms of such Mortgage Loans. Since the rate of prepayment on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below and in the prospectus under "Prepayment and Yield Considerations"), no assurance can be given as to such rate or the rate of principal payments or yield on, or weighted average life of, the Notes or the aggregate amount of payments on the

Notes. In addition, if a purchaser of a Note calculates its anticipated yield based on an assumed rate of default and amount of Realized Losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. The timing of Realized Losses will also affect an investor's actual yield to maturity, even if the average rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans. The Mortgage Loans may have a greater than normal risk of future defaults and delinquencies, as compared to newly originated, high quality one- to four-family residential mortgage loans of comparable size and geographic concentration because the Mortgage Loans are of subprime credit quality. See "Risk Factors--Nature of subprime mortgage loans may increase risk of loss" in this prospectus supplement.

      The rate of principal payments on the Mortgage Loans will be affected by the amortization schedules of the Mortgage Loans, the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by mortgagors, liquidations of defaulted Mortgage Loans, repurchases by the Depositor of Mortgage Loans as a result of defective documentation or breaches of representations and warranties, optional purchases by the Depositor of defaulted Mortgage Loans, and the optional purchase of all of the Mortgage Loans in connection with the termination of the Trust Fund. See "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Assignment of Mortgage Loans; Representations and Warranties; Repurchases," "Description of the Securities--Optional Purchases" and "--Termination" in the prospectus. Because certain of the Mortgage Loans contain prepayment penalties, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have prepayment penalties. If prevailing rates for similar mortgage loans fall below the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar mortgage loans rise above the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease. The rate of prepayment on the Mortgage Loans may also be influenced by programs offered by mortgage loan originators (including Wells Fargo Bank), servicers (including Wells Fargo Bank) and mortgage loan brokers to encourage refinancing through such originators, servicers and brokers, including, but not limited to, general or targeted solicitations (which may be based on characteristics including, but not limited to, the Mortgage Interest Rate or payment history and the geographic location of the Mortgaged Property), reduced origination fees or closing costs, pre-approved applications, waiver of pre-closing interest accrued with respect to a refinanced loan prior to the pay-off of such loan, or other financial incentives. In addition, Wells Fargo Bank or third parties may enter into agreements with borrowers providing for the bi-weekly payment of principal and interest on the related Mortgage Loan, thereby accelerating payment of the Mortgage Loan resulting in partial prepayments.

      Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment or substantial fluctuations in income, significant declines in real estate values and adverse economic conditions either generally or in particular geographic areas, mortgagors' equity in mortgaged properties, including the use of the properties as second or vacation homes, and servicing decisions, such as, without limitation, the decision as to whether to foreclose on a mortgage loan or to modify the terms of the related mortgage note and decisions as to the timing of any foreclosure. Furthermore, certain characteristics of mortgage loans are thought by some in the mortgage industry to be more likely to affect prepayments. These characteristics include, but are not limited to, unpaid principal balance, loan-to-value ratio, borrower credit quality and current mortgage interest rate higher than prevailing interest rates. No representation is made as to the rate of prepayment on the Mortgage Loans included in the Trust Fund having any particular characteristic. In addition, all of the Mortgage Loans contain due-on-sale clauses which will generally be exercised upon the sale of the related Mortgaged Properties. Consequently, acceleration of mortgage payments as a result of any such sale will affect the level of prepayments on the Mortgage Loans. The extent to which defaulted Mortgage Loans are assumed by transferees of the related Mortgaged Properties or are refinanced will also affect the rate of principal payments. The rate of prepayment and, therefore, the yield to maturity of the Notes will be affected by the extent to which (i) the Depositor elects to repurchase, rather than substitute for, Mortgage Loans which are found by the Trustee to have defective documentation or with respect to which the Depositor has breached a representation or warranty, (ii) a substitute Mortgage Loan has an unpaid principal balance less than the Mortgage Loan for which it is substituted, (iii) the Servicer elects to encourage the refinancing of any defaulted Mortgage Loan rather than to permit an assumption thereof by a mortgagor or (iv) the Servicer agrees to modify the payment terms of a Mortgage Note rather than foreclose on the related Mortgage Loan. See "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and

Underlying Servicing Agreements--Realization Upon Defaulted Mortgage Loans; Servicing Advances" and "--Due-on-Sale Provisions" in the prospectus.

      The Mortgage Interest Rates on the Adjustable Rate Mortgage Loans will be fixed for periods ranging from [___] to [___] years after origination and thereafter will adjust annually and may vary significantly over time. When a Mortgage Loan begins its adjustable period, increases and decreases in the Mortgage Interest Rate on that Mortgage Loan will be based on the Index in effect 45 days prior to the related Adjustment Date plus the applicable Gross Margin and will be limited by the applicable Periodic Cap and Maximum Mortgage Interest Rate. The Index may not rise and fall consistently with mortgage interest rates. As a result, the Mortgage Interest Rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates for similar adjustable rate mortgage loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, some mortgagors who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These mortgagors may be induced to refinance adjustable rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these mortgagors regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current Mortgage Interest Rates and Monthly Payments on the mortgagors' Adjustable Rate Mortgage Loans. The Adjustable Rate Mortgage Loans may also be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Mortgage Interest Rates on such Adjustable Rate Mortgage Loans as mortgagors seek to avoid changes in their Monthly Payments. In addition, the delinquency and loss experience of the Adjustable Rate Mortgage Loans may differ from that on the Fixed Rate Mortgage Loans because the amount of the Monthly Payments on the Adjustable Rate Mortgage Loans are subject to adjustment on each Adjustment Date. The ability to refinance a mortgage loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the mortgagor's financial situation, prevailing mortgage interest rates, the mortgagor's equity in the related mortgaged property, tax laws and prevailing general economic conditions.

      The yield to maturity of the Notes will be sensitive in varying degrees to the rate and timing of principal payments (including prepayments) on the Mortgage Loans. Investors in the Notes should consider the associated risks, including, in the case of Notes purchased at a discount, the risk that a slower than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans will have a negative effect on the yield to maturity of such Notes and, in the case of Notes purchased at a premium, the risk that a faster than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans will have a negative effect on the yield to maturity of such Notes. Investors purchasing Notes at a premium should also consider the risk that a rapid rate of payments in respect of principal (including prepayments) on the Mortgage Loans could result in the failure of such investors to fully recover their initial investments. An investor is urged to make an investment decision with respect to the Notes based on the anticipated yield to maturity of the Notes resulting from the purchase price and such investor's own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios.

      The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor who purchases a Note at a price other than par, even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the underlying Mortgage Loans, the greater the effect on such investor's yield to maturity. As a result, the effect on such investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

      The actual yield to maturity experienced by an investor may also be affected by the occurrence of interest shortfalls resulting from principal prepayments to the extent, if any, to which such interest shortfalls are not covered by Compensating Interest or Excess Cash. See "Description of the Securities--Distributions of Interest on the Securities" in the prospectus.

      The yield to maturity on the Notes may be affected by the geographic concentration of the Mortgaged Properties securing the Mortgage Loans. Certain regions in the United States have experienced or may experience significant fluctuations in housing prices. In addition, certain regions have experienced or may experience natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values. Any deterioration in housing prices in the states in which there is a significant concentration of Mortgaged Properties, as well as other states in which the Mortgaged Properties are located, and any deterioration of economic conditions in such states which adversely affects the ability of borrowers to make payments on the Mortgage Loans, may increase the likelihood of losses on the Mortgage Loans. Such losses, if they occur, may have an adverse effect on the yield to maturity of the Notes.

      As to Mortgaged Properties in regions that have recently experienced natural disasters, neither the Depositor nor the Servicer has undertaken the physical inspection of such Mortgaged Properties. As a result, there can be no assurance that material damage to any Mortgaged Property in an affected region has not occurred. In the Mortgage Loan Purchase Agreement, the Depositor will represent and warrant that, as of the date of issuance of the Notes, each Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Depositor makes no representation) so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended. In the event of a breach of such representation with respect to a Mortgaged Property which materially and adversely affects the interests of Noteholders in the related Mortgage Loan, the Depositor will be obligated to repurchase or substitute for such Mortgage Loan, as described under "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Representations and Warranties; Repurchases" in the prospectus. Repurchase of any such Mortgage Loan will affect the yield and weighted average life of the Notes and could adversely affect the yield of any Notes purchased at a premium.

      An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of Principal Balance of the Notes, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts distributed in reduction of the Principal Balance of such investor's Note may be lower than the Interest Rate or expected yield. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of Principal Balance of the Notes, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions available to an investor for reinvestment at such high prevailing interest rates may be relatively small.

      The weighted average life and yield to maturity of the Notes will also be influenced by the amount of Excess Cash generated by the Mortgage Loans and applied in reduction of the Principal Balance of the Notes. The level of Excess Cash available on any Distribution Date to be applied in reduction of the Principal Balance of the Notes will be influenced by, among other factors, (i) the overcollateralization level of the Mortgage Loans at such time (i.e., the extent to which interest on the Mortgage Loans is accruing on a higher principal balance than the Principal Balance of the Notes); (ii) the delinquency and default experience of the Mortgage Loans; and (iii) the level of the Six-Month LIBOR for the Adjustable Rate Mortgage Loans. To the extent that greater amounts of Excess Cash are distributed in reduction of the Principal Balance of the Notes, the weighted average life thereof can be expected to shorten. No assurance can be given as to the amount of Excess Cash distributed at any time or in the aggregate.

      The weighted average life of the Notes is the average amount of time that will elapse from the Closing Date, until each dollar of principal is distributed to the investors in the Notes. Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average life of the Notes is expected to vary substantially from the weighted average remaining terms to stated maturity of the Mortgage Loans as set forth in the tables appearing in Appendix A.

      Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment models used in this prospectus supplement (the "Prepayment Assumptions") are based on an assumed rate of prepayment each month of the then unpaid principal balance of two hypothetical pools of mortgage loans similar to the Mortgage Loans.

      For the Adjustable-Rate Mortgage Loans, the Prepayment Assumption is the "Adjustable-Rate Prepayment Curve" or "ARM PPC," which assumes a prepayment rate of 4.00% CPR per annum of the then-outstanding principal balance of a hypothetical pool of adjustable-rate mortgage loans in the first month of the life of such mortgage loans and an additional approximate 1.348% per annum in each month thereafter until 35.00% CPR is reached in the twenty-fourth month. Beginning in the twenty-fourth month and in each month thereafter during the life of such mortgage loans, ARM PPC assumes a constant prepayment rate of 35.00% CPR per annum each month. For the Fixed-Rate Mortgage Loans, the Prepayment Assumption is the "Fixed-Rate Prepayment Curve" or "FRM PPC," which assumes a prepayment rate of 2.30% CPR per annum of the then-outstanding unpaid principal balance of a hypothetical pool of fixed-rate mortgage loans in the first month of the life of such mortgage loans and an additional 2.30% per annum in each month thereafter until 23.00% CPR is reached in the tenth month. Beginning in the tenth month and in each month thereafter during the life of such mortgage loans, FRM PPC assumes a constant prepayment rate of 23.00% CPR per annum each month.

      "CPR" represents a constant assumed rate of principal prepayment each month relative to the then-outstanding unpaid principal balance of a pool of mortgage loans for the life of such mortgage loans. A prepayment assumption of 4.00% CPR assumes constant prepayment rates of 4.00% per annum of the then-outstanding unpaid principal balance of such mortgage loans. Correspondingly, "20% CPR" assumes prepayment rates equal to 20% of CPR, and so forth.

      No Prepayment Assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

      Appendix B sets forth the decrement table for the Notes.

      The table appearing in Appendix B has been prepared assuming, among other things, the following (the "Structuring Assumptions"):

      (i) the Mortgage Loans have the characteristics set forth in the table appearing in Appendix C;

      (ii) the Notes will be issued on the Closing Date;

      (iii) distributions on the Notes are made on the 25th day of each month, commencing in [_______] 20__, in accordance with the allocation of Available Funds set forth above under "Description of the Notes";

      (iv) principal payments on the assumed Mortgage Loans representing principal prepayments in full of individual mortgage loans will be received on the last day of each month commencing in [__________] 20__at the respective constant percentages of the applicable Prepayment Assumption set forth in the tables and there are no partial prepayments, Prepayment Interest Shortfalls or Relief Act Shortfalls;

      (v) the scheduled payment in each month for each assumed Mortgage Loan has been based on its outstanding balance as of the first day of the month preceding the month of such payment, its Mortgage Interest Rate and its remaining term to stated maturity, so that such scheduled payments would amortize the remaining balance over its remaining term to maturity;

      (vi) scheduled monthly payments of principal and interest on the assumed Mortgage Loans will be timely received on the first day of each month (with no defaults), commencing in [_______] 20__;

      (vii) the Depositor does not substitute or repurchase any of the assumed Mortgage Loans and no optional termination right is exercised (except with respect to the entries identified by the row heading "Weighted Avg. Life to Optional Termination" in the tables appearing in Appendix B);

      (viii) the Targeted Overcollateralization Amount is set initially as specified herein and thereafter decreases as described in the definition thereof;

      (ix) the Servicing Fee Rate is [___]% per annum, the Securities Administrator Fee Rate is equal to [____]% per annum and the Credit Risk Manager Fee Rate is [____]% per annum;

      (x) One-Month LIBOR is at all times equal to [_____]%;

      (xi) the Interest Rate for the Notes is [___]%;

      (xii) the Mortgage Interest Rate for each Adjustable-Rate Mortgage Loan adjusts semi-annually on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of

Six-Month LIBOR and (b) the respective Gross Margin (such sum being subject to the applicable Periodic Rate Caps, Minimum Mortgage Interest Rates and Maximum Mortgage Interest Rates);

      (xiii) with respect to the Adjustable-Rate Mortgage Loans, Six-Month LIBOR is equal to [_____]%. Nothing contained in the foregoing assumptions should be construed as a representation that the Mortgage Loans will not experience delinquencies or losses; and

      (xiv) the Original Principal Balance of the Notes is $[___________].

      Based on the foregoing assumptions and assumed mortgage loan characteristics, the table appearing in Appendix B indicates the weighted average life of the Notes and sets forth the percentage of the original Principal Balance that would be outstanding after each of the dates shown at the indicated percentage of the applicable Prepayment Assumption.

      There may be certain differences between the loan characteristics included in such assumptions and the characteristics of the actual Mortgage Loans. Any such discrepancy may have an effect upon the percentages of original Principal Balances outstanding and weighted average life of the Notes set forth in the table appearing in Appendix B. In addition, since the actual Mortgage Loans in the Trust Fund will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the Notes may be made earlier or later than indicated in the table appearing in Appendix B.

      The Depositor intends to file certain yield tables and other computational materials with respect to the Notes with the Securities and Exchange Commission in a Report on Form 8-K. See "Incorporation of Certain Information By Reference" in the prospectus. Such tables and materials were prepared by one or more of the Underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                                   THE ISSUER

      The Issuer is a Delaware statutory trust established by the Depositor pursuant to the Trust Agreement. After the Closing Date, the Trust Certificates representing all of the beneficial ownership interest in the Issuer will be held by the Depositor. The principal office of the Issuer is located in [_______], Delaware, c/o the Owner Trustee, [____________________], Attention: [______].
The Issuer does not have, nor is it expected in the future to have, any significant assets, other than the assets included in the Trust Fund.

              THE INDENTURE AND THE UNDERLYING SERVICING AGREEMENT

General

      The Mortgage Loans were originated or acquired by Wells Fargo Bank and sold to the Depositor pursuant to a mortgage loan purchase agreement between Wells Fargo Bank and the Depositor, dated as of the Closing Date (the "Mortgage Loan Purchase Agreement"), and the Depositor in turn will convey each such Mortgage Loan to the Issuer.

      The Notes will be issued pursuant to the Indenture, dated as of the Closing Date (the "Indenture"), between the Issuer and the Indenture Trustee. Reference is made to the prospectus for important additional information regarding the terms and conditions of the Indenture and the Notes. See "Description of the Securities" and "Description of the Agreements--Material Terms of the Indenture" in the prospectus.

      The "Trust Fund" created under the Indenture will consist of (i) the Mortgage Loans, (ii) such assets as from time to time are identified as deposited in any account held for the benefit of the Noteholders (iii) any Mortgaged Properties acquired on behalf of Noteholders by foreclosure or by deed in lieu of foreclosure, after the Closing Date and (iv) the rights of the Trustee to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained pursuant to the Indenture or Underlying Servicing Agreement.

Distributions

      Distributions (other than the final distribution in retirement of the Notes) will be made by check mailed to the address of the person entitled thereto as it appears on the Note Register. However, with respect to any Noteholder evidencing at least a $100,000 Original Principal Balance, distributions will be made on the Distribution Date by wire transfer in immediately available funds. The final distribution in respect of the Notes will be made only upon presentation and surrender of the related Note at the office or agency appointed by the Indenture Trustee specified in the notice of final distribution. See "Description of the Securities--General and "--Distributions" in the prospectus.

      DTC will receive distributions on the Book-Entry Notes from the Trustee and transmit them to DTC Participants for distribution to Beneficial Owners or their nominees.

Voting Interests

      Each Noteholder will have a Voting Interest equal to the Percentage Interest in the Notes represented by such holder's Notes. Unless Definitive Notes are issued as described above, Beneficial Owners of Book-Entry Notes may exercise their voting rights only through DTC Participants.

The Indenture Trustee

      The "Indenture Trustee") for the Notes will be [_________________], a [______________]. The corporate trust office of the Indenture Trustee is located at [____________________]. The Indenture Trustee will be required to make Advances to the limited extent described in the prospectus if Wells Fargo Bank, as Servicer, fails to make an Advance required by the Underlying Servicing Agreement. See "Description of the Securities--Advances in Respect of Delinquencies" in the prospectus.

The Owner Trustee

      The "Owner Trustee") of the Issuer will be [_________________], a [______________]. The corporate trust office of the Owner Trustee is located at [____________________].

The Securities Administrator

      The "Securities Administrator") for the Notes will be Wells Fargo Bank, N.A. The Securities Administrator will be responsible for calculating the amounts of interest and principal required to be distributed on the Notes on each Distribution Date, and for making available monthly reports to the Trustee and Noteholders, in each case based upon Mortgage Loan information provided by the Servicer. The Securities Administrator's monthly compensation will consist of (i) a "Securities Administration Fee" of [___]% per annum of the aggregate unpaid principal balance of the Mortgage Loans, plus (ii) investment income on funds on deposit in the Distribution Account. The Securities Administrator will pay all routine expenses, including fees of the Indenture Trustee and the Custodian incurred in connection with their responsibilities under the Indenture and Underlying Servicing Agreement, subject to certain rights of reimbursement as described in the prospectus.

Custodian

      The "Custodian" for the Mortgage Loans will be Wells Fargo Bank, N.A. See "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Assignment of Mortgage Loans; Representations and Warranties; Repurchases" in the prospectus.

The Credit Risk Manager

      [____________], a [_______________](the "Credit Risk Manager"), will act as the Trust Fund's representative in advising the Servicer regarding certain delinquent and defaulted Mortgage Loans, and in monitoring and reporting to the Depositor on the performance of such Mortgage Loans, including prepayment penalty collection analysis. The Credit Risk Manager will rely upon mortgage loan data that is provided to it by the Servicer in performing its advisory and monitoring functions.

      The Credit Risk Manager will be entitled to receive a fee (the "Credit Risk Manager Fee") until the termination of the Trust Fund or until its removal by a vote of at least 66-2/3% of the Noteholders by Voting Interests. This fee will be paid monthly by the Trust Fund and will be calculated as [____]% annually (the "Credit Risk Manager Fee Rate") of the unpaid principal balance of each Mortgage Loan.

                         SERVICING OF THE MORTGAGE LOANS

      Wells Fargo Bank, N.A. ("Wells Fargo Bank" or the "Servicer") will service the Mortgage Loans in accordance with the terms of the Underlying Servicing Agreement. All of the Mortgage Loans will be Type 1 Loans. See Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements" in the prospectus.

Servicing Compensation and Payment of Expenses

      The primary compensation payable to the Servicer is the aggregate of the Servicing Fees applicable to the related Mortgage Loans. The Servicing Fee applicable to each Mortgage Loan is expressed as a fixed percentage (the "Servicing Fee Rate") of the unpaid principal balance of such Mortgage Loan as of the first day of each month. The Servicing Fee Rate for each Mortgage Loan is 0.50% per annum. The Servicer also is entitled to additional servicing compensation, as described in the prospectus under "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Fixed Retained Yield; Servicing Compensation and Payment of Expenses."

                     DELINQUENCY AND FORECLOSURE EXPERIENCE

      Certain information concerning recent delinquency and foreclosure experience on the portfolio of subprime mortgage loans serviced by Wells Fargo Bank, or serviced by Wells Fargo Bank for others, other than mortgage loans with respect to which the servicing rights were acquired in bulk, is set forth in the table under "Delinquency and Foreclosure Experience of Wells Fargo Bank" in the prospectus. There can be no assurance that the delinquency and foreclosure experience set forth in the table will be representative of the results that may be experienced with respect to the Mortgage Loans included in the Trust.

      See "Delinquency and Foreclosure Experience of Wells Fargo Bank" in the prospectus for a discussion of various factors affecting delinquencies and foreclosures generally.

                CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following is a general discussion of the material anticipated federal income tax considerations to investors of the purchase, ownership and disposition of the Notes offered hereby. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax considerations applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Notes.

      Treatment of the Notes as Indebtedness. The Issuer agrees, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for all federal, state and local income tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the Notes. In general, whether instruments such as the Notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction pursuant to which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled. The Internal Revenue Service (the "IRS") and the courts have set forth various factors to be taken into account in determining, for federal income tax purposes, whether or not an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether such transfer is a borrowing secured by the property. On the basis of its analysis of such factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, Cadwalader, Wickersham & Taft LLP, tax counsel to the Depositor ("Tax Counsel") is of the opinion that, while no transaction closely comparable to that contemplated has been subject to any Treasury regulation, revenue ruling or judicial decision, and therefore the matter is subject to interpretation, for federal income tax purposes, the Notes will be treated as indebtedness of the Trust, and not as an ownership interest in the Mortgage Loans, or an equity interest in the Trust or in a separate association taxable as a corporation or other taxable entity. Further, Tax Counsel is of the opinion that neither the Issuer nor the Mortgage Pool will be characterized as an association (or as a publicly traded partnership) taxable as a corporation or as a taxable mortgage pool.

      If the Notes are characterized as indebtedness, interest paid or accrued on a Note will be treated as ordinary income to the Noteholders and principal payments on a Note will be treated as a return of capital to the extent of the Noteholder's basis in the Note allocable thereto. An accrual method taxpayer will be required to include in income interest on the Notes when earned, even if not paid, unless it is determined to be uncollectible. The Trust will report to Noteholders of record and the IRS in respect of the interest paid and original issue discount, if any, accrued on the Notes to the extent required by law.

      Although, as described above, it is the opinion of Tax Counsel that, for federal income tax purposes, the Notes will be characterized as debt, such opinion is not binding on the IRS and thus no assurance can be given that such a characterization will prevail. If the IRS successfully asserted that the Notes did not represent debt for federal income tax purposes, holders of the Notes would likely be treated as owning an interest in a partnership and not an interest in an association (or publicly traded partnership) taxable as a corporation. If the Noteholders were treated as owning an equitable interest in a partnership, the partnership itself would not be subject to federal income tax; rather each partner would be taxed individually on their respective distributive share of the partnership's income, gain, loss, deductions and credits. The amount, timing and characterization of items of income and deductions for a Noteholder would differ if the Notes were held to constitute partnership interests, rather than indebtedness. Since the parties will treat the Notes as indebtedness for federal income tax purposes, none of the Depositor, the Servicer, the Indenture Trustee or the Owner Trustee will attempt to satisfy the tax reporting requirements that would apply under this alternative characterization of the Notes. Investors that are foreign persons are strongly advised to consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the Notes.

      Original Issue Discount. It is anticipated that the Notes will not have any original issue discount ("OID") other than possibly OID within a de minimis exception and that accordingly the provisions of sections 1271 through 1273 and 1275 of the Code generally will not apply to the Notes. OID will be considered de minimis if it is less than 0.25% of the principal amount of a Note multiplied by its expected weighted average life. The Prepayment Assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a constant rate of 100% ARM PPC with respect to the Adjustable-Rate Mortgage Loans and 100% FRM PPC with respect to the Fixed-Rate Mortgage Loans. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate.

      Market Discount. A subsequent purchaser who buys a Note for less than its principal amount may be subject to the "market discount" rules of Section 1276 through 1278 of the Code. If a subsequent purchaser of a Note disposes of the Note (including certain nontaxable dispositions such as a gift), or receives a principal payment, any gain upon such sale or other disposition will be recognized, or the amount of such principal payment will be treated, as ordinary income to the extent of any "market discount" accrued for the period that such purchaser holds the Note. Such holder may instead elect to include market discount in income as it accrues with respect to all debt instruments acquired in the year of acquisition of the Notes and thereafter. Market discount generally will equal the excess, if any, of the then current unpaid principal balance of the Note over the purchaser's basis in the Note immediately after such purchaser acquired the Note. In general, market discount on a Note will be treated as accruing over the term of such Note in the ratio of interest for the current period over the sum of such current interest and the expected amount of all remaining interest payments, or at the election of the holder, under a constant yield method (taking into account the Prepayment Assumption). At the request of a holder of a Note, information will be made available that will allow the holder to compute the accrual of market discount under the first method described in the preceding sentence.

      The market discount rules also provide that a holder who incurs or continues indebtedness to acquire a Note at a market discount may be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income.

      Notwithstanding the above rules, market discount on a Note will be considered to be zero if it is less than a de minimis amount, which is 0.25% of the remaining principal balance of the Note multiplied by its expected weighted average remaining life. If OID or market discount is de minimis, the actual amount of discount must be allocated to the remaining principal distributions on the Notes and, when each such distribution is received, capital gain equal to the discount allocated to such distribution will be recognized.

      Market Premium. A subsequent purchaser who buys a Note for more than its principal amount generally will be considered to have purchased the Note at a premium. Such holder may amortize such premium, using a constant yield method, over the remaining term of the Note and, except as future regulations may otherwise provide, may apply such amortized amounts to reduce the amount of interest reportable with respect to such note over the period from the purchase date to the date of maturity of the Note. The amortization of such premium on an obligation that provides for partial principal payments prior to maturity should be governed by the methods for accrual of market discount on such an obligation (described above). A holder that elects to amortize premium must reduce the tax basis in the related obligation by the amount of the aggregate deductions (or interest offsets) allowable for amortizable premium. If a debt instrument purchased at a premium is redeemed in full prior to its maturity, a purchaser who has elected to amortize premium should be entitled to a deduction for any remaining unamortized premium in the taxable year of redemption.

      Sale or Redemption of Notes. If a Note is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and such holder's adjusted basis in the Note. Such adjusted basis generally will equal the cost of the Note to the seller, increased by any original issue discount included in the seller's gross income in respect of the Note (and by any market discount which the taxpayer elected to include in income or was required to include in income), and reduced by payments other than payments of qualified stated interest in respect of the Note received by the seller and by any amortized premium. Similarly, a holder who receives a payment other than a payment of qualified stated interest in respect of a Note, either on the date on which such payment is scheduled to be made or as a prepayment, will recognize gain equal to the excess, if any, of the amount of the payment over his adjusted basis in the Note allocable thereto. A Noteholder who receives a final payment which is less than his adjusted basis in the Note will generally recognize a loss in the amount of the shortfall on the last day of his taxable year. Generally, any such gain or loss realized by an investor who holds a Note as a "capital asset" within the meaning of Code Section 1221 should be capital gain or loss, except as described above in respect of market discount and except that a loss attributable to accrued but unpaid interest may be an ordinary loss.

      Taxation of Certain Foreign Investors. Interest payments (including OID) on the Notes made to a Noteholder who is a nonresident alien individual, foreign corporation or other non-United States person (a "foreign person") generally will be "portfolio interest" which is not subject to United States tax if such payments are not effectively connected with the conduct of a trade or business in the United States by such foreign person, provided the foreign person is not a "10-percent shareholder" or a "controlled foreign corporation", within the meaning of the Code, with respect to the Trust, the Depositor or the Servicer, and if the Trust (or other person who would otherwise be required to withhold tax from such payments) is provided with an appropriate statement that the beneficial owner of the Note identified on the statement is a foreign person.

      Backup Withholding. Distributions of interest and principal as well as distributions of proceeds from the sale of the Notes, may be subject to the "backup withholding tax" under Section 3406 of the Code at rate of 31% if recipients of such distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but does not do so in the proper manner.

                              ERISA CONSIDERATIONS

      Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibit a pension, profit sharing or other employee benefit plan, as well as individual retirement accounts and annuities and certain Keogh Plans, and entities deemed to hold assets of such plans (each, a "Plan") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Plan. A violation of these "prohibited transaction rules" may generate excise tax and other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of, a Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

      Under regulations of the Department of Labor set forth in 29 C.F.R. ss. 2510.3-101 (the "Plan Asset Regulations"), the assets of a Plan generally include not only securities held by a Plan but also the underlying assets of the issuer of any equity securities (the "Look-Through Rule") unless one or more exceptions specified in the Plan Asset Regulations are satisfied. For purposes of those Regulations, an equity security is a security other than a security that is treated as debt under applicable local law and that has no substantial equity features. The Issuer believes that the Notes will be treated as debt obligations without significant equity features for purposes of the Plan Asset Regulations. Accordingly, a Plan that acquires a Note should not be treated as having acquired a direct interest in the assets of the Issuer. However, there can be no complete assurance that the Notes will be treated as debt obligations without significant equity features for purposes of the Plan Asset Regulations. If the Notes are treated as having substantial equity features, the purchaser of a Note could be treated as having acquired a direct interest in the Mortgage Loans securing the Notes. In that event, the purchase, holding, or resale of the Notes could result in a transaction that is prohibited under ERISA or the Code.

      However, even if the Notes are treated as debt for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuer or any of its affiliates is or becomes a "party in interest" under ERISA or a "disqualified person" under the Code with respect to such Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire Notes. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 96-23, regarding transactions effected by "in-house asset managers"; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers". A purchaser of a Note should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions. The purchase of a Note will be deemed a representation by the acquirer that either (i) it is not, and is not purchasing a Note on behalf of or with the assets of a Plan, or (ii) the acquisition and holding of a Note by the acquirer qualifies for exemptive relief under PTCE 95-60, PTCE 96-23, PTCE 91-38, PTCE 90-1, PTCE 84-14 or another Department of Labor Class Exemption.

      A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state, or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

      A Plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding the applicability of the fiduciary responsibility provisions of ERISA to such investment, whether the assets of the Issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules, and other related issues and their potential consequences. The sale of Notes to a Plan is in no respect a representation by the Issuer or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan. See "ERISA Considerations" in the prospectus.

                                LEGAL INVESTMENT

      The Notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").

      Prospective purchasers whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities may be subject to restrictions on investment in the Notes and should consult their own legal, tax and accounting advisors in determining the suitability of and consequences to them of the purchase, ownership and disposition of the Notes. See "Legal Investment" in the prospectus.

                                SECONDARY MARKET

      There will not be any market for the Notes prior to the issuance thereof. The Underwriters intend to act as market makers in the Notes, subject to applicable provisions of federal and state securities laws and other regulatory requirements, but are under no obligation to do so. There can be no assurance that a secondary market in the Notes will develop or, if such a market does develop, that it will provide holders of Notes with liquidity of investment at any particular time or for the life of the Notes. As a source of information concerning the Notes and the Mortgage Loans, prospective investors in Notes may obtain copies of the Monthly Reports to Noteholders described under "Description of the Securities--Reports to Securityholders" in the prospectus upon written request to the Indenture Trustee at the Corporate Trust Office.

                                  UNDERWRITING

      Subject to the terms and conditions of the underwriting agreement dated [____________] and the terms agreement dated [__________] (together, the "Underwriting Agreement") among Wells Fargo Bank, the Depositor and [______________________], as representative (in such capacity, the "Representative") of [_________], [_______________] and [____________________]
(collectively with [________], the "Underwriters"), the Underwriters have severally agreed to purchase and the Depositor has agreed to sell to the Underwriters the Notes as follows: [_____________] will acquire approximately [__]% of the Notes, [_______________] will acquire approximately [__]% of the Notes and [_________________] will acquire approximately [__]% of the Notes.

      The Underwriters have advised the Depositor that they proposes to offer the Notes, from time to time, for sale in negotiated-transactions or otherwise at prices determined at the time of sale. Proceeds to the Depositor from the sale of the Notes are expected to be approximately $[________], before deducting expenses payable by the Depositor estimated to be $[_____]. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Notes may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Notes by them may be deemed to be underwriting discounts or commissions, under the Securities Act.

      The Underwriting Agreement provides that the Depositor or Wells Fargo Bank will indemnify the Underwriters against certain civil liabilities under the Securities Act or contribute to payments which the Underwriters may be required to make in respect thereof.

      This prospectus supplement and the prospectus may be used by Wells Fargo Brokerage Services, LLC, an affiliate of the Depositor and Wells Fargo Bank, to the extent required, in connection with market making transactions in the Notes. Wells Fargo Brokerage Services, LLC may act as principal or agent in such transactions.

                                  LEGAL MATTERS

      Certain matters relating to the validity of the Notes and certain tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                 USE OF PROCEEDS

      The net proceeds to be received from the sale of the Notes will be applied by the Depositor to the purchase from Wells Fargo Bank of the Mortgage Loans underlying the Notes.

                                     RATINGS

      It is a condition to the issuance of the Notes that the Notes receive at least the respective ratings set forth in the table on page S-5 from [___________] ("[___]"), [___________] ("[___]") and [__________] ("[___]"and
collectively with [_____] and [____], the "Rating Agencies"). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each security rating should be evaluated independently of any other security rating.

      The ratings of [____] on asset-backed notes address the likelihood of the receipt by noteholders of timely payments of interest and the ultimate return of principal. [____]'s ratings take into consideration the credit quality of the mortgage pool, including any credit support providers, structural and legal aspects associated with the notes, and the extent to which the payment stream on the mortgage pool is adequate to make payments required under the notes. [____]'s ratings on such notes do not, however, constitute a statements regarding the frequency of prepayments on the mortgage loans, or the possibility that investors may suffer a lower than anticipated yield as a result of prepayments of the underlying mortgages. In addition, it should be noted that in some structures a default on a mortgage is treated as a prepayment and may have the same effect on yield as a prepayment.

      The ratings of [____] on asset-backed notes address the likelihood of the receipt by noteholders of all distributions of principal and interest to which such noteholders are entitled. [____]'s rating opinions address the structural, legal and issuer aspects associated with the notes, including the nature of the underlying mortgage loans and the credit quality of the credit support provider, if any. [____]'s ratings on asset-backed notes do not represent any assessment that principal prepayments may differ from those originally anticipated and consequently any adverse effect the timing of such prepayments could have on an investor's anticipated yield.

      The ratings of [____] on asset-backed notes address the likelihood of the receipt by noteholders of all distributions to which such noteholders are entitled. [____]'s rating opinions address the structural and legal aspects associated with the notes, including the nature of the underlying mortgage loans. [____]'s ratings on asset-backed notes do not represent any assessment of the likelihood or rate of principal prepayments and consequently any adverse effect the timing of such prepayments could have on an investor's anticipated yield.

             INDEX OF SIGNIFICANT PROSPECTUS SUPPLEMENT DEFINITIONS

60+ Day Delinquent Loan .......   S-18    Overcollateralization Amount ..   S-18
Accrued Note Interest .........   S-17    Overcollateralization
Adjustable-Rate Prepayment                Deficiency ....................   S-18
Curve .........................   S-25    Overcollateralization Release
ARM PPC .......................   S-25    Amount ........................   S-18
Available Funds ...............   S-16    Owner Trustee .................   S-28
Bulk Purchase Underwritten                Plan ..........................   S-32
Loans .........................   S-22    Plan Asset Regulations ........   S-32
Code ..........................   S-32    Prepayment Assumptions ........   S-25
Collection Period .............   S-17    Prepayment Period .............   S-17
CPR ...........................   S-26    Principal Balance .............   S-18
Credit Risk Manager ...........   S-28    PTCE ..........................   S-32
Credit Risk Manager Fee .......   S-29    PUDs ..........................   S-21
Credit Risk Manager Fee Rate ..   S-29    Rating Agencies ...............   S-34
Custodian .....................   S-28    Realized Loss .................   S-19
Depositor .....................   S-20    Record Date ...................   S-16
Distribution Date .............   S-16    Relief Act Shortfalls .........   S-18
ERISA .........................   S-32    Representative ................   S-33
Excess Cash ...................   S-19    Securities Administration Fee .   S-28
FICO Scores ...................   S-21    Securities Administrator ......   S-28
Fixed-Rate Prepayment Curve ...   S-26    Servicer ......................   S-29
foreign person ................   S-31    Servicing Fee Rate ............   S-29
FRM PPC .......................   S-26    Similar Law ...................   S-32
Indenture .....................   S-27    Six-Month LIBOR ...............   S-20
Indenture Trustee .............   S-28    SMMEA .........................   S-33
Interest Accrual Period .......   S-17    Structuring Assumptions .......   S-26
Interest Rate .................   S-19    Subsequent Recovery ...........   S-18
IRS ...........................   S-29    Targeted Overcollateralization
Look-Through Rule .............   S-32    Amount ........................   S-18
Monthly Principal .............   S-17    Tax Counsel ...................   S-30
Mortgage Loan Purchase                    Trigger Event .................   S-18
Agreement .....................   S-27    Trust Certificate .............   S-16
Mortgage Loans ................   S-20    Trust Fund ....................   S-27
Mortgaged Properties ..........   S-20    Underwriters ..................   S-33
Mortgages .....................   S-20    Underwriting Agreement ........   S-33
Notes .........................   S-16    Underwriting Standards ........   S-22
OID ...........................   S-30    Wells Fargo Bank ..............   S-29
Original Principal Balance ....   S-17

                                   APPENDIX A

SELECTED MORTGAGE LOAN DATA(1)
(as of the Cut-Off Date)

                                                                                  Aggregate   Group I    Group II
                                                                                  Mortgage    Mortgage   Mortgage
                                                                                    Loans      Loans      Loans
                                                                                  ---------   --------   --------
Number of Mortgage Loans
Aggregate Unpaid Principal Balance
Range of Unpaid Principal Balances
Average Unpaid Principal Balance
Range of Mortgage Interest Rates
Weighted Average Mortgage Interest Rate
Weighted Average Net Mortgage Interest Rate
Range of Remaining Terms to Stated Maturity
Weighted Average Remaining Term to Stated
   Maturity
Range of Original Loan-to-Value Ratios
Weighted Average Original Loan-to-Value
   Ratio
Number of Mortgage Loans with Original
   Loan-to-Value Ratios greater than 80%
   not covered by Primary Mortgage Insurance
Mortgage Loans with Original Loan-to-Value
   Ratios greater than 80% not covered by
   Primary Mortgage Insurance as a
   Percentage of Aggregate Unpaid Principal
   Balance
Number of Mortgage Loans covered by an LPMI
   Policy
Mortgage Loans covered by an LPMI Policy as
   a Percentage of Aggregate Unpaid
   Principal Balance
Weighted Average Original Loan-to-Value
   Ratio of Mortgage Loans with Original
   Principal Balances greater than $600,000
Maximum Original Loan-to-Value Ratio of
   Mortgage Loans with Original Principal
   Balances greater than $600,000
Geographic Concentration of Mortgaged
   Properties Securing Mortgage Loans in
   Excess of 5% of the Aggregate Unpaid
   Principal Balance
         [_________]
         [_________]
         [_________]
         [_________]
         [_________]
Maximum Five-Digit Zip Code Concentration
Earliest Origination Month
Latest Origination Month
Latest Stated Maturity Date

                                                                                  Aggregate   Group I    Group II
                                                                                  Mortgage    Mortgage   Mortgage
                                                                                    Loans      Loans      Loans
                                                                                  ---------   --------   --------
Range of Gross Margins
Weighted Average Gross Margin
Range of Rate Ceilings
Weighted Average Rate Ceiling
Range of Months to First Adjustment Date
Weighted Average Months to First Adjustment
   Date
Number of Relocation Mortgage Loans
Relocation Mortgage Loans as a Percentage
   of Aggregate Unpaid Principal Balance
Number of Subsidy Loans
Subsidy Loans as a Percentage of Aggregate
   Unpaid Principal Balance
Number of Buy-Down Loans
Buy-Down Loans as a Percentage of Aggregate
   Unpaid Principal Balance
Weighted Average FICO Score(2)

----------

(1)   The data may not be exact due to rounding.

(2) Does not include the Mortgage Loans for which FICO Scores are not available.

*     Less than 5% of the aggregate unpaid principal balance as of the Cut-Off
      Date.

                          AGGREGATE MORTGAGE LOAN DATA

                             MORTGAGE INTEREST RATES

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Range of Mortgage Interest Rates                Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
5.001% - 5.500% .............................                $           %
5.501% - 6.000% .............................
6.001% - 6.500% .............................
6.501% - 7.000% .............................
7.001% - 7.500% .............................
7.501% - 8.000% .............................
8.001% - 8.500% .............................
8.501% - 9.000% .............................
9.001% - 9.500% .............................
9.501% - 10.000% ............................
10.001% - 10.500% ...........................
10.501% - 11.000% ...........................
11.001% - 11.499% ...........................
Greater than or equal to 11.500% ............
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                              DOCUMENTATION LEVELS

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Documentation Level                             Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
Full Documentation* .........................                $           %
Stated Income, Stated Asset .................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

* Includes mortgage loans with respect to which borrower income has been established using alternative methods. See "The Mortgage Loan Programs" in the prospectus.

                       REMAINING TERMS TO STATED MATURITY

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Range of Remaining Stated Terms (Months)        Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
Less than or equal to 175 ...................                $           %
176 - 235 ...................................
236 - 350 ...................................
351 - 355 ...................................
Greater than or equal to 356
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                              YEARS OF ORIGINATION

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Year of Origination                             Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
 ............................................                $           %
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                                 PROPERTY TYPES

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Property Type                                   Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
Two-to four-family units ....................                $           %
Condominium .................................
Manufactured housing ........................
Planned unit development ....................
Single-family dwellings .....................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                                GEOGRAPHIC AREAS

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Geographic Area                                 Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
Alabama .....................................                $           %
Alaska ......................................
Arizona .....................................
Arkansas ....................................
California ..................................
Colorado ....................................
Connecticut .................................
Delaware ....................................
Florida .....................................
Georgia .....................................
Hawaii ......................................
Idaho .......................................
Illinois ....................................
Indiana .....................................
Iowa ........................................
Kansas ......................................
Kentucky ....................................
Louisiana ...................................
Maine .......................................
Maryland ....................................
Massachusetts ...............................
Michigan ....................................
Minnesota ...................................
Mississippi .................................
Missouri ....................................
Montana .....................................
Nebraska ....................................
Nevada ......................................
New Hampshire ...............................

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Geographic Area                                 Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
New Jersey ..................................
New Mexico ..................................
New York ....................................
North Carolina ..............................
North Dakota ................................
Ohio ........................................
Oklahoma ....................................
Oregon ......................................
Pennsylvania ................................
Rhode Island ................................
South Carolina ..............................
Tennessee ...................................
Texas .......................................
Utah ........................................
Vermont .....................................
Virginia ....................................
Washington ..................................
West Virginia ...............................
Wisconsin ...................................
Wyoming .....................................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                         ORIGINAL LOAN-TO-VALUE RATIOS

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Range of Original Loan-to-Value Ratios          Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
10.01% - 15.00% .............................                $           %
15.01% - 20.00% .............................
20.01% - 25.00% .............................
25.01% - 30.00% .............................
30.01% - 35.00% .............................
35.01% - 40.00% .............................
40.01% - 45.00% .............................
45.01% - 50.00% .............................
50.01% - 55.00% .............................
55.01% - 60.00% .............................
60.01% - 65.00% .............................
65.01% - 70.00% .............................
70.01% - 75.00% .............................
75.01% - 80.00% .............................
80.01% - 85.00% .............................
85.01% - 90.00% .............................
90.01% - 95.00% .............................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                          ORIGINAL PRINCIPAL BALANCES

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Range of Original Principal Balances            Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
Less than or equal to $50,000.00 ............                $           %
$50,000.01 - $75,000.00 .....................
$75,000.01 - $100,000.00 ....................
$100,000.01 - $125,000.00 ...................
$125,000.01 - $150,000.00 ...................
$150,000.01 - $175,000.00 ...................
$175,000.01 - $200,000.00 ...................
$200,000.01 - $225,000.00 ...................
$225,000.01 - $250,000.00 ...................
$250,000.01 - $275,000.00 ...................
$275,000.01 - $300,000.00 ...................
$300,000.01 - $325,000.00 ...................
$325,000.01 - $350,000.00 ...................
$350,000.01 - $375,000.00 ...................

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Range of Original Principal Balances            Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
$375,000.01 - $400,000.00 ...................
$400,000.01 - $425,000.00 ...................
$425,000.01 - $450,000.00 ...................
$450,000.01 - $475,000.00 ...................
$475,000.01 - $500,000.00 ...................
$500,000.01 - $525,000.00 ...................
$525,000.01 - $550,000.00 ...................
$550,000.01 - $575,000.00 ...................
$575,000.01 - $600,000.00 ...................
$675,000.01 - $700,000.00 ...................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                                   ORIGINATORS

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Originator                                      Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
Wells Fargo Bank or Affiliate ...............                $           %
Other Originators ...........................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                                    PURPOSES

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Purpose                                         Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
Equity Take Out Refinance ...................                $           %
Purchase ....................................
Rate/Term Refinance .........................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                                 OCCUPANCY TYPES

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Occupancy Type                                  Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
Primary Residence ...........................                $           %
Investment Property .........................
Second Home .................................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

              PREPAYMENT PENALTIES AT ORIGINATION (YEARS IN EFFECT)

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Prepayment Penalty at Origination (in Years)    Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
No Prepayment Penalty .......................                $           %
0.500 .......................................
1.000 .......................................
1.500 .......................................
2.000 .......................................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                      UNDERWRITING GUIDELINE CREDIT LEVELS

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Underwriting Guideline Credit Level             Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
 ............................................                $           %
 ............................................
 ............................................
 ............................................
 ............................................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                                   LOAN TYPES

                                                                     Percentage
                                                                      of Total
                                                         Aggregate   Aggregate
                                                          Unpaid       Unpaid
                                                         Principal   Principal
Loan Type                                       Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
 ............................................                $           %
 ............................................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

               GROSS MARGINS OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                     Percentage
                                                                      of Total
                                                                     Aggregate
                                                                     Adjustable
                                                                        Rate
                                                         Aggregate    Mortgage
                                                          Unpaid        Loan
                                                         Principal     Unpaid
                                                          Balance    Principal
Gross Margin                                    Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
0.501% - 1.000% .............................                $           %
2.501% - 3.000% .............................
3.001% - 3.500% .............................
3.501% - 4.000% .............................
4.001% - 4.500% .............................
4.501% - 5.000% .............................
5.001% - 5.500% .............................
5.501% - 6.000% .............................
6.001% - 6.500% .............................
6.501% - 7.000% .............................
7.001% - 7.500% .............................
7.501% - 8.000% .............................
8.001% - 8.499% .............................
Greater than or equal to 8.500% .............
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

               RATE CEILINGS OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                     Percentage
                                                                      of Total
                                                                     Aggregate
                                                                     Adjustable
                                                                        Rate
                                                         Aggregate    Mortgage
                                                          Unpaid        Loan
                                                         Principal     Unpaid
                                                          Balance    Principal
Range of Rate Ceilings                          Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
11.001% - 11.500% ...........................                $           %
11.501% - 12.000% ...........................
12.001% - 12.500% ...........................
12.501% - 13.000% ...........................
13.001% - 13.500% ...........................
13.501% - 14.000% ...........................
14.001% - 14.500% ...........................
14.501% - 15.000% ...........................
15.001% - 15.500% ...........................
15.501% - 16.000% ...........................
16.001% - 16.500% ...........................
16.500% - 17.000% ...........................
17.001% - 17.500% ...........................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

      MONTHS TO FIRST ADJUSTMENT DATE OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                     Percentage
                                                                      of Total
                                                                     Aggregate
                                                                     Adjustable
                                                                        Rate
                                                         Aggregate    Mortgage
                                                          Unpaid        Loan
                                                         Principal     Unpaid
                                                          Balance    Principal
Range of Months to First Adjustment Date        Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
0 to 6 ......................................                $           %
7 to 12 .....................................
13 to 18 ....................................
19 to 24 ....................................
25 to 30 ....................................
31 to 36 ....................................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

        INITIAL INTEREST RATE CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                     Percentage
                                                                      of Total
                                                                     Aggregate
                                                                     Adjustable
                                                                        Rate
                                                         Aggregate    Mortgage
                                                          Unpaid        Loan
                                                         Principal     Unpaid
                                                          Balance    Principal
Initial Interest Rate Cap                       Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
2.000% ......................................                $           %
3.500% ......................................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

               PERIODIC CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                     Percentage
                                                                      of Total
                                                                     Aggregate
                                                                     Adjustable
                                                                        Rate
                                                         Aggregate    Mortgage
                                                          Unpaid        Loan
                                                         Principal     Unpaid
                                                          Balance    Principal
Periodic Cap                                    Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
1.000% ......................................                $           %
1.500% ......................................
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

               MINIMUM RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                     Percentage
                                                                      of Total
                                                                     Aggregate
                                                                     Adjustable
                                                                        Rate
                                                         Aggregate    Mortgage
                                                          Unpaid        Loan
                                                         Principal     Unpaid
                                                          Balance    Principal
Range of Minimum Rates                          Number    Balance     Balance
---------------------------------------------   ------   ---------   ----------
5.001% - 5.500% .............................                $           %
5.501% - 6.000% .............................
6.001% - 6.500% .............................
6.501% - 7.000% .............................
7.001% - 7.500% .............................
7.501% - 8.000% .............................
8.001% - 8.500% .............................
8.501% - 9.000% .............................
9.001% - 9.500% .............................
9.501% - 10.000% ............................
10.001% - 10.500% ...........................
10.501% - 10.999% ...........................
Greater than or equal to 11.000% ............
---------------------------------------------   ------   ---------   ----------
Total .......................................                $           100.00%
=============================================   ======   =========   ==========

                                   Appendix B

                                 Decrement Table

          Percentage of Original Principal Balance Outstanding1 at the Specified Percentages of the Applicable Prepayment Assumption

ARM PPC                             0%    50%    75%   100%   125%   150%   175%
-------------------------------   ---    ---    ---    ---    ---    ---    ---
FRM PPC                             0%    50%    75%   100%   125%   150%   175%
-------------------------------   ---    ---    ---    ---    ---    ---    ---

Distribution Date

Initial Percentage                100    100    100    100    100    100    100

Weighted Avg. Life to
   Maturity (in
   years)(2)

Weighted Avg. Life to
   Optional Termination
   (in years)(2)

----------

(1)   Rounded to the nearest whole percentage.

(2) The weighted average life of the Notes is determined by (i) multiplying the assumed net reduction, if any, in the Principal Balance on each Distribution Date of the Notes by the number of years from the date of issuance of the Notes to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Principal Balance of the Notes.

                                   APPENDIX C

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                                            Remaining    Original     Original    Months to
            Principal Balance                                Term to      Term to      Balloon      First
            as of the Cut-Off                 Mortgage      Maturity     Maturity       Term      Adjustment          Rate    Gross
                   Date                     Interest Rate  (in months)  (in months)  (in months)     Date     Index  Ceiling  Margin
------------------------------------------  -------------  -----------  -----------  -----------  ----------  -----  -------  ------
Loan Group I Assumed Mortgage Loans

Loan Group II Assumed Mortgage Loans

       Wells Fargo Home Equity Asset-Backed Securities 200[__]-[__] Trust
                                     Issuer

                    Wells Fargo Asset Securities Corporation
                                    Depositor

                                  $[_________]
                                  (Approximate)

               Home Equity Asset-Backed Notes, Series 200[__]-[__]

                                   ----------

                              PROSPECTUS SUPPLEMENT

                                   ----------

                                 [Underwriters]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. No one has been authorized to provide you with different information.

The Notes are not being offered in any state where the offer is not permitted.

The Depositor does not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Notes will be required to deliver a prospectus supplement and prospectus until ninety days following the date of this prospectus supplement.

                              [_____________], 20__

The information in this prospectus is not complete and may be changed. We may not sell these securities until we deliver a final prospectus supplement and prospectus. This prospectus and the accompanying prospectus supplement are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


PROSPECTUS

                  SUBJECT TO COMPLETION DATED DECEMBER 23, 2004
                    WELLS FARGO ASSET SECURITIES CORPORATION
                                    Depositor

                            Asset Backed Certificates
                               Asset Backed Notes
                     (Issuable in Series by separate Trusts)

                         ------------------------------


------------------------------------------------------------------------------
You should carefully consider the risk factors beginning on page 10 of this prospectus.

Neither the securities of any series nor the related underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.

The securities of each series will represent interests in, or will represent debt obligations of, the related trust only and will not represent interests in or obligations of the depositor or any affiliate of the depositor.

This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.
------------------------------------------------------------------------------


Each Trust--

   o will issue a series of asset-backed certificates or asset-backed notes, which will consist of one or more classes of certificates or notes; and

   o  will own--

   o a pool or pools of single family and/or multifamily mortgage loans, which may include subprime mortgage loans, which are secured by either first or junior liens on one- to four-family residential properties or primarily residential properties consisting of five or more residential dwelling units, which may include limited retail, office or other commercial space; and

   o other assets described in this prospectus and the accompanying prospectus supplement.

Each Pool of Mortgage Loans--

   o will be sold to the related trust by the depositor, who will have in turn purchased them from Wells Fargo Bank, N.A., one of its affiliates;

   o will be underwritten to Wells Fargo Bank, N.A.'s standards or such other standards as described in this prospectus and the accompanying prospectus supplement; and

   o will be serviced by Wells Fargo Bank, N.A. individually or together with other servicers.

Each Series of Securities--

   o will represent ownership interests in the related trust or will represent debt obligations of the related trust;

   o may be entitled to one or more of the other types of credit support described in this prospectus; and

   o  will be paid only from the assets of the related trust.


Neither the SEC nor any state securities commission has approved the securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is ___________, 200 .

                                TABLE OF CONTENTS


IMPORTANT NOTICE ABOUT INFORMATION
PRESENTED IN THIS PROSPECTUS
AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT ............................5

SUMMARY OF PROSPECTUS..................................................6

RISK FACTORS..........................................................10

    Risks Associated with the Securities..............................10

    Risks Associated with the Mortgage Loans..........................12

    Violations of Federal, State and Local Laws May Adversely
       Affect Ability to Collect on Loans ............................15

DESCRIPTION OF THE TRUST FUNDS........................................16

    Mortgage Loans....................................................16

          General.....................................................16

          Mortgage Loan Information in Prospectus Supplements.........20

          Payment Provisions of the Mortgage Loans....................21

    Pre-Funding Account...............................................21

    Accounts..........................................................22

    Credit Support....................................................22

    Cash Flow Agreements..............................................22

THE DEPOSITOR.........................................................22

WELLS FARGO BANK......................................................23

THE MORTGAGE LOAN PROGRAMS............................................23

DELINQUENCY AND FORECLOSURE EXPERIENCE OF WELLS FARGO BANK............28

DESCRIPTION OF THE SECURITIES.........................................29

    General...........................................................29

    Distributions.....................................................29

    Available Funds...................................................30

    Distributions of Interest on the Securities.......................31

    Distributions of Principal of the Securities......................32

    Categories of Classes of Securities...............................32

          Principal Types.............................................32

          Interest Types..............................................34

    Pass-Through Rates and Interest Rates Based on LIBOR..............35

          General.....................................................35

          Determination of LIBOR......................................35

    Distributions on the Securities of Prepayment Penalties...........35

    Allocation of Losses and Shortfalls...............................35

    Advances in Respect of Delinquencies..............................36

    Reports to Securityholders........................................37

    Termination.......................................................38

    Optional Substitutions............................................39

    Optional Purchases................................................39

    Definitive Form...................................................39

    Book-Entry Form...................................................39

          Secondary Market Trading....................................43

          Certain U.S. Federal Income Tax Documentation
              Requirements of Book-Entry Securities ..................44

DESCRIPTION OF CREDIT SUPPORT.........................................45

    General...........................................................45

    Subordinated Securities...........................................45

    Overcollateralization.............................................46

    Excess Interest...................................................46

    Cross-Support Provisions..........................................46

    Limited Guarantee.................................................46

    Financial Guaranty Insurance Policy or Surety Bond................46

    Letter of Credit..................................................46

    Pool Insurance Policies...........................................47

    Special Hazard Insurance Policies.................................47

    Mortgagor Bankruptcy Bond.........................................47

    Reserve Funds.....................................................47

PREPAYMENT AND YIELD CONSIDERATIONS...................................48

    General...........................................................48

    Pass-Through Rates and Interest Rates.............................48

    Scheduled Delays in Distributions.................................48

    Effect of Principal Prepayments...................................48

    Weighted Average Life of Securities...............................49

    Refinancings......................................................50

DESCRIPTION OF THE AGREEMENTS.........................................51

    Agreements Applicable to a Series.................................51

          REMIC Securities or Grantor Trust Securities................51

          Securities That Are Partnership Interests for Tax
             Purposes and Notes ......................................51

    Material Terms of the Pooling and Servicing Agreements
       and Underlying Servicing Agreements ...........................51

          General.....................................................51

          Assignment of Mortgage Loans; Representations and
             Warranties; Repurchases .................................52

          Collection Account, Distribution Account and
             Related Accounts ........................................54

          Realization Upon Defaulted Mortgage Loans;
             Servicing Advances ......................................58

          Hazard Insurance Policies...................................61

          Fidelity Bonds and Errors and Omissions Insurance...........62

          Due-on-Sale Provisions......................................62

          Fixed Retained Yield; Servicing Compensation and
             Payment of Expenses .....................................62

          Evidence as to Compliance...................................63

          Certain Matters Regarding the Servicer, the Master
             Servicer and the Depositor ..............................63

          Special Servicers...........................................64

          Credit Risk Manager.........................................64

          Events of Default under the Agreements......................64

          Rights Upon Event of Default under the Agreements...........64

          Amendment...................................................65

          The Trustee.................................................66

    Material Terms of the Indenture...................................66

          General.....................................................66

          Events of Default...........................................66

          Discharge of Indenture......................................68

          Indenture Trustee's Annual Report...........................68

          The Indenture Trustee.......................................68

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS...............................68

    General...........................................................69

    Foreclosure.......................................................69

    Foreclosure on Shares of Cooperatives.............................70

    Junior Mortgages..................................................71

    Rights of Redemption..............................................71

    Anti-Deficiency Legislation, the Bankruptcy Code
       and Other Limitations on Lenders ..............................71

    Forfeiture for Drug, RICO and Money Laundering Violations.........73

    Homeowners Protection Act of 1998.................................74

    Texas Home Equity Loans...........................................74

    Servicemembers Civil Relief Act...................................74

    Environmental Considerations......................................75

    "Due-on-Sale" Clauses.............................................76

    Alternative Mortgage Instruments..................................77

    Prepayment Penalties..............................................78

    Subordinate Financing.............................................78

    Applicability of Usury Laws.......................................78

    Enforceability of Certain Provisions..............................79

CERTAIN REGULATORY MATTERS............................................79

FEDERAL INCOME TAX CONSEQUENCES.......................................80

    General...........................................................80

          Taxable Mortgage Pools......................................80

    REMICS............................................................80

          Classification of REMICs....................................80

          Characterization of Investments in REMIC Securities.........82

          Tiered REMIC Structures.....................................83

          Taxation of Owners of Regular Securities....................83

          Election to Treat All Interest Under the
             Constant Yield Method ...................................88

          Taxation of Owners of Residual Securities...................90

          Taxes That May Be Imposed on the REMIC Pool.................96

          Taxation of Certain Foreign Investors.......................98

    Grantor Trust Funds..............................................100

          Classification of Grantor Trust Funds......................100

    Standard Securities..............................................100

          General....................................................100

    Stripped Securities..............................................103

          General....................................................103

          Status of Stripped Securities..............................104

          Taxation of Stripped Securities............................104

          Reporting Requirements and Backup Withholding..............106

          Taxation of Certain Foreign Investors......................106

    Partnership Trust Funds..........................................106

          Classification of Partnership Trust Funds..................106

          Characterization of Investments in Partnership
             Securities and Debt Securities .........................106

          Taxation of Debt Securityholders...........................107

          Taxation of Owners of Partnership Securities...............107

ERISA CONSIDERATIONS.................................................112

    General..........................................................112

    Certain Requirements Under ERISA.................................112

          General....................................................112

          Parties in Interest/Disqualified Persons...................112

          Delegation of Fiduciary Duty...............................112

    Administrative Exemptions........................................113

          Individual Administrative Exemptions.......................113

          PTE 83-1...................................................115

    Exempt Plans.....................................................116

    Unrelated Business Taxable Income--Residual Securities............116

LEGAL INVESTMENT.....................................................117

PLAN OF DISTRIBUTION.................................................118

USE OF PROCEEDS......................................................119

LEGAL MATTERS........................................................119

RATING...............................................................120

REPORTS TO SECURITYHOLDERS...........................................120

WHERE YOU CAN FIND MORE INFORMATION..................................120

    Registration Statement and Other Materials Filed With
       the Securities and Exchange Commission .......................120

    Detailed Information Relating to the Mortgage Loans
       of a Series ..................................................121

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE....................121

INDEX OF SIGNIFICANT DEFINITIONS.....................................122

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

   Information is provided to you about the securities in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of securities, including:

   o  the principal balances and/or interest rates of each class;

   o  the timing and priority of interest and principal payments;

   o  statistical and other information about the mortgage loans;

   o  information about credit enhancement, if any, for each class;

   o  the ratings for each class; and

   o  the method for selling the securities.

   If the terms of a particular series of securities vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

   You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. No one has been authorized to provide you with different information. The securities are not being offered in any state where the offer is not permitted. The depositor does not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

   Cross-references are included in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The foregoing Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

   You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Significant Definitions" beginning on page [___] in this prospectus.

   The depositor's principal executive office is located at 7430 New Technology Way, Frederick, Maryland 21703, and the depositor's telephone number is (301) 846-8881.

                               SUMMARY OF PROSPECTUS

   This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement carefully to understand all of the terms of a series of securities.

   This summary provides an overview of certain calculations, cash flows and other information to aid your understanding of the terms of the securities and is qualified by the full description of these calculations, cash flows and other information in the prospectus and the prospectus supplement.


RELEVANT PARTIES FOR EACH SERIES OF SECURITIES

Issuer

Each series of securities will be issued by a separate trust. Each trust will be formed by a pooling and servicing agreement among the depositor, the servicer (or master servicer), the securities administrator and the trustee or a deposit trust agreement between the depositor and an owner trustee.

Depositor

With respect to each trust, Wells Fargo Asset Securities Corporation will act as depositor to each trust and will acquire the mortgage loans from Wells Fargo Bank, N.A. and will transfer the mortgage loans to the trust. The depositor is a direct, wholly-owned subsidiary of Wells Fargo Bank, N.A. which is an direct, wholly-owned subsidiary of Wells Fargo & Company.

Master Servicer

If so specified in the related prospectus supplement, Wells Fargo Bank, N.A. will act as master servicer of a trust, supervise the servicers and perform certain other administrative and reporting duties with respect to a series of certificates and/or notes.

Servicer

Wells Fargo Bank, N.A. and, if specified in the applicable prospectus supplement, one or more other entities, will service the mortgage loans in the trust.

Securities Administrator

If so specified in the related prospectus supplement, Wells Fargo Bank, N.A. will act as securities administrator, will be responsible for calculating the amounts to be paid on the securities and for making available monthly reports to the trustee and securityholders, in each case based upon mortgage loan information provided by the servicer or master servicer with respect to a series of certificates and/or notes.

Trustee / Indenture Trustee

The entity named as trustee or indenture trustee in the related prospectus supplement.

THE MORTGAGE LOANS

Each trust will own the related mortgage loans (other than the fixed retained yield described in the prospectus, if any) and certain other related property, as specified in the related prospectus supplement.

The mortgage loans in each trust fund:

   o will be conventional, fixed or adjustable interest rate, mortgage loans secured by first or second liens on one- to four-family residential properties and/or multifamily mortgage loans and may include subprime mortgage loans;

   o  will have been acquired by the depositor from Wells Fargo Bank, N.A.;

   o will have been originated by Wells Fargo Bank, N.A. or an affiliate or will have been acquired by Wells Fargo Bank, N.A. directly or indirectly from other mortgage loan originators; and

   o will have been underwritten either to Wells Fargo Bank, N.A. standards or, to the extent specified in the applicable prospectus supplement, to the standards of a pool insurer or to other standards.

See "Description of the Trust Funds" and "The Mortgage Loan Programs."

You should refer to the applicable prospectus supplement for the precise characteristics or expected characteristics of the mortgage loans and a description of the other property, if any, included in a particular trust fund.

DISTRIBUTIONS ON THE SECURITIES

Each series of certificates will be issued pursuant to a pooling and servicing agreement and will include one or more classes representing an ownership interest in a segregated pool of mortgage loans and other assets of the trust fund. If a series of securities includes notes, such notes will represent debt obligations of the related trust fund formed pursuant to a deposit trust agreement and will be secured by the assets of the trust fund pursuant to an indenture. A class of securities will be entitled, to the extent of funds available, to one of the following:

   o  principal and interest distributions;

   o  principal distributions, with no interest distributions;

   o  interest distributions, with no principal distributions; or

   o such other distributions as are described in the applicable prospectus supplement.

See "Description of the Securities" in this prospectus.

Interest Distributions

With respect to each series of securities, interest on each class of securities (other than a class of securities entitled to receive only principal) will accrue during each period specified in the prospectus supplement and will be distributed to the holders of the related classes of securities on each distribution date in accordance with the particular terms of each such class of securities. The terms of each such class of securities will be described in the related prospectus supplement.

See "Description of the Securities--Distributions of Interest on the Securities" in this prospectus.

Principal Distributions

With respect to each series of securities, principal payments (including prepayments) on the related mortgage loans will be distributed to holders of the related securities or otherwise applied as described in the related prospectus supplement on each distribution date. Distributions in reduction of principal balance will be allocated among the classes of securities of a series in the manner specified in the applicable prospectus supplement.

See "Description of the Securities--Distribution of Principal of the Securities" in this prospectus.

Distribution Dates

Distributions on the securities will be made on each distribution date which is generally the 25th day of each month, or, if such day is not a business day, the business day following the 25th day.

If so specified in the applicable prospectus supplement, distributions on securities may be made on a different day of each month or may be made quarterly, or semi-annually, on the dates specified in such prospectus supplement.

Record Dates

Distributions will be made on each distribution date to security holders of record on the date specified in the applicable prospectus supplement.

CREDIT ENHANCEMENT

If so specified in the applicable prospectus supplement, the securities of any series, or any one or more classes of a series, may be entitled to the benefits of other types of credit enhancement, including but not limited to:

   o  overcollateralization

   o  excess interest

   o  subordination

   o  cross-support

   o  limited guaranty

   o  financial guaranty insurance policy

   o  reserve fund

   o  spread account

   o  mortgage pool insurance policy

   o  letter of credit

   o  special hazard insurance policy

   o  cash collateral account

Any credit support will be described in detail in the applicable prospectus supplement.

See "Description of Credit Support" in this prospectus.

ADVANCES ON DELINQUENT PAYMENTS

In the event that a payment on a mortgage loan is delinquent, the servicer of the mortgage loan will be obligated, to the extent specified in the pooling and servicing agreement or servicing agreement, to make cash advances if the servicer determines that it will be able to recover such amounts from future payments and collections on the mortgage loan. A servicer who makes advances will be reimbursed for these as described in this prospectus and in the applicable prospectus supplement. In certain circumstances, the master servicer or trustee will be required to make these advances upon a servicer default.

See "Description of the Securities--Advances in Respect of Delinquencies."

PREFUNDING ACCOUNT

The related prospectus supplement may provide that the depositor deposit a specified amount in a pre-funding account on the date the securities are issued. In this case, the deposited funds may only be used to acquire additional mortgage loans for the trust during a set period after the initial issuance of the securities. Any amounts remaining in the account at the end of the period will be distributed as a prepayment of principal to the holders of the related securities.

See "Description of the Trust Funds--Prefunding Account" in this prospectus.

FORMS OF SECURITIES

The securities will be issued either:

   o  in book-entry form through the facilities of DTC; or

   o  in fully registered, certificated form.

If you own book-entry securities, you will not receive a physical certificate representing your ownership interest in such book-entry securities, except under extraordinary circumstances which are discussed in "Description of the Securities--Definitive Form" in this prospectus. Instead, DTC will effect payments and transfers by means of its electronic record keeping services, acting through certain participating organizations. This may result in certain delays in your receipt of distributions and may restrict your ability to pledge your securities. Your rights with respect to book-entry securities may generally only be exercised through DTC and its participating organizations.

See "Description of the Securities--General," "--Book-Entry Form" and "--Definitive Form" in this prospectus.

OPTIONAL PURCHASE OF CERTAIN MORTGAGE LOANS

The depositor may, to the extent specified in the related prospectus supplement and subject to the terms of the applicable pooling and servicing agreement or servicing agreement, purchase from the related trust:

   o any defaulted mortgage loan during the periods specified in the pooling and servicing agreement or servicing agreement; and

   o any mortgage loan as to which the originator of such mortgage loan breached a representation or warranty to Wells Fargo Bank, N.A. regarding the characteristics of such mortgage loan.

See "Description of the Securities--Optional Purchases" in this prospectus.

OPTIONAL PURCHASE OF ALL MORTGAGE LOANS AND TERMINATION OF THE TRUST

The depositor, or such other party specified in the related prospectus supplement, may:

   o repurchase all of the assets in the trust fund and thereby cause early retirement of the securities under the circumstances and in the manner specified herein; and

   o repurchase a portion of such assets to retire a specified class or classes of securities under the circumstances and in the manner set forth in the related prospectus supplement.

In the event that an election is made to treat the related trust fund or one or more segregated pools of assets in the trust fund as a REMIC, any such purchase will be effected only pursuant to a "qualified liquidation," as defined under
Section 860F(a)(4)(A) of the Internal Revenue Code of 1986, as amended.

See "Description of the Securities--Termination."

Exercise of the right of purchase will effect the early retirement of the securities of that series.

See "Prepayment and Yield Considerations."

ERISA LIMITATIONS

If you are a fiduciary of any employee benefit plan or arrangement, including an individual retirement account, subject to the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any federal, state or local law which is similar to ERISA or the Code, you should carefully review with your legal advisors whether the purchase or holding of securities could give rise to a transaction that is prohibited or not otherwise permissible under ERISA, Section 4975 of the Code or similar law.

For additional information see "ERISA Considerations" in this prospectus and in the prospectus supplement.

TAX STATUS

The securities of each series offered will be either:

   o regular interests and residual interests in a trust fund treated as a REMIC;

   o  interests in a trust fund treated as a grantor trust;

   o  interests in a trust fund treated as a partnership; or

   o  debt obligations secured by assets of a trust fund.

For additional information see "Federal Income Tax Consequences" in this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

LEGAL INVESTMENT

The applicable prospectus supplement will specify whether the class or classes of securities offered will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the securities. You should consult your own legal advisors for assistance in determining the suitability of the securities for you and the consequences of the purchase, ownership and sale of the securities.

For additional information see "Legal Investment" in this prospectus and in the prospectus supplement.

RATINGS

The securities of any series will not be offered pursuant to this prospectus and a prospectus supplement unless each offered security is rated in one of the four highest rating categories by at least one nationally recognized statistical rating agency.

   o A security rating is not a recommendation to buy, sell or hold the securities on any series and is subject to revision or withdrawal at any time by the assigning rating agency.

   o Ratings do not address the effect of prepayments on the yield you may anticipate when you purchase your certificates.

See "Risk Factors--Risks Associated with the Securities--Ratings Assigned to the Securities Will Have Limitations" and "Ratings" in this prospectus.

                                  RISK FACTORS

   You should consider, among other things, the following factors in connection with the purchase of securities.

Risks Associated with the Securities

   Securities May Not be Liquid. The liquidity of your securities may be limited. You should consider that:

   o a secondary market for the securities of any series may not develop, or if it does, it may not provide you with liquidity of investment, or it may not continue for the life of the securities of any series;

   o issuance of any of the securities of any series in book-entry form may reduce the liquidity of such securities in the secondary trading market because investors may not be willing to purchase securities for which they cannot obtain physical certificates or notes;

   o the prospectus supplement for any series of securities may indicate that an underwriter intends to establish a secondary market in such securities, but no underwriter will be obligated to do so; and

   o unless specified in the applicable prospectus supplement, the securities will not be listed on any securities exchange.

   In addition to these considerations, the secondary market for asset-backed securities has experienced periods of illiquidity and may do so in the future. Illiquidity means that there may not be any purchasers for your class of securities. Although any class of securities may experience illiquidity, it is more likely that classes of securities that are more sensitive to prepayment, credit or interest rate risk will experience illiquidity.

   Limited Assets for Payment of Securities. Except for any related insurance policies, cash flow agreements and any reserve fund or credit enhancement described in the applicable prospectus supplement:

   o mortgage loans included in the related trust fund will be the sole source of payments on the securities of a series;

   o the securities of any series will not represent an interest in or obligation of the depositor, Wells Fargo Bank, N.A., any master servicer, the securities administrator, the trustee or any of their affiliates, except for the depositor's limited obligations with respect to certain breaches of its representations and warranties, Wells Fargo Bank, N.A.'s obligations as servicer and securities administrator; and

   o neither the securities of any series nor the related mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, the depositor, Wells Fargo Bank, N.A., any master servicer, the securities administrator, the trustee, any of their affiliates or any other person.

   Consequently, in the event that payments on the mortgage loans underlying your series of securities are insufficient or otherwise unavailable to make all payments required on your securities, there will be no recourse to the depositor, Wells Fargo Bank, N.A., any master servicer, the securities administrator, the trustee or, except as specified in the applicable prospectus supplement, any other entity.

   Credit Enhancement is Limited in Amount and Coverage. With respect to each series of securities, credit enhancement may be provided in limited amounts to cover certain types of losses on the underlying assets. Credit enhancement will be provided in one or more of the forms specified in the related prospectus supplement, including, but not limited to: subordination of other classes of securities of the same series; excess interest; overcollateralization; cross-support; a financial guaranty insurance policy; a reserve fund; a spread account; a mortgage pool insurance policy; a special hazard insurance policy; a cash collateral account; a letter of credit; or other type of credit enhancement. See "Description of Credit Support" in this prospectus.

   Regardless of the form of credit enhancement provided:

   o the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula;

   o the credit enhancement may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain types of losses; and

   o all or a portion of the credit enhancement for any series of securities may be permitted to be reduced, terminated or substituted for, if each applicable rating agency indicates that the then-current ratings will not be adversely affected.

   Cash Flow Agreements are Subject to Counterparty Risk. In addition to mortgage loans, if specified in the related prospectus supplement, a trust fund may include agreements such as interest rate exchange agreements, yield maintenance agreements, interest rate cap or floor agreements, currency exchange agreements or other similar agreements, which will require the provider of such instrument or counterparty to make payments to the trust fund under the circumstances described in the prospectus supplement. To the extent that payments on the securities of the related series depend in part on payments to be received under this type of agreement, the ability of the trust fund to make payments on the securities will be subject to the credit risk of the counterparty. The prospectus supplement for a series of securities will describe any mechanism, such as the payment of any "breakage fee," which may exist to facilitate the replacement of this type of agreement upon the default of credit impairment of the related counterparty. However, there can be no assurance that any such mechanism will result in the ability of the servicer to obtain a replacement.

   Rate of Prepayment on Mortgage Loans May Adversely Affect Average Lives and Yields on the Securities. The yield on the securities of each series will depend in part on the rate of principal payment on the mortgage loans (including prepayments, liquidations due to defaults and mortgage loan repurchases). Such yield may be adversely affected, depending upon whether a particular security is purchased at a premium or a discount, by a higher or lower than anticipated rate of prepayments on the related mortgage loans. In particular:

   o the yield on principal-only or interest-only securities will be extremely sensitive to the rate of prepayments on the related mortgage loans; and

   o the yield on certain classes of securities may be relatively more sensitive to the rate of prepayments of specified mortgage loans than other classes of securities.

   The rate of prepayments on mortgage loans is influenced by a number of factors, including:

   o  the prevailing mortgage market interest rates;

   o  local and national economic conditions;

   o  homeowner mobility; and

   o  the ability of the borrower to obtain refinancing.

   In addition, your yield may be adversely affected by interest shortfalls which may result from the timing of the receipt of prepayments or liquidations to the extent that such interest shortfalls are not covered by aggregate servicing fees or other mechanisms specified in the applicable prospectus supplement. Your yield also will be adversely affected if losses on the mortgage loans in the related trust are allocated to your securities and may be adversely affected to the extent of unadvanced delinquencies on the mortgage loans in the related trust. Classes of securities identified in the applicable prospectus supplement as subordinated certificates or notes are more likely to be affected by delinquencies and losses than other classes of securities.

   See "Prepayment and Yield Considerations" in this prospectus.

   Ratings Assigned to the Securities Will Have Limitations. The ratings assigned to your securities will not:

   o assess the likelihood that principal prepayments (including those caused by defaults) on the related mortgage loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination or redemption of the series of securities; and

   o address the possibility that prepayments at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a premium might fail to recoup its initial investment under certain prepayment scenarios.

   In addition, the ratings of any series of securities by any applicable rating agency may be lowered following the initial issuance of the securities. The lowering of a rating on a series or class of securities may adversely affect the market value of such securities and the liquidity of such securities. Neither the depositor nor any of its affiliates will have any obligation to maintain any rating of any series of securities.

   Book-Entry Securities May Experience Certain Problems. Since transactions in the classes of securities of a series issued in book-entry form can be effected only through The Depository Trust Company, Clearstream Banking, the Euroclear System, participating organizations, indirect participants and certain banks:

   o you may experience delays in your receipts of payments of interest and principal; and

   o your ability to pledge such securities to persons or entities that do not participate in The Depository Trust Company, Clearstream Banking or the Euroclear System may be limited due to the lack of a physical certificate.

   See "Description of the Securities--Book-Entry Form" and "--Definitive Form" in this prospectus.

   Risk of Loss May Be Greater on Subordinated Securities. The rights of holders of subordinated securities will be subordinate:

   o to the rights of the servicer, the securities administrator and any master servicer (to the extent of amounts in respect of indemnification of the servicer, the servicing fee, any accrued and unpaid servicing fee, reimbursement for certain unreimbursed advances and unreimbursed liquidation expenses, the securities administrator fee, amounts payable to the securities administrator and the trustee in respect of certain expenses and indemnification and any amounts reimbursable or payable to any master servicer);

   o to amounts in respect of indemnification of the servicer, the servicing fee, any credit risk manager fee and any accrued and unpaid servicing fee, the securities administrator fee, amounts payable to the securities administrator and the trustee in respect of certain expenses and indemnification and any amounts reimbursable or payable to any master servicer; and

   o to the holders of senior securities to the extent described in the related prospectus supplement.

   As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the subordinated securities. See "Description of Credit Support" in this prospectus.

   The yields on the subordinated securities may be extremely sensitive to the loss experience of the related mortgage loans and the timing of any such losses. If the actual rate and amount of losses experienced by the mortgage loans exceed the rate and amount of such losses assumed by an investor, the yield to maturity on the subordinated securities may be lower than anticipated.

Risks Associated with the Mortgage Loans

   Subprime Mortgage Loans May Experience Greater Rates of Delinquency and Foreclosure. All or a portion of the mortgage loans may consist of subprime mortgage loans. A subprime mortgage loan is a mortgage loan that is ineligible for purchase by Fannie Mae or the Freddie Mac due to borrower credit characteristics, property characteristics, loan documentation guidelines or other credit characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines. As a consequence, delinquencies and foreclosures may be expected to be more likely with respect to subprime mortgage loans than with respect to mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines.

   Mortgage Loans Secured by Multifamily Properties May Experience Greater Rates of Delinquency and Foreclosure. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property typically is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. In addition, the concentration of default, foreclosure and loss risk for a pool of mortgage loans secured by multifamily properties may be greater than for a pool of mortgage loans secured by single family properties of comparable aggregate principal balance because the pool of mortgage loans secured by multifamily properties is likely to consist of a smaller number of higher balance loans.

   General Economic Conditions Affect Mortgage Loan Performance. General economic conditions have an impact on the ability of borrowers to repay mortgage loans. Loss of earnings, illness and other similar factors may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of personal bankruptcy of a borrower under a mortgage loan, it is possible that the holders of the related securities could experience a loss with respect to such mortgagor's mortgage loan. In conjunction with a mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such mortgage loan, thus delaying the amount received by the holders of the related securities with respect to such mortgage loan. Moreover, if a bankruptcy court prevents the transfer of the related mortgaged property to the related trust, any remaining balance on such mortgage loan may not be recoverable.

   Real Estate Market Conditions Affect Mortgage Loan Performance. An investment in the securities which are secured by or represent interests in mortgage loans may be affected by, among other things, a decline in real estate values. There is no assurance that the values of the mortgaged properties will remain at the levels existing on the dates of origination of the related mortgage loans.

   If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans contained in a particular trust and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

   Geographic Concentration May Increase Rates of Loss and Delinquency. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the mortgage loans relating to any series of securities in such a region may present risk considerations in addition to those generally present for similar asset-backed securities without such concentration.

   See "Description of the Mortgage Loans" in the related prospectus supplement for further information regarding the geographic concentration of the mortgage loans underlying the securities of any series.

   Risk of Loss May Be Greater on Junior Mortgage Loans. Certain of the mortgage loans underlying the securities of a series may be secured by mortgages junior or subordinate to one or more other mortgages, and the related more senior mortgages may not be included in the trust fund. Although little data is available, the rate of default of second or more junior mortgage loans may be greater than that of mortgage loans secured by senior liens on comparable properties. A primary risk to holders of mortgage loans secured by junior mortgages is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior mortgage to satisfy fully both the senior mortgage and the mortgage that is junior or subordinate. In such case, holders of the securities would bear:

   o the risk of delay in distributions while a deficiency judgment against the borrower is obtained; and

   o  the risk of loss if the deficiency judgment is not realized upon.

   Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the more senior mortgage.

   In servicing junior mortgages, it is generally the servicer's practice to advance funds to keep the senior mortgage current if the mortgagor is in default thereunder. The servicer intends to advance such amounts in accordance with its normal servicing procedures, but only to the extent that it determines such advances will be recoverable from future payments and collections on that mortgage loan or otherwise. Such practice may not be followed in servicing loans more junior than second mortgages or may be modified at any time. The related trust will have no source of funds to satisfy any senior mortgage or make payments due to any senior mortgagee. The junior mortgages securing the mortgage loans are subject and subordinate to any senior mortgage affecting the related mortgaged property, including limitations and prohibitions which may be contained in such senior mortgage upon subordinate financing.

   Special Risks of Certain Mortgage Loans. Certain mortgage loans that may be included in the related trust may involve additional uncertainties not present in other types of mortgage loans. Certain of the mortgage loans may provide for escalating or variable payments that may be larger than the initial payment amount; however, the borrowers under such mortgage loans are generally approved on the basis of the initial payment amount and the borrower's income may not be sufficient to enable them to pay the increased payment amounts. Therefore, in such cases the likelihood of default may increase.

   Certain of the mortgage loans underlying a series of securities may be delinquent in respect of the payment of principal and interest. In addition, certain of the mortgagors under the mortgage loans underlying a series of securities may be subject to personal bankruptcy proceedings. Credit enhancement provided with respect to a particular series of securities may not cover all losses related to such mortgage loans. Prospective investors should consider the risk that the inclusion in a trust of delinquent mortgage loans with respect to which the mortgagor is the subject of bankruptcy proceedings may cause the rate of the defaults and prepayments on such mortgage loans to increase and, in turn, may cause losses to exceed the available credit enhancement for such series and affect the yield on the securities of such series. See "Description of the Mortgage Loans" in the related prospectus supplement.

   Defaulted Mortgage Loans May Experience Delays in Liquidation. Even assuming the mortgaged properties provide adequate security for the mortgage loans underlying a series of securities, substantial delays could result in connection with the liquidation of defaulted mortgage loans. This could result in corresponding delays in the receipt of the related proceeds by the related trust. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure," "--Rights of Redemption" and "--Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders" in this prospectus.

   Liquidation Expenses May be Disproportionate. Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the mortgage loans at the time of default. Therefore, assuming that the servicer and any master servicer took the same steps in realizing upon a defaulted mortgage loans having a small remaining principal balance as they would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small mortgage loan than would be the case with the defaulted mortgage loan having a large remaining principal balance.

   Defaults May Be More Likely on Newer Mortgage Loans. Certain of the mortgage loans underlying a series of securities may be recently originated as of the date of the inclusion in the related trust fund. Although little data is available, defaults on mortgage loans are generally expected to occur with greater frequency in their early years.

   Balloon Loans May Have a Greater Default Risk at Maturity. Certain of the mortgage loans underlying a series of securities may provide for a lump-sum payment of the unamortized principal balance of the mortgage loan at maturity. See "Description of the Mortgage Loans" in the related prospectus supplement.

   Because borrowers under this type of mortgage loan are required to make a relatively large single payment upon maturity, it is possible that the default risk associated with such mortgage loans is greater than that associated with fully-amortizing mortgage loans. The ability of a mortgagor on this type of mortgage loan to repay the mortgage loan upon maturity frequently depends upon the mortgagor's ability:

   o to refinance the mortgage loan, which will be affected by a number of factors, including, without limitation, the level of mortgage interest rates available in the primary mortgage market at the time, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, the condition of the mortgaged property, tax law, general economic conditions and the general willingness of financial institutions and primary mortgage bankers to extend credit; or

   o to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the lump-sum payment.

   Texas Home Equity Loans Have Significant Limitations. Certain of the mortgage loans may be home equity loans secured by mortgaged properties located in Texas. The Texas Constitution permits this type of loan, but significant limitations are imposed on permitted terms, conditions and practices incident to their creation. For example, these loans must be made without recourse for personal liability against the homestead owner(s) or their spouse(s) (except in the case of actual fraud on their part in obtaining the loan) and may be foreclosed upon only by court order. Further, holders of these types of loans face unique legal risks and uncertainties that they do not customarily confront with equity take-out mortgages in other states. For example, if any of the requirements that are addressed in the Texas Constitution (such as limitations on fees charged to the borrower, disclosures to the borrower or matters to be provided for in the closing documents) are not met, the lien may be invalid. There are also similar risks involved in servicing these types of loans (such as the failure to comply with an obligation to the borrower within a reasonable time after receiving notification from the borrower) that can result in the forfeiture of all principal and interest due on the mortgage loan.

   Increased Risk of Loss if Mortgage Loans are Delinquent. A portion of the mortgage loans may be delinquent upon the issuance of the related securities. Credit enhancement provided with respect to a particular series of securities may not cover all losses related thereto. You should consider the risk that the inclusion of such mortgage loans in the trust fund for a series may cause the rate of defaults and prepayments on the mortgage loans to increase and, in turn, may cause losses to exceed the available credit enhancement for such series and affect the yield on the securities of such series.

Violations of Federal, State and Local Laws May Adversely Affect Ability to Collect on Loans

   The mortgage loans may also be subject to federal, state and local laws, including:

   o the Federal Truth in Lending Act and Regulation Z promulgated under that act, which require certain disclosures to the borrowers regarding the terms of the residential loans;

   o the Equal Credit Opportunity Act and Regulation B promulgated under that act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

   o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

   o for mortgage loans that were originated or closed after November 7, 1989, the Home Equity Loan Consumer Protection Act of 1988, which requires additional disclosures, limits changes that may be made to the loan documents without the borrower's consent. This act also restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

   Certain mortgage loans are subject to the Riegle Community Development and Regulatory Improvement Act of 1994 which incorporates the Home Ownership and Equity Protection Act of 1994, as amended. These provisions may:

   o impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges;

   o apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995;

   o impose specific statutory liabilities on creditors who fail to comply with their provisions; and

   o  affect the enforceability of the related loans.

   As a result, these violations or alleged violations could result in shortfalls in the distributions due on your certificates. In the past few years, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Home Ownership and Equity Protection Act of 1994, as amended. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts. The depositor will make representations and warranties with respect to each mortgage loan relating to compliance with federal, state and local laws at the time of origination, that none of the mortgage loans is subject to the Home Ownership and Equity Protection Act of 1994, as amended, and that none of the mortgage loans is a "high cost" loan within the meaning of such federal, state and local laws. In the event of a breach of any such representations, the depositor will be required to cure such breach or repurchase or replace the affected mortgage loan. In addition, the depositor will be required to reimburse the trust for any damages or costs incurred by the trust as a result of a breach of the representation as to compliance with federal, state and local laws. However, if the depositor is unable to fulfill this reimbursement obligation for financial or other reasons, shortfalls in the distributions due on your certificates could occur. See "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Representations and Warranties; Repurchases" and see "Certain Legal Aspects of the Mortgage Loans" in this prospectus for other limitations on the enforceability of mortgage loans.

                         DESCRIPTION OF THE TRUST FUNDS

Mortgage Loans

  General

   The assets underlying each Series of Securities will consist primarily of a pool (the "Mortgage Pool") of fixed or adjustable interest rate, first and/or junior mortgage loans ("Mortgage Loans") evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other instruments creating first and/or junior liens (the "Mortgages") on some or all of the following eight types of property (as so secured, the "Mortgaged Properties"), to the extent set forth in the applicable prospectus supplement: (i) one- to four-family detached residences, (ii) townhouses, (iii) condominium units, including those where features of the property may include maid service, a front desk or resident manager, rental pools and up to 20% of commercial space ("condotels"), (iv) units within planned unit developments, (v) long-term leases with respect to any of the foregoing, (vi) shares issued by private non-profit housing corporations ("cooperatives") and the related proprietary leases or occupancy agreements granting exclusive rights to occupy specified units in such cooperatives' buildings, (vii) manufactured homes, and (viii) primarily residential property which consists of five or more residential dwelling units, and which may include limited retail, office or other commercial space (a "Multifamily Property"). The Mortgage Loans may include revolving credit line loans or certain balances thereof. In addition, the assets underlying a Series of Securities will also include (i) amounts held from time to time in the related Collection Account, (ii) the Depositor's interest in any primary mortgage insurance, hazard insurance, title insurance or other insurance policies relating to a Mortgage Loan, (iii) any property which initially secured a Mortgage Loan and which has been acquired by foreclosure or trustee's sale or deed in lieu of foreclosure or trustee's sale, (iv) if applicable, and to the extent set forth in the applicable prospectus supplement, any reserve fund or funds, (v) if applicable, and to the extent set forth in the applicable prospectus supplement, contractual obligations of any person to make payments in respect of any form of credit enhancement or any interest subsidy agreement and (vi) such other assets as may be specified in the applicable prospectus supplement.

   The Mortgage Pool may be divided into two or more loan groups (each, a "Loan Group"). The Mortgage Loans in the Trust Fund for a Series will generally have monthly payments due on the first of each month (each, a "Due Date") but may, if so specified in the applicable prospectus supplement, have payments due on a different day of each month. Unless specified in the applicable prospectus supplement, monthly payments consisting of both principal and interest will be due on each Mortgage Loan in a Trust Fund. If specified in the applicable prospectus supplement, a percentage of the Mortgage Loans may be Delinquent. A Mortgage Loan is considered "Delinquent" if the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related mortgagor under the related Mortgage Note (the "Monthly Payment") due on a Due Date is not paid by the close of business on the next scheduled Due Date for such Mortgage Loan. Thus, a Mortgage Loan for which the mortgagor failed to make the Monthly Payment due on the first day of a month will be reported as Delinquent on the second day of the following month if the payment is not made by the close of business on the previous day. Each Mortgage Loan will be of one of the following types of mortgage loans:

   a. Fixed Rate Mortgage Loans. If so specified in the applicable prospectus supplement, a Trust Fund may include fixed-rate, fully-amortizing Mortgage Loans providing for level monthly payments of principal and interest and terms at origination or modification of not more than 40 years. If specified in the applicable prospectus supplement, fixed rates on certain Mortgage Loans may be converted to adjustable rates after origination of such Mortgage Loans and upon the satisfaction of other conditions specified in the applicable prospectus supplement. If so specified in the applicable prospectus supplement, the applicable Agreement will require the Depositor or another party to repurchase each such converted Mortgage Loan at the Purchase Price. A Trust Fund containing fixed rate Mortgage Loans may contain convertible Mortgage Loans which have converted from an adjustable interest rate prior to the formation of the Trust Fund and which are subject to no further conversions.

   b. Adjustable Rate Mortgage Loans. If so specified in the applicable prospectus supplement, a Trust Fund may include adjustable rate, fully-amortizing Mortgage Loans having an original or modified term to maturity of not more than 40 years with a related Mortgage Interest Rate which generally adjusts initially either six months, one, two, three, five, seven or ten years subsequent to the initial Due Date, and thereafter at either six-month, one-year or other intervals over the term of the Mortgage Loan to equal the sum of a fixed percentage margin set forth in the related Mortgage Note and an index. The applicable prospectus supplement will set forth the relevant index and the highest, lowest and weighted average margin with respect to the adjustable rate mortgage loans in the related Trust Fund. The applicable prospectus supplement will also indicate any initial, periodic or lifetime limitations on changes in any per annum Mortgage Interest Rate at the time of any adjustment.

   If specified in the applicable prospectus supplement, adjustable rates on certain Mortgage Loans may be converted to fixed rates after origination of such Mortgage Loans and upon the satisfaction of the conditions specified in the applicable prospectus supplement. If specified in the applicable prospectus supplement, the Depositor or another party will generally be required to repurchase each such converted Mortgage Loan at the Purchase Price. A Trust Fund containing Adjustable Rate Mortgage Loans may contain convertible Mortgage Loans which have converted from a fixed interest rate prior to the formation of the Trust Fund.

   The scheduled Monthly Payment for an Adjustable Rate Mortgage Loan will be adjusted as and when described in the applicable prospectus supplement to an amount that would fully amortize the Mortgage Loan over its remaining term on a level debt service basis; provided that increases in the scheduled Monthly Payment may be subject to certain limitations as specified in the applicable prospectus supplement. If the adjustments made to Monthly Payments for an adjustable rate Mortgage Loan are made at intervals different from the intervals at which the Mortgage Interest Rate is adjusted, "negative amortization" of principal may result with respect to such Mortgage Loan. Negative amortization will occur if an adjustment to the Mortgage Interest Rate on such a Mortgage Loan causes the amount of interest accrued thereon in any month to exceed the current scheduled Monthly Payment on such Mortgage Loan. The resulting amount of interest that has accrued but is not then payable ("Deferred Interest") will be added to the unpaid principal balance of such Mortgage Loan.

   c. Graduated Payment Loans. If so specified in the applicable prospectus supplement, a Trust Fund may contain fixed-rate, graduated payment Mortgage Loans having original or modified terms to maturity of not more than 40 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the Mortgage Interest Rate on such Mortgage Loan. Such monthly payments increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year specified thereafter to the extent necessary to amortize the Mortgage Loan over the remainder of its term or other shorter period. Mortgage Loans incorporating such graduated payment features may include (i) "Graduated Pay Mortgage Loans," pursuant to which amounts constituting Deferred Interest are added to the principal balances of such Mortgage Loans, (ii) "Tiered Payment Mortgage Loans," pursuant to which, if the amount of interest accrued in any month exceeds the current scheduled payment for such month, such excess amounts are paid from a subsidy account (usually funded by a home builder or family member) established at closing and (iii) "Growing Equity Mortgage Loans," for which the monthly payments increase at a rate which has the effect of amortizing the loan over a period shorter than the stated term.

   d. Subsidy Loans. If so specified in the applicable prospectus supplement, a Trust Fund may contain Mortgage Loans subject to temporary interest subsidy agreements ("Subsidy Loans") pursuant to which the monthly payments made by the related mortgagors will be less than the scheduled monthly payments on such Mortgage Loans with the present value of the resulting difference in payment ("Subsidy Payments") being provided by the employer of the mortgagor, generally on an annual basis. Subsidy Payments will generally be placed in a custodial account ("Subsidy Account") by the Servicer. Despite the existence of a subsidy program, a mortgagor remains primarily liable for making all scheduled payments on a Subsidy Loan and for all other obligations provided for in the related Mortgage Note and Mortgage Loan.

   The terms of the subsidy agreements relating to Subsidy Loans generally range from one to ten years. Subsidy Loans are offered by employers generally through either a "graduated" or "fixed" subsidy loan program, or programs that combine features of graduated and fixed subsidy loan programs. The subsidy agreements relating to Subsidy Loans made under a graduated program generally will provide for subsidy payments that result in effective subsidized interest rates between three percentage points (3%) and five percentage points (5%) below the Mortgage Interest Rates specified in the related Mortgage Notes during the term of the subsidy agreement. Generally, under a graduated program, the subsidized rate for a Mortgage Loan will increase approximately one percentage point per year until it equals the full Mortgage Interest Rate. For example, if the initial subsidized interest rate is five percentage points below the Mortgage Interest Rate in year one, the subsidized rate will increase to four percentage points below the Mortgage Interest Rate in year two, and likewise until year six, when the subsidized rate will equal the Mortgage Interest Rate. Where the subsidy agreements relating to Subsidy Loans are in effect for longer than five years, the subsidized interest rates generally increase at smaller percentage increments for each year. The subsidy agreements relating to Subsidy Loans made under a fixed program generally will provide for subsidized interest rates at fixed percentages (generally one percentage point to two percentage points) below the Mortgage Interest Rates for the term of the subsidy agreements. The subsidy agreements relating to Subsidy Loans pursuant to combination fixed/graduated programs generally will provide for an initial fixed subsidy of up to five percentage points below the related Mortgage Interest Rate for up to five years, and then a periodic reduction in the subsidy for up to five years, at an equal fixed percentage per year until the subsidized rate equals the Mortgage Interest Rate.

   Generally, employers may terminate subsidy programs in the event of (i) the mortgagor's death, retirement, resignation or termination of employment, (ii) the full prepayment of the Subsidy Loan by the mortgagor, (iii) the sale or transfer by the mortgagor of the related Mortgaged Property as a result of which the mortgagee is entitled to accelerate the Subsidy Loan pursuant to the "due-on-sale" clause contained in the Mortgage, or (iv) the commencement of foreclosure proceedings or the acceptance of a deed in lieu of foreclosure. In addition, some subsidy programs provide that if prevailing market rates of interest on mortgage loans similar to a Subsidy Loan are less than the Mortgage Interest Rate of such Subsidy Loan, the employer may request that the mortgagor refinance such Subsidy Loan and may terminate the related subsidy agreement if the mortgagor fails to do so. In the event the mortgagor refinances a Subsidy Loan, the new loan will not be included in the Trust Fund. See "Prepayment and Yield Considerations" in this prospectus. In the event a subsidy agreement is terminated, the amount remaining in the Subsidy Account will be returned to the employer, and the mortgagor will be obligated to make the full amount of all remaining scheduled payments, if any. The mortgagor's reduced monthly housing expense as a consequence of payments under a subsidy agreement may be used by Wells Fargo Bank in determining certain expense-to-income ratios utilized in underwriting a Subsidy Loan. See "The Mortgage Loan Programs" in this prospectus

   e. Buy-Down Loans. If so specified in the applicable prospectus supplement, a Trust Fund may contain Mortgage Loans subject to temporary buy-down plans ("Buy-Down Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan. The resulting difference in payment will be compensated for from an amount contributed by the depositor of the related Mortgaged Property or another source, including the originator of the Mortgage Loan (generally on a present value basis) and, if so specified in the applicable prospectus supplement, placed in a custodial account (the "Buy-Down Fund") by the Servicer. If the mortgagor on a Buy-Down Loan prepays such Mortgage Loan in its entirety, or defaults on such Mortgage Loan and the Mortgaged Property is sold in liquidation thereof, during the period when the mortgagor is not obligated, on account of the buy-down plan, to pay the full monthly payment otherwise due on such loan, the unpaid principal balance of such Buy-Down Loan will be reduced by the amounts remaining in the Buy-Down Fund with respect to such Buy-Down Loan, and such amounts will be deposited in the Collection Account, net of any amounts paid with respect to such Buy-Down Loan by any insurer, guarantor or other person pursuant to a credit enhancement arrangement described in the applicable prospectus supplement.

   f. Balloon Loans. If so specified in the applicable prospectus supplement, a Trust Fund may contain Mortgage Loans which are amortized over a fixed period not exceeding 40 years but which have shorter terms to maturity ("Balloon Loans") that causes the outstanding principal balance of the related Mortgage Loan to be due and payable at the end of a certain specified period (the "Balloon Period"). The borrower of such Balloon Loan will be obligated to pay the entire outstanding principal balance of the Balloon Loan at the end of the related Balloon Period. In the event the related mortgagor refinances a Balloon Loan at maturity, the new loan will not be included in the Trust Fund. See "Prepayment and Yield Considerations" in this prospectus.

   g. Pledged Asset Mortgage Loans. As described below, a Trust Fund may contain fixed-rate mortgage loans having original terms to stated maturity of not more than 40 years which are either (i) secured by a security interest in additional collateral (normally securities) ("Additional Collateral") owned by the borrower, (ii) supported by a third party guarantee (usually a parent of the borrower) which is in turn secured by a security interest in Additional Collateral (usually securities) owned by such guarantor or (iii) supported by a third party letter of credit ("LOC") (any such loans supported by Additional Collateral, the "Additional Collateral Pledged Asset Mortgage Loans," any such loans supported by LOCs, the "LOC Pledged Asset Mortgage Loans" and together with the Additional Collateral Pledged Asset Mortgage Loans, the "Pledged Asset Mortgage Loans").

   With respect to an Additional Collateral Pledged Asset Mortgage Loan, the amount of the Additional Collateral generally does not exceed 30% of the original principal balance of such Additional Collateral Pledged Asset Mortgage Loan. The requirement to maintain Additional Collateral terminates when the principal balance of an Additional Collateral Pledged Asset Mortgage Loan is paid down to a predetermined amount. The pledge agreement and the security interest in such Additional Collateral will be assigned to the Trustee. It is anticipated that, in the event of a loss upon the liquidation of an Additional Collateral Pledged Asset Mortgage Loan, Merrill Lynch Credit Corporation, which will administer the Additional Collateral, will attempt to realize on the related security interest. No assurance can be given as to the amount of proceeds, if any, that might be realized from such Additional Collateral. In no event will the Trust Fund be permitted to acquire ownership of the Additional Collateral. Ambac Assurance Corporation (the "Surety Bond Provider") has previously issued a limited purpose surety bond (the "Limited Purpose Surety Bond"), to cover the Additional Collateral Pledged Asset Mortgage Loans, which is intended to guarantee payment to the Trust Fund of certain shortfalls in the net proceeds realized from the liquidation of any required Additional Collateral (such amount not to exceed 30% of the original principal amount of an Additional Collateral Pledged Asset Mortgage Loan) to the extent any such shortfall results in a loss of principal on an Additional Collateral Pledged Asset Mortgage Loan upon liquidation. The Limited Purpose Surety Bond will not cover any payments on the Securities of the Servicer that are recoverable or sought to be recovered as voidable preferences under applicable law. Although the Limited Purpose Surety Bond is limited in amount (the "Maximum Amount"), the Depositor has been advised by the Surety Bond Provider that the Maximum Amount is, and will be, sufficient to cover all potential claims on behalf of the Trust Fund with respect to the Additional Collateral securing an Additional Collateral Pledged Asset Mortgage Loan and on behalf of other assignees of additional collateral securing similar mortgage loans covered by such Limited Purpose Surety Bond.

   In connection with each LOC Pledged Asset Mortgage Loan, the borrower pledged securities it owns to UBS Financial Services Inc. as security for an LOC issued by UBS Financial Services Inc. in favor of Wells Fargo Bank, as originator of such Mortgage Loan. The amount which can be drawn under each LOC (the "Pledged Value") is equal to at least 20% of the purchase price or appraised value of the Mortgaged Property (whichever is less).

Pursuant to an agreement between the borrower and Wells Fargo Bank, in the event that the borrower becomes ninety days or more delinquent on an LOC Pledged Asset Mortgage Loan, Wells Fargo Bank will have the right, at its option, to draw on all or a portion of the LOC for an amount up to the LOC's Pledged Value. Wells Fargo Bank, as Servicer, may then, at its discretion, either (i) immediately apply the proceeds from drawing on the LOC as a curtailment or partial prepayment of the unpaid principal balance of the LOC Pledged Asset Mortgage Loan or (ii) apply the proceeds from drawing on the LOC at a later date in accordance with Wells Fargo Bank's default and servicing procedures. With respect to some of the LOC Pledged Asset Mortgage Loans, on the Closing Date, Wells Fargo Bank will assign its right to receive the proceeds of the LOCs to the Depositor, which in turn, will assign such right to the Trust. However, Wells Fargo Bank will remain the beneficiary of the LOCs. Wells Fargo Bank will agree in the applicable Agreement to make all draws on the LOCs in accordance with their terms on behalf of the Trust. This obligation will continue even if Wells Fargo Bank is no longer the Servicer of the LOC Pledged Asset Mortgage Loans. With respect to the remaining LOC Pledged Asset Mortgage Loans, on the Closing Date, Wells Fargo Bank will assign the LOCs to the Depositor, which, in turn, will assign the LOCs to the Trust which will become the beneficiary thereunder. For these LOC Pledged Asset Mortgage Loans, Wells Fargo Bank (and any successor Servicer) will agree in the applicable Agreement to make claims on the LOCs in accordance with their terms on behalf of the Trust. No assurance can be given as to the amount of proceeds, if any, that might be realized from an LOC related to an LOC Pledged Asset Mortgage Loan. The Trust will not have any interest in the securities which a borrower has pledged to UBS Financial Services Inc. in connection with any LOC Pledged Asset Mortgage Loan.

   h. Revolving Credit Line Loans. As more fully described in the related prospectus supplement, the Mortgage Loans may consist, in whole or in part, of revolving credit line loans or certain balances thereof ("Revolving Credit Line Loans"). Interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of such loan. From time to time prior to the expiration of the related draw period specified in a Revolving Credit Line Loan, principal amounts on such Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid. If specified in the related prospectus supplement, new draws by borrowers under the Revolving Credit Line Loans will automatically become part of the Trust Fund described in such prospectus supplement. As a result, the aggregate balance of the Revolving Credit Line Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal payments are applied to such balances and such amounts will usually differ each day, as more specifically described in the related prospectus supplement. Under certain circumstances, under a Revolving Credit Line Loan, a borrower may, during the related draw period, choose an interest only payment option, during which the borrower is obligated to pay only the amount of interest which accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest only payment option may terminate at the end of the related draw period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the loan.

   A Trust Fund may also include other types of first and/or junior lien, residential Mortgage Loans to the extent set forth in the applicable prospectus supplement.

   The Securities will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related prospectus supplement, the assets of a Trust Fund may consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Mortgage Loans.

   Mortgage Loan Information in Prospectus Supplements

   Each prospectus supplement will contain information in Appendix A thereto, as of the applicable Cut-off Date, date of origination or other date specified in such prospectus supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including (i) the aggregate outstanding principal balance as of the Cut-off Date as adjusted for the principal payments received or advanced on or before such date (the "Cut-off Date Principal Balance"), (ii) the type of property securing the Mortgage Loans,
(iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans, (iv) the weighted average and range of the loan-to-value ratios at origination of the Mortgage Loans, (v) the weighted average and range of Mortgage Interest Rates borne by the Mortgage Loans, (vi) the geographic concentrations of the Mortgaged Properties, (vii) information with respect to the prepayment penalties, if any, of the Mortgage Loans, (viii) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions and (ix) the number of Mortgage Loans that are Delinquent and the number of days or ranges of the number of days such Mortgage Loans are Delinquent. If specific information respecting the Mortgage Loans is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission (the "Commission") after such initial issuance. Notwithstanding the foregoing, the Mortgage Loans included in a Trust Fund will not vary by more than five percent (by Cut-off Date Principal Balance) from that described in the related prospectus supplement.

   The related prospectus supplement will specify whether the Mortgage Loans include Revolving Credit Line Loans, which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property.

   Payment Provisions of the Mortgage Loans

   All of the Mortgage Loans will provide for payments of principal, interest or both, on Due Dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related prospectus supplement or for payments in another manner described in the related prospectus supplement. Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Interest Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Interest Rate or a different adjustable Mortgage Interest Rate, or from a fixed to an adjustable Mortgage Interest Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related prospectus supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Interest Rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement. Each Mortgage Loan may contain prohibitions on prepayment (a "Lock-out Period" and, the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Penalty") in connection with a prepayment, in each case as described in the related prospectus supplement. In the event that holders of any Class or Classes of Offered Securities will be entitled to all or a portion of any Prepayment Penalties collected in respect of Mortgage Loans, the related prospectus supplement will specify the method or methods by which any such amounts will be allocated.

Pre-Funding Account

   To the extent provided in a prospectus supplement, a portion of the proceeds of the issuance of Securities may be deposited into an account maintained with the Securities Administrator (a "Pre-Funding Account"). In such event, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for the related Series of Securities will be obligated to purchase (subject to the availability thereof), additional Mortgage Loans (the "Subsequent Mortgage Loans") from time to time (as frequently as daily) within the period (generally not to exceed three months) specified in the related prospectus supplement (the "Pre-Funding Period") after the issuance of such Series of Securities having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for such Series on the date of such issuance. The Pre-Funded Amount with respect to a Series will be specified in the related prospectus supplement and is generally not expected to exceed 25% of the aggregate initial Principal Balance of the related Securities. Any Subsequent Mortgage Loans will be required to satisfy certain eligibility criteria more fully set forth in the applicable Agreement, which eligibility criteria will be consistent with the eligibility criteria of the Mortgage Loans initially included in the Trust Fund, subject to such exceptions as are expressly stated in the prospectus supplement. For example, the Subsequent Mortgage Loans will be subject to the same underwriting standards, representations and warranties as the Mortgage Loans initially included in the Trust Fund. In addition, certain conditions must be satisfied before the Subsequent Mortgage Loans are transferred into the Trust Fund such as the delivery to the Rating Agencies and the Trustee of certain opinions of counsel (including bankruptcy, corporate and tax opinions).

   Any portion of the Pre-Funded Amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be used to prepay one or more Classes of Securities in the amounts and in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, the Depositor may be required to deposit cash into an account maintained by the Securities Administrator (the "Capitalized Interest Account") for the purpose of assuring the availability of funds to pay interest with respect to the Securities during the Pre-Funding Period. Any amount remaining in the Capitalized Interest Account at the end of the Pre-Funding Period will be remitted as specified in the related prospectus supplement.

Accounts

   Each Trust Fund will include one or more accounts, established and maintained on behalf of the Securityholders into which the person or persons designated in the related prospectus supplement will, to the extent described herein and in such prospectus supplement deposit all payments and collections received or advanced with respect to the Mortgage Loans and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Collection Account, Distribution Account and Related Accounts."

Credit Support

   If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the Mortgage Loans in the related Trust Fund may be provided to one or more Classes of Securities in the related Series in the form of subordination of one or more other Classes of Securities in such Series or by one or more other types of credit support, such as overcollateralization, excess interest, cross-support, a reserve fund, a guarantee, a letter of credit, an insurance policy, a spread account, or another type of credit support, or a combination thereof (any such coverage with respect to the Securities of any Series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the prospectus supplement for a Series of Securities. See "Risk Factors--Risks Associated with the Securities--Credit Enhancement is Limited in Amount and Coverage" and "Description of Credit Support."

Cash Flow Agreements

   If so provided in the related prospectus supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related Series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Loans or on one or more Classes of Securities. (Currency exchange agreements might be included in the Trust Fund if some or all of the Mortgage Loans were denominated in a non-United States currency.) The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the prospectus supplement for the related Series. In addition, the related prospectus supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                  THE DEPOSITOR

   Wells Fargo Asset Securities Corporation (the "Depositor") is a direct, wholly owned subsidiary of Wells Fargo Bank, N.A. and an indirect, wholly owned subsidiary of Wells Fargo & Company. The Depositor was incorporated in the State of Delaware on March 28, 1996 as Norwest Asset Securities Corporation. On April 7, 2000, Norwest Integrated Structured Assets, Inc., an affiliate of the Depositor, was merged into and with the Depositor. On April 17, 2000, the Depositor changed its name from Norwest Asset Securities Corporation to Wells Fargo Asset Securities Corporation. On February 24, 2004, Norwest Asset Acceptance Corporation, an affiliate of the Depositor, was merged into and with the Depositor.

   The limited purposes of the Depositor are, in general, to acquire, own and sell mortgage loans; to issue, acquire, own, hold and sell mortgage pass-through securities, mortgage asset-backed pass-through securities and asset-backed certificates, which represent ownership interests in mortgage loans, collections thereon and related properties; and to engage in any acts which are incidental to, or necessary, suitable or convenient to accomplish, the foregoing.

   The Depositor maintains its principal office at 7430 New Technology Way, Frederick, Maryland 21703. Its telephone number is (301) 846-8881.

   At the time of the formation of any Trust Fund, the Depositor will be the sole owner of all the related Mortgage Loans. The Depositor will have acquired the Mortgage Loans included in any Trust Fund from Wells Fargo Bank, N.A. Except to the extent otherwise specified in the applicable prospectus supplement, the Depositor's only obligation with respect to the Securities of any Series will be to repurchase or substitute for Mortgage Loans in a Trust Fund in the event of defective documentation or upon the breach of certain representations and warranties made by the Depositor. See "Description of the Agreements-Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Assignment of Mortgage Loans; Representations and Warranties--Repurchases."

   The Depositor does not have, nor is it expected in the future to have, any significant assets.

                                Wells Fargo Bank

   Wells Fargo Bank, N.A. ("Wells Fargo Bank") will act as Servicer and if so specified in the related prospectus supplement, the Securities Administrator and/or Master Servicer. Wells Fargo Bank is an indirect, wholly owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank. On February 20, 2004, Wells Fargo Bank Minnesota, National Association was merged into Wells Fargo Bank. Wells Fargo Bank Minnesota, National Association was formerly called Norwest Bank Minnesota, National Association. Norwest Bank Minnesota, National Association changed its name to Wells Fargo Bank Minnesota, National Association on July 8, 2000.

   On May 8, 2004, Wells Fargo Home Mortgage, Inc., a wholly-owned subsidiary of Wells Fargo Bank, was merged into Wells Fargo Bank. Wells Fargo Home Mortgage, Inc. was originally incorporated on July 1, 1983 under the name Norwest Mortgage, Inc. On April 14, 2000, Norwest Mortgage, Inc. changed its name to Wells Fargo Home Mortgage, Inc. Wells Fargo Home Mortgage, Inc. was engaged principally in the business of (i) originating, purchasing and selling residential mortgage loans in its own name and through certain of its affiliates (the "Wells Fargo Affiliates") and (ii) servicing residential mortgage loans for its own account or for the account of others. The origination and servicing activities formerly carried on by Wells Fargo Home Mortgage, Inc. are now performed by the Wells Fargo Home Mortgage division of Wells Fargo Bank. Wells Fargo Bank is an approved servicer of Fannie Mae, Freddie Mac and the Government National Mortgage Association.

   Wells Fargo Bank's principal office is located in Sioux Falls, South Dakota. Wells Fargo Bank conducts its master servicing and securities administration services at its offices in Columbia, Maryland. Its address there is 9060 Old Annapolis Road, Columbia, Maryland 21045-1951 and its telephone number is (410) 884-2000.

                             THE MORTGAGE LOAN PROGRAMS

   Wells Fargo Bank originates and acquires subprime first lien mortgage loans (referred to as "First Lien Home Mortgage Loans" for purposes of this section) through a network of retail, wholesale, and correspondent offices located throughout all 50 states and the District of Columbia.

   The underwriting functions of Wells Fargo Bank are performed in its Arizona, California, Iowa, Louisiana, Minnesota, North Carolina and South Carolina offices. Wells Fargo Bank does not delegate underwriting authority to any broker or correspondent. Wells Fargo Bank employs loan credit underwriters to scrutinize the applicant's credit profile and to evaluate whether an impaired credit history is a result of adverse circumstances or a continuing inability or unwillingness to meet credit obligations in a timely manner. Personal circumstances such as divorce, family illnesses or deaths and temporary job loss due to layoffs and corporate downsizing will often impair an applicant's credit record. The underwriting guidelines used by Wells Fargo Bank are primarily intended to evaluate the prospective borrower's credit standing and ability to repay the loan, as well as the value and adequacy of the proposed mortgaged property as collateral. A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant including, depending on the program, the applicant's financial condition (assets, liabilities, income and expenses), the property being financed and the type of loan desired. With respect to every applicant, a credit report summarizing the applicant's credit history with merchants and lenders is obtained. Significant unfavorable credit information reported by the applicant or by a credit reporting agency is taken into account in the credit decision. Loan applications are classified according to certain characteristics, including but not limited to: condition and location of the collateral, credit history of the applicant, ability to pay, loan-to-value ratio and general stability of the applicant in terms of employment history and time in residence.

   Wells Fargo Bank has established classifications with respect to the credit profile of the applicant, and each loan is placed into one of nine credit levels denoted as "Y9" through "Y1" (see table below). Terms of First Lien Home Mortgage Loans made by Wells Fargo Bank, as well as maximum loan-to-value ratios, vary depending on the credit level classification of the applicant. Loan applicants with less favorable credit profiles generally are restricted to consideration for loans with higher interest rates, lower maximum loan amounts and lower loan-to-value ratios than applicants with more favorable credit profiles. Generally, the loan-to-value ratio is the ratio, expressed as a percentage, of the principal amount of the mortgage loan at origination to the lesser of (i) the appraised value of the related mortgaged property, as established by an appraisal obtained by the originator generally no more than 120 days prior to origination and (ii) the sale price for such property. In some instances, the loan-to-value ratio may be based on the value determined by an appraisal that was obtained by the originator more than 120 days prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than 180 days prior to origination. Generally, the maximum total debt to gross income ratio for each credit level is 55%. Subject to the consideration of certain compensating factors described below, the general criteria used by Wells Fargo Bank's underwriting staff in classifying loan applicants are as follow:


                                                  Bankruptcy         Maximum
                                    Credit         Filings/         Combined
  Credit         Existing           Bureau        Foreclosure        Loan to
  Level      Mortgage History       Score*        Proceedings     Value Ratio**
-----------  ------------------   ------------  ----------------  --------------
Y9           0 x 30; Current      660 or        Discharged/       100% CLTV @
             at application       higher        completed more
             time and no                        than three        LTV < 80%
             mortgage late                      years ago.            -
             payments in the                                      95% CLTV @
             last 12 months
                                                                  LTV > 80%

-----------  ------------------   ------------  ----------------  --------------
Y8           1 x 30; No more      640-659       Discharged/       100% CLTV @
             than 30 days                       completed more
             late at                            than three        LTV < 80%
             application time                   years ago.            -
             and a maximum of                                     95% CLTV @
             one 30-day late
             payment in the                                       LTV > 80%
             last 12 months

-----------  ------------------   ------------  ----------------  --------------
Y7           1 x 30; No more      620-639       Discharged/       100% CLTV @
             than 30 days                       completed more
             late at                            than two years    LTV < 80%
             application time                   ago.                  -
             and a maximum of                                     95% CLTV @
             one 30-day late
             payment in the                                       LTV > 80%
             last 12 months

                                                  Bankruptcy         Maximum
                                    Credit         Filings/         Combined
  Credit         Existing           Bureau        Foreclosure        Loan to
  Level      Mortgage History       Score*        Proceedings     Value Ratio**
-----------  ------------------   ------------  ----------------  --------------
Y6           2 x 30; No more      600-619       Discharged/       100% CLTV @
             than 30 days                       completed more
             late at                            than two years    LTV < 75%
             application time                   ago.                  -
             and a maximum of                                     95% CLTV @
             two 30-day late
             payments in the                                      LTV > 75%
             last 12 months
-----------  ------------------   ------------  ----------------  --------------
Y5           2 x 30; No more      580-599       Discharged/       100% CLTV @
             than 30 days                       completed more
             late at                            than two years    LTV < 75%
             application time                   ago.                  -
             and a maximum of                                     95% CLTV @
             two 30-day late
             payments in the                                      LTV > 75%
             last 12 months

-----------  ------------------   ------------  ----------------  --------------
Y4           1 x 60; No more      560-579       Discharged/       100% CLTV @
             than 60 days                       completed more
             late at                            than one year     LTV < 75%
             application time                   ago.                  -
             and a maximum of                                     95% CLTV @
             up to one 60-day
             late in the last                                     LTV > 75%
             12 months

-----------  ------------------   ------------  ----------------  --------------
Y3           2 x 60 or 1 x 60     540-559       Discharged/       80% CLTV @
             and 1 x 90; No                     completed more
             more than 60                       than one year     LTV < 70%
             days late at                       ago.                  -
             application time
             and a maximum of
             up to two 60-day
             late payments or
             one 60-day and
             one 90-day late
             payment.

-----------  ------------------   ------------  ----------------  --------------
Y2           90+; No more         520-539       Discharged/       80% CLTV @
             than 60 days                       completed less
             late at                            than one year     LTV < 70%
             application time                   ago.                  -
             and no maximum
             number of 90 or
             more-day late
             payments.

-----------  ------------------   ------------  ----------------  --------------
Y1           90+; No more         <519          Discharged/       80% CLTV @
             than 60 days         -             completed less
             than 60 days                       than one year     LTV < 70%
             late at                            ago.                  -
             application time
             and no maximum
             number of 90 or
             more-day late
             payments.

---------------------------------

*  Lower of two, middle of three credit bureau scores used.

** The maximum loan-to-value ratios and combined loan-to-value ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount, the mortgage loan program, the purpose of the mortgage loan, the level of documentation, the type of mortgaged property and whether or not the mortgaged property is owner-occupied. In addition, the combined loan-to-value ratio only reflects simultaneous secondary financing provided by

   Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related First Lien Home Mortgage Loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of the First Lien Home Mortgage Loan.

   For the purpose of placing a prospective mortgage loan in any of the credit levels, consecutive or "rolling" late payments having the same delinquency characterization (e.g., 30-day late or 60-day late) are counted as a single late payment of such delinquency characterization. Wells Fargo Bank uses the foregoing categories and characteristics as guidelines only. On a case-by-case basis, Wells Fargo Bank may make the determination that the prospective borrower warrants loan parameters beyond those shown above based upon the presence of acceptable compensating factors. Examples of compensating factors include, but are not limited to, loan-to-value ratio, debt-to-income ratio, long-term stability of employment and/or residence, statistical credit scores, verified cash reserves or reduction in overall monthly expenses.

   Except for Balloon Loans, the First Lien Home Mortgage Loans originated or acquired by Wells Fargo Bank generally have loan terms ranging from 10 to 40 years and fully amortize over such terms. The principal amounts of the loans originated or acquired by Wells Fargo Bank generally range from a minimum of $10,000 to a maximum of $800,000. Wells Fargo Bank generally does not originate or acquire any mortgage loans for which the loan-to-value ratio at origination exceeds 100% or for which the combined loan-to-value ratio at origination exceeds 100% in the event of concurrent secondary financing. In addition, the combined loan-to-value ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related First Lien Home Mortgage Loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of the First Lien Home Mortgage Loan. The loans originated or acquired by Wells Fargo Bank are generally secured by single-family dwellings, condominium units or two- to four-family residences, and such properties may or may not be occupied by the owner. It is Wells Fargo Bank's policy not to accept commercial properties or unimproved land as collateral for First Lien Home Mortgage Loans. Wells Fargo Bank will, however, accept mixed-use properties such as a property where more than 80% is used for residential purposes and the balance is used for commercial purposes.

   Wells Fargo Bank originates mortgage loans with loan-to-value ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases for which such primary mortgage insurance is obtained, the excess over 75% (or such lower percentage as Wells Fargo Bank may require at origination) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a loan-to-value ratio less than or equal to 80%. In cases for which such primary mortgage insurance is not obtained, loans having loan-to-value ratios exceeding 80% are required to be secured by primary residences or second homes (excluding cooperatives). Generally, each loan originated without primary mortgage insurance will have been made at an interest rate that was higher than the rate would have been had the loan-to-value ratios been 80% or less or had primary mortgage insurance been obtained. The prospectus supplement will specify the number and percentage of Mortgage Loans contained in the Trust Fund for a particular Series of Certificates with loan-to-value ratios at origination in excess of 80% which are not covered by primary mortgage insurance.

   Wells Fargo Bank's subprime mortgage loan programs include a full documentation program and a "stated income, stated asset" program. Under the full documentation program, loans to borrowers who are salaried employees generally must be supported by current employment information in the form of one current pay-stub with year-to-date information and W-2 tax forms for the last two years (a complete verification of employment may be substituted for W-2 forms). As an alternative method of establishing income under the full documentation program, Wells Fargo Bank may review the deposit activity reflected in recent monthly bank statements of the applicant. Wells Fargo Bank may also perform a telephone verification of employment for salaried employees prior to funding. In some cases, employment histories may be obtained through V.I.E., Inc., an entity jointly owned by Wells Fargo Bank and an unaffiliated third party that obtains employment data from state unemployment insurance departments or other state agencies. Under the full documentation program, borrowers who are self-employed generally must provide signed individual federal tax returns and, if applicable, signed year-to-date income statements and/or business federal tax returns. For borrowers who are 100% owners of a business and are classified in credit levels Y9 through Y4, monthly business bank statements may be provided in lieu of traditional employment/income documentation. In either case, evidence must be provided that the business has been in existence for at least one year. If the business has been in existence less than two years, evidence must be provided that the applicant had previously been in the same line of work for at least one year. Under the full documentation program, at certain loan-to-value ratio levels and under certain circumstances not all sources of funds for closing are verified as the borrower's.

   Under Wells Fargo Bank's "stated income, stated asset" program, the applicant's employment, income sources and assets must be stated on the initial signed application. The applicant's income as stated must be reasonable for the applicant's occupation as determined in the discretion of the loan underwriter; however, such income is not independently verified. Similarly, the applicant's assets as stated must be reasonable for the applicant's occupation as determined in the discretion of the loan underwriter; however, such assets are not independently verified. Maximum loan-to-value ratios within each credit level are lower under the stated income, stated asset program than under the full documentation program.

   Wells Fargo Bank's underwriting of every mortgage loan submitted consists of not only a credit review, but also a separate appraisal conducted by (i) a third-party appraiser, (ii) an appraiser approved by Value Information Technology, Inc. ("Value I.T."), an entity jointly owned by Wells Fargo Bank and an unaffiliated third party, or (iii) Value I.T. itself. Appraisals generally conform to current Fannie Mae and Freddie Mac secondary market requirements for residential property appraisals. All appraisals are subject to an internal appraisal review by the loan underwriter irrespective of the loan-to-value ratio, the mortgage loan amount or the identity of the appraiser. Certain loans require a third party review in the form of either a desk review or field review. At the discretion of Wells Fargo Bank, any mortgage loan is subject to further review in the form of a desk review, field review or additional full appraisal.

             DELINQUENCY AND FORECLOSURE EXPERIENCE OF WELLS FARGO BANK

   The following table sets forth certain information regarding the delinquency experience of Wells Fargo Bank with respect to all subprime mortgage loans serviced by its residential mortgage lending division.

                             Wells Fargo Bank, N.A.
         Delinquency and Foreclosure Experience on Subprime Portfolio(1)
                          (Dollar Amounts in Thousands)


                                          By Dollar                  By Dollar                     By Dollar
                             By No.        Amount        By No.       Amount        By No.          Amount
                            of Loans      of Loans      of Loans     of Loans      of Loans        of Loans
                             As of December 31, 20       As of December 31, 20       As of [___________], 20

Total Portfolio

                            ==========   ============   =========   ============   ==========    ==============
Period of Delinquency
(2)
   30-59 Days
   60-89 Days
   90 days or more

Total Delinquent Loans
                            ==========   ============   =========   ============   ==========    ==============

Percent of Total Loans

Foreclosures (3)
Foreclosure Ratio (4)

REO
REO Ratio (5)
----------------

(1) The reported levels of delinquencies, foreclosures and REO do not reflect the performance of a substantial number of nonperforming assets which are regularly sold on a servicing-released basis from Wells Fargo Bank's portfolio.

(2) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.

(3) Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted as of the dates indicated.

(4) Foreclosures as a percentage of total loans in the applicable portfolio at the end of each period.

(5) REO as a percentage of total loans in the applicable portfolio at the end of each period.

   The likelihood that a mortgagor will become delinquent in the payment of his or her mortgage loan or the rate of any subsequent foreclosures may be affected by a number of factors related to a borrower's personal circumstances, including, but not limited to, unemployment or change in employment (or in the case of self-employed mortgagors or mortgagors relying on commission income, fluctuations in income), marital separation and the mortgagor's equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas. Furthermore, the level of foreclosures reported is affected by the length of time legally required to complete the foreclosure process and take title to the related property, which varies from jurisdiction to jurisdiction. The changes in the delinquency and foreclosure experience on the mortgage loans during the periods set forth in the preceding table may be attributable to factors such as those described above, although there can be no assurance as to whether these changes are the result of any particular factor or a combination of factors. The delinquency and foreclosure experience on the mortgage loans in Wells Fargo Bank's portfolio of subprime mortgage loans may be particularly affected to the extent that the related Mortgaged Properties are concentrated in areas which experience adverse economic conditions or declining real estate values. See "Description of the Mortgage Loans" and "Prepayment and Yield Considerations" in the applicable prospectus supplement.

                          DESCRIPTION OF THE SECURITIES

General

   The asset-backed certificates (the "Certificates") of a series (each, a "Series") (including any Class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the trust fund (the "Trust" or the "Trust Fund") created pursuant to the applicable Agreement. If a Series of Securities includes asset-backed notes (the "Notes" and, together with the Certificates, the "Securities"), such Notes will represent indebtedness of the related Trust Fund and will be issued and secured pursuant to an Indenture. Each Series of Securities will consist of one or more classes (each, a "Class") of Securities that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be Senior Securities or Subordinated Securities to one or more other Classes of Securities in respect of certain distributions on the Securities; (iii) be entitled either to (A) principal distributions, with disproportionately low, nominal or no interest distributions or (B) interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Strip Securities"); (iv) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other Classes of Securities of such Series; (v) provide for payments of principal as described in the related prospectus supplement, from all or only a portion of the Mortgage Loans in such Trust Fund, to the extent of available funds, in each case as described in the related prospectus supplement; and/or (vi) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Strip Security component. If so specified in the related prospectus supplement, distributions on one or more Classes of a Series of Securities may be limited to collections from a designated portion of the Mortgage Loans in the related Trust Fund (each such portion of Mortgage Loans, a "Mortgage Loan Group"). Any such Classes may include Classes of Securities of a Series offered pursuant to this prospectus and a related prospectus supplement (the "Offered Securities" ).

   Each Class of Offered Securities of a Series will be issued in minimum denominations corresponding to the Principal Balances or, in the case of certain Classes of Strip Securities, notional amounts or percentage interests specified in the related prospectus supplement. The transfer of any Offered Securities may be registered and such Securities may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Securities Administrator or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more Classes of Securities of a Series may be issued in fully registered, certificated form ("Definitive Securities") or in book-entry form ("Book-Entry Securities"), as provided in the related prospectus supplement. See "Risk Factors--Risks Associated with the Securities--Book-Entry Securities May Experience Certain Problems and "Description of the Securities--Book-Entry Form" and "--Definitive Form." Definitive Securities will be exchangeable for other Securities of the same Class and Series of a like aggregate Principal Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Risks Associated with the Securities--Securities May Not be Liquid."

Distributions

   Distributions on the Securities of each Series will be made by or on behalf of the Securities Administrator on each monthly, quarterly or other periodic date specified in the related prospectus supplement on which distributions will be made to holders of Securities (a "Distribution Date") from Available Funds for such Series and such Distribution Date. Distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered at the close of business on the date specified in the related prospectus supplement, and the amount of each distribution will be determined as of the close of business on the Determination Date. The "Determination Date" with respect to any Distribution Date will be the 17th day of the calendar month in which such Distribution Date occurs or, if such day is not a business day, the business day immediately preceding such 17th day. All distributions with respect to each Class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securityholders in such Class or by random selection or as described in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Securities Administrator or other person required to make such payments no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, holds Securities in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the security register; provided, however, that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the location specified in the notice to Securityholders of such final distribution.

Available Funds

   All distributions on the Securities of each Series on each Distribution Date will be made from Available Funds described below, in accordance with the terms described in the related prospectus supplement. Generally, the "Available Funds" for each Distribution Date equals the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable or payable to any Servicer, including amounts in respect of indemnification of the Servicer, the Servicing Fee and any accrued and unpaid Servicing Fee, the Securities Administrator Fee (if any), amounts payable to the Securities Administrator and the Trustee in respect of certain expenses and indemnification and any amounts reimbursable or payable to any Master Servicer:

         (i) the aggregate amount of monthly payments on the Mortgage Loans due during the related Collection Period (unless a different period is specified in the related prospectus supplement, a "Collection Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Collection Period, and will end on the first day of the month of the related Distribution Date) and received by the Servicer on or prior to the related Determination Date;

         (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments (but excluding any Prepayment Penalties), all proceeds of any insurance policies to be maintained in respect of each Mortgage Loan (to the extent such proceeds are not applied to the restoration of the Mortgage Loan or released in accordance with the normal servicing procedures of a Servicer, subject to the terms and conditions applicable to the related Mortgage Loan) (collectively, "Insurance Proceeds"), condemnation proceeds, subsequent recoveries and all other amounts received and retained in connection with the liquidation of Mortgage Loans in default in the Trust Fund ("Liquidation Proceeds"), net of certain expenses and excluding any Liquidation Profits, received during the related Prepayment Period;

         (iii) payments from the Servicer in connection with Advances, PMI Advances and Compensating Interest for such Distribution Date;

         (iv) the Purchase Price for any repurchased Mortgage Loan deposited to the Collection Account or Distribution Account during the related Prepayment Period;

         (v) any Substitution Adjustments deposited in the Collection Account or Distribution Account during the related Prepayment Period;

         (vi) any Reimbursement Amount deposited to the Collection Account or Distribution Account during the related Prepayment Period;

         (vii) on the Distribution Date on which the Trust is to be terminated in accordance with the applicable Agreement, the Termination Price;

         (viii) if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Collection Account or the Distribution Account, including any net amounts paid under any Cash Flow Agreements;

         (ix) to the extent not on deposit in the related Collection Account or the Distribution Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date; and

         (x) any other amounts required to be deposited in the Collection Account or Distribution Account as described in the related prospectus supplement.

   The applicable Agreement for each Series will specify a period (the "Prepayment Period") during which all unscheduled principal payments received by the Servicer will be distributed to Securityholders on the related Distribution Date. Each Prepayment Period will either be (i) the one month period ending on the last day of the calendar month preceding the month in which the applicable Distribution Date occurs (such period a "Prior Month Receipt Period") or (ii) the one month period ending on the day preceding the Determination Date in the calendar month in which such Distribution Date occurs (such period a "Mid-Month Receipt Period").

   With respect to certain of the Mortgage Loans ("Type 1 Loans"), the Prepayment Period is a Mid-Month Receipt Period. With respect to certain other Mortgage Loans ("Type 2 Loans"), the Prepayment Period is a Prior Month Receipt Period.

   As described below, Available Funds will be distributed among the related Securities (including any Securities not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

   The related prospectus supplement for a Series of Securities will describe any variation in the calculation of Available Funds for such Series.

Distributions of Interest on the Securities

   Each Class of Securities (other than Classes of Strip Securities that have no Pass-Through Rate or interest rate) may have a different Pass-Through Rate or interest rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such Class or a component thereof (the "Pass-Through Rate" in the case of Certificates). The related prospectus supplement will specify the Pass-Through Rate or interest rate for each Class or component or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method for determining the Pass-Through Rate or interest rate. Calculations of interest will be made on the basis of the actual number of days in the period in which interest accrues (each, an "Interest Accrual Period") and on a 360-day year or on the basis of a 360 day year assumed to consist of twelve 30 day months or another method, each as specified in the related prospectus supplement.

   Distributions of interest in respect of the Securities of any Class will be made on each Distribution Date (other than any Class of Accrual Securities, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement, and any Class of Strip Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for such Class and such Distribution Date, subject to the sufficiency of the portion of Available Funds allocable to such Class on such Distribution Date. Prior to the time interest is distributable on any Class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on such Class will be added to the Principal Balance thereof on each Distribution Date. With respect to each Class of Securities and each Distribution Date (other than certain Classes of Strip Securities), "Accrued Security Interest" will be equal to interest accrued during the related Interest Accrual Period on the Principal Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. Accrued Security Interest on certain Classes of Strip Securities will be equal to interest accrued during the related Interest Accrual Period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below, or interest accrual in the manner described in the related prospectus supplement. The method of determining the notional amount for a certain Class of Strip Securities will be described in the related prospectus supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. If so provided in the related prospectus supplement, the Accrued Security Interest on a Series of Securities will be reduced by Prepayment Interest Shortfalls with respect to the related Prepayment Period to the extent not offset by Compensating Interest. The particular manner in which such Prepayment Interest Shortfalls are to be allocated among some or all of the Classes of Securities of that Series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Security Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Principal Balance of) a Class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the

Mortgage Loans in the related Trust Fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a Class of Securities by reason of the allocation to such Class of a portion of any Deferred Interest on the Mortgage Loans in the related Trust Fund will result in a corresponding increase in the Principal Balance of such Class. See "Risk Factors--Risk Associated with the Securities--Rate of Prepayment on Mortgage Loans May Adversely Affect Average Lives and Yields on the Securities" and "Prepayment and Yield Considerations."

   When mortgagors prepay principal, or when principal is recovered through foreclosure sales or other liquidations of defaulted Mortgage Loans, or when other unscheduled principal payments are received, a full month's interest for the month of payment or recovery may not be paid or recovered, resulting in interest shortfalls to the extent that such payment or recovery is not included in the distribution to Securityholders made in the month in which it is received. Such interest shortfalls are referred to herein as "Prepayment Interest Shortfalls." The Servicer will be obligated, on or before each Distribution Date, to pay to the Securities Administrator for the benefit of Securityholders an amount (such amount, "Compensating Interest") equal to (a) the lesser of (i) the aggregate Prepayment Interest Shortfall attributable to prepayments in full with respect to such Distribution Date and (ii) the Servicing Fee for such Distribution Date or (b) such other amount described in the related prospectus supplement.

   Except as otherwise specified in the related prospectus supplement, any interest shortfalls arising from unscheduled principal payments in full that are not prepayments in full and any interest shortfalls resulting from the timing of the receipt of partial principal prepayments by mortgagors or of other partial unscheduled principal payments with respect to the Mortgage Loans will not be offset by Compensating Interest.

Distributions of Principal of the Securities

   The Securities of each Series, other than certain Classes of Strip Securities, will have a stated principal balance (the "Principal Balance") which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Loans and other assets included in the related Trust Fund. The Principal Balance of a Security will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related Mortgage Loans. The Principal Balance of a Security may be increased in respect of Deferred Interest on the related Mortgage Loans to the extent provided in the related prospectus supplement and, in the case of Accrual Securities prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Security Interest. If so specified in the related prospectus supplement, the initial aggregate Principal Balance of all Classes of Securities of a Series will be greater than the outstanding aggregate unpaid principal balance of the related Mortgage Loans as of the applicable Cut-off Date. The initial aggregate Principal Balance of a series and each Class thereof will be specified in the related prospectus supplement. Distributions of principal will be made on each Distribution Date to the Class or Classes of Securities in the amounts and in accordance with the priorities specified in the related prospectus supplement. Certain Classes of Strip Securities with no Principal Balance are not entitled to any distributions of principal.

Categories of Classes of Securities

   The Securities of any Series may be comprised of one or more Classes. Such Classes, in general, fall into different categories. Certain of the more typical categories are defined below. The prospectus supplement for a Series of Securities may identify the Classes which comprise such Series by reference to the following categories or another category specified in the applicable prospectus supplement.

   Principal Types

   "Accretion Directed Securities" are Securities that receives principal payments from amounts that would otherwise be distributed as interest on specified Accrual Securities. Such principal payments may be in lieu of or in addition to principal payments from principal receipts on the Mortgage Loans for the related Series.

   "Companion Securities" (also sometimes referred to as a "Support Securities") are Securities that are entitled to receive principal payments on any Distribution Date only if scheduled payments have been made on specified Planned Amortization Securities, Targeted Amortization Securities and/or Scheduled Amortization Securities.

   "Component Securities" are Securities consisting of two or more specified components (each, a "Component") as described in the applicable prospectus supplement. The Components of a Class of Component Securities may have different principal and/or interest payment characteristics but together constitute a single class and do not represent severable interests. Each Component of a Class of Component Securities may be identified as falling into one or more of the categories described herein.

   "Lockout Securities" are Senior Securities that are designed not to participate in, or to participate to a limited extent in (i.e., to be "locked out" of), for a specified period, the receipt of (1) principal prepayments on the Mortgage Loans that are allocated disproportionately to the Classes of Senior Securities of such Series as a group pursuant to a "shifting interest" structure and/or (2) scheduled principal payments on the Mortgage Loans that are allocated to the Senior Securities as a group. A Class of Lockout Securities will typically not be entitled to receive, or will be entitled to receive only a restricted portion of, distributions of principal prepayments and/or scheduled principal payments, as applicable, for a period of several years, during which time all or a portion of such principal payments that it would otherwise be entitled to receive in the absence of a "lockout" structure will be distributed in reduction of the Principal Balances of other Senior Securities. Lockout Securities are designed to minimize weighted average life volatility during the lockout period.

   "Notional Amount Securities" are Securities having no Principal Balance and bearing interest on the related notional amount. The notional amount is a hypothetical amount used for calculating interest distributions.

   "Pass-Through Securities" are Senior Securities that are entitled to receive a specified percentage of the principal payments that are distributable to the Senior Securities or applicable group of Senior Securities (other than any Ratio Strip Class) in the aggregate on a Distribution Date and that is not designated as a Class of Sequential Pay Securities.

   "Planned Amortization Securities" (also sometimes referred to as "PAC Securities") are Securities that are designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Mortgage Loans. These two rates are the endpoints for the "structuring range" for a Class of Planned Amortization Securities. The Planned Amortization Securities in any Series may be subdivided into different categories (e.g., Planned Amortization Securities I ("PAC I") Planned Amortization Securities II ("PAC II") and so forth) derived using different structuring ranges and/or payment priorities. A Class of PAC Securities is designed to provide protection against volatility of weighted average life if prepayments occur at a constant rate within the structuring range.

   "Ratio Strip Securities" are Securities that are entitled to receive a constant proportion, or "ratio strip," of the principal payments on the underlying Mortgage Loans.

   "Scheduled Amortization Securities" (also sometimes referred to as "Scheduled Securities") are Securities that are designed to receive principal payments using a predetermined principal balance schedule but are not designated as Planned Amortization Securities or Targeted Amortization Securities. The
schedule is derived by assuming either two constant prepayment rates or a single constant prepayment rate for the underlying Mortgage Loans. In the former case, the two rates are the endpoints for the "structuring range" for the Scheduled Amortization Securities and such range generally is narrower than that for a Class of Planned Amortization Securities. Typically, the Support Securities for the applicable Series of Securities generally will represent a smaller percentage of the Class of Scheduled Amortization Securities than Support Securities generally would represent in relation to a Class of Planned Amortization Securities or Targeted Amortization Securities. A Class of Scheduled Amortization Securities is generally less sensitive to weighted average life volatility as a result of prepayments than a Class of Support Securities but more sensitive than a Class of Planned Amortization Securities or Targeted Amortization Securities.

   "Senior Securities" are Securities that are entitled to receive payments of principal and interest on each Distribution Date prior to the Classes of Subordinated Securities.

   "Sequential Pay Securities" are Securities that are entitled to receive principal payments in a prescribed sequence, that do not have a predetermined principal balance schedule and that, in most cases, are entitled to receive payments of principal continuously from the first Distribution Date on which it receives principal until they are retired. A Class of Sequential Pay Securities may receive principal payments concurrently with one or more other

Classes of Sequential Pay Classes. A single Class that is entitled to receive principal payments before or after other Classes in the same Series of Securities may be identified as a Class of Sequential Pay Securities.

   "Subordinated Securities" are Securities that are entitled to receive payments of principal and interest on each Distribution Date only after the Senior Securities and Classes of Subordinated Securities with higher priority of distributions, if any, have received their full principal and interest entitlements.

   "Subordinated Senior Securities" are Securities that are entitled to receive payments of principal and interest on each Distribution Date only after the Senior Securities have received their full principal and interest entitlements.

   "Super Senior Securities" are Senior Securities that will not bear their share of certain losses after the Classes of Subordinated Securities are no longer outstanding for so long as one or more specified Classes of Super Senior Support Securities are outstanding.

   "Super Senior Support Securities" are Senior Securities that bear certain losses allocated to one or more Classes of Super Senior Securities after the Classes of Subordinated Securities are no longer outstanding.

   "Targeted Amortization Securities" (also sometimes referred to as "TAC Securities") are Securities that are designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Mortgage Loans. A Class of TAC Securities is designed to provide some protection against shortening of weighted average life if prepayments occur at a rate exceeding the assumed constant prepayment rate used to derive the principal balances schedule of such Class of Securities.

   Interest Types

   "Accrual Securities" are Securities that accrete the amount of Accrued Security Interest otherwise distributable on such Securities, which amount will be added as principal to the Principal Balance of such Securities on each applicable Distribution Date. Such accretion may continue until some specified event has occurred or until such Accrual Securities are retired.

   "Fixed Rate Securities" are Securities with an interest rate that is fixed throughout the life of the Class.

   "Floating Rate Securities" are Securities with an interest rate that resets periodically based upon a designated index and that varies directly with changes in such index.

   "Interest Only Securities" are Securities that are entitled to receive some or all of the interest payments made on the Mortgage Loans and little or no principal. Interest Only Securities have either a nominal Principal Balance or a notional amount. A nominal Principal Balance represents actual principal that will be paid on the Securities. It is referred to as nominal since it is extremely small compared to other Classes. A notional amount is the amount used as a reference to calculate the amount of interest due on a Class of Interest Only Securities that is not entitled to any distributions in respect of principal.

   "Inverse Floating Rate Securities" are Securities with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in such index and with changes in the interest rate payable on the related Class of Floating Rate Securities.

   "Principal Only Securities" are Securities that do not bear interest and are entitled to receive only distributions in respect of principal.

   "Step Coupon Securities" are Securities with a fixed interest rate that is reduced or increased (other than an increase in interest rate after the Optional Termination Date) to a different fixed rate after a specified period of time. The difference between the initial interest rate and the subsequent interest rate may be supported by a reserve fund established on the Closing Date.

   "Variable Rate Securities" are Securities with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to the Mortgage Loans.

Pass-Through Rates and Interest Rates Based on LIBOR

   General

   The index used to determine the Pass-Through Rates or interest rates for Floating Rate and Inverse Floating-Rate Securities will be set forth in the related prospectus supplement. The index used may be the London interbank offered rate quotation for one-month U.S. dollar deposits ("LIBOR").

   The Pass-Through Rates or interest rates based on LIBOR for an Interest Accrual Period for Floating Rate and Inverse Floating Rate Securities after the initial Interest Accrual Period will be determined on the second LIBOR Business Day preceding the commencement of each Interest Accrual Period (each, a "Rate Determination Date"). A "LIBOR Business Day" is a day on which banks are open for dealing in foreign currency and exchange in London, New York and the city in which the main office of the Securities Administrator is located.

   Determination of LIBOR

   On each Rate Determination Date, the Securities Administrator will determine LIBOR for the succeeding Interest Accrual Period for the Floating Rate and Inverse Floating Rate Securities of a Series on the basis of the British Banker's Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. dollars as found on Telerate page 3750 as of 11:00 A.M. London time on such Rate Determination Date. Such Interest Settlement Rates currently are based on rates quoted by 16 BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lower rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places. As used therein, "Telerate page 3750" means the display designated as page 3750 on the Moneyline Telerate Service.

   If on any Rate Determination Date the Securities Administrator is unable to determine LIBOR on the basis of the method set forth in the preceding paragraph. LIBOR for the next Interest Accrual Period will be the higher of (x) LIBOR as determined on the previous Rate Determination Date or (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum which the Securities Administrator determines to be either (A) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rate that the banks set forth in the applicable Agreement are quoting on the relevant Rate Determination Date, to the principal London offices of at least two leading banks in the London interbank market or (B) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month U.S. lending rate that the banks set forth in the applicable Agreement are quoting on such Rate Determination Date to leading European banks.

   If on any Rate Determination Date the Securities Administrator is required but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, LIBOR for the next Interest Accrual Period will be LIBOR as determined on the previous Rate Determination Date, or in the case of the first Rate Determination Date, the rate specified in the applicable Agreement.

   The establishment of LIBOR by the Securities Administrator and the Securities Administrator's subsequent calculation of the Pass-Through Rates or interest rates applicable to the Floating Rate and Inverse Floating Rate Securities for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

Distributions on the Securities of Prepayment Penalties

   If so provided in the related prospectus supplement, Prepayment Penalties that are collected on the Mortgage Loans in the related Trust Fund will be distributed on each Distribution Date to the Class or Classes of Securities entitled thereto in accordance with the provisions set forth in the applicable Agreement.

Allocation of Losses and Shortfalls

   If so provided in the prospectus supplement for a Series of Securities consisting of one or more Classes of Subordinated Securities, on any Distribution Date in respect of which Realized Losses or shortfalls in collections on the Mortgage Loans have been incurred, the amount of such Realized Losses or shortfalls will be borne first by a Class of Subordinated Securities in the priority and manner and subject to the limitations specified in such prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Mortgage Loans comprising such Trust Fund.

   A "Realized Loss" is:

   o as to any Liquidated Mortgage Loan, the unpaid principal balance thereof, plus accrued interest thereon at the Net Mortgage Interest Rate through the last day of the month in which the Mortgage Loan was liquidated, less the net proceeds from the liquidation of, and any insurance proceeds from, such Mortgage Loan and the related Mortgaged Property which are applied to the unpaid principal balance of such Mortgage Loan.

   o  as to any Mortgage Loan, a Deficient Valuation or a Debt Service
      Reduction.

   A "Liquidated Mortgage Loan" is any defaulted Mortgage Loan as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered.

   A Realized Loss may result from the personal bankruptcy of a mortgagor if the bankruptcy court establishes the value of the Mortgaged Property at an amount less than the then unpaid principal balance of the Mortgage Loan secured by such Mortgaged Property and reduces the secured debt to such value. In such case, the applicable Trust, as the holder of such Mortgage Loan, would become an unsecured creditor to the extent of the difference between the unpaid principal balance of such mortgage loan and such reduced secured debt (such difference, a "Deficient Valuation"). In addition, a Realized Loss may result from certain other modifications of the terms of a Mortgage Loan in a bankruptcy proceeding, including the reduction (a "Debt Service Reduction") of the amount of the Monthly Payment on the related Mortgage Loan.

   The holders of Subordinated Securities will not be required to refund any amounts previously properly distributed to them, regardless of whether there are sufficient funds on a subsequent Distribution Date to make a full distribution to holders of each Class of Senior Securities of the same Series.

   Advances in Respect of Delinquencies

   Subject to the following limitations, the Servicer will be obligated to advance or cause to be advanced at least one business day prior to each Distribution Date from its own funds, or funds in the Collection Account that are not included in the Available Funds for such Distribution Date, or a combination of both, an amount equal to the aggregate of all payments of principal (other than any balloon payment) and interest, net of the Servicing Fee and any Fixed Retained Yield, that were due during the related Collection Period on the Mortgage Loans and that were not received by the related Determination Date (any such advance, an "Advance").

   Advances with respect to Mortgage Loans are required to be made only to the extent the Servicer deems them to be recoverable from related late collections, Insurance Proceeds, condemnation proceeds or Liquidation Proceeds. The purpose of making such Advances is to maintain a regular cash flow to the Securityholders, rather than to guarantee or insure against losses. The Servicer will not be required, however, to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act or similar state laws. Subject to the recoverability standard above, the Servicer's obligation to make Advances as to any Mortgage Loan will continue until such Mortgage Loan is paid in full by the mortgagor or disposed of by the Trust Fund.

   All Advances will be reimbursable to the Servicer from late collections, Insurance Proceeds, condemnation proceeds and Liquidation Proceeds from the Mortgage Loan as to which such unreimbursed Advance was made. In addition, any Advances previously made in respect of any Mortgage Loan that the Servicer deems to be nonrecoverable from related late collections, Insurance Proceeds, condemnation proceeds or Liquidation Proceeds may be reimbursed to the Servicer out of general funds in the Collection Account prior to the distributions on the Securities. In addition, the Servicer may withdraw from the Collection Account funds that were not included in Available Funds for the preceding Distribution Date to reimburse itself for Advances previously made. In the event the Servicer fails in its obligation to make any such Advance, the Master Servicer (if any) or the Trustee, in its capacity as successor servicer, will be obligated to make any such Advance, to the extent required in the applicable Agreement.

   If the Servicer has recovered all Liquidation Proceeds with respect to a Mortgage Loan other than amounts it expects to receive from a primary mortgage insurer, the Servicer may advance the amount expected to be received from the primary mortgage insurer (a "PMI Advance"). If a PMI Advance is made, the Mortgage Loan will be considered a Liquidated Mortgage Loan and the PMI Advance will be considered a part of the Liquidation Proceeds. The Servicer will be entitled to reimbursement for the PMI Advance from the amounts received from the primary mortgage insurer. In the event that the amount received from the primary mortgage insurer is less than the related PMI Advance, the Servicer will be entitled to recover the amount of the unreimbursed PMI Advance from any other funds on deposit in the Collection Account.

   If so specified in the related prospectus supplement, the obligations of the Servicer (or another entity) to make Advances may be secured by a cash advance reserve fund, an advance facility, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

   If and to the extent so provided in the related prospectus supplement, the Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding Advances and will be entitled to pay itself such interest periodically from general collections on the Mortgage Loans prior to any payment to Securityholders or as otherwise provided in the applicable Agreement and described in such prospectus supplement.

Reports to Securityholders

   Unless otherwise specified or modified in the applicable Agreement for each Series, the Securities Administrator will prepare and make available for each distribution to Securityholders of record of such Series a statement setting forth the following information, if applicable:

         (i) the amount of such distribution allocable to principal of the related Mortgage Loans, separately identifying the aggregate amount of any principal prepayments included therein, the amount of such distribution allocable to interest on the related Mortgage Loans and the aggregate unpaid principal balance of the Mortgage Loans evidenced by each class after giving effect to the principal distributions on such Distribution Date;

         (ii) the amount of servicing compensation with respect to the related Trust Fund;

         (iii) the amount of such distribution allocable to Prepayment
      Penalties;

         (iv) the amount by which the Servicing Fee for the related Distribution Date has been reduced by interest shortfalls due to prepayments;

         (v) the aggregate amount of any Advances by the Servicer, the Master Servicer or the Trustee included in the amounts actually distributed to the Securityholders;

         (vi) to each holder of a Security entitled to the benefits of payments under any form of credit enhancement or from any Reserve Fund:

            (a) the amounts so distributed under any such form of credit enhancement or from any such Reserve Fund on the applicable Distribution Date; and

            (b) the amount of coverage remaining under any such form of credit enhancement and the balance in any such Reserve Fund, after giving effect to any payments thereunder and other amounts charged thereto on the Distribution Date;

         (vii) the Pass-Through Rate or interest rate applicable to such Distribution Date for each Class of Securities;

         (viii) with respect to collateral acquired by the Trust Fund through foreclosure or otherwise (a "REO Property") relating to a Mortgage Loan and included in the Trust Fund as of the end of the related Collection Period, the book value of such collateral;

         (ix) the number and aggregate principal balance of Mortgage Loans in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

         (x) during the Pre-Funding Period, the remaining Pre-Funded Amount and the portion of the Pre-Funding Amount used to acquire Subsequent Mortgage Loans since the preceding Distribution Date; and

         (xi) during the Pre-Funding Period, the amount remaining in the Capitalized Interest Account.

   In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will furnish either directly, or through the Trustee, a report to each Securityholder of record at any time during such calendar year such information as required by the Code and applicable regulations thereunder to enable Securityholders to prepare their tax returns. In the event that an election has been made to treat the Trust Fund (or one or more segregated pools of assets therein) as a REMIC, the Trustee will be required to sign the federal and applicable state and local income tax returns of the REMIC (which will be prepared by the Securities Administrator). See "Federal Income Tax Consequences--REMICS--Administrative Matters."

Termination

   The Depositor or such other party specified in the related prospectus supplement will have the right to purchase all of the Mortgage Loans and REO Properties in the Trust Fund and thereby effect the early retirement of the Securities, on any Distribution Date on which the aggregate principal balance of such Mortgage Loans and REO Properties is less than 10% (or such other percentage specified in the applicable prospectus supplement) of the aggregate unpaid principal balance of the Mortgage Loans as of the Cut-off Date. The first Distribution Date on which such option could be exercised is referred to as the "Optional Termination Date." In the event that the option is exercised, the purchase will be made at a price (the "Termination Price") generally equal to
(a) the unpaid principal balance of each Mortgage Loan plus (b) the fair market value of other property (including any REO Property) in the Trust Fund plus accrued and unpaid interest. If the Depositor or such other party exercising such purchase right is subject to regulation by the OCC, the FDIC, the Federal Reserve or the Office of Thrift Supervision, however, the option may not be exercised unless the aggregate fair market value of the Mortgage Loans and REO Properties is greater than or equal to the Termination Price. In addition, no option may be exercised until any due and unpaid Reimbursement Amounts have been paid to the Trust Fund. Proceeds from such purchase will be included in Available Funds and will be distributed to the holders of the Securities in accordance with the applicable Agreement. For any Series of Securities for which an election has been made to treat the Trust Fund (or one or more segregated pools of assets therein) as a REMIC, any such purchase may be effected only pursuant to a "qualified liquidation," as defined in Code Section 860F(a)(4)(A). Any such purchase of Mortgage Loans and REO Properties will result in the early retirement of the Securities.

   In connection with the issuance of any net interest margin securities secured by all or a portion of certain Securities of a Series, the Depositor may agree to refrain from exercising this option while those securities are outstanding.

   In addition, the obligations created by the applicable Agreement for each Series of Securities will terminate upon the payment to Securityholders of that Series of all amounts held in the Distribution Account or by a Servicer, the Master Servicer, if any, and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the Depositor or other party specified in the related prospectus supplement, under the circumstances and in the manner set forth above. In no event, however, will the Trust Fund continue beyond the expiration of 21 years from the death of the last survivor of certain persons named in such applicable Agreement. Written notice of termination of the applicable Agreement will be given to each Securityholder, and the final distribution will be made only upon presentation and surrender of the Securities at the location to be specified in the notice of termination.

   If so provided in the related prospectus supplement, certain Classes of Securities may be purchased or redeemed in the manner set forth therein.

Optional Substitutions

   To the extent specified in the related prospectus supplement and subject to the provisions of the applicable Agreement, the Depositor may, for any reason and at its option, during the three month period beginning with the date of initial issuance of the Securities of a Series, substitute new Mortgage Loans for any Mortgage Loans originally included in the related Trust Fund. Any such substitution will be made in accordance with the criteria set forth below under "Description of the Agreements-Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Assignment of Mortgage Loans; Representations and Warranties; Repurchases."

Optional Purchases

   To the extent specified in the related prospectus supplement and subject to the provisions of the applicable Agreement, the Depositor, the Servicer or any Master Servicer may, at such party's option, repurchase (i) any Mortgage Loan which is in default during the one or more thirty-day periods specified in the applicable Agreement and (ii) any Mortgage Loan as to which the originator of such Mortgage Loan breached a representation or warranty to Wells Fargo Bank regarding the characteristics of such Mortgage Loan, at the Purchase Price.

Definitive Form

   Distributions of principal of, and interest on, the Definitive Securities will be made directly to holders of Definitive Securities in accordance with the procedures set forth in the applicable Agreement. The Definitive Securities of a Series offered hereby and by means of the applicable prospectus supplement will be transferable and exchangeable at the office or agency maintained by the Securities Administrator or such other entity for such purpose set forth in the applicable prospectus supplement. No service charge will be made for any transfer or exchange of Definitive Securities, but the Securities Administrator or such other entity may require payment of a sum sufficient to cover any tax or other governmental charge in connection with such transfer or exchange.

   In the event that an election is made to treat the Trust Fund (or one or more segregated pools of assets therein) as a REMIC, the Residual Securities thereof will be issued as Definitive Securities. No legal or beneficial interest in all or any portion of any Residual Security may be transferred without the receipt by the transferor and the Securities Administrator of an affidavit signed by the transferee stating, among other things, that the transferee (i) is not a disqualified organization within the meaning of Code Section 860E(e) or an agent (including a broker, nominee, or middleman) thereof and (ii) understands that it may incur tax liabilities in excess of any cash flows generated by the residual interest. Further, the transferee must state in the affidavit that it (x) historically has paid its debts as they have come due, (y) intends to pay its debts as they come due in the future and (z) intends to pay taxes associated with holding the residual interest as they become due. The transferor must certify to the Securities Administrator that, as of the time of the transfer, it has no actual knowledge that any of the statements made in the transferee affidavit are false and no reason to know that the statements made by the transferee pursuant to clauses (x), (y) and (z) of the preceding sentence are false. See "Federal Income Tax Consequences--REMICS--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities."

Book-Entry Form

   Each Class of Book-Entry Securities initially will be represented by one or more physical certificates registered in the name of Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC"), which will be the "holder" or Securityholder of such Securities, as such terms are used herein. Any person acquiring an interest in a Book-Entry Security (a "Beneficial Owner") will hold such Securities through DTC in the United States, or, if specified in the related prospectus supplement, Clearstream or Euroclear in Europe, if they are participants of such systems (the "Participants"), or indirectly through organizations which are Participants in such systems (the "Indirect Participants"). Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). No Beneficial Owner will be entitled to receive a Definitive Security representing such person's interest in the Book-Entry Security, except as set forth below. Unless and until Definitive Securities are issued under the limited circumstances described herein, all references to actions taken by Securityholders or holders shall, in the case of the Book-Entry Securities, refer to actions taken by DTC upon instructions from its DTC Participants, and all references herein to distributions, notices, reports and statements to Securityholders or holders shall, in the case of the Book-Entry Securities, refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Book-Entry Securities, as the case may be, for distribution to Beneficial Owners in accordance with DTC procedures.

   DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("DTC Participants") and to facilitate the clearance and settlement of securities transactions among DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers (which may include any underwriter identified in the prospectus supplement applicable to any Series), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to Indirect Participants, including banks, brokers, dealers, trust companies and other institutions that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

   The brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains a Beneficial Owner's account will record the Beneficial Owner's ownership of a Book-Entry Security in its records for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC (or of a DTC Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC Participant, and, if applicable, on the records of Clearstream or Euroclear, as appropriate).

   Beneficial Owners will receive all distributions of principal of and interest on the Book-Entry Securities from the Securities Administrator through DTC and DTC Participants. While the Book-Entry Securities are outstanding, under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Securities. Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to Book-Entry Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates representing their respective interests in the Book-Entry Securities, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

   Unless and until Definitive Securities are issued, Beneficial Owners who are not Participants may transfer ownership of Book-Entry Securities only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Securities, by book-entry transfer, through DTC, for the account of the purchasers of such Book-Entry Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners. Beneficial Owners will not be recognized by the Trustee or Securities Administrator as Securityholders and Beneficial Owners will be permitted to exercise the rights of Securityholders only indirectly through DTC and its DTC Participants.

   Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Beneficial Owner to pledge Book-Entry Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Securities, may be limited due to the lack of a physical certificate for such Book-Entry Securities.

   If specified in the related prospectus supplement, the Book-Entry Securities will be offered globally and may be held by investors through any of DTC, Clearstream or Euroclear. These Book-Entry Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

   Non-U.S. holders (as described below) of Book-Entry Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

   Investors electing to hold their Book-Entry Securities through DTC with respect to such global offering will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

   Investors electing to hold their Book-Entry Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no `lock-up' or restricted period. Book-Entry Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

   Clearstream International, L-2967 Luxembourg ("Clearstream"), a Luxembourg limited liability company, was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing.

   Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Luxembourg Monetary Authority, which supervises Luxembourg banks.

   Clearstream holds securities for its customers ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 200,000 securities issues on its books.

   Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,500 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

   The Euroclear System ("Euroclear") was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in a variety of currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

   Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

   Distributions on the Book-Entry Securities will be made on each Distribution Date to Cede, as nominee of DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the Beneficial Owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Securities that it represents.

   Under a book-entry format, Beneficial Owners of the Book-Entry Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee or Securities Administrator to Cede. Distributions with respect to Securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--REMICS--Taxation of Certain Foreign Investors" and "--Backup Withholding" herein.

   DTC has advised the Depositor that, unless and until Definitive Securities are issued, DTC will take any action the holders of the Book-Entry Securities are permitted to take under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Securities. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the Pooling and Servicing Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC Participants, with respect to some Book-Entry Securities which conflict with actions taken with respect to other Book-Entry Securities.

   Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Securities among Participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

   None of the Depositor, the Servicer, the Securities Administrator or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. In the event of the insolvency of DTC, a Participant or an Indirect Participant in whose name Book-Entry Securities are registered, the ability of the Beneficial Owners of such Book-Entry Securities to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if such coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to such Book-Entry Securities may be impaired.

   The Book-Entry Securities will be converted to Definitive Securities and reissued to Beneficial Owners or their nominees, rather than to DTC or its nominee, only if (i) the Securities Administrator is advised in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Securities and the Depositor or the Securities Administrator is unable to locate a qualified successor or (ii) after the occurrence of any other event specified in the related prospectus supplement.

   Upon the occurrence of any event described in the immediately preceding paragraph, the Securities Administrator will be required to notify all Beneficial Owners through DTC Participants of the availability of Definitive Securities. Upon surrender by DTC of the physical certificates representing the Book-Entry Securities and receipt of instructions for re- registration, the Securities Administrator will reissue the Book-Entry Securities as Definitive Securities to Beneficial Owners. The procedures relating to payment on and transfer of Securities initially issued as Definitive Securities will thereafter apply to those Book-Entry Securities that have been reissued as Definitive Securities.

   Secondary Market Trading

   Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

   Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

   Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

   Trading between DTC Seller and Clearstream or Euroclear Purchaser. When Book-Entry Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Book-Entry Securities against payment. Payment will include interest accrued on the Book-Entry Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either a 360-day year comprised of 30-day months or the actual number of days in such interest accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Book-Entry Securities. After settlement has been completed, the Book-Entry Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Book-Entry Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

   Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing line of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Book-Entry Securities are credited to their accounts one day later.

   As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Book-Entry Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Book-Entry Securities would accrue from the value date. Therefore, in many cases the investment income on the Book-Entry Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

   Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Book-Entry Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

   Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Book-Entry Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Book-Entry Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Book-Entry Securities from and including the last coupon payment to and excluding the settlement date on the basis of either a 360-day year comprised of 30-day months or the actual number of days in such interest accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

   Finally, day traders that use Clearstream or Euroclear and that purchase Book-Entry Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem.

            (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

            (b) borrowing the Book-Entry Securities in the U.S. from a Participant no later than one day prior to settlement, which would give the Book-Entry Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

            (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

   Certain U.S. Federal Income Tax Documentation Requirements of Book-Entry Securities

   A Beneficial Owner of Book-Entry Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption from non-U.S. Persons (Form W-8BEN) Beneficial Owners of Book-Entry Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

      Exemption from non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN.

      Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

      U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Book-Entry Security or, in the case of a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

   See "Federal Income Tax Consequences--REMICS--Taxation of Certain Foreign Investors" in this prospectus. Neither this discussion nor the discussion under "Federal Income Tax Consequences" herein covers all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders in Book-Entry Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their purchase, holding and disposing of the Book-Entry Securities.

                          DESCRIPTION OF CREDIT SUPPORT

General

   For any Series of Securities, Credit Support may be provided with respect to one or more Classes thereof or the related Mortgage Loans. Credit Support may be in the form of the subordination of one or more Classes of Securities, overcollateralization, excess interest, cross-support, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of Credit Support may be structured so as to be drawn upon by more than one Series to the extent described therein.

   The coverage provided by any Credit Support will be described in the related prospectus supplement. Generally, such coverage will not provide protection against all risks of loss and will not guarantee repayment of the entire Principal Balance of the Securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Securityholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one Series of Securities (each, a "Covered Trust"), Securityholders evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

   If Credit Support is provided with respect to one or more Classes of Securities of a Series, or the related Mortgage Loans, the related prospectus supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement. See "Risk Factors--Risks Associated with the Securities--Credit Enhancement is Limited in Amount and Coverage."

Subordinated Securities

   If so specified in the related prospectus supplement, one or more Classes of Securities of a Series may be Subordinated Securities. To the extent specified in the related prospectus supplement, the rights of the holders of

Subordinated Securities to receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to such rights of the holders of Senior Securities. If so provided in the related prospectus supplement, the subordination of a Class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinated Securities in a Series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Overcollateralization

   If specified in the related prospectus supplement, subordination provisions of a Trust Fund may be used to accelerate to a limited extent the amortization of one or more Classes of Securities relative to the amortization of the related Mortgage Loans. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more Classes of Securities. This acceleration feature creates, with respect to the Mortgage Loans or a Mortgage Loan Group, overcollateralization which results from the excess of the aggregate principal balance of the related Mortgage Loans, or Mortgage Loan Group, over the Principal Balance of the related Class or Classes of Securities. Such acceleration may continue for the life of the related Security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, such limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Excess Interest

   If specified in the related prospectus supplement, the Mortgage Loans in a Trust Fund may generate more interest than is necessary to pay the interest earned on the Classes of Securities each month. The excess interest may be used to maintain overcollateralization, to pay interest that was previously earned but not paid to certain Classes of Securities and to reimburse certain Classes of Securities for losses and certain shortfalls that they experienced previously.

Cross-Support Provisions

   If the Mortgage Loans for a Series are divided into Mortgage Loan Groups, each supporting a separate Class or Classes of Securities of a Series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one Mortgage Loan Group prior to distributions on Subordinated Securities evidencing interests in a different Mortgage Loan Group within the Trust Fund. The prospectus supplement for a Series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Limited Guarantee

   If so specified in the related prospectus supplement with respect to a Series of Securities, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named therein.

Financial Guaranty Insurance Policy or Surety Bond

   If so specified in the related prospectus supplement with respect to a Series of Securities, credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer named therein.

Letter of Credit

   Alternative credit support with respect to a Series of Securities may be provided by the issuance of a letter of credit by the bank or financial institution specified in the related prospectus supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued with respect to a Series of Securities will be set forth in the prospectus supplement relating to such Series.

Pool Insurance Policies

   If so specified in the related prospectus supplement relating to a Series of Securities, a pool insurance policy for the Mortgage Loans in the related Trust Fund will be obtained. The pool insurance policy will cover any loss (subject to the limitations described in the related prospectus supplement) by reason of default to the extent a related Mortgage Loan is not covered by any primary mortgage insurance policy. The amount and principal terms of any such coverage will be set forth in the prospectus supplement.

Special Hazard Insurance Policies

   If so specified in the related prospectus supplement, a special hazard insurance policy may also be obtained for the related Trust Fund in the amount set forth in such prospectus supplement. The special hazard insurance policy will, subject to the limitations described in the related prospectus supplement, protect against loss by reason of damage to Mortgaged Properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states, in which the Mortgaged Properties are located. The amount and principal terms of any such coverage will be set forth in the prospectus supplement.

Mortgagor Bankruptcy Bond

   If so specified in the related prospectus supplement, losses resulting from a bankruptcy proceeding relating to a mortgagor affecting the Mortgage Loans in a Trust Fund with respect to a Series of Securities will be covered under a mortgagor bankruptcy bond (or any other instrument that will not result in a downgrading of the rating of the Securities of a Series by the Rating Agency or Rating Agencies that rate such Series). Any mortgagor bankruptcy bond or such other instrument will provide for coverage in an amount meeting the criteria of the Rating Agency or Rating Agencies rating the Securities of the related Series, which amount will be set forth in the related prospectus supplement. The amount and principal terms of any such coverage will be set forth in the prospectus supplement.

Reserve Funds

   If so provided in the prospectus supplement for a Series of Securities, deficiencies in amounts otherwise payable on such Securities or certain Classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such prospectus supplement. The reserve funds for a Series may also be funded over time by depositing therein a specified amount of the distributions received on the related Mortgage Loans as specified in the related prospectus supplement.

   Amounts on deposit in any reserve fund for a Series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Securities. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the Securities.

   Moneys deposited in any reserve funds will be invested in Permitted Investments, to the extent specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such Series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Servicer or another service provider as additional compensation. To the extent specified in the related prospectus supplement, the reserve fund, if any, for a Series will not be a part of the Trust Fund.

   Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of such reserve fund, the balance required to be maintained in the reserve fund, the manner in which such required balance will decrease over time, the manner of funding such reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to Securityholders and use of investment earnings from the reserve fund, if any.

                       Prepayment and Yield Considerations

General

   The yield on any Offered Security will depend on the price paid by the holder of the Security (the "Securityholder"), the Pass-Through Rate or interest rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Mortgage Loans in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors--Risks Associated with the Securities--Rate of Prepayment on Mortgage Loans May Adversely Affect Average Lives and Yields on the Securities."

Pass-Through Rates and Interest Rates

   Any Class of Securities of a Series may have a fixed Pass-Through Rate or interest rate, or a Pass-Through Rate or interest rate which varies based on changes in an index or based on changes with respect to the underlying Mortgage Loans (such as, for example, varying on the basis of changes in the weighted average Mortgage Interest Rate of the underlying Mortgage Loans).

   The prospectus supplement for each Series will specify the range and the weighted average of the Mortgage Interest Rates and, if applicable, Mortgage Interest Rates for the Mortgage Loans underlying such Series as of the Cut-off Date. If the Trust Fund includes adjustable rate Mortgage Loans or includes Mortgage Loans with different Mortgage Interest Rates, the weighted average Mortgage Interest Rate may vary from time to time as set forth below. See "Description of the Trust Funds." The prospectus supplement for a Series will also specify the initial weighted average Pass-Through Rate or interest rate for each Class of Securities of such Series and will specify whether each such Pass-Through Rate or interest rate is fixed or is variable.

   The Mortgage Interest Rate for any adjustable rate Mortgage Loan will change with any changes in the index specified in the applicable prospectus supplement on which such Mortgage Interest Rate adjustments are based, subject to any applicable periodic or aggregate caps or floors on the related Mortgage Interest Rate. The weighted average Mortgage Interest Rate with respect to any Series may vary due to changes in the Mortgage Interest Rates of adjustable rate Mortgage Loans, to the timing of the Mortgage Interest Rate readjustments of such Mortgage Loans and to different rates of payment of principal of fixed rate Mortgage Loans or adjustable rate Mortgage Loans bearing different Mortgage Interest Rates.

Scheduled Delays in Distributions

   At the date of initial issuance of the Securities of each Series offered hereby, the initial purchasers of a Class of Securities may be required to pay accrued interest at the applicable Pass-Through Rate or interest rate for such Class from the Cut-off Date for such Series to, but not including, the date of issuance. The effective yield to Securityholders will be below the yield otherwise produced by the applicable Pass-Through Rate or interest rate because the distribution of principal and interest which is due on each Due Date will not be made until the 25th day (or, if such day is not a business day, the first business day following the 25th day) of the month in which such Due Date occurs (or until such other Distribution Date specified in the applicable prospectus supplement).

Effect of Principal Prepayments

   When a Mortgage Loan is prepaid in full, the mortgagor pays interest on the amount prepaid only to the date of prepayment and not thereafter. Liquidation Proceeds (as defined herein) and amounts received in settlement of insurance claims are also likely to include interest only to the time of payment or settlement. When a Mortgage Loan is prepaid in full or in part, an interest shortfall may result depending on the timing of the receipt of the prepayment and the timing of when those prepayments are passed through to Securityholders. To partially mitigate this reduction in yield with respect to prepayments in full, the Servicer will be obligated, on or before each Distribution Date, to pay Compensating Interest. No comparable interest shortfall coverage will be provided by the Servicer with respect to liquidations of any Mortgage Loans or partial principal payments. Any interest shortfall arising from prepayments not so covered or from liquidations will be covered as provided in the related prospectus supplement. See "Description of the Securities--Distributions of Interest on the Securities."

   A lower rate of principal prepayments than anticipated would negatively affect the total return to investors in any Securities of a Series that are offered at a discount to their principal amount and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors in the Securities of a Series that are offered at a premium to their principal amount. The yield on Securities that are entitled solely or disproportionately to distributions of principal or interest may be particularly sensitive to prepayment rates, and further information with respect to yield on such Securities will be included in the applicable prospectus supplement.

Weighted Average Life of Securities

   The Mortgage Loans may be prepaid in full or in part at any time. Mortgage Loans with a Lock-out Period or a Prepayment Penalty provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Penalties. Fixed rate Mortgage Loans generally will contain due-on-sale clauses permitting the mortgagee to accelerate the maturities of the Mortgage Loans upon conveyance of the related Mortgaged Properties, and adjustable rate Mortgage Loans generally will permit creditworthy borrowers to assume the then-outstanding indebtedness on the Mortgage Loans.

   Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model. The prospectus supplement for each Series of Securities may describe one or more such prepayment standards or models and contain tables setting forth the weighted average life of each Class and the percentage of the original aggregate Principal Balance of each Class that would be outstanding on specified Distribution Dates for such Series and the projected yields to maturity on certain Classes thereof, in each case based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the Mortgage Loans are made at rates corresponding to various percentages of the prepayment standard or model specified in such prospectus supplement.

   There is no assurance that prepayment of the Mortgage Loans underlying a Series of Securities will conform to any level of the prepayment standard or model specified in the applicable prospectus supplement. A number of factors, including but not limited to homeowner mobility, economic conditions, natural disasters, changes in mortgagors' housing needs, job transfers, unemployment or, in the case of borrowers relying on commission income and self-employed borrowers, significant fluctuations in income or adverse economic conditions, mortgagors' net equity in the properties securing the mortgage loans, including the use of second or "home equity" mortgage loans by mortgagors or the use of the properties as second or vacation homes, servicing decisions, enforceability of due-on-sale clauses, mortgage market interest rates, mortgage recording taxes, competition among mortgage loan originators resulting in reduced refinancing costs, reduction in documentation requirements and willingness to accept higher loan-to-value ratios, and the availability of mortgage funds, may affect prepayment experience. In general, however, if prevailing mortgage interest rates fall below the Mortgage Interest Rates borne by the Mortgage Loans underlying a Series of Securities, the prepayment rates of such Mortgage Loans are likely to be higher than if prevailing rates remain at or above the rates borne by such Mortgage Loans. Conversely, if prevailing mortgage interest rates rise above the Mortgage Interest Rates borne by the Mortgage Loans, the Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below such Mortgage Interest Rates. However, there can be no assurance that prepayments will rise or fall according to such changes in mortgage interest rates. It should be noted that Securities of a Series may evidence an interest in a Trust Fund with different Mortgage Interest Rates. Accordingly, the prepayment experience of such Securities will to some extent be a function of the mix of interest rates of the Mortgage Loans. In addition, the terms of the applicable Agreement will require the Servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying Mortgaged Property; provided, however, that any enforcement action that the Servicer determines would jeopardize any recovery under any related primary mortgage insurance policy will not be required and provided, further, that the Servicer may permit the assumption of defaulted Mortgage Loans. See "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Realization Upon Defaulted Mortgage Loans; Servicing Advances," "--Due on Sale Provisions" and "Certain Legal Aspects of the Mortgage Loans--`Due-On-Sale' Clauses" for a description of certain provisions of the Agreements and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

   Prepayments on the Mortgage Loans are also affected by the obligation or right of the Depositor, Servicer or other party specified in the applicable prospectus supplement to repurchase or purchase certain or all of the Mortgage Loans under certain circumstances. The Depositor will be obligated, under certain circumstances, to repurchase certain of the Mortgage Loans. In addition, if specified in the applicable prospectus supplement, the applicable Agreement will permit, but not require, the Depositor, and the terms of certain insurance policies relating to the Mortgage Loans may permit the applicable insurer, to purchase any Mortgage Loan which is in default or as to which default is reasonably foreseeable. The proceeds of any such purchase or repurchase will be deposited in the related Collection Account or Distribution Account (as specified in the applicable Agreement) and such purchase or repurchase will have the same effect as a prepayment in full of the related Mortgage Loan. See "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Assignment of Mortgage Loans; Representations and Warranties; Repurchases" and "Description of the Securities--Optional Purchases." The Depositor or such other party as specified in the related prospectus supplement will have the option to purchase all, but not less than all, of the Mortgage Loans in any Trust Fund under the limited conditions specified herein under "Description of the Securities--Termination." In addition, if so specified in the applicable prospectus supplement, the Depositor or another person identified therein will have the option to purchase certain classes of Securities under the limited conditions specified in such prospectus supplement. For any Series of Securities for which an election has been made to treat the Trust Fund (or one or more segregated pools of assets therein) as a REMIC, any such purchase or repurchase may be effected only pursuant to a "qualified liquidation," as defined in Code Section 860F(a)(4)(A). See "Description of the Securities--Termination."

Refinancings

   At the request of the mortgagor, a Servicer, including Wells Fargo Bank, may allow the refinancing of a Mortgage Loan in any Trust Fund serviced by such Servicer by accepting prepayments thereon and permitting a new loan secured by a Mortgage on the same property. Upon such refinancing, the new loan will not be included in the Trust Fund. A mortgagor may be legally entitled to require the Servicer to allow such a refinancing. Any such refinancing will have the same effect as a prepayment in full of the related Mortgage Loan.

                          DESCRIPTION OF THE AGREEMENTS

Agreements Applicable to a Series

   REMIC Securities or Grantor Trust Securities

   Securities representing interests in a Trust Fund, or a portion thereof, that the Securities Administrator will elect to have treated as REMIC Securities or Grantor Trust Securities will be issued, and the related Trust Fund will be created, pursuant to a pooling and servicing agreement (a "Pooling and Servicing Agreement") among the Depositor, the Trustee, the Securities Administrator and the Servicer or Master Servicer, as applicable. The Mortgage Loans of such Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with the terms of the Pooling and Servicing Agreement. In the event there are multiple Servicers of the Mortgage Loans of such Trust Fund, each Servicer will perform its servicing functions pursuant to a servicing agreement (each, an "Underlying Servicing Agreement").

   Securities That Are Partnership Interests for Tax Purposes and Notes

   Partnership Securities that are partnership interests for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Pooling and Servicing Agreement.

   A Series of Notes issued by a Trust Fund will be issued pursuant to an indenture (the "Indenture") between the related Trust Fund and the Indenture Trustee named in the related prospectus supplement. The Trust Fund will be established pursuant to a deposit trust agreement (each, a "Deposit Trust Agreement") between the Depositor and an owner trustee specified in the prospectus supplement relating to such Series of Notes. The Mortgage Loans securing payment on the Notes will be serviced in accordance with a servicing agreement (each, an "Indenture Servicing Agreement") between the related Trust Fund as issuer of the Notes, the Servicer and the Indenture Trustee. The Pooling and Servicing Agreements, the Indenture Servicing Agreements, the Underlying Servicing Agreements and the Indenture are referred to each as an "Agreement."

Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements

   General

   The following summaries describe the material provisions that may appear in each Pooling and Servicing Agreement and Underlying Servicing Agreement. The prospectus supplement for a Series of Securities will describe any provision of the applicable Agreement relating to such Series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable Agreement for each Trust Fund and the description of such provisions in the related prospectus supplement. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. As used herein with respect to any Series, the term "Security" refers to all of the Securities of that Series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires. A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The Depositor will provide a copy of the Pooling and Servicing Agreement (without exhibits) relating to any Series of Securities without charge upon written or oral request of a Securityholder of such Series addressed to Wells Fargo Asset Securities Corporation, 7430 New Technology Way, Frederick, Maryland 21703, telephone number (301) 846-8881.

   The trustee (the "Trustee") or indenture trustee (the "Indenture Trustee"), as applicable, with respect to any Series of Securities will be named in the related prospectus supplement. Wells Fargo Bank, as securities administrator (the "Securities Administrator") will perform certain administration, calculation and reporting functions with respect to each Trust Fund. Wells Fargo Bank, as Master Servicer, may supervise one or more Servicers pursuant to a Pooling and Servicing Agreement. With respect to Series involving a Master Servicer, references in this prospectus to the Servicer will apply to the Master Servicer where non-servicing obligations are described. If so specified in the related prospectus supplement, certain administrative functions described herein which would otherwise be performed by the Trustee may be performed by the Securities Administrator and certain administrative functions described herein which would otherwise be performed by the Securities Administrator, the Servicer or the Master Servicer may be performed by the Trustee or another party named in such prospectus supplement.

   Assignment of Mortgage Loans; Representations and Warranties; Repurchases

   The Depositor will have acquired the Mortgage Loans included in each Trust Fund from Wells Fargo Bank pursuant to a mortgage loan purchase agreement. In connection with the conveyance of the Mortgage Loans to the Depositor, Wells Fargo Bank will (i) agree to deliver to the Depositor all of the documents which the Depositor is required to deliver to the Trustee; (ii) make certain representations and warranties to the Depositor which will be the basis of certain of Wells Fargo Bank's representations and warranties to the Trustee or assign the representations and warranties made by an originator or prior seller to Wells Fargo Bank; and (iii) agree to repurchase or substitute (or assign rights to a comparable agreement of an originator or seller) for any Mortgage Loan for which any document is not delivered or is found to be defective in any material respect, or which Mortgage Loan is discovered at any time not to be in conformance with any representation and warranty Wells Fargo Bank has made to the Depositor and the breach of such representation and warranty materially and adversely affects the interests of the Securityholders in the related Mortgage Loan, if Wells Fargo Bank cannot deliver such document or cure such defect or breach within 60 days following notification thereof to Wells Fargo Bank. Such agreement will inure to the benefit of the Trustee and is intended to help ensure the Depositor's performance of its limited obligation to repurchase, cure or substitute for Mortgage Loans.

   Except to the extent otherwise specified in the related prospectus supplement, at the time of issuance of any Series of Securities, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Loans to be included in the related Trust Fund, together with all principal and interest received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Fixed Retained Yield. The Trustee or the Securities Administrator or such party's agent will, concurrently with such assignment, authenticate and deliver the Securities to the Depositor in exchange for the Mortgage Loans and the other assets comprising the Trust Fund for such Series. Each Mortgage Loan will be identified in a schedule (the "Mortgage Loan Schedule") delivered to the Trustee pursuant to the applicable Agreement. Such Mortgage Loan Schedule will include, among other things, the unpaid principal balance as of the close of business on the applicable Cut-off Date, the maturity date and the Mortgage Interest Rate for each Mortgage Loan in the related Trust Fund.

   In addition, with respect to each Mortgage Loan in a Trust Fund, the mortgage or other promissory note or a lost note affidavit executed by the applicable Servicer, any assumption, consolidation, modification or conversion to fixed interest rate agreement and a mortgage assignment in recordable form (or other documents as are required under applicable law to create perfected security interest in the Mortgaged Property in favor of the Trustee) (collectively, the "Related Documents") will be delivered to the Trustee or, if indicated in the applicable prospectus supplement, to a custodian. The corporate trust services division of Wells Fargo Bank may act as custodian for the Related Documents. Unless otherwise required by the Rating Agencies, assignments of the Mortgage Loans to the Trustee (or its nominee) will not be recorded in any jurisdiction, but will be delivered to the Trustee (or a custodian indicated in the related prospectus supplement) in recordable form, so that they can be recorded in the event recordation is necessary in connection with the servicing of a Mortgage Loan.

   Notwithstanding the preceding paragraph, with respect to any Mortgage Loan which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no mortgage assignment in favor of the Trustee (or custodian) will be required to be prepared or delivered. Instead, the Servicer will be required to take all actions as are necessary to cause the applicable Trust Fund to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

   Notwithstanding the preceding two paragraphs, the Related Documents with respect to Revolving Credit Line Loans will be delivered to the Trustee (or custodian) only to the extent specified in the related prospectus supplement. Generally such documents will be retained by the Servicer, which may also be an originator of some or all of the Revolving Credit Line Loans.

   The Trustee or custodian will hold all Related Documents delivered to it in trust for the benefit of Securityholders of the related Series and will review such documents within 45 days of the applicable Closing Date. If any document is not delivered or is found to be defective in any material respect, or if the Depositor is in breach of any of its representations and warranties, and such breach (other than certain breaches with respect to the principal balance of a Mortgage Loan) materially and adversely affects the interests of the Securityholders in a Mortgage Loan, and the Depositor cannot deliver such document or cure such defect or breach within 60 days after written notice thereof, the Depositor will, within 60 days of such notice, either repurchase the related Mortgage Loan from the Trustee at a price (the "Purchase Price") equal to the then unpaid principal balance thereof, plus accrued and unpaid interest at the applicable Mortgage Interest Rate (minus any Fixed Retained Yield) through the last day of the month in which such repurchase takes place, or (in the case of a Series for which one or more REMIC elections have been or will be made, unless the maximum period as may be provided by the Code or applicable regulations of the Department of the Treasury ("Treasury Regulations") shall have elapsed since the Closing Date) substitute for such Mortgage Loan a new mortgage loan having characteristics such that the representations and warranties of the Depositor made pursuant to the applicable Agreement (except for representations and warranties as to the correctness of the applicable Mortgage Loan Schedule) would not have been incorrect had such substitute Mortgage Loan originally been a Mortgage Loan. In the case of a repurchased Mortgage Loan, the Purchase Price will be deposited by the Depositor in the related Distribution Account. In the case of a substitute Mortgage Loan, the mortgage file relating thereto will be delivered to the Trustee or the custodian and the Depositor will be required to deposit in the Distribution Account an amount (the "Substitution Adjustment") equal to the excess of (i) the unpaid principal balance of the Mortgage Loan which is substituted for, over
(ii) the unpaid principal balance of the substitute Mortgage Loan, together with interest on such excess at the Mortgage Interest Rate (minus any Fixed Retained Yield) to the next scheduled Due Date of the Mortgage Loan which is being substituted for. In no event will any substitute Mortgage Loan have an unpaid principal balance greater than the unpaid principal balance of the Mortgage Loan for which it is substituted (after giving effect to the scheduled principal payment due in the month of substitution on the Mortgage Loan substituted for), or a term greater than, a Mortgage Interest Rate different than or a Loan-to-Value Ratio greater than, the Mortgage Loan for which it is substituted. If substitution is to be made for an adjustable rate Mortgage Loan, the substitute Mortgage Loan will have an unpaid principal balance no greater than the unpaid principal balance of the Mortgage Loan for which it is substituted (after giving effect to the scheduled principal payment due in the month of substitution on the Mortgage Loan substituted for), a Loan-to-Value Ratio less than or equal to, and a Mortgage Interest Rate equal to, that of the Mortgage Loan for which it is substituted, and will bear interest based on the same index, gross margin and frequency of adjustment as the substituted Mortgage Loan. The repurchase obligation and the mortgage substitution referred to above will constitute the sole remedies available to the Securityholders or the Trustee with respect to missing or defective documents or breach of the Depositor's representations and warranties.

   In connection with the transfer of the Mortgage Loans related to any Series by the Depositor to the Trust Fund, the Depositor will generally make certain representations and warranties as of the Closing Date regarding the Mortgage Loans. In certain cases where Wells Fargo Bank acquired some or all of the Mortgage Loans related to a Series, if so indicated in the applicable prospectus supplement, the Depositor may, rather than itself making representations and warranties, cause the representations and warranties made by the seller in connection with its sale of Mortgage Loans to Wells Fargo Bank to be assigned to the Trust Fund. In such cases, such seller's representations and warranties may have been made as of a date prior to the Closing Date. Unless otherwise provided in the applicable prospectus supplement, such representations and warranties (whether made by the Depositor or another party) will generally include the following with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

         (i) the Mortgage Loan Schedule is correct in all material respects at the date or dates respecting which such information is furnished as specified therein;

         (ii) immediately prior to the transfer and assignment contemplated by the applicable Agreement, the Depositor is the sole owner and holder of the Mortgage Loan, free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

         (iii) no Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense;

         (iv) the Mortgage Loan is covered by a title insurance policy (or in the case of any Mortgage Loan secured by a Mortgaged Property located in a jurisdiction where such policies are generally not available, an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received);

         (v) the Mortgage is a valid, subsisting and enforceable first or junior lien on the related Mortgaged Property and the Mortgaged Property is free and clear of all encumbrances and liens having a priority over the lien of the Mortgage (subject, in the case of a Mortgage which is a junior lien, to the lien of the related first lien) except for those liens set forth in the applicable Agreement;

         (vi) the Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which no representation is made), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

         (vii) each Mortgage Loan at the time it was originated complied in all material respects with applicable federal, state and local laws including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory and abusive lending laws and disclosure laws;

         (viii) no Mortgage Loan is subject to the Home Ownership and Equity Protection Act of 1994, as amended; and

         (ix) no Mortgage Loan is a "high cost" loan as defined under any federal, state or local law applicable to such Mortgage Loan at the time of its origination.

   No representations or warranties are made by the Depositor or any other party as to the environmental condition of any Mortgaged Property including the absence, presence or effect of hazardous wastes or hazardous substances on such Mortgaged Property or any effect from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from such Mortgaged Property. See "Certain Legal Aspects of the Mortgage Loans--Environmental Considerations."

   In addition, no representations or warranties are made by the Depositor or any other party with respect to the absence or effect of fraud in the origination of any Mortgage Loan, and any loss or liability resulting from the presence or effect of fraud will be borne solely by Securityholders.

   In addition to the foregoing, if a breach of the representation set forth in clause (vii) above occurs, the Depositor will be obligated to reimburse the Trust for all costs or damages incurred by the Trust Fund as a result of the violation of such representation (such amount, the "Reimbursement Amount").

   Mortgage Loans required to be transferred to the Depositor as described in the preceding paragraphs are referred to as "Defective Mortgage Loans."

   Collection Account, Distribution Account and Related Accounts

   General. The Servicer will, as to each Trust Fund, establish and maintain or cause to be maintained a separate trust account (the "Collection Account") for the benefit of the holders of the Securities. The Collection Account will be an Eligible Account (as defined herein) and limited to funds held with respect to a particular Series, unless the applicable Agreement specifies that the Servicer may establish an account which is an Eligible Account to serve as a unitary Collection Account both for such Series and for other Series of Securities for which Wells Fargo Bank is the Master Servicer and having the same financial institution acting as Trustee and to be maintained in the name of such financial institution, in its respective capacities as Trustee for each such Series. Notwithstanding the foregoing, Wells Fargo Bank will be permitted to commingle funds in its Collection Account with its general assets until such time as such funds are required to be remitted to the Distribution Account for so long as (i) a master guarantee of Wells Fargo Bank's remittance obligation has been issued by its parent, Wells Fargo & Company for the benefit of the Securityholders and is currently in force and (ii) the short-term debt or long-term debt of Wells Fargo & Company is rated by the Rating Agencies in their highest short-term or highest long-term category or in such lower rating category that would not result in a downgrading or withdrawal of the rating then assigned to any class of Securities by the Rating Agencies or result in any rated class of Securities being placed on credit review status by the Rating Agencies.

   Upon receipt by the Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee or other servicing compensation, reimbursement for Advances, Servicing Advances and PMI Advances, Insurance Proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Servicer will be required to deposit such amounts in the Collection Account. Amounts so deposited may be invested in Eligible Investments maturing no later than one business day prior to the Remittance Date. Unless otherwise specified in the applicable prospectus supplement, any interest or other income earned on funds in the Collection Account will be paid to the Servicer or its designee as additional servicing compensation. The "Remittance Date" with respect to any Distribution Date generally will be (i) for any Mortgage Loan serviced by a Servicer other than Wells Fargo Bank, the 18th day of each month, or if any such day is not a business day, the preceding business day and (ii) for any Mortgage Loan serviced by Wells Fargo Bank, the 24th day of each month, or if any such day is not a business day, the preceding business day.

   The Securities Administrator will establish an account (the "Distribution Account") into which the Servicer will deposit, on or prior to the applicable Distribution Date, amounts withdrawn from the Collection Account for distribution to Securityholders on such Distribution Date. The Distribution Account will be an Eligible Account. Funds on deposit in the Distribution Account may be invested in certain investments acceptable to the Rating Agencies ("Eligible Investments") maturing in general not later than the business day preceding the next Distribution Date unless such Eligible Investments are invested in investments managed or advised by the Securities Administrator or an affiliate thereof, in which case such Eligible Investments may mature on the related Distribution Date. In the event that an election has been made to treat the Trust Fund (or one or more segregated pools of assets therein) with respect to a Series as a REMIC, no such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Securities Administrator has received an opinion of counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Fund (or segregated pool of assets) to be subject to the tax on "prohibited transactions" imposed by Code Section 860F(a)(1), otherwise subject the Trust Fund (or segregated pool of assets) to tax, or cause the Trust Fund (or any segregated pool of assets) to fail to qualify as a REMIC while any Securities of the Series are outstanding. Except as otherwise specified in the applicable prospectus supplement, all income and gain realized from any such investment will be for the account of the Securities Administrator as compensation and all losses from any such investment will be deposited by the Securities Administrator out of its own funds to the Distribution Account immediately as realized.

   In the event that there is a Master Servicer, the Servicer may be required to deposit, on or prior to the applicable Remittance Date, amounts drawn from the Collection Account to an account established by the Master Servicer (the "Master Servicer Custodial Account"). The Master Servicer will then deposit, on or prior to the applicable Distribution Date, such amounts to the Distribution Account as are required for distribution to Securityholders on such Distribution Date. The Master Servicer Custodial Account will be an Eligible Account and will be subject to the same requirements set forth in the immediately preceding paragraph.

   An "Eligible Account" is an account that is (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated "A-1" (or the equivalent) by each Rating Agency or Agencies rating any Class of Securities of such Series at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Corporation (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel delivered to the Securities Administrator and to each Rating Agency rating any Class of Securities of such Series, the Securityholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to eligible investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained,
(iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Securities of such Series as evidenced by a letter from each Rating Agency to the Securities Administrator.

   Deposits. The Servicer will deposit or cause to be deposited in the Distribution Account or, if applicable, the Master Servicer Custodial Account, for one or more Trust Funds on the Remittance Date, or such other time specified in the applicable Agreement, the following payments and collections received, or Advances, Servicing Advances or PMI Advances made, by the Servicer or the Trustee or on their behalf subsequent to the Cut-off Date (other than (a) payments due on or before the Cut-off Date, (b) amounts representing Fixed Retained Yield, (c) amounts held for future distribution, (d) amounts representing certain expenses reimbursable to the Servicer (e) amounts representing reimbursement for Advances made by the Servicer and (f) other amounts permitted to be retained by the Servicer pursuant to the applicable Agreement):

         (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

         (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by a Servicer as its servicing compensation and net of any Fixed Retained Yield;

         (iii) Liquidation Proceeds and Insurance Proceeds, together with the net proceeds on a monthly basis with respect to any Mortgage Loans acquired for the benefit of Securityholders;

         (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related Series of Securities as described under "Description of Credit Support";

         (v) any Advances and PMI Advances made as described under "Description of the Securities--Advances in Respect of Delinquencies";

         (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

         (vii) all proceeds of any Mortgage Loan or, with respect to a Mortgage Loan, property acquired in respect thereof purchased by the Depositor, the Servicer or any other specified person as described under "--Assignment of Mortgage Loans; Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "--Realization Upon Defaulted Mortgage Loans; Servicing Advances," and all proceeds of any Mortgage Loan purchased as described under "Description of the Securities--Termination";

         (viii) any Compensating Interest as described under "Description of the Securities--Distributions of Interest on the Securities";

         (ix) to the extent that any such item does not constitute additional servicing compensation to the Servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Penalties on the Mortgage Loans;

         (x) all payments required to be paid by the Servicer with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

         (xi) all amounts withdrawn from Buy-Down Funds or Subsidy Funds, if any, with respect to the Mortgage Loans, in accordance with the terms of the respective agreements applicable thereto;

         (xii) any amount required to be deposited by the Servicer or the Securities Administrator in connection with losses realized on investments for the benefit of the Servicer or the Securities Administrator, as the case may be, of funds held in the Collection Account or Distribution Account; and

         (xiii) any other amounts required to be deposited in the Distribution Account or, if applicable, the Master Servicer Custodial Account, as provided in the applicable Agreement.

   Withdrawals. The Securities Administrator may, from time to time, make withdrawals from the Distribution Account for each Trust Fund for any of the following purposes:

         (i) to make distributions to Securityholders on each Distribution Date;

         (ii) to reimburse the Servicer, Master Servicer or the Trustee for unreimbursed Advances, PMI Advances or Servicing Advances (to the extent not previously retained by the Servicer or Master Servicer or reimbursed to the Servicer, the Master Servicer or the Trustee from the Collection Account or, if applicable, the Master Servicer Custodial Account);

         (iii) to reimburse the Servicer, the Master Servicer or the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Servicer, the Master Servicer and the Depositor";

         (iv) to pay the Securities Administrator's fees;

         (v) to pay the Servicer, the Master Servicer and the Securities Administrator from net Liquidation Proceeds allocable to interest, the amount of any unpaid Servicing Fee or unpaid Master Servicing Fee (if any) or unpaid Securities Administrator's fees (if any) and any unpaid assumption fees, late payment charges or other mortgagor charges on the related Mortgage Loan;

         (vi) to reimburse the Securities Administrator or the Trustee or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby;

         (vii) to pay the Servicer or the Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Distribution Account;

         (viii) to pay the person entitled thereto any amounts deposited in the Distribution Account that were identified and applied by the Servicer or Master Servicer as recoveries of Fixed Retained Yield;

         (ix) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences--REMICS--Taxes That May Be Imposed on the REMIC Pool";

         (x) to pay the person entitled thereto any amounts deposited in the Distribution Account in error, including amounts received on any Mortgage Loan after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "--Assignment of Mortgage Loans; Representations and Warranties; Repurchases" or otherwise;

         (xi) to make any other withdrawals permitted by the applicable Agreement; and

         (xii) to clear and terminate the Distribution Account at the termination of the Trust Fund.

   The Trustee or the Securities Administrator may be authorized to appoint a paying agent (the "Paying Agent") to make distributions, as agent for the Trustee, to Securityholders of a Series. If the Paying Agent for a Series is the Trustee of such Series, such Paying Agent will be authorized to make withdrawals from the Distribution Account in order to make distributions to Securityholders. If the Paying Agent for a Series is not the Trustee for such Series, the Securities Administrator will, on each Distribution Date, make withdrawals from the Distribution Account to deposit in immediately available funds in an account designated by any such Paying Agent the amount required to be distributed to the Securityholders on such Distribution Date.

      The Trustee will cause any Paying Agent that is not the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent will:

         (i) hold all amounts deposited with it by the Securities Administrator for distribution to Securityholders in trust for the benefit of Securityholders until such amounts are distributed to Securityholders or otherwise disposed of as provided in the applicable Agreement;

         (ii) give the Trustee notice of any default by the Securities Administrator in the making of such deposit; and

         (iii) at any time during the continuance of any such default, upon written request to the Trustee, forthwith pay to the Trustee all amounts held in trust by such Paying Agent.

   Collection and Other Servicing Procedures. The Servicer will be required by the related Agreement to make reasonable efforts to collect all payments called for under the Mortgage Loans and, consistent with the applicable Agreement and any related hazard insurance policy or instrument of Credit Support, if any, included in the related Trust Fund described herein or under "Description of Credit Support," to follow such collection procedures as it follows with respect to mortgage loans serviced by it that are comparable to the Mortgage Loans. Consistent with the above, the Servicer may, in its discretion, (i) waive any late payment charge or penalty interest in respect of a late payment on a Mortgage Loan, subject to the terms and conditions of the applicable Agreement and (ii) arrange with a mortgagor a schedule for the liquidation of deficiencies running for a period conforming to acceptable servicing practices (or such shorter period provided by the applicable Agreement); provided that, with respect to a Series as to which a REMIC election has been made, that such period will not result in a "significant modification" of the Mortgage Loan under the REMIC provisions.

   Under the applicable Agreement, the Servicer, to the extent permitted by law, will establish and maintain one or more escrow accounts (each such account, a "Servicing Account") in which the Servicer will be required to deposit any payments made by mortgagors in advance for taxes, assessments, primary mortgage (if applicable) and hazard insurance premiums and other similar items. Withdrawals from the Servicing Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors amounts determined to be overages, to pay interest to mortgagors on balances in the Servicing Account, if required, and to clear and terminate such account. The Servicer will be obligated to advance certain amounts which are not timely paid by the mortgagors, to the extent that it determines, in good faith, that they will be recoverable out of insurance proceeds, liquidation proceeds, or otherwise. Alternatively, in lieu of establishing a Servicing Account, the Servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to each Rating Agency rating the related Series of Securities, covering loss occasioned by the failure to escrow such amounts.

   Realization Upon Defaulted Mortgage Loans; Servicing Advances

   Each Agreement with respect to a Series will require the Servicer to present claims to the insurer under any insurance policy applicable to the Mortgage Loans included in the Trust Fund for such Series and to take such reasonable steps as are necessary to permit recovery under such insurance policies with respect to defaulted Mortgage Loans, or losses on the Mortgaged Property securing the Mortgage Loans.

   The Servicer is obligated under the applicable Agreement for each Series to realize upon defaulted Mortgage Loans in accordance with its normal servicing practices, which will conform generally to those of prudent mortgage lending institutions which service mortgage loans of the same type in the same jurisdictions. In addition, the Servicer is authorized under the applicable Agreement to permit the assumption of a defaulted Mortgage Loan rather than to foreclose or accept a deed-in-lieu of foreclosure if, in the Servicer's judgment, the default is unlikely to be cured and the assuming borrower meets Wells Fargo Bank's applicable underwriting guidelines. In connection with any such assumption, the Mortgage Interest Rate and the payment terms of the related Mortgage Note will not be changed. The Servicer may also modify the payment terms of Mortgage Loans that are in default, or as to which default is reasonably foreseeable, that remain in the Trust Fund rather than foreclose on such Mortgage Loans; provided that no such modification shall forgive principal owing under such Mortgage Loan or permanently reduce the Mortgage Interest Rate on such Mortgage Loan. Any such modification will be made only upon the determination by the Servicer that such modification is likely to increase the proceeds of such Mortgage Loan over the amount expected to be collected pursuant to foreclosure. The Servicer may permit the capitalization of the interest portion of unreimbursed Advances and the amount of any unreimbursed Servicing Advances previously made by the Servicer in connection with the modification of a delinquent Mortgage Loan. The Servicer will be entitled to retain the portions of any modified Monthly Payment subsequently made by the borrower which represent


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

(i) the amount so capitalized together with interest thereon and (ii) the principal portion of Advances unreimbursed to the Servicer as of the date of the modification, together with interest thereon. In the event of a subsequent uncured default by the borrower under the related modification agreement, the Servicer will be entitled to recover, from Liquidation Proceeds on the related Mortgage Loan, the amount of all its Periodic Advances and/or Servicing Advances, including those that were capitalized at the time of the modification, without interest on such advances except to the extent previously paid by the borrower. See also "Description of the Securities--Optional Purchases" above, with respect to the Depositor's right to repurchase Mortgage Loans that are in default, or as to which default is reasonably foreseeable. Further, the Servicer may encourage the refinancing of such defaulted Mortgage Loans, including Mortgage Loans that would permit creditworthy borrowers to assume the outstanding indebtedness. In connection with the decision of the Servicer regarding the foreclosure or assumption of a Mortgage Loan, the modification of the related Mortgage Note or any other action to be taken with respect to a defaulted Mortgage Loan, the Servicer is expressly permitted by the applicable Agreement to take into account the interests of the borrower.

   In the case of foreclosure or of damage to a Mortgaged Property from an uninsured cause, the Servicer will not be required to expend its own funds to foreclose or restore any damaged property, unless it reasonably determines (i) that such foreclosure or restoration will increase the proceeds to Securityholders of such Series of liquidation of the Mortgage Loan after reimbursement to the related Servicer for its expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds or any applicable insurance policy in respect of such Mortgage Loan. In the event that the Servicer has expended its own funds for foreclosure or to restore damaged property, it will be entitled to be reimbursed from the Collection Account for such Series an amount equal to all costs and expenses incurred by it.

   The Servicer will not be obligated to foreclose on any Mortgaged Property which it believes may be contaminated with or affected by hazardous wastes or hazardous substances. See "Certain Legal Aspects of the Mortgage Loans--Environmental Considerations." If the Servicer does not foreclose on a Mortgaged Property, the Securityholders of the related Series may experience a loss on the related Mortgage Loan. The Servicer will not be liable to the Securityholders if it fails to foreclose on a Mortgaged Property which it believes may be so contaminated or affected, even if such Mortgaged Property is, in fact, not so contaminated or affected. Conversely, the Servicer will not be liable to the Securityholders if, based on its belief that no such contamination or effect exists, the Servicer forecloses on a Mortgaged Property and takes title to such Mortgaged Property, and thereafter such Mortgaged Property is determined to be so contaminated or affected.

   In the case of Multifamily Mortgage Loans, a mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the Mortgage Loan debt, or may reflect the diversion of that income from the servicing of the Mortgage Loan debt. In addition, a mortgagor under a Multifamily Mortgage Loan that is unable to make Mortgage Loan payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the Servicer will be required to monitor any Multifamily Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related Multifamily Property and take such other actions as are consistent with the applicable Agreement. A significant period of time may elapse before the Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose may vary considerably depending on the particular Multifamily Mortgage Loan, the Multifamily Property, the mortgagor, the presence of an acceptable party to assume the Multifamily Mortgage Loan and the laws of the jurisdiction in which the Multifamily Property is located.

   The Servicer may foreclose against property securing a defaulted Mortgage Loan either by foreclosure, by sale or by strict foreclosure and in the event a deficiency judgment is available against the mortgagor or other person (see "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" for a discussion of the availability of deficiency judgments), may proceed for the deficiency. In lieu of foreclosure, the Servicer may arrange for the sale by the borrower of the Mortgaged Property related to a defaulted Mortgage Loan to a third party, rather than foreclosing upon and selling such Mortgaged Property.


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

   With respect to a Trust Fund (or any segregated pool of assets therein) as to which a REMIC election has been made, if the Trustee acquires ownership of any Mortgaged Property as a result of a default or reasonably foreseeable default of any Mortgage Loan secured by such Mortgaged Property, the Servicer will be required to dispose of such property prior to the close of the third calendar year following the year the Trust Fund acquired such property (or such shorter period as is provided in the applicable Agreement) unless the Trustee (a) receives an opinion of counsel to the effect that the holding of the Mortgaged Property by the Trust Fund will not cause the Trust Fund to be subject to the tax on "prohibited transactions" imposed by Code Section 860F(a)(1) or cause the Trust Fund (or any segregated pool of assets therein as to which one or more REMIC elections have been made or will be made) to fail to qualify as a REMIC or
(b) applies for and the Internal Revenue Service (the "IRS") grants an extension of the applicable period in the manner contemplated by Code Section 856(e)(3). The Servicer also will be required to administer the Mortgaged Property in a manner which does not cause the Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Code Section 860G(a)(8) or result in the receipt by the Trust Fund of any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), respectively. In general, this would preclude the holding of the Mortgaged Property by a party acting as a dealer in such property or the receipt of rental income based on the profits of the lessee of such property. See "Federal Income Tax Consequences."

   The limitations imposed by the applicable Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust
Fund) on the ownership and management of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure."

   If recovery on a defaulted Mortgage Loan under any related instrument of Credit Support is not available, the Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon at the applicable interest rate, plus the aggregate amount of expenses incurred by the Servicer in connection with such proceedings and which are reimbursable under the applicable Agreement, the Trust Fund will realize a loss in the amount of such difference. The Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts representing its normal servicing compensation on the Security, unreimbursed Servicing Advances incurred with respect to the Mortgage Loan, any unreimbursed PMI Advances with respect to the Mortgage Loan and any unreimbursed Advances of delinquent payments made with respect to the Mortgage Loan. If the proceeds of any liquidation of the property securing the defaulted Mortgage Loan exceed the outstanding principal balance thereof plus accrued interest thereon at the applicable interest rate ("Liquidation Profits"), the Servicer may retain such excess as additional servicing compensation.

   In the course of performing its servicing obligations, the Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Properties, (ii) payment of taxes, insurance premiums and similar items with respect to any Mortgaged Property, (iii) any enforcement or judicial proceedings, including foreclosures and (iv) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage. Each such expenditure will constitute a "Servicing Advance."

   The Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including Liquidation Proceeds, released mortgaged property proceeds, Insurance Proceeds, condemnation proceeds and such other amounts the Servicer may collect from the related mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the Servicer, in which event reimbursement will be made to the Servicer from general funds in the Collection Account.

   If the Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Mortgage Loans, the Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds, prior to distribution thereof to Securityholders, amounts representing its normal servicing compensation on such Mortgage Loan, unreimbursed Servicing Advances incurred with respect to the


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

Mortgage Loan and any unreimbursed Advances of delinquent payments made with respect to the Mortgage Loan. See "--Hazard Insurance Policies" and "Description of Credit Support."

   Hazard Insurance Policies

   Generally, each Agreement for a Trust Fund comprised of Mortgage Loans will require the Servicer to cause to be maintained for each Mortgage Loan a hazard insurance policy issued by a generally acceptable insurer insuring the improvements on the Mortgaged Property underlying such Mortgage Loan against loss by fire, with extended coverage. Such coverage will be in an amount at least equal to the lesser of 100% of the insurable value of the improvements on the Mortgaged Property or the principal balance of such Mortgage Loan; provided, however, that such insurance may not be less than the minimum amount required to fully compensate for any damage or loss on a replacement cost basis. The Servicer will also maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, a hazard insurance policy in an amount that is at least equal to the lesser of 100% of the insurable value of the improvements which are a part of such property or the principal balance of such Mortgage Loan plus accrued interest and liquidation expenses; provided, however, that such insurance may not be less than the minimum amount required to fully compensate for any damage or loss on a replacement cost basis. All amounts collected by the Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Collection Account.

   In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Because the policies relating to such Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, hazardous wastes or hazardous substances, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not all-inclusive.

   In general, if the improvements on a Mortgaged Property are located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) each applicable Agreement will require the Servicer to cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier. Generally, the applicable Agreement will require that such flood insurance be in an amount not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the full insurable value of the improvements, or (iii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended. Wells Fargo Bank does not provide financing for flood zone properties located in communities not participating in the National Flood Insurance Program or if available insurance coverage is, in its judgment, unrealistically low.

   The Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties in lieu of maintaining the required hazard insurance policies and may maintain a blanket policy insuring against special hazards in lieu of maintaining any required flood insurance. The Servicer will be liable for the amount of any deductible under a blanket policy if such amount would have been covered by a required hazard insurance policy or flood insurance, had it been maintained.

   Under the terms of the Mortgage Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Servicer, on behalf of the Trustee and Securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Mortgage Loans. However, the ability of the Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Servicer by mortgagors.


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   Any losses incurred with respect to Mortgage Loans due to uninsured risks
(including earthquakes, mudflows, floods and hazardous wastes or hazardous substances) or insufficient hazard insurance proceeds will adversely affect distributions to the Securityholders.

   Fidelity Bonds and Errors and Omissions Insurance

   Each Agreement will require that the Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Servicer. The applicable Agreement will allow the Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Servicer so long as certain criteria set forth in such Agreement are met.

   Due-on-Sale Provisions

   With respect to each Mortgage Loan, the applicable Agreement will generally provide that, when any Mortgaged Property is about to be conveyed by the mortgagor, the Servicer will, to the extent it has knowledge of such prospective conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, if any, unless (i) such exercise is not permissible under applicable law; (ii) such exercise would result in loss of insurance coverage with respect to such Mortgage Loan or would, in the Servicer's judgment, be reasonably likely to result in litigation by the mortgagor; or (iii) in the case of a Mortgage Loan having an adjustable interest rate, (a) the mortgagor causes to be submitted to the Servicer information required by the Servicer to evaluate the intended transferee as if a new loan were being made to the transferee; and (b) the Servicer reasonably determines that the Servicer's security will not be impaired by the loan assumption and that the risk of a breach of any covenant or agreement in the Mortgage Note or the Mortgage is acceptable to the Servicer. In any case, the Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the mortgagor remains liable thereon, provided that the Mortgage Loan will continue to be covered by any pool insurance policy and any related primary mortgage insurance policy and the Mortgage Interest Rate with respect to such Mortgage Loan and the payment terms shall remain unchanged. The Servicer will also be authorized, with the prior approval of the pool insurer and the primary mortgage insurer, if any, to enter into a substitution of liability agreement with such person, pursuant to which the original mortgagor is released from liability and such person is substituted as mortgagor and becomes liable under the Mortgage Note.

   Fixed Retained Yield; Servicing Compensation and Payment of Expenses

   The principal compensation (the "Servicing Fee") to be paid to the Servicer in respect of its servicing activities for the Securities will be at the "Servicing Fee Rate" on each Mortgage Loan of 0.50% per annum (unless otherwise specified in the related prospectus supplement) on the same principal balance on which interest on such Mortgage Loan accrues for such calendar month.

   As additional servicing compensation, the Servicer is entitled to retain all service-related fees, including assumption fees, modification fees, extension fees, bad check fees and late payment charges, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Collection Account and any escrow accounts and any Liquidation Profits. The Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the Mortgage Pool and incurred by the Servicer in connection with its responsibilities under the applicable Agreement and is entitled to reimbursement therefor as provided in the applicable Agreement.

   The prospectus supplement for a Series of Securities will specify whether there will be any Fixed Retained Yield in the Mortgage Loans, and, if so, the initial owner thereof. If so, the Fixed Retained Yield will be established on a loan-by-loan basis and will be specified on an exhibit to the applicable Agreement. "Fixed Retained Yield" in a Mortgage Loan represents a specified portion of the interest payable thereon. The Fixed Retained Yield will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.


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

   Evidence as to Compliance

   The Servicer will deliver annually to the Trustee and Securities Administrator or Master Servicer, as applicable, on or before the date specified in the applicable Agreement, an officer's certificate stating that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under the applicable Agreement has been made under the supervision of such officer, and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under the applicable Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Such officer's certificate shall be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of certain documents and records relating to a random sample of the mortgage loans being serviced by the Servicer pursuant to such Agreement and/or other similar agreements, conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers, the servicing of such mortgage loans was conducted in compliance with the provisions of the applicable Agreement and other similar agreements, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

Certain Matters Regarding the Servicer, the Master Servicer and the Depositor

   Reference herein to the Servicer shall be deemed to be to the Master Servicer, if applicable.

   The applicable Agreement will provide that the Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under such Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer at the date of such Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's obligations and duties under the applicable Agreement.

   Each Agreement will also provide that neither the Servicer nor any subcontractor, nor any partner, director, officer, employee or agent of any of them, will be under any liability to the Trust Fund or the Securityholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to such Agreement, or for errors in judgment; provided, however, that neither the Servicer, any subcontractor, nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties or by reason of reckless disregard of his or its obligations and duties thereunder. Each Agreement will further provide that the Servicer, any subcontractor, and any partner, director, officer, employee or agent of either of them shall be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with the performance of their duties and obligations and any legal action relating to such Agreement or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties thereunder or by reason of reckless disregard of his or its obligations and duties thereunder. In addition, each Agreement will provide that the Servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under such Agreement and that in its opinion may involve it in any expense or liability. The Servicer may, however, in its discretion, undertake any such action deemed by it necessary or desirable with respect to each Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Servicer will be entitled to be reimbursed therefor out of the Distribution Account, and any loss to the Trust Fund arising from such right of reimbursement will be allocated as specified in the applicable Agreement.

   Any person into which the Servicer may be merged or consolidated, or any person resulting from any merger, conversion or consolidation to which the Servicer is a party, or any person succeeding to the business through the transfer of substantially all of its assets or all assets relating to such business, or otherwise, of the Servicer will be the successor of the Servicer under the applicable Agreement for each Series provided that such successor or resulting entity has a net worth of not less than $50,000,000 and meets other requirements set forth in the applicable Agreement.

   The Servicer also has the right to assign its rights and delegate its duties and obligations under the applicable Agreement for each Series; provided that, if the Servicer desires to be released from its obligations under the


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Pooling and Servicing Agreement, (i) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac, (ii) the purchaser is satisfactory to the Trustee for such Series, in the reasonable exercise of its judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the applicable Agreement from and after the date of such agreement; and (iii) each applicable Rating Agency's rating of any Securities for such Series in effect immediately prior to such assignment, sale or transfer would not be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Securities would not be placed on credit review status by any such Rating Agency. The Servicer will be released from its obligations under the applicable Agreement upon any such assignment and delegation, except that the Servicer will remain liable for all liabilities and obligations incurred by it prior to the time that the conditions contained in clauses (i), (ii) and (iii) above are met.

   Special Servicers

   If and to the extent specified in the related prospectus supplement, a special servicer (a "Special Servicer") may be a party to the applicable Agreement or may be appointed by the Servicer or another specified party to perform certain specified duties in respect of servicing the related Mortgage Loans that would otherwise be performed by the Servicer (for example, the workout and/or foreclosure of defaulted Mortgage Loans). The rights and obligations of any Special Servicer will be specified in the related Agreement. The Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in such Agreement.

   Credit Risk Manager

   If and to the extent specified in the related prospectus supplement, a credit risk manager may monitor and make recommendations to the Servicer or the Master Servicer regarding certain delinquent and defaulted Mortgage Loans.

   Events of Default under the Agreements

   "Events of Default" under the applicable Agreement for each Series will include (i) any failure by the Servicer to make a required deposit which continues unremedied for three business days after the giving of written notice of such failure to the Servicer by the Trustee for such Series, or to the Servicer and the Trustee by the holders of Securities of such Series having Voting Interests allocated to such Securities aggregating not less than 25% of the Voting Interests allocated to all Securities for such Series; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement which continues unremedied for 60 days (or 30 days in the case of a failure to maintain any pool insurance policy required to be maintained pursuant to the applicable Agreement) after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the holders of Securities aggregating not less than 25% of the Voting Interests and (iii) the Servicer becoming ineligible to service for both Fannie Mae and Freddie Mac (unless remedied within 90 days).

   The manner of determining the "Voting Interests" of a Security or Class or Classes of Securities will be specified in the related prospectus supplement.

   Rights Upon Event of Default under the Agreements

   So long as an Event of Default remains unremedied under the applicable Agreement for a Series, the Trustee for such Series or holders of Securities of such Series evidencing not less than 66 ?% of the Voting Interests in the Trust Fund for such Series may terminate all of the rights and obligations of the Servicer under the applicable Agreement and in and to the Mortgage Loans (other than the Servicer's right to recovery of the aggregate Servicing Fees due prior to the date of termination, and other expenses and amounts advanced pursuant to the terms of the applicable Agreement, which rights the Servicer will retain under all circumstances), whereupon the Master Servicer or the Trustee (as specified in the applicable Agreement), will succeed to (or the Trustee will appoint a successor servicer to assume) all of the responsibilities, duties and liabilities of the Servicer under the applicable Agreement and will be entitled to similar compensation arrangements. In the event that the Master Servicer or the Trustee (as specified in the applicable Agreement), is unwilling or unable so to act, the Trustee may select, pursuant to the


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

public bid procedure described in the applicable Agreement, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $50,000,000 to act as successor to the Servicer under the provisions of the applicable Agreement; provided however, that until such a successor Servicer is appointed and has assumed the responsibilities, duties and liabilities of the Servicer under the applicable Agreement, the Master Servicer or the Trustee shall act as successor Servicer. In the event such public bid procedure is utilized, the successor would be entitled to compensation in an amount equal to the aggregate Servicing Fees, together with the other compensation to which the Servicer is entitled under the applicable Agreement, and the Servicer would be entitled to receive the net profits, if any, realized from the sale of its rights and obligations under the applicable Agreement.

   During the continuance of any Event of Default under the applicable Agreement for a Series, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Securityholders of such Series, and holders of Securities evidencing not less than 25% of the Voting Interests for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Securityholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Securityholders.

   No Securityholder of a Series, solely by virtue of such holder's status as a Securityholder, will have any right under the applicable Agreement for such Series to institute any proceeding with respect to the such Agreement, unless such holder previously has given to the Trustee for such Series written notice of default and unless the holders of Securities evidencing not less than 25% of the Voting Interests for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding.

   Amendment

   Each Agreement may be amended by the parties thereto, without the consent of any Securityholders covered by the applicable Agreement, (i) to cure any ambiguity or mistake, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or with the related prospectus supplement, (iii) to make any other provisions with respect to matters or questions arising under the applicable Agreement which are not materially inconsistent with the provisions thereof or the related prospectus supplement, or (iv) to comply with any requirements imposed by the Code; provided that, in the case of clause (iii), such amendment will not adversely affect in any material respect the interests of any Securityholders covered by the applicable Agreement as evidenced either by an opinion of counsel to such effect or the delivery to the Trustee of written notification from each Rating Agency that provides, at the request of the Depositor, a rating for the Offered Securities of the related Series to the effect that such amendment or supplement will not cause such Rating Agency to lower or withdraw the then current rating assigned to such Securities. Each Agreement may also be amended by the parties thereto with the consent of the holders of Securities evidencing interests aggregating not less than 51% of the Voting Interests evidenced by the Securities of each Class affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the Securityholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, any payments received on or with respect to Mortgage Loans that are required to be distributed on any Securities, without the consent of the holder of such Security, (ii) adversely affect in any material respect the interests of the holders of a Class of Securities of a Series in a manner other than that set forth in (i) above without the consent of the holders of Securities aggregating not less than 66 ?% of the Voting Interests evidenced by such Class, or (iii) reduce the aforesaid percentage of Securities of any Class, the holders of which are required to consent to such amendment, without the consent of the holders of all Securities of such Class affected then outstanding. However, with respect to any Series of Securities as to which a REMIC election is to be made, the Securities Administrator will not consent to any amendment of the applicable Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Securities are outstanding.


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

   The Trustee

   The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor or any of its affiliates. The Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement, if the Trustee becomes insolvent or in order to change the situs of the Trust Fund for state tax reasons. Upon becoming aware of such circumstances, the Servicer will become obligated to appoint a successor trustee. The Trustee may also be removed at any time by the holders of Securities evidencing not less than 51% of the Voting Interests in the Trust Fund, except that, any Security registered in the name of the Depositor, the Servicer, the Trustee or the Securities Administrator or any affiliate thereof (of any other parties specified in the applicable Agreement) will not be taken into account in determining whether the requisite Voting Interests in the Trust Fund necessary to effect any such removal has been obtained. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of such appointment by the successor trustee. The Trustee, and any successor trustee, will have a combined capital and surplus of at least $50,000,000, or will be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000 and have the ratings specified in the applicable Agreement; provided that the Trustee's and any such successor trustee's separate capital and surplus shall at all times be at least the amount specified in
Section 310(a)(2) of the Trust Indenture Act of 1939, and will be subject to supervision or examination by federal or state authorities.

   Each Agreement will also provide that neither the Trustee nor any subcontractor, nor any partner, director, officer, employee or agent of any of them, will be under any liability to the Trust Fund or the Securityholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to such Agreement, or for errors in judgment; provided, however, that neither the Trustee, any subcontractor, nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties or by reason of reckless disregard of his or its obligations and duties thereunder. Each Agreement will further provide that the Trustee, any subcontractor, and any partner, director, officer, employee or agent of either of them shall be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with the performance of their duties and obligations and any legal action relating to such Agreement or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties thereunder or by reason of reckless disregard of his or its obligations and duties thereunder.

Material Terms of the Indenture

   General

   The following summary describes the material provisions that may appear in each Indenture. The prospectus supplement for a Series of Notes will describe any provision of the Indenture relating to such Series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture for a Series of Notes. A form of an Indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The Depositor will provide a copy of the Indenture (without exhibits) relating to any Series of Notes without charge upon written or oral request of a Securityholder of such Series addressed to Wells Fargo Asset Securities Corporation, 7430 New Technology Way, Frederick, Maryland 21703, telephone number (301) 846-8881.

   Unless otherwise specified in the related prospectus supplement for a Series of Notes, certain administrative functions of the Indenture Trustee described in this prospectus supplement will be performed by the Securities Administrator pursuant to an administrative agreement between such Indenture Trustee and the Securities Administrator.

   Events of Default

   Events of default under the Indenture for each Series of Notes will generally include: (i) a default for thirty (30) days (or such other number of days specified in such prospectus supplement) or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Depositor or the


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

Trust Fund in the Indenture which continues for a period of sixty (60) days (or such other number of days specified in such prospectus supplement) after notice thereof is given in accordance with the procedures described in the related prospectus supplement; (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days (or such other number of days specified in such prospectus supplement) after notice thereof is given in accordance with the procedures described in the related prospectus supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (v) any other event of default provided with respect to Notes of that Series.

   If an event of default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Indenture Trustee or the Securityholders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related prospectus supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Securityholders of a majority in aggregate outstanding amount of the Notes of such Series.

   If, following an event of default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and the Securities Administrator will continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an event of default, other than a default in the payment of any principal or interest on any Note of such Series for thirty (30) days or more, unless (a) the Securityholders of 100% (or such other percentage specified in the related prospectus supplement) of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such Series at the date of such sale or (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Securityholders of 66 2/3% (or such other percentage specified in the related prospectus supplement) of the then aggregate outstanding amount of the Notes of such Series.

   In the event that the Indenture Trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days (or such other number of days specified in the related prospectus supplement) or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the Securityholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Securityholders after the occurrence of such an event of default.

   To the extent provided in the related prospectus supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the Securityholders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

   Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an event of default shall occur and be continuing with respect to a Series of Notes, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Securityholders of such Series, unless such holders offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Securityholders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to


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

the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such Series, and the Securityholders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Securityholders of the outstanding Notes of such Series affected thereby.

   Discharge of Indenture

   The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

   In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the maturity date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

   Indenture Trustee's Annual Report

   The Indenture Trustee for each Series of Notes will be required to mail each year to all related Securityholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by the Securities Administrator pursuant to the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects such Notes and that has not been previously reported.

   The Indenture Trustee

   The Indenture Trustee for a Series of Notes will be specified in the related prospectus supplement. The Indenture Trustee for any Series may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee for such Series. The Depositor may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances the Depositor will be obligated to appoint a successor trustee for the applicable Series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any Series of Notes does not become effective until acceptance of the appointment by the successor trustee for such Series.

   The bank or trust company serving as Indenture Trustee may have a banking relationship with the Depositor, the Servicer, the Master Servicer, the Securities Administrator or any of their affiliates.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

   The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.


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

General

   The Mortgage Loans will, in general, be secured by either mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the borrower (or, in the case of a Mortgage Loan secured by a property that has been conveyed to an inter vivos revocable trust, the settlor of such trust); and the mortgagee, who is the lender. In a mortgage instrument state, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: a borrower called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

   The Mortgages that encumber Multifamily Properties may contain an assignment of rents and leases, pursuant to which the mortgagor assigns to the lender the mortgagor's right, title and interest as landlord under each lease and the income derived therefrom, while retaining a revocable license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

   Foreclosure

   Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right of foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

   Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

   In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.

   In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender


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

will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds, if any, or by judicial action against the borrower for the deficiency, if such action is permitted by law. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

   A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

   The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

Foreclosure on Shares of Cooperatives

   The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

   The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

   Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited by the agreement in any rights it may have to dispossess the tenant-stockholders.

   Foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

   Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

Junior Mortgages

   Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the Trust Fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" herein.

   Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

Rights of Redemption

   In some states, after sale pursuant to a deed of trust and/or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to delay the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on
Lenders

   Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

   Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement and foreclosure on the beneficial interest in a land trust. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Mortgage Loan secured by shares of a cooperative, would be such shares and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

   In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code"), and state laws affording relief to debtors may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay, an action, the court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor (a subordinate lender secured by a mortgage on the property) may stay a senior lender from taking action to foreclose.

   A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code. Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may "bid in" (i.e., bid up to the amount of the debt) at the sale of the asset. See "--Foreclosure." A homeowner may also file for relief under Chapter 11 of the Bankruptcy Code and reorganize his or her debts through his or her reorganization plan. Alternatively, a homeowner may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan. (Chapter 13 is often referred to as the "wage earner chapter" or "consumer chapter" because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than Chapter 11).

   The Bankruptcy Code permits a mortgage loan that is secured by property that does not consist solely of the debtor's principal residence to be modified without the consent of the lender provided certain substantive and procedural safeguards are met. Under the Bankruptcy Code, the lender's security interest may be reduced to the then-current value of the property as determined by the court if the value is less than the amount due on the loan, thereby leaving the lender as a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the mortgage loan. A borrower's unsecured indebtedness will typically be discharged in full upon payment of a substantially reduced amount. Other modifications to a mortgage loan may include a reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest, an alteration of the repayment schedule, an extension of the final maturity date, and/or a reduction in the outstanding balance of the secured portion of the loan. In certain circumstances, subject to the court's approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage.

   A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on such debtor's residence by paying arrearages over a period of time and to deaccelerate and reinstate the original mortgage loan payment schedule, even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition under the Bankruptcy Code. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans, such term commencing when repayment plan becomes effective, while defaults may be cured over a longer period of time under a Chapter 11 plan of reorganization.

   Generally, a repayment plan in a case under Chapter 13 and a plan of reorganization under Chapter 11 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower's principal residence and the property is the lender's only collateral. Certain courts have allowed modifications when


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the mortgage loan is secured both by the debtor's principal residence and by collateral that is not "inextricably bound" to the real property, such as appliances, machinery, or furniture.

   The general protection for mortgages secured only by the debtor's principal residence is not applicable in a case under Chapter 13 if the last payment on the original payment schedule is due before the final date for payment under the debtor's Chapter 13 plan (which date could be up to five years after the debtor emerges from bankruptcy). Under several recently decided cases, the terms of such a loan can be modified in the manner described above. While these decisions are contrary to the holding in a prior case by a senior appellate court, it is possible that the later decisions will become the accepted interpretation in view of the language of the applicable statutory provision. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a Mortgage Loan, it is possible that the Mortgage Loan could be modified.

   State statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.

   In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor under the related mortgage loan prior to the bankruptcy or similar proceeding. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt at the time of payment. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

   A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of a payment to the lender. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

   Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the Mortgage Loans in a trust have been considered by Congress, and more such proposed legislation may be considered in the future. No assurance can be given that any particular proposal will or will not be enacted into law, or that any provision so enacted will not differ materially from the proposals described above.

   The Code provides priority to certain tax liens over the lien of the mortgage.

   In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Trust-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the applicable laws. In some cases, this liability may affect assignees of the Mortgage Loans.

Forfeiture for Drug, RICO and Money Laundering Violations

   Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued thereunder, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

   In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (i) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there can be no assurance that such a defense will be successful.


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Homeowners Protection Act of 1998

   The Homeowners Protection Act of 1998 ("HOPA") provides for certain disclosure and termination requirements for primary mortgage insurance ("PMI"). The termination provisions of HOPA apply only to mortgage loans relating to single-family primary residences originated on or after July 29, 1999. Such termination provisions govern when a mortgagor may cancel the requirement to maintain PMI and when the requirement to maintain PMI is automatically terminated. In general, voluntary termination is permitted and automatic termination occurs when the principal balance of the mortgage loan is reduced to 80% or 78%, respectively, of the original property value. The disclosure requirements of HOPA vary depending on whether the mortgage loan was originated before or after July 29, 1999. Such disclosure requirements include notification of the circumstances whereby a mortgagor may cancel PMI, the date when PMI automatically terminates and servicer contact information. In addition, HOPA provides that no later than 30 days after cancellation or termination of PMI, the servicer shall provide written notification that such PMI is terminated and no further payments are due or payable. Any servicer, mortgagee or mortgage insurer that violates provisions of HOPA is subject to possible liability which includes, but is not limited to, actual damages, statutory damages and reasonable attorney's fees.

Texas Home Equity Loans

   Generally, any "cash-out" refinance or other non-purchase money transaction (except for rate/term refinance loans and certain other narrow exceptions) secured by a Texas resident's principal residence is subject to the provisions set forth in Section 50(a)(6) of Article XVI of the Constitution of Texas (the "Texas Home Equity Laws"). The Texas Home Equity Laws provide for certain disclosure requirements, caps on allowable fees, required loan closing procedures and other restrictions. Failure, inadvertent or otherwise, to comply with any requirement may render the Mortgage Loan unenforceable and/or the lien on the Mortgaged Property invalid. Because mortgage loans which are subject to the Texas Home Equity Laws can be foreclosed only pursuant to court order, rather than non-judicial foreclosure as is available for other types of mortgage loans in Texas, delays and increased losses may result in connection with foreclosures of such loans. If a court were to find that any requirement of the Texas Home Equity Laws was not complied with, the court could refuse to allow foreclosure to proceed, declare the lien on the Mortgaged Property to be invalid, and/or require the originating lender or the holder of the note to forfeit some or all principal and interest of the related Mortgage Loan. Title insurance generally available on such Mortgage Loans may exclude coverage for some of the risks described in this paragraph.

Servicemembers Civil Relief Act

   Generally, under the terms of the Servicemembers Civil Relief Act (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest, including fees and charges, above an annual rate of 6% during the period of such borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% per annum, unless a court or administrative agency orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans in a Trust Fund. Any shortfall in interest collections resulting from the application of the Relief Act or any amendment thereto could result in losses to the holders of the Securities of the related Series. Further, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion. In addition, the Relief Act provides broad discretion for a court to modify a Mortgage Loan upon application of the Mortgagor. Certain states have enacted comparable legislation which may lead to the modification of a Mortgage Loan or interfere with or affect the ability of the Servicer to timely collect payments of principal and interest on, or to foreclose on, Mortgage Loans of borrowers in such states who are active or reserve members of the armed services or national guard. For example, California has enacted legislation providing protection substantially similar to that provided by the Relief Act to California national guard members called up for active service by the Governor or President and reservists called to active duty.


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Environmental Considerations

   A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to such a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. Such laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water; generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; removal and disposal of asbestos-containing materials; management of electrical or other equipment containing polychlorinated biphenyls ("PCBs"). Failure to comply with such laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of certain states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally all subsequent liens on such property are subordinated to such a lien and, in some states, even prior recorded liens are subordinated to such liens ("Superliens"). In the latter states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected.

   Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute management of the mortgaged property may become liable in certain circumstances for the costs of remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial and could exceed the value of the property and the aggregate assets of the owner or operator. CERCLA imposes strict, as well as joint and several liability for environmental remediation and/or damage costs on several classes of "potentially responsible parties," including current "owners and/or operators" of property, irrespective of whether those owners or operators caused or contributed to contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other "off-site" locations may held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the aggregate assets of the property owner.

   The law is unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender such as the Trust Fund. Under the laws of some states and under CERCLA, a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have "participated in the management" of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA's definition of "owner or operator," is a person "who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only to the extent that a lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances including, among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

   The Resource Conservation and Recovery Act, as amended ("RCRA"), contains a similar secured-creditor exemption for those lenders who hold a security interest in a petroleum underground storage tank ("UST") or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which such a UST is located. As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a UST owner or operator if such lender or its employees or agents participate in the management of the UST. In addition, if the lender takes title to or possession of the UST or the real estate containing the UST, under certain circumstances the secured-creditor exemption may be deemed to be unavailable.

   A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA's secured-creditor exemption. The court's opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating


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to hazardous waste to be liable under CERCLA, rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence such decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in In re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent "some actual management of the facility" on the part of the lender.

   Court decisions have taken varying views of the scope of the secured-creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. Until recently, these efforts have failed to provide substantial guidance.

   On September 30, 1996, however, the President signed into law the Asset Conservation Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"). The Asset Conservation Act was intended to clarify the scope of the secured-creditor exemption under both CERCLA and RCRA. The Asset Conservation Act more explicitly defined the kinds of "participation in management" that would trigger liability under CERCLA and specified certain activities that would not constitute "participation in management" or otherwise result in a forfeiture of the secured-creditor exemption prior to foreclosure or during a workout period. The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized certain regulatory clarifications of the scope of the secured-creditor exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

   If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the Trust Fund and occasion a loss to the Trust Fund and to Securityholders in certain circumstances. The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption.

   Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, neither the Depositor nor Wells Fargo Bank has made such evaluations prior to the origination of the Mortgage Loans, nor does Wells Fargo Bank require that such evaluations be made by originators who have sold the Mortgage Loans to it. Neither the Depositor nor Wells Fargo Bank is required to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the Depositor nor the Servicer makes any representations or warranties or assumes any liability with respect to: the environmental condition of such Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from such Mortgaged Property; the impact on Securityholders of any environmental condition or presence of any substance on or near such Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Depositor authorized or able to make any such representation, warranty or assumption of liability relative to any such Mortgaged Property. See "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Assignment of Mortgage Loans; Representations and Warranties; Repurchases," "--Realization Upon Defaulted Mortgage Loans; Servicing Advances" and "--Due on Sale Provisions" above.

"Due-on-Sale" Clauses

   The forms of note, mortgage and deed of trust relating to conventional Mortgage Loans may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce


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such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") which purports to preempt state laws which prohibit the enforcement of "due-on-sale" clauses by providing among other matters, that "due-on-sale" clauses in certain loans (which loans may include the Mortgage Loans) made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. "Due-on-sale" clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Office of Thrift Supervision ("OTS"), as successor to the Federal Home Loan Bank Board ("FHLBB"), which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

   The Garn Act created a limited exemption from its general rule of enforceability for "due-on-sale" clauses in certain mortgage loans ("Window Period Loans") which were originated by non-federal lenders and made or assumed in certain states ("Window Period States") during the period, prior to October 15, 1982, in which that state prohibited the enforcement of "due-on-sale" clauses by constitutional provision, statute or statewide court decision (the "Window Period"). Though neither the Garn Act nor the OTS regulations actually names the Window Period States, Freddie Mac has taken the position, in prescribing mortgage loan servicing standards with respect to mortgage loans which it has purchased, that the Window Period States were: Arizona, Arkansas, California, Colorado, Georgia, Iowa, Michigan, Minnesota, New Mexico, Utah and Washington. Under the Garn Act, unless a Window Period State took action by October 15, 1985, the end of the Window Period, to further regulate enforcement of "due-on-sale" clauses in Window Period Loans, "due-on-sale" clauses would become enforceable even in Window Period Loans. Five of the Window Period States (Arizona, Minnesota, Michigan, New Mexico and Utah) have taken actions which restrict the enforceability of "due-on-sale" clauses in Window Period Loans beyond October 15, 1985. The actions taken vary among such states.

   By virtue of the Garn Act, the Servicer may generally be permitted to accelerate any conventional Mortgage Loan which contains a "due-on-sale" clause upon transfer of an interest in the property subject to the mortgage or deed of trust. With respect to any Mortgage Loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase, (ii) a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or children become an owner of the property in each case where the transferee(s) will occupy the property, (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the property, (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the property (provided that such lien or encumbrance is not created pursuant to a contract for deed), (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, (vi) a transfer into an inter vivos trust in which the borrower is the beneficiary and which does not relate to a transfer of rights of occupancy; and (vii) other transfers as set forth in the Garn Act and the regulations thereunder. Regulations promulgated under the Garn Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The extent of the effect of the Garn Act on the average lives and delinquency rates of the Mortgage Loans cannot be predicted. See "Prepayment and Yield Considerations."

Alternative Mortgage Instruments

   Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit


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

unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

Prepayment Penalties

   Some state laws restrict the imposition of Prepayment Penalties and late fees even when the mortgage loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act of 1982 (the "Parity Act" ), permits the collection of Prepayment Penalties and late fees in connection with some types of eligible mortgage loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that Prepayment Penalties and late fees may not be collected even on loans that provide for the payment of those charges. The OTS, the agency that administers the Parity Act for unregulated, non-federally chartered housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized state-chartered housing creditors to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to mortgage loans originated on or after July 1, 2003. However, the OTS's ruling does not retroactively affect mortgage loans originated by such entities before July 1, 2003.

Subordinate Financing

   Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The OTS as successor to the FHLBB is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Fifteen states have adopted laws reimposing or reserving the right to reimpose interest rate limits. In addition, even where Title V is not so rejected, any state is authorized to adopt a provision limiting certain other loan charges.

   The Depositor will represent and warrant in the applicable Agreement to the Trustee for the benefit of Securityholders that all Mortgage Loans are originated in full compliance with applicable state laws, including usury laws. See "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Assignment of Mortgage Loans; Representations and Warranties; Repurchases."


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

Enforceability of Certain Provisions

   Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.

   Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

                           CERTAIN REGULATORY MATTERS

   Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the OCC, have the power to determine if any activity or contractual obligation of a bank or its operating subsidiaries constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank and its subsidiaries. If the OCC, which has primary regulatory authority over the Servicer and Master Servicer and any other Servicer which is a bank or a bank's operating subsidiary, or any other federal bank regulatory authority, which has primary regulatory authority over any other Servicer, were to find that any obligation of the Servicer, Master Servicer or such other Servicer under the related Agreement or any activity of the Servicer, Master Servicer or such other Servicer constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to such entities, the OCC or other applicable federal regulatory authority could order the Servicer, Master Servicer or such other Servicer, among other things, to rescind such contractual obligation or terminate such activity.

   In March 2003, the OCC issued a temporary cease and desist order against a national bank (as to which no conservator or receiver had been appointed) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements).

   While the Depositor does not believe that the OCC would consider, with respect to any Series, (i) provisions relating to the Servicer acting as servicer under the related Agreement, (ii) provisions relating to another Servicer acting as a servicer under the applicable Agreement, (iii) the payment or amount of a master servicing fee payable to the Master Servicer or the Servicing Fee payable to Wells Fargo Bank or such other Servicer or (iv) any other obligation of the Servicer, the Master Servicer or such other Servicer under the related Agreement, to be unsafe or unsound or violative of any law, rule or regulation applicable to such entities, there can be no assurance that the OCC or any other applicable federal regulatory authority in the future would not conclude otherwise. If the OCC or any other applicable federal regulatory authority did reach such a conclusion, and ordered the Servicer, Master Servicer or such other Servicer to rescind or amend any such agreements, distributions on Securities of the related Series could be delayed or reduced.


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                         FEDERAL INCOME TAX CONSEQUENCES

General

   The following discussion represents the opinion of Cadwalader, Wickersham & Taft LLP as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Securities offered hereunder. This discussion is directed solely to Securityholders that hold the Securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code") and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Securities. Securityholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Securities offered hereunder.

   The following discussion addresses securities of four general types: (i) securities ("REMIC Securities") representing interests in a Trust Fund, or a portion thereof, that the Securities Administrator will elect to have treated as a real estate mortgage investment conduit ("REMIC" ) under Sections 860A through 860G (the "REMIC Provisions") of the Code, (ii) securities ("Grantor Trust Securities") representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made, (iii) securities ("Partnership Securities") representing interests in a Trust Fund ("Partnership Trust Fund") which is treated as a partnership for federal income tax purposes, and (iv) securities ("Debt Securities") representing indebtedness of a Partnership Trust Fund for federal income tax purposes. The prospectus supplement for each Series of Securities will indicate which of the foregoing treatments will apply to such Series and, if a REMIC election (or elections) will be made for the related Trust Fund, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, (i) references to a "Securityholder" or a "holder" are to the beneficial owner of a Security and
(ii) references to "REMIC Pool" are to an entity or portion thereof as to which a REMIC election will be made.

   The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Securities.

   Taxable Mortgage Pools

   Corporate income tax can be imposed on the net income of certain entities issuing non-REMIC debt obligations secured by real estate mortgages ("Taxable Mortgage Pools"). Any entity other than a REMIC will be considered a Taxable Mortgage Pool if (i) substantially all of the assets of the entity consist of debt obligations and more than 50% of such obligations consist of "real estate mortgages," (ii) such entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the debt obligations on which the entity is the obligor, payments on such obligations bear a relationship to payments on the obligations held by the entity. Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligations. The Depositor generally will structure offerings of non-REMIC Securities to avoid the application of the Taxable Mortgage Pool rules.

REMICS

   Classification of REMICs

   With respect to each Series of REMIC Securities, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a


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

REMIC and the REMIC Securities offered with respect thereto will be considered to evidence ownership of "regular interests" ("Regular Securities") or "residual interests" ("Residual Securities") in that REMIC within the meaning of the REMIC Provisions.

   In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Securities) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or agents thereof and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling and Servicing Agreement with respect to each Series of REMIC Securities will contain provisions meeting these requirements. See "--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities--Disqualified Organizations."

   A qualified mortgage is any obligation that is principally secured by an interest in real property and that (i) is either transferred to the REMIC Pool on the Startup Day, (ii) is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day or (iii) effective January 1, 2005, represents an increase in the principal amount of the obligation under the terms of such obligation described in (i) or
(ii) above if such increase is attributable to an advance made to the obligor pursuant to the original terms of the obligation, occurs after the Startup Day of the REMIC and is purchased by the REMIC pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in Tiered REMICs. The REMIC Regulations specify that loans secured by timeshare interests, shares held by a tenant stockholder in a cooperative housing corporation, and manufactured housing that qualifies as a "single family residence" under Code Section 25(e)(10) can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A mortgage loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

   Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool (i) to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies or (ii) effective January 1, 2005, to provide a source of funding for the purchase of additional draws made by mortgagors under the terms of loans held by the related REMIC. The aggregate fair market value of any such reserve cannot exceed 50 percent of the aggregate fair market value of all asset of the REMIC on the Startup Day. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or


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

imminent default of a qualified mortgage and generally may not be held beyond the close of the third calendar year beginning after the taxable year of acquisition unless an extension is granted by the IRS.

   In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more Classes of regular interests or
(ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Securities of a Series will constitute one or more Classes of regular interests, and the Residual Securities with respect to that Series will constitute a single Class of residual interests with respect to each REMIC Pool.

   If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC Pool will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

   Characterization of Investments in REMIC Securities

   In general, the REMIC Securities will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in
Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying such Securities would be so treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year. If the assets of the REMIC Pool include Buy-Down Loans, it is possible that the percentage of such assets constituting "loans . . . secured by an interest in real property which is . . . residential real property" for purposes of Code
Section 7701(a)(19)(C)(v) may be required to be reduced by the Buy-Down Funds. Interest (including original issue discount) on the Regular Securities and income allocated to the Class of Residual Securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Securities are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the Regular Securities generally will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC Pool's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC Pool during such calendar quarter. The REMIC will report those determinations to Securityholders in the manner and at the times required by applicable Treasury regulations.

   The assets of the REMIC Pool will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may


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include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property generally will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

   Tiered REMIC Structures

   For certain Series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such Series of REMIC Securities, Cadwalader, Wickersham & Taft LLP will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Securities issued by the Tiered REMICs will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

   Solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Securities is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

   Taxation of Owners of Regular Securities

   General

   In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a holder of the Regular Security (the "Regular Securityholder"), and principal payments on a Regular Security will be treated as a return of capital to the extent of the Regular Securityholder's basis in the Regular Security allocable thereto. Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by such Regular Securityholder.

   Original Issue Discount

   Accrual Securities will be, and other Classes of Regular Securities may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class or subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to such income. The following discussion is based in part on OID Regulations issued under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Securityholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Securities. To the extent such issues are not addressed in such regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount with respect to the Regular Securities.

   Each Regular Security (except to the extent described below with respect to a Regular Security on which principal is distributed in a single installment or by lots of specified principal amounts upon the request of a Securityholder or by random lot (a "Non-Pro Rata Security")) will be treated as a single installment obligation for purposes of determining the original issue discount includable in a Regular Securityholder's income. The total amount of original issue discount on a Regular Security is the excess of the "stated redemption price at maturity" of


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the Regular Security over its "issue price." The issue price of a Class of
Regular Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of such Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the Securities Administrator will treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of the Class as of the issue date. The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period prior to the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Security, it is possible that no interest on any Class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying Mortgage Loans provide for remedies in the event of default, it is anticipated that the Securities Administrator will treat interest with respect to the Regular Securities as qualified stated interest. Distributions of interest on an Accrual Security, or on other Regular Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Securities includes all distributions of interest as well as principal thereon. Likewise, it is anticipated that the Securities Administrator will treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Security is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

   Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Securities. The Prepayment Assumption with respect to a Series of Regular Securities will be set forth in the applicable prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Security is held as a capital asset. Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method."

   A Regular Securityholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Security accrued during an interest accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition. The Securities Administrator will treat the monthly period ending on the day before each Distribution Date as the interest accrual period. With respect to each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full interest accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Security. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full interest accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period, and (b) the distributions made on the Regular Security during the accrual period that are included in the Regular Security's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Security at the beginning of the accrual period. The present value of the remaining


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distributions referred to in the preceding sentence is calculated based on (i)
the yield to maturity of the Regular Security at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the aggregate amount of original issue discount with respect to the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular Security in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

   Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series of Regular Securities can result in both a change in the priority of principal payments with respect to certain Classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Securities.

   In the case of a Non-Pro Rata Security, it is anticipated that the Securities Administrator will determine the yield to maturity of such Security based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata Security in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Security (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Security (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Security of such Class will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

   The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Securities providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of Regular Securityholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, Regular Securityholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Regular Securities with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Security issued after the date the final regulations are published in the Federal Register.

   Acquisition Premium

   A purchaser of a Regular Security having original issue discount at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method."

   Variable Rate Regular Securities

   Regular Securities may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates,"
(b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater that 0.65 but not more than 1.35, increased or decreased by a fixed rate. Such rate may also be subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the


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instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A Class of Regular Securities may be issued under this prospectus that does not have a variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities. However, if final regulations dealing with contingent interest with respect to Regular Securities apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or variable rate as described in this paragraph.

   Under the REMIC Regulations, a Regular Security (i) bearing interest at a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, it is anticipated that the Securities Administrator will treat Regular Securities that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

   The amount of original issue discount with respect to a Regular Security bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount," with the yield to maturity and future payments on such Regular Security generally to be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless required otherwise by applicable final regulations, it is anticipated that the Securities Administrator will treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includable in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

   Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, the Depositor intends to treat Regular Securities bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on such Regular Securities for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed-rate Mortgage Loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate Mortgage Loans. In the case of adjustable rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Securities.

   Market Discount

   A subsequent purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Security (i) is exceeded by the remaining outstanding principal payments and interest payments other than qualified


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stated interest payments due on a Regular Security, or (ii) in the case of a
Regular Security having original issue discount, is exceeded by the adjusted issue price of such Regular Security at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Security as distributions includable in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either
(i) on the basis of a constant interest rate, or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made. A person who purchases a Regular Security at a price lower than the remaining amounts includable in the stated redemption price at maturity of the security, but higher than its adjusted issue price, does not acquire the Regular Security with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price.

   Market discount with respect to a Regular Security will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Security (or, in the case of a Regular Security having original issue discount, the adjusted issue price of such Regular Security) multiplied by the weighted average maturity of the Regular Security (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above.

   Under provisions of the OID Regulations relating to contingent payment obligations, a secondary purchaser of a Regular Security that has "contingent interest" at a discount generally would continue to accrue interest and determine adjustments on the Regular Security based on the original projected payment schedule devised by the issuer of the Security. The holder of such a Regular Security would be required, however, to allocate the difference between the adjusted issue price of the Regular Security and its basis in the Regular Security as positive adjustments to the accruals or projected payments on the Regular Security over the remaining term of the Regular Security in a manner that is reasonable (e.g., based on a constant yield to maturity).

   Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a given Class of Regular Securities. Prospective investors in Regular Securities should consult their own tax advisors regarding the application of the market discount rules to the Regular Securities. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

   Amortizable Premium

   A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds such Regular Security as a "capital


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asset" within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Security. Such election will apply to all taxable debt obligations (including REMIC regular interests) acquired by the Regular Securityholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the IRS. Final Treasury regulations have been issued with respect to amortizable bond premiums which do not by their terms apply to prepayable debt instruments such as the Regular Securities. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Securities, although it is unclear whether the alternatives to the constant interest method described above under "--Market Discount" are available. Amortizable bond premium generally will be treated as an offset to interest income on a Regular Security, rather than as a separate deduction. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

   Amortizable premium on a Regular Security that is subject to redemption at the option of the issuer generally must be amortized as if the optional redemption price and date were the Security's principal amount and maturity date if doing so would result in a smaller amount of premium amortization during the period ending with the optional redemption date. Thus, a holder of a Regular Security would not be able to amortize any premium on a Regular Security that is subject to optional redemption at a price equal to or greater than the Securityholder's acquisition price unless and until the redemption option expires. A Regular Security subject to redemption at the option of the issuer described in the preceding sentence will be treated as having matured on the redemption date for the redemption price and then as having been reissued on that date for that price. Any premium remaining on the Regular Security at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.

   Election to Treat All Interest Under the Constant Yield Method

   A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a Class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making such an election.

   Treatment of Losses

   Regular Securityholders will be required to report income with respect to Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectable. Accordingly, the holder of a Regular Security, particularly a Subordinated Security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectable, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance


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with the rules of Code Section 166. Under Code Section 166, it appears that
Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss such loss with respect to principal sustained during the taxable year on account of any such Regular Securities becoming wholly or partially worthless, and that, in general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any such Regular Securities becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Regular Securityholders should be allowed a bad debt deduction at such time as the principal balance of such Regular Securities is reduced to reflect losses resulting from any Liquidated Mortgage Loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the Mortgage Loans remaining in the Trust Fund have been liquidated or the applicable Class of Regular Securities has been otherwise retired. The IRS could also assert that losses on the Regular Securities are deductible based on some other method that may defer such deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Securities. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Securities.

   Sale or Exchange of Regular Securities

   If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal the original cost of the Regular Security to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Security and reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium, and by any recognized losses.

   Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the long-term capital gain holding period (currently, more than one year). Such gain will be treated as ordinary income (i) if a Regular Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includable in the gross income of the holder if its yield on such Regular Security were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includable in the gross income of such holder with respect to such Regular Security. In addition, gain or loss recognized from the sale of a Regular Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held for more than one year. Currently, the maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.


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   Taxation of Owners of Residual Securities

   Taxation of REMIC Income

   Generally, the "daily portions" of REMIC taxable income or net loss will be includable as ordinary income or loss in determining the federal taxable income of holders of Residual Securities ("Residual Holders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Securities in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Securities, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Securities. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Securities, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Securities of any Class of the related Series outstanding.

   The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Securities, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities, and (ii) the discount on the Mortgage Loans which is includable in income may exceed the deduction allowed upon such distributions on those Regular Securities on account of any unaccrued original issue discount relating to those Regular Securities. When there is more than one Class of Regular Securities that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier Classes of Regular Securities to the extent that such Classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Securities are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a Series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding Classes of Regular Securities, whereas, to the extent the REMIC Pool consists of fixed rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a Series of Securities, may have a significant adverse effect upon a Residual Holder's after-tax rate of return.

   A portion of the income of a Residual Securityholder may be treated unfavorably in three contexts: (i) it may not be offset by current or net operating loss deductions; (ii) it will be considered unrelated business taxable income to tax-exempt entities; and (iii) it is ineligible for any statutory or treaty reduction in the 30% withholding tax


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otherwise available to a foreign Residual Securityholder. See "--Limitations on
Offset or Exemption of REMIC Income" below. In addition, a Residual Holder's taxable income during certain periods may exceed the income reflected by such Residual Holders for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Securities.

   Basis and Losses

   The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for such Residual Security. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC Pool.

   A Residual Holder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, the taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Although the law is unclear in certain respects, such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Securities over their life. However, in view of the possible acceleration of the income of Residual Holders described above under "--Taxation of REMIC Income," the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Securities.

   A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic residual interests. The regulations require inducement fees to be included in income over a period reasonably related to the period in which a Residual Security is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income: (i) in the same amounts and over the same period that the holder uses for financial reporting purposes, provided that such period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If a Residual Holder sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee is required to be taken into account at the time of the sale or disposition.

   Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Security is greater than the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Holder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "--Sale or Exchange of a Residual Security" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

   Treatment of Certain Items of REMIC Income and Expense

   Although it is anticipated that the Securities Administrator will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that will be used for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Securities, and different methods could result in different timing or reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.


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   Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of premium will be determined in the same manner as original issue discount income on Regular Securities as described above under "--Taxation of Owners of Regular Securities--Original Issue Discount" and "--Variable Rate Regular Securities," without regard to the de minimis rule described therein, and "--Taxation of Owners of Regular Securities--Amortizable Premium."

   Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool in such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "--Taxation of Owners of Regular Securities--Market Discount."

   Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Owners of Regular Securities--Amortizable Premium," a person that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on Mortgage Loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. Because substantially all of the mortgagors on the Mortgage Loans are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

   Limitations on Offset or Exemption of REMIC Income

   A portion (or all) of the REMIC taxable income includable in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Security (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Security at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Security prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Securities diminishes.

   The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of such Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "--Taxation of Certain Foreign Investors--Residual Securities" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its


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shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

   There are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

   Tax-Related Restrictions on Transfer of Residual Securities

   Disqualified Organizations. If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Security for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Security, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Security would in no event be liable for such tax with respect to a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the IRS if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Security is actually held by the Disqualified Organization.

   In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

   If an "electing large partnership" holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

   For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors in not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service or persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 531) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity, and (iii) an


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"electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

   The Pooling and Servicing Agreement with respect to a Series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless (i) the proposed transferee furnished to the transferor and the Securities Administrator an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing such Residual Security on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and (ii) the transferor provides a statement in writing to the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security with respect to a Series will bear a legend referring to such restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling and Servicing Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the Securities Administrator may charge a fee for computing and providing such information.

   Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person as defined below under "--Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, as amended on July 19, 2002, a safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (iii) the transferee represents to the transferor that it will not cause income from the Residual Security to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person. The Pooling and Servicing Agreement with respect to each Series of Certificates will require the transferee of a Residual Security to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "Disqualified Organizations."

   In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, the REMIC Regulations contain a fourth condition for the transferor to be presumed to lack such knowledge. This fourth condition requires that one of the two following tests be satisfied: Either

         (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

            (i) the present value of any consideration given to the transferee to acquire the interest;


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            (ii) the present value of the expected future distributions on the interest; and

            (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

   For purposes of these computations, the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

      (b) (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain asset tests; (ii) the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible "C" corporation and would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

   Unless otherwise indicated in the applicable Prospectus Supplement, the Pooling and Servicing Agreement will not require that transfers of the Residual Securities meet the fourth requirement above, and thus meet the safe harbor. Persons considering the purchase of the Residual Securities should consult their advisors regarding the advisability of meeting the safe harbor in any transfer of the Residual Securities.

   Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

   The prospectus supplement relating to the Certificates of a Series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizens or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

   Sale or Exchange of a Residual Security

   Upon the sale or exchange of a Residual Security, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "--Taxation of Owners of Residual Securities--Basis and Losses") of such Residual Holder in such Residual Security at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Holder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Holder's Residual Security, in which case, if the Residual Holder has an adjusted basis in its Residual Security remaining when its


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interest in the REMIC Pool terminates, and if it holds such Residual Security as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of such remaining adjusted basis.

   Any gain on the sale of a Residual Security will be treated as ordinary income (i) if a Residual Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Holder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

   The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Securities where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Security.

   Mark to Market Regulations

   The IRS has issued final regulations (the "Mark to Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark to market requirement, a Residual Security is not treated as a security and thus may not be marked to market.

   Taxes That May Be Imposed on the REMIC Pool

   Prohibited Transactions

   Income from certain transaction by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includable in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgages other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default, or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services, or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell a qualified mortgage or cash flow investment held by a REMIC Pool to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Securities is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.


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   Contributions to the REMIC Pool After the Startup Day

   In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Holder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

   Net Income from Foreclosure Property

   The REMIC Pool will be subject of federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the close of the third calendar year beginning after the year in which the REMIC Pool acquires such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

   Liquidation of the REMIC Pool

   If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Securities and Residual Holders within the 90-day period.

   Administrative Matters

   The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Securities Administrator will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The Securities Administrator (or other entity specified in the applicable Agreement) will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool as agent of the Residual Holders holding the largest percentage interest in the Residual Securities. If the Code or applicable Treasury regulations do not permit the Servicer to act as tax matters person in its capacity as agent of such Residual Holder, such Residual Holder or such other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Holders of certain administrative and judicial proceedings regarding the REMIC Pool's tax affairs, although other holders of the Residual Securities of the same Series would be able to participate in such proceedings in appropriate circumstances.

   Limitations on Deduction of Certain Expenses

   An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a statutory threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out and eliminated by 2010. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the Servicing Fee and all


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administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Securities either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. With respect to a REMIC Pool that would be classified as an investment trust in the absence of a REMIC election or that is substantially similar to an investment trust, any holder of a Regular Security that is an individual, trust, estate, or pass-through entity also will be allocated its pro rata share of such expenses and a corresponding amount of income and will be subject to the limitations or deductions imposed by Code Sections 67 and 68, as described above. Unless indicated otherwise in the applicable prospectus supplement, all such expenses will be allocable to the Residual Securities. In general, such allocable portion will be determined based on the ratio that a REMIC Securityholder's income, determined on a daily basis, bears to the income of all holders of Regular Securities and Residual Securities with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Securities (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Securities that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.

   Taxation of Certain Foreign Investors

   Regular Securities

   Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), generally will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that (i) such interest is not effectively connected with the conduct of a trade or business in the United States of the Securityholder, (ii) such Non-U.S. Person is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (iii) such Non-U.S. Person provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Security is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security. The term "Non-U.S. Person" means any person who is not a U.S. Person.

   Treasury regulations (the "Withholding Regulations"), provide alternative methods of satisfying the beneficial ownership certification requirement described above. The Withholding Regulations require, in the case of Regular Securities held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number in certain circumstances. A look-through rule applies in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the Withholding Regulations.

   Residual Securities

   The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amount distributed to Residual Holders may qualify as "portfolio


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interest," subject to the conditions described in "--Regular Securities" above, but only to the extent that (i) the Mortgage Loans were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code
Section 163(f)(1). Generally, Mortgage Loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, Residual Holders will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Owners of Residual Securities--Limitations on Offset or Exemption of REMIC Income." If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Security is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

   Backup Withholding

   Distributions made on the Regular Securities, and proceeds from the sale of the Regular Securities to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 28% (increasing to 31% after
2010) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Holder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Security, or such Holder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Securities would be refunded by the IRS or allowed as a credit against the Regular Holder's federal income tax liability. The Withholding Regulations change certain of the rules relating to certain presumptions relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

   Reporting Requirements

   Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Securities or beneficial owners who own Regular Securities through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Securities (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular Series of Regular Securities. Holders through nominees must request such information from the nominee.

   The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence). Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Securities, and filed annually with the IRS concerning Code
Section 67 expenses (see "--Taxes That May Be Imposed on the REMIC Pool--Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of Regular Securities, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Characterization of Investments in REMIC Securities."


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   Residual Holders should be aware that their responsibilities as holders of the residual interest in a REMIC Pool, including the duty to account for their shares of the REMIC Pool's income or loss on their returns, continue for the life of the REMIC Pool, even after the principal and interest on their Residual Securities have been paid in full.

   Treasury regulations provide that a Residual Holder is not required to treat items on its return consistently with their treatment on the REMIC Pool's return if the Holder owns 100% of the Residual Securities for the entire calendar year. Otherwise, each Residual Holder is required to treat items on its returns consistently with their treatment on the REMIC Pool's return, unless the Holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Pool level. Any person that holds a Residual Security as a nominee for another person may be required to furnish the related REMIC Pool, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

Grantor Trust Funds

   Classification of Grantor Trust Funds

   With respect to each Series of Grantor Trust Securities, assuming compliance with all provisions of the applicable Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership, an association taxable as a corporation, or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Accordingly, each holder of a Grantor Trust Security generally will be treated as the beneficial owner of an undivided interest in the Mortgage Loans included in the Grantor Trust Fund.

Standard Securities

   General

   Where there is no Fixed Retained Yield or "excess" servicing with respect to the Mortgage Loans underlying the Securities of a Series, and where such Securities are not designated as "Stripped Securities," the holder of each such Security in such Series (referred to herein as "Standard Securities") will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Grantor Trust Fund represented by its Standard Security and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "--Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Security of a particular Series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Standard Security, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Servicer, in accordance with such Securityholder's method of accounting. A Securityholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Grantor Trust Fund. However, investors who are individuals, estates or trusts who own Securities, either directly or indirectly through certain pass-through entities, will be subject to limitations with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all such administrative and other expenses of the Grantor Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a statutory threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out and eliminated by 2010. As a result, such investors holding Standard Securities, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Securities with respect to interest at the pass-through rate or as discount income on such Standard Securities. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is Fixed Retained Yield with respect to the Mortgage Loans underlying a Series of Securities or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application


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of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "--Stripped Securities" and "--Recharacterization of Servicing Fees," respectively.

   Holders of Standard Securities, particularly any Class of a Series which is a Subordinated Security, may incur losses of interest or principal with respect to the Mortgage Loans. Such losses would be deductible generally only as described above under "--REMICs--Taxation of Owners of Regular Securities--Treatment of Losses," except that Securityholders on the cash method of accounting would not be required to report qualified stated interest as income until actual receipt.

   Tax Status

   With respect to a Series, Cadwalader, Wickersham & Taft LLP has advised the Depositor that, except with respect to a Trust Fund consisting of Unsecured Home Improvement Loans:

   o A Standard Security owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Standard Security is of the type described in such section of the Code.

   o A Standard Security owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
      Section 856(c)(4)(A) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

   o A Standard Security owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

   An issue arises as to whether Buydown Mortgage Loans may be characterized in their entirety under the Code provisions cited in the first two bullet points above or whether the amount qualifying for such treatment must be reduced by the amount of the Buydown Funds. There is indirect authority supporting treatment of an investment in a Buydown Mortgage Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, Securityholders are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such Securityholder's investment for federal income tax purposes.

   Premium and Discount

   Securityholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Securities or thereafter.

   Premium. The treatment of premium incurred upon the purchase of a Standard Security will be determined generally as described above under "--REMICs--Taxation of Owners of Residual Securities--Premium." The rules allowing for the amortization of premium are available with respect to Mortgage Loans originated after September 27, 1985.

   Original Issue Discount. The original issue discount rules of Code Section 1271 through 1275 will be applicable to a Securityholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income generally are applicable to mortgages originated after March 2, 1984. Under the OID Regulations, original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or,


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under certain circumstances, by the presence of "teaser" rates on the Mortgage
Loans. See "--Stripped Securities" below regarding original issue discount on Stripped Securities.

   Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includable in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Securityholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includable by such holder.

   Market Discount. Securityholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "--REMICs--Taxation of Owners of Regular Securities--Market Discount," except that the ratable accrual methods described therein will not apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual.

   Recharacterization of Servicing Fees

   If the servicing fees paid to a Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Securityholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of Standard Securities, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

   Accordingly, if the IRS's approach is upheld, a Servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "Stripped Securities," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Securities, and the original issue discount rules of the Code would apply to the holder thereof. While Securityholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Servicer, or as including such portion as a second Class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple Classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple Classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Securityholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Securities" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.


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   Sale or Exchange of Standard Securities

   Upon sale or exchange of a Standard Securities, a Securityholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Security. In general, the aggregate adjusted basis will equal the Securityholder's cost for the Standard Security, exclusive of accrued interest, increased by the amount of any income previously reported with respect to the Standard Security and decreased by the amount of any losses previously reported with respect to the Standard Security and the amount of any distributions (other than accrued interest) received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss generally would be capital gain or loss if the Standard Security was held as a capital asset. However, gain on the sale of a Standard Security will be treated as ordinary income (i) if a Standard Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations currently is the same with respect to both ordinary income and capital gains.

Stripped Securities

   General

   Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Securities that are subject to those rules will be referred to as "Stripped Securities." The Securities will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of Fixed Retained Yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Depositor or any of its affiliates is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "--Standard Securities--Recharacterization of Servicing Fees" above), and (iii) a Class of Securities are issued in two or more Classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

   In general, a holder of a Stripped Security will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Security's allocable share of the servicing fees paid to a Servicer, to the extent that such fees represent reasonable compensation for services rendered. See the discussion above under "--Standard Securities--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to Stripped Securityholders, the servicing fees will be allocated to the Classes of Stripped Securities in proportion to the distributions to such Classes for the related period or periods. The holder of a Stripped Security generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Securities--General," subject to the limitation described therein.

   Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Securities for


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federal income tax purposes is not clear in certain respects, particularly where such Stripped Securities are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Depositor has been advised by counsel that (i) the Grantor Trust Fund will be treated as a grantor trust under subpart E, part
I of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and
(ii) each Stripped Security should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Securities could be made in one of the ways described below under "--Possible Alternative
Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for original issue discount purposes, all payments on any Stripped Securities should be aggregated and treated as though they were made on a single debt instrument. The Pooling and Servicing Agreement will require that the Securities Administrator make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

   Furthermore, Treasury regulations provide for treatment of a Stripped Security as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under such regulations, a Stripped Security that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of such a Stripped Security would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Security. Further, these regulations provide that the purchaser of such a Stripped Security will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Security was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described above under "--REMICs--Taxation of Owners of Regular Securities--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

   The holder of a Stripped Security will be treated as owning an interest in each of the Mortgage Loans held by the Grantor Trust Fund and will recognize an appropriate share of the income and expenses associated with the Mortgage Loans. Accordingly, an individual, trust or estate that holds a Stripped Security directly or through a pass-through entity will be subject to the limitations on deductions imposed by Code Sections 67 and 68.

   A holder of a Stripped Security, particularly any Class of a Series which is a Subordinated Security, may deduct losses incurred with respect to the Stripped Security as described above under "--Standard Securities--General."

   Status of Stripped Securities

   No specific legal authority exists as to whether the character of the Stripped Securities, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Depositor that, except with respect to a Trust Fund consisting of Unsecured Home Improvement Loans, Stripped Securities owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation[s] . . . principally secured by an interest in real property which is . . . residential real estate" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. The application of such Code provisions to Buydown Mortgage Loans is uncertain. See "--Standard Securities--Tax Status" above.

   Taxation of Stripped Securities

   Original Issue Discount. Except as described above under "--General," each Stripped Security will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Security must be included in ordinary income as it accrues, in accordance with a constant


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yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the issue discount required to be included in the income of a holder of a Stripped Security (referred to in this discussion as a "Stripped Securityholder") in any taxable year likely will be computed generally as described above under "--REMICs--Taxation of Owner of Regular Securities--Original Issue Discount" and "--Variable Rate Regular Securities." However, with the apparent exception of a Stripped Security qualifying as a market discount obligation as described above under "--General," the issue price of a Stripped Security will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest, to be made on the Stripped Security to such Securityholder, presumably under the Prepayment Assumption.

   If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Securityholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Securityholder's Stripped Security. While the matter is not free from doubt, the holder of a Stripped Security should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Security to recognize a loss (which may be a capital loss) equal to such portion of unrecoverable basis.

   As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Securities will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Securities. However, if final regulations dealing with contingent interest with respect to the Stripped Securities apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Securities.

   Sale or Exchange of Stripped Securities. Sale or exchange of a Stripped Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Securityholder's adjusted basis in such Stripped Security, as described above under "--REMICs--Taxation of Owners of Regular Securities--Sale or Exchange of Regular Securities." Gain or loss from the sale or exchange of a Stripped Security generally will be capital gain or loss to the Securityholder if the Stripped Security is held as a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Stripped Security has been held for the long-term capital gain holding period (currently, more than one year). To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Securities, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Securityholder other than an original Securityholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

   Purchase of More Than One Class of Stripped Securities. When an investor purchases more than one Class of Stripped Securities, it is currently unclear whether for federal income tax purposes such Classes of Stripped Securities should be treated separately or aggregated for purposes of the rules described above.

   Possible Alternative Characterization. The characterizations of the Stripped Securities discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Securityholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Security's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Security's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan, or (iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Security's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more Classes of Stripped Securities may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Security, or Classes of Stripped Securities in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation,


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as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to such regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

   Because of these possible varying characterizations of Stripped Securities and the resultant differing treatment of income recognition, Securityholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Securities for federal income tax purposes.

   Reporting Requirements and Backup Withholding

   The Securities Administrator will furnish, within a reasonable time after the end of each calendar year, to each Securityholder at any time during such year, such information (prepared on the basis described above) as is necessary to enable such Securityholder to prepare its federal income tax returns. Such information will include the amount of original issue discount accrued on Securities held by persons other than Securityholders exempted from the reporting requirements. However, the amount required to be reported by the Securities Administrator may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Securityholder, other than an original Securityholder that purchased at the issue price. In particular, in the case of Stripped Securities, unless provided otherwise in the applicable prospectus supplement, such reporting will be based upon a representative initial offering price of each Class of Stripped Securities. The Securities Administrator will also file such original issue discount information with the IRS. If a Securityholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Securityholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under "--REMICs--Taxation of Certain Foreign Investors--Backup Withholding."

   Taxation of Certain Foreign Investors

   To the extent that a Security evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Securityholder on the sale or exchange of such a Security also will be subject to federal income tax at the same rate.

   Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "--REMICs--Taxation of Certain Foreign Investors--Regular Securities."

   On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely held fixed investment trust is defined as an entity classified as a "trust" under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to, (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in "street name." These regulations were proposed to be effective beginning January 1, 2004, but the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

Partnership Trust Funds

   Classification of Partnership Trust Funds

   With respect to each Series of Partnership Securities or Debt Securities, Cadwalader, Wickersham & Taft LLP will deliver its opinion that the Trust Fund will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the applicable Agreement and related documents will be complied with, and on counsel's conclusion that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

   Characterization of Investments in Partnership Securities and Debt Securities

   For federal income tax purposes, (i) Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property


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

which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v) and (ii) interest on Debt Securities held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), and Debt Securities held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), but Partnership Securities held by a real estate investment trust will qualify under those sections based on the real estate investments trust's proportionate interest in the assets of the Partnership Trust Fund qualifying for such treatments based on capital accounts.

   Taxation of Debt Securityholders

   Treatment of the Debt Securities as Indebtedness

   The Depositor will agree, and the Securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, with respect to each Series of Debt Securities, Cadwalader, Wickersham & Taft LLP will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

   If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Partnership Trust, and the timing and amount of income allocable to holders of such Debt Securities may be different than as described in the following paragraph.

   Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that (i) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method, (ii) the special rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities and (iii) the character and timing of any losses may be governed by Code Section 165(g) relating to worthless securities rather than by Code Section 166 if the Debt Securities are considered issued by a corporation (e.g., if the Partnership Trust Fund were not regarded as separate from a single holder of the equity interest in the trust that was a corporation). See "--REMICs--Taxation of Owners of Regular Securities," "--Sale or Exchange of Regular Securities" and "--Treatment of Losses."

   Taxation of Owners of Partnership Securities

   Treatment of the Partnership Trust Fund as a Partnership

   If so specified in the applicable prospectus supplement, the Depositor will agree, and the Securityholders will agree by their purchase of Securities, to treat the Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the Securityholders (including the Depositor), and the Debt Securities (if any) being debt of the partnership. However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Securities, the Debt Securities, and the Depositor is not clear, because there is no authority on transactions closely comparable to that contemplated herein.

   A variety of alternative characterizations are possible. For example, because one or more of the Classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the Depositor or the Partnership Trust Fund. Any such characterization would not result in materially adverse tax consequences to Securityholders as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

   Partnership Taxation

   As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each Securityholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. It is anticipated that the Partnership Trust Fund's income will consist primarily of interest earned on the Mortgage Loans (including appropriate adjustments for market discount, original issue discount and bond premium) as described above under "--Grantor Trust Funds-- Standard


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

Securities--General" and "--Premium and Discount") and any gain upon collection or disposition of Mortgage Loans. The Partnership Trust Fund's deductions will consist primarily of interest accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

   The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Agreements and related documents). The applicable Agreement will provide, in general, that the Securityholders will be allocated taxable income of the Partnership Trust Fund for each Collection Period equal to the sum of (i) the interest that accrues on the Partnership Securities in accordance with their terms for such Collection Period, including interest accruing at the applicable pass-through rate for such Collection Period and interest on amounts previously due on the Partnership Securities but not yet distributed; (ii) any Partnership Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (iii) any other amounts of income payable to the Securityholders for such Collection Period. Such allocation will be reduced by any amortization by the Partnership Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust Fund will be allocated to the Depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Securityholders. Moreover, even under the foregoing method of allocation, Securityholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and Securityholders may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay such taxes.

   Part or all of the taxable income allocated to a Securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

   A share of expenses of the Partnership Trust Fund (including fees of the Servicer but not interest expense) allocable to an individual, estate or trust Securityholder would be miscellaneous itemized deductions subject to the limitations described above under "--Grantor Trust Funds--Standard Securities--General". Accordingly, such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust Fund.

   Discount income or premium amortization with respect to each Mortgage Loan would be calculated in a manner similar to the description above under "--Grantor Trust Funds--Standard Securities--General" and "--Premium and Discount." Notwithstanding such description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to Securityholders on an aggregate basis with respect to all Mortgage Loans held by the Partnership Trust Fund rather than on a Mortgage Loan-by-Mortgage Loan basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Partnership Trust Fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on Securityholders.

   Discount and Premium

   Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the Mortgage Loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Mortgage Loans at the time of purchase. If so, the Mortgage Loans will have been acquired at a premium or discount, as the case may be. See "--Standard Securities--Premium and Discount." (As indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan-by-Mortgage Loan basis.)

   If the Partnership Trust Fund acquires the Mortgage Loans at a market discount or premium, the Partnership Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage


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Loans or to offset any such premium against interest income on the Mortgage
Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Securityholders.

   Section 708 Termination

   Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. If such a termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust Fund (the "old partnership") to a new Partnership Trust Fund (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The Partnership Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply due to lack of data.

   Disposition of Securities

   Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Securities sold. A Securityholder's tax basis in an Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust Fund income (includable in income) and decreased by any distributions received with respect to such Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of an Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust Fund. A holder acquiring Partnership Securities at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of such aggregate tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

   Any gain on the sale of a Partnership Security attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust Fund does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

   If a Securityholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

   Allocations Between Transferors and Transferees

   In general, the Partnership Trust Fund's taxable income and losses will be determined each Collection Period and the tax items for a particular Collection Period will be apportioned among the Securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such Collection Period. As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

   The use of such a Collection Period convention may not be permitted by existing regulations. If a Collection Period convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Partnership Trust Fund might be reallocated among the Securityholders. The Depositor will be authorized to revise the Partnership Trust Fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.


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

   Section 731 Distributions

   In the case of any distribution to a Securityholder, no gain will be recognized to that Securityholder to the extent that the amount of any money distributed with respect to such Security does not exceed the adjusted basis of such Securityholder's interest in the Security. To the extent that the amount of money distributed exceeds such Securityholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a Securityholder, no loss will be recognized except upon a distribution in liquidation of a Securityholder's interest. Any gain or loss recognized by a Securityholder will be capital gain or loss.

   Section 754 Election

   In the event that a Securityholder sells its Partnership Securities at a profit (loss), the purchasing Securityholder will have a higher (lower) basis in the Partnership Securities than the selling Securityholder had. The tax basis of the Partnership Trust Fund's assets would not be adjusted to reflect that higher (or lower) basis unless the Partnership Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make such an election. As a result, a Securityholder might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on its own purchase price for Partnership Securities.

   The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a security represents an interest will constitute a securitization partnership for this purpose.

   Administrative Matters

   The Securities Administrator is required to keep or have kept complete and accurate books of the Partnership Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year. The Securities Administrator will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust Fund and will report each Securityholder's allocable share of items of Partnership Trust Fund income and expense to holders and the IRS on Schedule K-1. The Securities Administrator will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

   Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Securities that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the Securities Administrator information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

   The Depositor will be designated as the tax matters partner in the Pooling and Servicing Agreement and, as such, will be responsible for representing the Securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Securityholders, and, under certain circumstances, a Securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a Securityholder's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.


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

   Tax Consequences to Foreign Securityholders

   It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-U.S. Persons, because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for such purposes, if so specified in the applicable prospectus supplement, the Partnership Trust Fund may withhold as if it were so engaged in order to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold. The Partnership Trust Fund may withhold on the portion of its taxable income that is allocable to Securityholders who are Non-U.S. Persons pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at the maximum tax rate for corporations or individuals, as applicable. Amounts withheld will be deemed distributed to the Non-U.S. Person Securityholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust Fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

   To the extent specified in the applicable prospectus supplement, (i) each Non-U.S. Person holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Partnership Trust Fund's income; (ii) each Non-U.S. Person holder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust Fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld; and (iii) a Non-U.S. Person holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust Fund, taking the position that no taxes were due because the Partnership Trust Fund was not engaged in a U.S. trade or business. Notwithstanding the foregoing, interest payments made (or accrued) to a Securityholder who is a Non-U.S. Person may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered "portfolio interest." As a result, Securityholders who are Non-U.S. Persons may be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a Non-U.S. Person holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

   Backup Withholding

   Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax of 28% (increasing to 31% after 2010) if, in general, the Securityholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

   Reportable Transactions

   Any holder of a security that reports any item or items of income, gain, expense, or loss in respect of a security for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisors concerning any possible tax return disclosure obligation with respect to the securities.

   State, Foreign and Local Tax Consequences

   In addition to the federal income tax consequences described in "Federal Income Tax Consequences," you should consider the state, foreign and local tax consequences of the acquisition, ownership, and disposition of the securities. State, foreign or local tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state. Therefore, you should consult your tax advisor with respect to the various state tax consequences of an investment in the securities.

   THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A SECURITYHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF REMIC SECURITIES, GRANTOR TRUST SECURITIES, PARTNERSHIP SECURITIES AND DEBT SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.


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

                              ERISA CONSIDERATIONS

General

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on those employee benefit plans to which it applies ("Plans") and on those persons who are fiduciaries with respect to such Plans. The following is a general discussion of such requirements, and certain applicable exceptions to and administrative exemptions from such requirements. For purposes of this discussion, a person investing on behalf of an individual retirement account established under Code Section 408 (an "IRA") is regarded as a fiduciary and the IRA as a Plan.

   Before purchasing any Securities, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to such purchase under the requirements of ERISA, whether any prohibited transaction exemption such as PTE 83-1 or any individual administrative exemption (as described below) applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to such Series of Securities.

Certain Requirements Under ERISA

   General

   In accordance with ERISA's general fiduciary standards, before investing in a Security a Plan fiduciary should determine whether to do so is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. A Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Securities to the rate of principal repayments (including prepayments) on the Mortgage Loans, as discussed in "Prepayment and Yield Considerations" herein.

   Parties in Interest/Disqualified Persons

   Other provisions of ERISA (and corresponding provisions of the Code) prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan (so-called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). The Depositor, the Securities Administrator, the Servicer, any Master Servicer or the Trustee or certain affiliates thereof might be considered or might become "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding of Securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an administrative exemption described below or some other exemption is available.

   Special caution should be exercised before the assets of a Plan (including assets that may be held in an insurance company's separate or general accounts where assets in such accounts may be deemed Plan assets for purposes of ERISA) are used to purchase a Security if, with respect to such assets, the Depositor, the Securities Administrator, the Servicer, any Master Servicer or the Trustee or an affiliate thereof either: (a) has investment discretion with respect to the investment of such assets of such Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

   Delegation of Fiduciary Duty

   Further, if the assets included in a Trust Fund were deemed to constitute Plan assets, it is possible that a Plan's investment in the Securities might be deemed to constitute a delegation, under ERISA, of the duty to manage Plan assets by the fiduciary deciding to invest in the Securities, and certain transactions involved in the operation of the

Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code. Neither ERISA nor the Code defines the term "plan assets."

   The U.S. Department of Labor (the "Department") has issued regulations (the "Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" (such as a Security) in such an entity.

   Certain exceptions are provided in the Regulations whereby an investing Plan's assets would be deemed merely to include its interest in the Securities instead of being deemed to include an interest in the assets of a Trust Fund. However, it cannot be predicted in advance nor can there be any continuing assurance whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of any class of equity interests is held by "benefit plan investors," which are defined as Plans, IRAs, and employee benefit plans not subject to ERISA (for example, governmental plans), and any entity whose assets include "plan assets" by reason of benefit plan investment in such entity; this exception is tested immediately after each acquisition of an equity interest in the entity, whether upon initial issuance or in the secondary market.

Administrative Exemptions

   Individual Administrative Exemptions

   Several underwriters of mortgage-backed securities have applied for and obtained ERISA prohibited transaction exemptions (each, an "Underwriter Exemption") which are in some respects broader than Prohibited Transaction Class Exemption 83-1 (described below). Such exemptions can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Underwriter Exemption might be applicable to a Series of Securities, the applicable prospectus supplement will refer to such possibility.

   Among the conditions that must be satisfied for an Underwriter Exemption to apply are the following:

      (1) The acquisition of Securities by a Plan is on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

      (2) The Securities acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from either Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch Ratings ("Fitch");

      (3) The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below) other than an underwriter;

      (4) The sum of all payments made to and retained by the underwriter in connection with the distribution of Securities represents not more than reasonable compensation for underwriting the Securities. The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Servicer (and any other servicer) represents not more than reasonable compensation for such person's services under the applicable Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

      (5) The Plan investing in the Securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended (the "Securities Act").

   The Trust Fund must also meet the following requirements:

         (i) the assets of the Trust Fund must consist solely of assets of the type that have been included in other investment pools in the marketplace;


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

         (ii) securities in such other investment pools must have been rated in one of the four highest rating categories of S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of the Securities; and

         (iii) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Securities.

   It should be noted that in promulgating the Underwriter Exemptions, the Department may not have had under its consideration interests in mortgage pools of the exact nature of some of the Securities in the applicable Series. In addition, any Securities representing a beneficial ownership interest in Revolving Credit Line Loans will not satisfy the general conditions of an Underwriter Exemption.

   If the conditions to an Underwriter Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Loans in a mortgage pool, the acquisition, holding and resale of the Securities by Plans would be exempt from the prohibited transaction provisions of ERISA and the Code.

   Moreover, an Underwriter Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire Securities in a Trust Fund containing Mortgage Loans on which the fiduciary (or its affiliate) is an obligor provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of Securities, at least fifty percent of each Class of Securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the Trust Fund is acquired by persons independent of the Restricted Group (as defined below); (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the Mortgage Loans contained in the Trust Fund; (iii) the Plan's investment in Securities of any Class does not exceed twenty-five percent of all of the Securities of that Class outstanding at the time of the acquisition and (iv) immediately after the acquisition no more than twenty-five percent of the assets of any Plan with respect to which such person is a fiduciary are invested in Securities representing an interest in one or more trusts containing assets sold or served by the same entity.

   An Underwriter Exemption does not apply to Plans sponsored by the Depositor, the underwriter specified in the applicable prospectus supplement, the Servicer, the Securities Administrator, any Master Servicer, the Trustee, any insurer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group").

   The Underwriter Exemptions were amended to, among other changes, permit the inclusion of a pre-funding account in a trust fund, provided that the following conditions are met: (a) the pre-funding account may not exceed 25% of the total amount of securities being offered; (b) additional obligations purchased generally must meet the same terms and conditions as those of the original obligations used to create the trust fund; (c) the transfer of additional obligations to the trust during the pre-funding period must not result in the securities receiving a lower rating at the termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the securities; (d) the weighted average interest rate for all of the obligations in the trust at the end of the pre-funding period must not be more than 100 basis points less than the weighted average interest rate for the obligations which were transferred to the trust on the closing date; (e) the characteristics of the additional obligations must be monitored to confirm that they are substantially similar to those which were acquired as of the closing date either by a credit support provider or insurance provider independent of the sponsor or by an independent accountant retained by the sponsor that confirms such conformance in writing; (f) the pre-funding period must be described in the prospectus or private placement memorandum provided to investing plans; and (g) the trustee of the trust must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA.

   Further, the pre-funding period must be a period beginning on the closing date and ending no later than the earliest to occur of (x) the date the amount on deposit in the pre-funding account is less than the minimum dollar amount specified in the applicable agreement; (y) the date on which an event of default occurs under the applicable agreement; or (z) the date which is the later of three months or 90 days after the closing date. It is expected that the Pre-Funding Account will meet all of these requirements.


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

   To the extent the Securities are not treated as equity interests for purposes of DOL regulations section 2510.3-101, a Plan's investment in such Securities ("Non-Equity Securities") would not cause the assets included in a related Trust Fund to be deemed Plan assets. However, the Depositor, the Servicer, the Securities Administrator, any Master Servicer, the Trustee, or underwriter may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of Non-Equity Securities, the purchase of Non-Equity Securities using Plan assets over which any such parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Non-Equity Securities may not be purchased using the assets of any Plan if any of the Depositor, the Servicer, the Securities Administrator, any Master Servicer, the Trustee or underwriter has investment authority with respect to such assets.

   In addition, certain affiliates of the Depositor might be considered or might become Parties in Interest with respect to a Plan. Also, any holder of Securities, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans sponsored by such holder. In either case, the acquisition or holding of Non-Equity Securities by or on behalf of such a Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more statutory or administrative exemptions such as Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager", PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

   Any Plan fiduciary which proposes to cause a Plan to purchase Securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment, the availability of the exemptive relief provided in the Underwriter Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary which proposes to cause a Plan to purchase Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, a Plan fiduciary should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The prospectus supplement with respect to a Series of Securities may contain additional information regarding the application of the Underwriter Exemption, PTCE 83-1 or any other exemption, with respect to the Securities offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase Strip Securities should consider the federal income tax consequences of such investment. Fiduciaries of plans not subject to ERISA or the Code, such as governmental plans, should consider the application of any applicable federal, state or local law materially similar to the provisions of ERISA or the Code, as well as the need for and the availability of exemptive relief under such applicable law.

   PTE 83-1

   Prohibited Transaction Class Exemption 83-1 for Certain Transactions Involving Mortgage Pool Investment Trusts ("PTE 83-1") permits certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by Plans, whether or not the Plan's assets would be deemed to include an ownership interest in the mortgages in such mortgage pools, and whether or not such transactions would otherwise be prohibited under ERISA.

   The term "mortgage pool pass-through certificate" is defined in PTE 83-1 as "a certificate representing a beneficial undivided fractional interest in a mortgage pool and entitling the holder of such a certificate to pass-through payment of principal and interest from the pooled mortgage loans, less any fees retained by the pool sponsor." It appears that, for purposes of PTE 83-1, the term "mortgage pool pass-through certificate" would include Securities issued in a single Class or in multiple Classes that evidence the beneficial ownership of both a specified percentage of future interest payments (after permitted deductions) and a specified percentage of future principal payments on a Trust Fund.

   However, it appears that PTE 83-1 does or might not apply to the purchase and holding of (a) Securities that evidence the beneficial ownership only of a specified percentage of future interest payments (after permitted deductions) on a Trust Fund or only of a specified percentage of future principal payments on a Trust Fund, (b) Residual Securities, (c) Securities evidencing ownership interests in a Trust Fund which includes Mortgage Loans secured by multifamily residential properties or shares issued by cooperative housing corporations, or
(d) Securities which are subordinated to other Classes of Securities of such Series. Accordingly, unless exemptive relief other than PTE 83-1 applies, Plans should not purchase any such Securities.

   PTE 83-1 sets forth "general conditions" and "specific conditions" to its applicability. Section II of PTE 83-1 sets forth the following general conditions to the application of the exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans or the property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments;
(ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a requirement that the sum of all payments made to and retained by the pool sponsor, and all funds inuring to the benefit of the pool sponsor as a result of the administration of the mortgage pool, must represent not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool. The system of insurance or protection referred to in clause (i) above must provide such protection and indemnification up to an amount not less than the greater of one percent of the aggregate unpaid principal balance of the pooled mortgages or the unpaid principal balance of the largest mortgage in the pool. It should be noted that in promulgating PTE 83-1 (and a predecessor exemption), the Department may not have had under its consideration interests in mortgage pools of the exact nature of some of the Securities in the applicable Series.

Exempt Plans

   Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to the provisions of ERISA or the Code discussed above.

Unrelated Business Taxable Income--Residual Securities

   The purchase of a Residual Security by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of ERISA Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Securities, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Security on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences-- Federal Income Tax Consequences for REMIC Securities--Taxation of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities--Disqualified Organizations."

   Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of Securities.

   The sale of Securities to a Plan is in no respect a representation by the Depositor or the applicable underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.


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

                                LEGAL INVESTMENT

   If so specified in the applicable prospectus supplement, certain Classes of the Securities will constitute "mortgage related securities " for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only Classes of Securities which will qualify as "mortgage related securities" will be those that (i) are rated in one of the two highest rating categories by at least one Rating Agency and (ii) are part of a Series evidencing interests in a Trust Fund consisting of Mortgage Loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those Securities not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Securities") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Securities, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Securities constitute legal investments for them.

   Those Classes of Securities qualifying as "mortgage related securities" which qualify as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities.

   Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by loans on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, Securities satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of Securities. Accordingly, the investors affected by such legislation will be authorized to invest in the Offered Securities only to the extent provided in such legislation.

   SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U. S.
C. ss.24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC" ) has amended 12 C. F. R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C. F. R. ss.1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C. F. R. ss.1.2(m) to include certain "residential mortgage-related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration ("NCUA" ) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. ss.703.16(e) for investing in those securities) and residual interests in mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities. The OTS has issued Thrift Bulletin 13a (December 1, 1998), " Management of Interest Rate Risk, Investment Securities, and Derivative Activities" and Thrift Bulletin 73a (December 18,
2001),


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

"Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Offered Securities.

   All depository institutions considering an investment in the Offered Securities should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement" ) of the Federal Financial Institutions Examination Council ("FFIEC" ), which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

   Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any Class of the Offered Securities, as certain Classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

   The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any Class of Offered Securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

   Except as to the status of certain Classes of Offered Securities as "mortgage related securities," no representations are made as to the proper characterization of the Offered Securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any Offered Securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities.

   Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Securities constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLAN OF DISTRIBUTION

   The Securities are being offered hereby in Series through one or more of the methods described below. The applicable prospectus supplement for each Series will describe the method of offering being utilized for that Series and will state the public offering or purchase price of the Securities of such Series, or the method by which such price is to be determined, and the net proceeds to the Depositor from such sale.

   The Securities will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular Series of Securities may be made through a combination of two or more of these methods:

   o By negotiated firm commitment underwriting and public re-offering by underwriters specified in the applicable prospectus supplement;

   o By placements by the Depositor or its affiliates with investors through dealers; and

   o  By direct placements by the Depositor or its affiliates with investors.

   If underwriters are used in a sale of any Securities, such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a


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

fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefore. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of a particular Series of Securities will be set forth on the cover of the prospectus supplement applicable to such Series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement. The prospectus supplement will describe any discounts and commissions to be allowed or paid by the Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any Class of Securities will be obligated to purchase all such Securities if any are purchased. The Depositor, and, if specified in the applicable prospectus supplement, Wells Fargo Bank, will indemnify the applicable underwriters against certain civil liabilities, including liabilities under the Securities Act.

   The prospectus supplement with respect to any Series of Securities offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor or its affiliates and dealers and/or the Depositor or its affiliates and purchasers of Securities of such Series.

   Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Securities. Securityholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

   If specified in the prospectus supplement relating to a Series of Securities, the Depositor or any affiliate thereof may purchase some or all of one or more Classes of Securities of such Series from the Depositor (in the case of affiliates) or underwriter or underwriters at a price specified or described in such prospectus supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this prospectus, some or all of such Securities so purchased directly, through one or more underwriters to be designated at the time of the offering of such Securities or through dealers acting as agent and/or principal. Such offering may be restricted in the manner specified in such prospectus supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in such purchaser's offering of such Securities may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing such Securities for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of such Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale of such Securities by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

                                 USE OF PROCEEDS

   The net proceeds from the sale of each Series of Securities will be used by the Depositor for the purchase of the Mortgage Loans represented by the Securities of such Series from Wells Fargo Bank. It is expected that Wells Fargo Bank will use the proceeds from the sale of the Mortgage Loans to the Depositor for its general business purposes, including, without limitation, the origination or acquisition of new mortgage loans and the repayment of borrowings incurred to finance the origination or acquisition of mortgage loans, including the Mortgage Loans underlying the Securities of such Series.

                                  LEGAL MATTERS

   Certain legal matters, including the federal income tax consequences to Securityholders of an investment in the Securities of a Series, will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York.


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

                                     RATING

   It is a condition to the issuance of the Securities of any Series offered pursuant to this prospectus and a prospectus supplement that they be rated in one of the four highest categories by at least one nationally recognized statistical rating organization (a "Rating Agency").

   A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each securities rating should be evaluated independently of any other rating.

                           REPORTS TO SECURITYHOLDERS

   The Securities Administrator will prepare and make available to the Securityholders of each Series, statements containing information with respect to principal and interest payments and the related Trust Fund, as described herein and in the applicable prospectus supplement for such Series (the "Monthly Reports"). No information contained in the Monthly Reports will have been examined or reported upon by an independent public accountant. See "Description of the Securities--Reports to Securityholders."

   The Depositor intends to make the information contained in the Monthly Reports available via the internet, facsimile and CD-ROM through SecuritiesLink(R) Investor Information Services ("SecuritiesLink(R)"). On occasion, information may be available to any interested investor through SecuritiesLink(R) up to two business days prior to the related Distribution Date, and in that event prior to the availability of the Monthly Reports to Securityholders. The Depositor also intends to make available to any interested investor through SecuritiesLink(R) certain additional information not contained in the Monthly Reports, including loss severity data with respect to the Mortgage Loans underlying the Securities. For further information, please contact SecuritiesLink(R) at 7430 New Technology Way, Frederick, Maryland 21703, telephone number (301) 846-8130.

   In addition, the Servicer for each Series will furnish to the Securities Administrator (or in the case of multiple Servicers, such Servicers will furnish to the Master Servicer who will be required to furnish promptly to the Securities Administrator) a statement from a firm of independent public accountants with respect to the examination of certain documents and records relating to a random sample of mortgage loans serviced by such Servicer pursuant to the related Agreement. See "Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Evidence as to Compliance." Copies of the statements provided to the Securities Administrator will be furnished to Securityholders of each Series upon request addressed to the Securities Administrator for the applicable Series or to the Master Servicer c/o Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045-1951,
Attention: Securities Administration Services Manager.

                       WHERE YOU CAN FIND MORE INFORMATION

Registration Statement and Other Materials Filed With the Securities and Exchange Commission

   The Depositor filed a registration statement (the "Registration Statement") relating to the Securities with the Commission or the "SEC". This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

   Copies of the Registration Statement and any other materials the Depositor files with the Commission may be read and copied at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. Information concerning the operation of the Commission's Public Reference Room may be obtained by calling the Commission at (800) SEC-0330. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits, through the EDGAR system and therefore such materials should be available by logging onto the Commission's Web site. Copies of any documents incorporated to this prospectus by reference will be provided at no cost to each person, including any beneficial owner, to whom a prospectus is delivered upon written or oral request directed to Wells Fargo Asset Securities Corporation, 7430 New Technology Way, Frederick, Maryland 21703, telephone number (301) 846-8881.


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

Detailed Information Relating to the Mortgage Loans of a Series

   The Depositor intends to offer by subscription through SecuritiesLink(R) detailed mortgage loan information in machine readable format updated on a monthly basis (the "Detailed Information") with respect to each outstanding Series of Securities. The Detailed Information will reflect payments made on the individual mortgage loans, including prepayments in full and in part made on such mortgage loans, as well as the liquidation of any such mortgage loans, and will identify various characteristics of the mortgage loans. Subscribers of the Detailed Information are expected to include a number of major investment brokerage firms as well as financial information service firms. Some of such firms, including certain investment brokerage firms as well as Bloomberg L.P. through the "The Bloomberg(R)" service, may, in accordance with their individual business practices and fee schedules, if any, make portions of, or summaries of portions of, the Detailed Information available to their customers and subscribers. The Depositor, the Servicer, any Master Servicer and their respective affiliates have no control over and take no responsibility for the actions of such firms in processing, analyzing or disseminating such information. For further information regarding the Detailed Information and subscriptions thereto, please contact SecuritiesLink(R) at 7430 New Technology Way, Frederick, Maryland 21703, telephone number (301) 846-8130.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   The SEC allows the Depositor to "incorporate by reference" information it files with the SEC, which means that the Depositor can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that the Depositor files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information rather than on any different information included in this prospectus or the accompanying prospectus supplement. The Depositor incorporates by reference any future annual, monthly and special SEC reports filed by or on behalf of the Trust until the termination of the offering of the related Series of Securities (including market making transactions by Wells Fargo Brokerage Services, LLC, an affiliate of the Depositor, Wells Fargo Bank and Wells Fargo Bank, to the extent required, with respect to such Series of Securities, unless such transactions are exempt from the registration provisions of the Securities Act of 1933).

   Copies of any documents incorporated to this prospectus by reference will be provided at no cost to each person, including any beneficial owner, to whom a prospectus is delivered upon written or oral request directed to Wells Fargo Asset Securities Corporation, 7430 New Technology Way, Frederick, Maryland 21703, telephone number (301) 846-8881.

                        INDEX OF SIGNIFICANT DEFINITIONS

Terms                           Page    Terms                           Page
-----                           ----    -----                           ----
1998 Policy Statement............118    Determination Date................29
Accretion Directed Securities.....32    Disqualified Organization.........93
Accrual Securities................34    Distribution Account..............55
Accrued Security Interest.........31    Distribution Date.................29
Additional Collateral.............19    DTC...............................39
Additional Collateral                   DTC Participants..................40
Pledged Asset Mortgage Loans .....19    Due Date..........................17
Advance...........................36    EDGAR............................120
Agreement.........................51    electing large partnership........94
Asset Conservation Act............76    Eligible Account..................55
Available Funds...................30    Eligible Investments..............55
Balloon Loans.....................19    ERISA............................112
Balloon Period....................19    Euroclear.........................41
Bankruptcy Code...................72    Euroclear Operator................41
BBA...............................35    Euroclear Participants............41
Beneficial Owner..................39    European Depositaries.............40
Book-Entry Securities.............29    Events of Default.................64
Buy-Down Fund.....................19    Excess Servicing.................102
Buy-Down Loans....................18    FFIEC............................118
Capitalized Interest Account......22    FHLBB.............................77
Cash Flow Agreement...............22    Financial Intermediary............40
Cede..............................39    First Lien Home Mortgage Loans....23
CERCLA............................75    Fitch............................113
Certificates......................29    Fixed Rate Securities.............34
Class.............................29    Fixed Retained Yield..............62
Cleanup Costs.....................75    Floating Rate Securities..........34
Clearstream.......................41    Garn Act..........................77
Clearstream Participants..........41    Graduated Pay Mortgage Loans......18
Code..............................80    Grantor Trust Fund................80
Collection Account................54    Grantor Trust Securities..........80
Collection Period.................30    Growing Equity Mortgage Loans.....18
Commission........................21    holder............................39
Companion Securities..............32    HOPA..............................74
Compensating Interest.............32    Indenture.........................51
Component.........................33    Indenture Servicing Agreement.....51
Component Securities..............33    Indenture Trustee.................51
condotels.........................16    Indirect Participants.............39
cooperatives......................16    Insurance Proceeds................30
Covered Trust.....................45    Interest Accrual Period...........31
Credit Support....................22    Interest Only Securities..........34
Cut-off Date Principal Balance....20    Interest Settlement Rate..........35
Debt Securities...................80    Inverse Floating Rate Securities..34
Debt Service Reduction............36    IRA..............................112
Defective Mortgage Loans..........54    IRS...............................60
Deferred Interest.................17    Issuer.............................6
Deficient Valuation...............36    LIBOR.............................35
Definitive Securities.............29    LIBOR Business Day................35
Delinquent........................17    Limited Purpose Surety Bond.......19
Department.......................113    Liquidated Mortgage Loan..........36
Deposit Trust Agreement...........51    Liquidation Proceeds..............30
Depositor.........................22    Liquidation Profits...............60
Detailed Information.............121    Loan Group........................17

LOC Pledged Asset Mortgage Loans..19    Pre-Funding Period................21
Lock-out Date.....................21    Prepayment Assumption.............84
Lock-out Period...................21    Prepayment Interest Shortfalls....32
Lockout Securities................33    Prepayment Penalty................21
Mark to Market Regulations........96    Prepayment Period.................31
Master Servicer Custodial Account.55    Principal Balance.................32
Maximum Amount....................19    Principal Only Securities.........34
MERS..............................52    Prior Month Receipt Period........31
Mid-Month Receipt Period..........31    PTCE.............................115
Monthly Payment...................17    PTE 83-1.........................115
Monthly Reports..................120    Purchase Price....................53
Moody's..........................113    Rate Determination Date...........35
Mortgage Interest Rate............21    Rating Agency....................120
Mortgage Loan Group...............29    Ratio Strip Securities............33
Mortgage Loan Schedule............52    RCRA..............................75
Mortgage Loans....................16    Realized Loss.....................36
Mortgage Notes....................16    Registration Statement...........120
Mortgage Pool.....................16    Regular Securities................81
Mortgaged Properties..............16    Regular Securityholder............83
Mortgages.........................16    Regulations......................113
Multifamily Property..............16    Reimbursement Amount..............54
NCUA.............................117    Related Documents.................52
new partnership..................109    Relevant Depositary...............40
Non-Equity Securities............115    Relief Act........................74
Non-Pro Rata Security.............83    REMIC.............................80
Non-SMMEA Securities.............117    REMIC Pool........................80
Non-U.S. Person...................98    REMIC Provisions..................80
Notes.............................29    REMIC Regulations.................80
Notional Amount Securities........33    REMIC Securities..................80
OCC..............................117    Remittance Date...................55
Offered Securities................29    REO Property......................38
OID Regulations...................80    Reserve Interest Rate.............35
old partnership..................109    Residual Holders..................90
Optional Termination Date.........38    Residual Securities...............81
OTS...............................77    Restricted Group.................114
PAC I.............................33    Revolving Credit Line Loans.......20
PAC II............................33    Rules.............................40
PAC Securities....................33    S&P..............................113
Parity Act........................78    Scheduled Amortization Securities.33
Participants......................39    Scheduled Securities..............33
Partnership Securities............80    SEC..............................120
Partnership Trust Fund............80    Securities........................29
Pass-Through Entity...............93    Securities Administrator..........51
Pass-Through Rate.................31    SecuritiesLink(R)................120
Pass-Through Securities...........33    Security..........................51
Paying Agent......................57    Securityholder....................48
PCBs..............................75    Senior Securities.................33
Planned Amortization Securities...33    Sequential Pay Securities.........33
Plans............................112    Series............................29
Pledged Asset Mortgage Loans......19    Servicer...........................6
Pledged Value.....................19    Servicing Account.................58
PMI...............................74    Servicing Advance.................60
PMI Advance.......................37    Servicing Fee.....................62
Pooling and Servicing Agreement...51    Servicing Fee Rate................62
Pre-Funded Amount.................21    SMMEA............................117
Pre-Funding Account...............21    Special Servicer..................64

Standard Securities..............100    Texas Home Equity Laws............74
Startup Day.......................81    Tiered Payment Mortgage Loans.....18
Step Coupon Securities............34    Tiered REMICs.....................83
Strip Securities..................29    Title VIII........................77
Stripped Securities..............103    Treasury Regulations..............53
Stripped Securityholder..........105    Trust.............................29
Subordinated Securities...........34    Trust Fund........................29
Subordinated Senior Securities....34    Trustee...........................51
Subsequent Mortgage Loans.........21    Type 1 Loans......................31
Subsidy Account...................18    Type 2 Loans......................31
Subsidy Loans.....................18    U.S. Person.......................95
Subsidy Payments..................18    UCC...............................70
Substitution Adjustment...........53    Underlying Servicing Agreement....51
Super Senior Securities...........34    Underwriter Exemption............113
Super Senior Support Securities...34    UST...............................75
Superliens........................75    Value I.T.........................27
Support Securities................32    Variable Rate Securities..........34
Surety Bond Provider..............19    Voting Interests..................64
TAC Securities....................34    Wells Fargo Affiliates............23
Targeted Amortization Securities..34    Wells Fargo Bank..................23
Taxable Mortgage Pools............80    Window Period.....................77
Telerate page 3750................35    Window Period Loans...............77
Termination Price.................38    Window Period States..............77
Terms and Conditions..............41    Withholding Regulations...........98

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      The expenses expected to be incurred in connection with the issuance and distribution of the Securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the filing fee, are estimated.

      SEC Registration Fee
      Printing and Engraving Fees                            *
      Legal Fees and Expenses                                *
      Accounting Fees and Expenses                           *
      Trustee Fees and Expenses (including counsel           *
      fees)
      Rating Agency Fees                                     *
      Miscellaneous                                          *
               Total                                         *
      ------------
      *     To be provided by amendment.

Item 15. Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are made, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

      The By-laws of Wells Fargo Asset Securities Corporation provide for indemnification of officers and directors to the full extent permitted by the Delaware General Corporation Law.

      The Pooling and Servicing Agreement or Indenture for each series of Securities will provide either that the Registrant and the directors, officers, employees and agents of the Registrant, or that the Servicer or Master Servicer and the directors, officers, employees and agents of the Servicer or Master Servicer, will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or Indenture or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties thereunder or by reason of reckless disregard of his or its obligations and duties thereunder.

      The directors and officers of the Registrant are covered by a directors' and officers' liability insurance policy maintained by Wells Fargo & Company for the benefit of all of its subsidiaries.

      Any underwriters who execute an Underwriting Agreement in the form attached as Exhibit 1.1 hereto will agree to indemnify the Registrant's directors and its officers who signed this Registration Statement against certain liabilities which might arise under the Securities Act of 1933, as amended, from certain information furnished to the Registrant by or on behalf of such indemnifying party.

Item 16. Exhibits.

      1.1   Form of Underwriting Agreement incorporated by reference from
            Exhibit 1.1 to the Registration Statement on Form S-3 (File No. 333-114847).

      4.1   Form of Pooling and Servicing Agreement.

      4.2 Form of Indenture incorporated by reference from Exhibit 4.2 to the Registration Statement on Form S-3 (File No. 333-114847).

      4.3   Form of Servicing Agreement incorporated by reference from Exhibit
            4.3 to the Registration Statement on Form S-3 (File No. 333-114847).

      5.1   Opinion of Cadwalader, Wickersham & Taft LLP.

      8.1 Opinion of Cadwalader, Wickersham & Taft LLP with respect to certain tax matters.

      24.1 Consent of Cadwalader, Wickersham & Taft LLP (included as part of Exhibits 5.1 and 8.1).

      25.1 Powers of Attorney (contained on page II-4 of this Registration Statement).

Item 17. Undertakings.

      (a) Undertaking pursuant to Rule 415.

      The undersigned Registrant hereby undertakes:

            (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

            (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) Undertaking in connection with incorporation by reference of certain filings under the Securities Exchange Act of 1934.

      The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Undertaking in respect of indemnification.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the forgoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issues.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 (including the requirement that the securities be rated investment grade at the time of sale) and has duly caused this Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clayton, State of Missouri on December 23, 2004.

                                        WELLS FARGO ASSET SECURITIES CORPORATION


                                        By:  /s/ Thomas Neary
                                            ------------------------------------
                                            Name: Thomas Neary
                                            Title: Executive Vice President

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Moskowitz, Michael J. Heid, Thomas Neary and Douglas K. Johnson, and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in such person's name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Form S-3 Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-3 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    Signature                                  Capacity                         Date
    ---------                                  --------                         ----
                                 President, Chief Executive Officer,
/s/ David Moskowitz                     Secretary and Director            December 23, 2004
----------------------
 David Moskowitz

                              Executive Vice President, Chief Financial
/s/ Michael J. Heid             Officer and Chief Accounting Officer      December 23, 2004
----------------------
 Michael J. Heid

/s/ Thomas Neary                Executive Vice President and Director     December 23, 2004
----------------------
   Thomas Neary

/s/ Douglas K. Johnson                        Director                    December 23, 2004
----------------------
Douglas K. Johnson

I. EXHIBIT INDEX

Exhibit
Number
-------

1.1         Form of Underwriting Agreement incorporated by reference from
            Exhibit 1.1 to the Registration Statement on Form S-3 (File No. 333-114847).

4.1         Form of Pooling and Servicing Agreement.

4.2 Form of Indenture incorporated by reference from Exhibit 4.2 to the Registration Statement on Form S-3 (File No. 333-114847).

4.3         Form of Servicing Agreement incorporated by reference from Exhibit
            4.3 to the Registration Statement on Form S-3 (File No. 333-114847).

5.1         Opinion of Cadwalader, Wickersham & Taft LLP.

8.1 Opinion of Cadwalader, Wickersham & Taft LLP with respect to certain tax matters.

24.1 Consent of Cadwalader, Wickersham & Taft LLP (included as part of Exhibits 5.1 and 8.1).

25.1        Powers of Attorney (contained on page II-4 of this Registration
            Statement).

II. EXHIBITS